Filed Pursuant to Rule 424(b)(5)
Registration No. 333-89322

Prospectus Supplement

(To Prospectus dated November 13, 2003)

$1,039,712,553 (Approximate)

Banc of America Commercial Mortgage Inc.
Depositor

Bank of America, N.A.

Master Servicer

Commercial Mortgage Pass-Through Certificates, Series 2003-2

Consider carefully the risk factors beginning on page S-24 in this prospectus supplement and page 10 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.	The Series 2003-2 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

• senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC and Class XP Certificates;

• junior certificates consisting of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates;

• the Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K and Class BW-L Certificates;

• the Class HS-A, Class HS-B, Class HS-C, Class HS-D and Class HS-E Certificates; and

• the residual certificates consisting of the Class R-I and Class R-II Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby.

The trust’s assets will consist primarily of 150 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

     Certain characteristics of the offered certificates include:

		Approximate Pass-		Assumed Final		Rated Final
	Certificate Balance as	Through Rate		Distribution	Ratings	Distribution
Class	of Delivery Date(1)	as of Delivery Date		Date(2)	Fitch/S&P(3)	Date(4)

Class A-1(5)	$138,224,308	3.4110%		July 11, 2008	AAA/AAA	March 11, 2041
Class A-2(5)	$106,288,110	4.3420%		October 11, 2010	AAA/AAA	March 11, 2041
Class A-3(5)	$168,137,151	4.8730%		February 11, 2013	AAA/AAA	March 11, 2041
Class A-4(5)	$482,251,227	5.0610	%(6)	September 11, 2013	AAA/AAA	March 11, 2041
Class B	$56,665,470	5.1830	%(6)	October 11, 2013	AA/AA	March 11, 2041
Class C	$20,987,211	5.2230	%(6)	October 11, 2013	AA-/AA-	March 11, 2041
Class D	$44,073,144	5.2088	%(7)	August 11, 2014	A/A	March 11, 2041
Class E	$23,085,932	5.2758	%(8)	August 11, 2014	A-/A-	March 11, 2041

(Footnotes to table on page S-3)

     With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC are acting as co-managers, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about November 20, 2003. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 100.46% of the initial principal amount of the offered certificates, plus accrued interest from November 1, 2003 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Lead Manager and Bookrunner

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Deutsche Bank Securities

Goldman, Sachs & Co.

Wachovia Securities

November 13, 2003

Banc of America Commercial Mortgage Inc.

Commercial Mortgage Pass-Through Certificates, Series 2003-2
Geographic Overview of Mortgage Pool

Manufactured Housing 5.7%
Self Storage 3.3%
Hotel 0.8%
Industrial 6.8%
Office 35.7%
Retail Unanchored 1.6%
Retail Shadow Anchored 3.1%
Retail Anchored 17.6%
Multifamily 25.6%
Missouri 9 properties $66,322,279 3.9% of total
Minnesota 1 property $16,082,000 1.0% of total
Illinois 7 properties $125,813,615 7.5% of total
Wyoming 1 property $11,160,000 0.7% of total
Iowa 4 properties $39,109,897 2.3% of total
Wisconsin 1 property $3,206,441 0.2% of total
Indiana 1 property $2,492,775 0.1% of total
Kentucky 3 properties $7,750,589 0.5% of total
New York 8 properties $344,282,458 20.5% of total
New Hampshire 1 property $12,557,913 0.7% of total
Washington 3 properties $10,715,196 0.6% of total
Michigan 4 properties $25,556,080 1.5% of total
Pennsylvania 2 properties $7,521,771 0.4% of total
Rhode Island 2 properties $17,398,369 1.0% of total
Utah 4 properties $66,866,085 4.0% of total
Ohio 5 properties $26,743,215 1.6% of total
New Jersey 2 properties $4,494,907 0.3% of total
Maryland 2 properties $37,492,908 2.2% of total
Nevada 4 properties $32,115,194 1.9% of total
Delaware 3 properties $5,583,653 0.3% of total
District of Columbia 2 properties $42,310,658 2.5% of total
West Virginia 1 property $16,000,000 1.0% of total
California 19 properties $111,094,194 6.6% of total
Virginia 6 properties $103,490,748 6.2% of total
North Carolina 4 properties $30,845,213 1.8% of total
Arizona 6 properties $72,795,951 4.3% of total
South Carolina 3 properties $20,565,123 1.2% of total
Colorado 2 properties $15,785,594 0.9% of total
Georgia 5 properties $40,255,437 2.4% of total
Texas 18 properties $234,386,235 14.0% of total
Oklahoma 1 property $9,600,000 0.6% of total
Mississippi 1 property $4,980,017 0.3% of total
Tennessee 1 property $3,333,964 0.2% of total
Kansas 1 property $2,116,101 0.1% of total
Louisiana 1 property $1,229,140 0.1% of total
Alabama 2 properties $5,410,494 0.3% of total
Florida 12 properties $102,572,680 6.1% of total
≤1.0% of Initial Pool Balance
1.1% - 5.0% of Initial Pool Balance
5.1% - 10.0% of Initial Pool Balance
>10.0% of Initial Pool Balance

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following locations:

•	SEC Public Reference Section

450 Fifth Street, N.W.
Room 1204
Washington, D.C. 20549

•	SEC Midwest Regional Offices

Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned “Available Information” and “Incorporation of Certain Information by Reference” appearing at the end of the accompanying prospectus.

Note regarding pie chart on opposite page: numbers may not total to 100% due to rounding.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-4
EXECUTIVE SUMMARY	S-5
SUMMARY OF PROSPECTUS SUPPLEMENT	S-9
RISK FACTORS	S-24
Risks Related to the Certificates	S-24
Risks Related to the Mortgage Loans	S-32
Other Risks	S-63
DESCRIPTION OF THE MORTGAGE POOL	S-64
General	S-64
Certain Terms and Conditions of the Mortgage Loans	S-66
Due Dates	S-66
Mortgage Rates; Calculations of Interest	S-66
Hyperamortization	S-66
Amortization of Principal	S-67
Prepayment Provisions	S-67
Defeasance	S-68
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-69
BW Component Mortgage Loan	S-70
Split Loan Structures	S-71
Significant Mortgage Loans	S-75
Other Significant Mortgage Loans	S-92
Additional Mortgage Loan Information	S-109
General	S-109
Delinquencies	S-109
Tenant Matters	S-109
Ground Leases and Other Non-Fee Interests	S-109
Subordinate Financing	S-109
Lender/Borrower Relationships	S-110
Certain Underwriting Matters	S-110
Environmental Assessments	S-110
Generally	S-111
Property Condition Assessments	S-112
Appraisals and Market Studies	S-113
Zoning and Building Code Compliance	S-113
Hazard, Liability and Other Insurance	S-114
The Mortgage Loan Seller	S-114
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-115
Representations and Warranties; Repurchases and Substitutions	S-117
Changes in Mortgage Pool Characteristics	S-120
SERVICING OF THE MORTGAGE LOANS	S-120
General	S-120
The Master Servicer	S-127
The Special Servicer	S-128
Sub-Servicers	S-128
Servicing and Other Compensation and Payment of Expenses	S-129
Evidence as to Compliance	S-133
Modifications, Waivers, Amendments and Consents	S-133
Defaulted Mortgage Loans; Purchase Option	S-136
REO Properties	S-138
Inspections; Collection of Operating Information	S-139
Termination of the Special Servicer	S-139
DESCRIPTION OF THE CERTIFICATES	S-140
General	S-140
Registration and Denominations	S-140
Certificate Balances and Notional Amount	S-141
Pass-Through Rates	S-143
Distributions	S-146

General	S-146
Class BW Certificates and the BW Component Mortgage Loan	S-147
Class HS Certificates and the Hines Sumitomo Note B Loan	S-151
The Available Distribution Amount	S-153
Application of the Available Distribution Amount	S-153
Distributable Certificate Interest	S-159
Principal Distribution Amount	S-160
Excess Interest	S-161
Distributions of Prepayment Premiums	S-161
Treatment of REO Properties	S-162
Subordination; Allocation of Losses and Certain Expenses	S-162
Excess Interest Distribution Account	S-165
Interest Reserve Account	S-165
P&I Advances	S-165
Appraisal Reductions	S-166
Reports to Certificateholders; Certain Available Information	S-169
Trustee Reports	S-169
Servicer Reports	S-170
Other Information	S-171
Voting Rights	S-172
Termination	S-172
THE TRUSTEE	S-173
The Trustee	S-173
Indemnification	S-174
YIELD AND MATURITY CONSIDERATIONS	S-174
Yield Considerations	S-174
General	S-174
Rate and Timing of Principal Payments	S-174
Losses and Shortfalls	S-176
Certain Relevant Factors	S-177
Weighted Average Lives	S-177
USE OF PROCEEDS	S-183
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-183
General	S-183
Discount and Premium; Prepayment Premiums	S-183
Characterization of Investments in Offered Certificates	S-184
Possible Taxes on Income From Foreclosure Property and Other Taxes	S-184
Reporting and Other Administrative Matters	S-185
CERTAIN ERISA CONSIDERATIONS	S-185
LEGAL INVESTMENT	S-188
METHOD OF DISTRIBUTION	S-188
LEGAL MATTERS	S-189
RATINGS	S-189
INDEX OF PRINCIPAL DEFINITIONS	S-191
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1
ANNEX D	D-1
ANNEX E-1	E-1-1
ANNEX E-2	E-1-2

Footnotes to Table on Cover of Prospectus Supplement

(1)	Subject to a variance of plus or minus 10%.
(2)	As of the commencement date, the “assumed final distribution date” with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” in this prospectus supplement.
(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch Ratings and/or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received.
(4)	The “rated final distribution date” for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See “Ratings” in this prospectus supplement.
(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 109 mortgage loans, representing approximately 71.1% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 41 mortgage loans, representing approximately 28.9% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 100.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 58.9% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC and Class XP Certificates interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata.
(6)	The Class A-4, Class B and Class C Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.
(7)	The Class D Certificates will accrue interest at the weighted average net mortgage rate less 0.067%.
(8)	The Class E Certificates will accrue interest at the weighted average net mortgage rate.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2003-2 and the trust in abbreviated form:

Executive Summary, which begins on page S-5 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of Series 2003-2 and the mortgage loans; and

Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2003-2 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Principal Definitions” beginning on page S-190 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption “Glossary” beginning on page 99 in the prospectus.

      In this prospectus supplement, “we” refers to the depositor, and “you” refers to a prospective investor in the offered certificates.

      Until February 18, 2004, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

EXECUTIVE SUMMARY

      The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K, Class BW-L, Class HS-A, Class HS-B, Class HS-C, Class HS-D, Class HS-E, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An “Index of Principal Definitions” is included at the end of this prospectus supplement. A “Glossary” is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

						Approximate
						Initial
		Certificate	Approximate			Pass-Through	Weighted
		Balance or	Percentage	Approximate		Rate as	Average
		Notional	of Pool	Credit		of Delivery	Life	Principal
Class	Ratings(1)	Amount(2)	Balance	Support	Rate Type	Date	(years)(3)	Window(3)

Offered Certificates

A-1(9)	AAA/AAA	$138,224,308	8.233%	17.750%	Fixed	3.4110%	3.50	12/11/2003-7/11/2008

A-2(9)	AAA/AAA	$106,288,110	6.331%	17.750%	Fixed	4.3420%	5.95	7/11/2008-10/11/2010

A-3(9)	AAA/AAA	$168,137,151	10.014%	17.750%	Fixed	4.8730%	8.35	10/11/2010-2/11/2013

A-4(9)	AAA/AAA	$482,251,227	28.723%	17.750%	Fixed(4)	5.0610%(4)	9.56	2/11/2013-9/11/2013

B	AA/AA	$56,665,470	3.375%	14.375%	Fixed(4)	5.1830%(4)	9.89	10/11/2013-10/11/2013

C	AA-/AA-	$20,987,211	1.250%	13.125%	Fixed(4)	5.2230%(4)	9.89	10/11/2013-10/11/2013

D	A/A	$44,073,144	2.625%	10.500%	WAC(10)	5.2088%(10)	10.21	10/11/2013-8/11/2014

E	A-/A-	$23,085,932	1.375%	9.125%	WAC(5)	5.2758%(5)	10.73	8/11/2014-8/11/2014

Private Certificates — Not Offered Hereby(7)

A-1A(9)	AAA/AAA	$486,057,698	28.950%	17.750%	Fixed(4)	4.7780%(4)	8.03	(7)

F	BBB+/BBB+	$20,987,211	1.250%	7.875%	WAC(5)	5.2758%(5)	10.73	(7)

G	BBB/BBB	$23,085,932	1.375%	6.500%	WAC(5)	5.2758%(5)	10.73	(7)

H	BBB-/BBB-	$20,987,211	1.250%	5.250%	WAC(5)	5.2758%(5)	11.42	(7)

J	BB+/BB+	$18,888,490	1.125%	4.125%	Fixed(6)	5.2758%(6)	11.64	(7)

K	BB/BB	$10,493,606	0.625%	3.500%	Fixed(6)	5.2758%(6)	11.73	(7)

L	BB-/BB-	$10,493,606	0.625%	2.875%	Fixed(6)	5.2758%(6)	13.63	(7)

M	B+/B+	$8,394,884	0.500%	2.375%	Fixed(6)	5.2758%(6)	14.89	(7)

N	B/B	$8,394,885	0.500%	1.875%	Fixed(6)	5.2758%(6)	14.89	(7)

O	B-/B-	$4,197,442	0.250%	1.625%	Fixed(6)	5.2758%(6)	14.89	(7)

P	NR/NR	$27,283,375	1.625%	0.000%	Fixed(6)	5.2758%(6)	14.89	(7)

XC	AAA/AAA	$1,678,976,893 (8)	N/A	N/A	Variable Rate(8)	0.0396%(8)	(8)	N/A

XP	AAA/AAA	$1,617,083,890 (8)	N/A	N/A	Variable Rate(8)	0.4410%(8)	(8)	N/A

(1)	Ratings shown are those of Fitch Ratings and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(2)	As of the delivery date (assuming receipt of all scheduled payments through the commencement date and there are no prepayments other than those actually received prior to the commencement date). Subject to a variance of plus or minus 10%.
(3)	Based on the maturity assumptions (as defined under “Yield and Maturity Considerations” in this prospectus supplement). As of the commencement date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of mortgage loans with anticipated repayment dates the related anticipated repayment dates).
(4)	The Class A-4, Class A-1A, Class B and Class C Certificates will accrue interest at fixed rate subject to a cap at the weighted average net mortgage rate. See “Description of the Certificates — Pass-Through Rates” in this prospectus supplement.

(5)	The Class E, Class F, Class G and Class H Certificates will accrue interest at the weighted average net mortgage rate. See “Description of the Certificates — Pass-Through Rates” in this prospectus supplement.
(6)	As of the Delivery Date. For any date of distribution the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at the lesser of a fixed rate equal to 5.329% and the weighted average net mortgage rate. See “Description of the certificates — Pass-Through Rates” in this prospectus supplement.
(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(8)	The Class XC and Class XP Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC and Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC and Class XP Certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class XC and Class XP Certificates for each distribution date will be as described in this prospectus supplement. See “Description of the Certificates — Pass-Through Rates” in this prospectus supplement.
(9)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 109 mortgage loans, representing approximately 71.1% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 41 mortgage loans, representing approximately 28.9% of the initial pool balance as of the cut off date. Loan group 2 will include approximately 100.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 58.9% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC, Class XP Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata.
(10)	The Class D Certificates will accrue interest at the weighted average net mortgage rate less 0.067%. See “Description of the Certificates — Pass-Through Rates” in this prospectus supplement.

      Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the entire mortgage pool, loan group 1 and loan group 2. One mortgage loan which is included in loan group 1, referred to as the BW Component Mortgage Loan, is divided into a senior component and eleven subordinate components. Unless otherwise stated, all references to the principal balance of the BW Component Mortgage Loan and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is a reference to the senior component only of this mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. One mortgage loan, which is included in loan group 2 and is referred to as the CBA Mortgage Loan, is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) is in reference to the CBA Mortgage Loan only and excludes the other mortgage loan in the split loan structure. The other mortgage loan is not included in the trust fund and is referred to as the CBA B Note. The CBA Mortgage Loan, together with its related CBA B Note, is referred to as the CBA Whole Loan. Two mortgage loans, which are included in loan group 1 and are referred to as the CLF Mortgage Loans, are each part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. None of these other mortgage loans, which are sometimes referred to hereto as the CLF B Notes, are included in the trust fund. Each CLF Mortgage Loan and its related CLF B Note is referred to as a CLF Whole Loan. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balance, loan group balance, debt service coverage ratios and loan-to-value ratios) of each CLF Mortgage Loan excludes the other mortgage loan in the split loan structure. In addition, one mortgage loan referred to as the Hines Sumitomo Whole Loan, is evidenced by a split loan structure comprised of two senior pari passu notes referred to as the Hines Sumitomo Senior Note A-1, and the Hines Sumitomo Senior Companion Note A-2 and a subordinate note referred to as the Hines Sumitomo Note B. Only the Hines Sumitomo Senior Note A-1, which is sometimes referred to as the Hines Sumitomo Mortgage Loan and the Hines Sumitomo Note B, which is sometimes referred to as the Hines Sumitomo Note B Loan are included in the trust fund. Unless otherwise stated, all references to the principal balance and related information of the Hines Sumitomo Mortgage Loan are references to the Hines Sumitomo Senior Note A-1 (and exclude the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B). In addition, the calculation of debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios are references to the aggregate principal balance of the two senior notes evidencing the Hines Sumitomo Whole Loan and excludes the principal balance of the Hines Sumitomo Note B Loan). For purposes of weighting such debt service coverage ratios, the cut-off date balance per unit and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the Hines Sumitomo Mortgage Loan (and excludes the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B Loan) and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the Hines Sumitomo Note B Loan were included. This information is described, and additional information regarding the mortgage loans and the mortgaged properties is described, under “Description of the Mortgage Pool” in this prospectus supplement and in Annex A to this prospectus supplement.

Mortgage Pool Characteristics

	Entire Mortgage Pool		Loan Group 1		Loan Group 2
Characteristics	(Approximate)		(Approximate)		(Approximate)

Initial principal balance(1)	$1,680,036,895		$1,193,803,978		$486,232,917
Number of mortgage loans	150		109		41
Number of mortgaged properties	152		111		41
Number of balloon mortgage loans(2)	142		101		41
Number of ARD loans	4		4		0
Number of full period interest only mortgage loans	3		3		0
Number of Fully Amortizing Loans	1		1		0
Average cut-off date balance	$11,200,246		$10,952,330		$11,859,339
Range of cut-off date balances	$675,700 to $160,000,000		$675,700 to $160,000,000		$1,571,751 to $40,500,000
Weighted average mortgage rate	5.376%		5.413%		5.285%
Weighted average remaining lock-out period	96 months		90 months		110 months
Range of remaining terms to maturity(3)	52 to 180 months		52 to 178 months		56 to 180 months
Weighted average remaining term to maturity(3)	111 months		110 months		114 months
Weighted average underwritten debt service coverage ratio(4)	1.59	x	1.70	x	1.33	x
Weighted average cut-off date loan-to-value ratio(4)	68.3%		64.9%		76.8%

(1)	Subject to a variance of plus or minus 10%. The initial pool balance and loan group 1 exclude the subordinate components of the BW Component Mortgage Loan. In addition, the initial pool balance and each loan group balance excludes any mortgage loan in a split loan structure not included in the trust fund and, in the case of the Hines Sumitomo Whole Loan, includes only the Hines Sumitomo Mortgage Loan.

(2)	Excludes mortgage loans that are interest only for their full term, mortgage loans with anticipated repayment dates and fully amortizing mortgage loans.

(3)	In the case of mortgage loans that have anticipated repayment dates, the maturity is based on the related anticipated repayment date.

(4)	Unless otherwise stated, all references to the principal balance and related information of the Hines Sumitomo Mortgage Loan are references to the Hines Sumitomo Senior Note A-1 (and exclude the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B). In addition, the calculation of debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios is based upon the aggregate principal balance of the two senior notes evidencing the Hines Sumitomo Whole Loan (and excludes the principal balance of the Hines Sumitomo Note B Loan). For purposes of weighting such debt service coverage ratios and loan-to-value ratios, the weighting will be based solely upon the outstanding principal balance of the Hines Sumitomo Mortgage Loan (and excludes the outstanding principal balance of the Hine Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B Loan). Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the Hines Sumitomo Note B Loan were included. In addition, the calculation of the debt service coverage ratio and loan-to-value ratios with respect to the BW Component Mortgage Loan excludes the subordinate components. Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the subordinate components were included.

      “Cut-off date loan-to-value ratio” and “underwritten debt service coverage ratio” are calculated as described in Annex A to this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor

      Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. See “The Depositor” in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Trustee

      Wells Fargo Bank Minnesota, N.A. The Trustee, a national banking association, will also act as REMIC administrator. See “The Trustee” in this prospectus supplement.

Master Servicer

      Bank of America, N.A., a national banking association. See “Servicing of the Mortgage Loans — The Master Servicer” in this prospectus supplement.

Special Servicer

      Midland Loan Services, Inc., a Delaware corporation. See “Servicing of the Mortgage Loans — The Special Servicer” in this prospectus supplement.

Mortgage Loan Seller

      Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street Charlotte, North Carolina 28255.

Commencement Date

      November 1, 2003

Cut-off Date

      October 1, 2003.

Delivery Date

      On or about November 19, 2003.

Record Date

      With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Distribution Date

      The 11th day of each month or, if any such 11th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in December 2003.

Determination Date

      With respect to any distribution date, the fifth business day prior to such date.

Collection Period

      With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in December 2003.

Mortgage Loans

The Mortgage Pool

      The pool of mortgage loans consists of 150 multifamily and commercial mortgage loans. One hundred nine of the mortgage loans are in loan group 1 and forty-one of the mortgage loans are in loan group 2. One hundred seventeen of these mortgage loans (which include 83 mortgage loans in loan group 1 and 34 mortgage loans in loan group 2) were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC, Capital Lease Funding, LLC and Connecticut General Life Insurance Company). Thirty mortgage loans (which include 23 mortgage loans in loan group 1 and 7 mortgage loans in loan group 2) were acquired by Bank of America, N.A. from Bridger Commercial Funding LLC. Two mortgage loans were acquired by Bank of America, N.A. from Capital Lease Funding, LLC (which are both included in loan group 1). One mortgage loan (which is in loan group 1) was acquired by Bank of America, N.A. from Connecticut General Life Insurance Company. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,680,036,895 which is referred to as the initial pool balance, subject to a variance of plus or minus 10%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,193,803,978 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $486,232,917 which is referred to as the group 2 balance.

      One mortgage loan which is included in the trust fund and is included in loan group 1, referred to as the BW Component Mortgage Loan is divided into a senior component and eleven subordinate components. The aggregate principal balance of the BW Component Mortgage Loan (including its subordinate components) as of the cut-off date is approximately $135,000,000. The aggregate principal balance of the senior component of the BW Component Mortgage Loan is approximately $98,800,000, representing 5.9% of the initial pool balance and 8.3% of the group 1 balance. The aggregate principal balance of the subordinate components of the BW Component Mortgage Loan is approximately $36,200,000. See “Description of the Mortgage Pool — BW Component Mortgage Loan” in this prospectus supplement.

      One mortgage loan, referred to as the Hines Sumitomo Whole Loan, is evidenced by a split loan structure comprised of two senior notes which are pari passu in their right of entitlement to payment and are referred to as the Hines Sumitomo Senior Note A-1 and the Hines Sumitomo Senior Companion Note A-2 and a subordinate note referred to as the Hines Sumitomo Note B. Only the Hines Sumitomo Senior Note A-1, which is sometimes referred to as the Hines Sumitomo Mortgage Loan, and the Hines Sumitomo Note B, which is sometimes referred to as the Hines Sumitomo Note B Loan, are included in the trust fund. The aggregate principal balance as of the cut-off date of the Hines Sumitomo Mortgage Loan is $160,000,000 and represents 9.5% of the initial pool balance and 13.4% of the group 1 balance. The aggregate principal balance as of the cut-off date of the Hines Sumitomo Senior Companion Note A-2 is $104,600,000. The

aggregate principal balance as of the cut-off date of the Hines Sumitomo Note B Loan is $51,805,000. See “Description of the Mortgage Pool — Split Loan Structures — Hines Sumitomo Whole Loan” in this prospectus supplement.

      One mortgage loan, which is included in the trust fund and is referred to as the CBA Mortgage Loan, is part of a split loan structure, which is evidenced by a separate promissory note secured by the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust fund and this mortgage loan is referred to as the CBA B Note. The CBA Mortgage Loan and the related CBA B Note is referred to as the CBA Whole Loan. The aggregate principal balance as of the cut-off date of the CBA Mortgage Loan is $1,949,049 and represents 0.1% of the initial pool balance and 0.4% of the group 2 balance. The aggregate principal balance as of the date of origination of the CBA B Note was $128,000. See “Description of the Mortgage Pool — Split Loan Structures — CBA Whole Loan” in this prospectus supplement.

      Two mortgage loans, which are included in the trust fund and are referred to as the CLF Mortgage Loans, are each part of a split loan structure, each of which is evidenced by a separate promissory note secured by the related mortgaged property. None of the other mortgage loans in this split loan structure are included in the trust fund, and each of these other mortgage loans is referred to as a CLF B Note. Each CLF Mortgage Loan and its related CLF B Note is referred to as a CLF Whole Loan. The aggregate principal balance as of the cut-off date of each CLF Mortgage Loan is $4,361,323 and $4,038,369, respectively and represents 0.3% and 0.2%, respectively of the initial pool balance and 0.4% and 0.3% respectively of the group 1 balance. The aggregate principal balance as of the related origination date of each CLF B Note was $952,830 and $1,439,623, respectively. See “Description of the Mortgage Pool — Split Loan Structures — CLF Whole Loans” in this prospectus supplement.

      All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of the BW Component Mortgage Loan, the CBA Mortgage Loan with respect to the CBA Whole Loan, each CLF Mortgage Loan with respect to the related CLF Whole Loan and exclude the Hines Sumitomo Note B Loan. Accordingly, the calculation of the debt service coverage ratio, cut-off date balance per unit and loan-to-value ratios with respect to the BW Component Mortgage Loan excludes the subordinate components. These ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the subordinate components were included. With respect to the Hines Sumitomo Mortgage Loan (a) the calculation of debt service coverage ratios, the cut-off date balance per unit and loan-to-value ratios was based upon the aggregate principal balance of the two senior notes evidencing the Hines Sumitomo Whole Loan and these calculations exclude the principal balance of the Hines Sumitomo Note B Loan, and (b) with respect to the weighting of debt service coverage ratios and loan-to-value ratios, the weighting was based solely upon the principal balance of the Hines Sumitomo Mortgage Loan (and excludes the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B Loan). Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the Hines Sumitomo Note B Loan were included. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. See “Description of the Mortgage Pool — Changes in Mortgage Pool Characteristics” in this prospectus supplement.

      The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in (a) the entire mortgage pool range from $675,700 to $160,000,000, and the average cut-off date balance is $11,200,246 (b) loan group 1 range from $675,700 to $160,000,000 and the average cut-off date balance is $10,952,330 and (c) in loan group 2 range from $1,571,751 to $40,500,000, and the average cut-off date balance is $11,859,339.

      As of the cut-off date, the mortgage loans had the following additional characteristics. While the following numbers were accurate as of the cut-off date, they may have changed if determined as of the commencement date. In particular, any numbers reflecting remaining term would generally be one month shorter as of the commencement date.

Selected Mortgage Loan Characteristics

	Entire Mortgage Pool	Loan Group 1	Loan Group 2

Range of mortgage rates	4.200% per annum to 7.970% per annum	4.200% per annum to 7.970% per annum	4.240% per annum to 6.990% per annum
Weighted average mortgage rate	5.376% per annum	5.413% per annum	5.285% per annum
Range of remaining terms to stated maturity(1)	52 months to 180 months	52 months to 178 months	56 months to 180 months
Weighted average remaining term to stated maturity(1)	111 months	110 months	114 months
Range of remaining amortization terms(2)	178 months to 360 months	178 months to 360 months	297 months to 360 months
Weighted average remaining amortization term(2)	345 months	339 months	356 months
Range of remaining lock-out periods	21 months to 178 months	21 months to 175 months	44 months to 178 months
Range of cut-off date loan-to-value ratios(3)	29.3% to 84.1%	29.3% to 80.3%	67.3% to 84.1%
Weighted average cut-off date loan-to-value ratio(3)	68.3%	64.9%	76.8%
Range of maturity date loan-to-value ratios(1)(3)(4)	7.7% to 74.4%	7.7% to 70.7%	48.3% to 74.4%
Weighted average maturity date loan-to-value ratio(1)(3)(4)	58.7%	55.8%	66.0%
Range of underwritten debt service coverage ratios(3)	1.12x to 3.43x	1.12x to 3.43x	1.20x to 1.61x
Weighted average underwritten debt service coverage ratio(3)	1.59x	1.70x	1.33x

(1)	In the case of mortgage loans that have anticipated repayment dates the maturity is based on the related anticipated repayment date.

(2)	Excludes mortgage loans that are interest only for the full period of their term.

(3)	Unless otherwise stated, all references to the principal balance of the Hines Sumitomo Mortgage Loan are references to the Hines Sumitomo Senior Note A-1 only. In addition, the calculation of debt service coverage ratios and loan-to-value ratios is based upon the aggregate principal balance of the two senior notes evidencing the Hines Sumitomo Whole Loan and excludes the principal balance of the Hines Sumitomo Note B Loan. For purposes of weighting debt service coverage ratios and loan-to-value ratios, this weighting will be based solely upon the outstanding principal balance of the Hines Sumitomo Mortgage Loan. Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the Hines Sumitomo Note B Loan were included. In addition, the calculation of the debt service coverage ratios and loan-to-value ratios with respect to the BW Component Mortgage Loan excludes the subordinate components. Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the subordinate components were included.

(4)	Excludes the mortgage loan that is fully amortizing.

      Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

Geographic Concentration

	Number Of	Percentage Of	Percentage Of	Percentage Of
	Mortgaged	Initial Pool	Group 1	Group 2
State	Properties	Balance(1)	Balance(1)	Balance(1)

New York	8	20.5%	28.8%	0.0%
Texas	18	14.0%	11.8%	19.2%
Illinois	7	7.5%	7.1%	8.3%
California	19	6.6%	7.2%	5.2%
Virginia	6	6.2%	8.7%	0.0%

(1)	The Hines Sumitomo Mortgage Loan’s cut-off date balance is allocated upon amounts set forth in the related mortgage loan documents. These amounts are set forth in Annex A to this prospectus supplement.

      The remaining mortgaged properties are located throughout 31 other states and the District of Columbia, with no more than 6.1% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

      Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type

	Number Of	Percentage Of	Percentage Of	Percentage Of
	Mortgaged	Initial Pool	Group 1	Group 2
Property Type	Properties	Balance(1)(2)	Balance(1)(2)	Balance(1)(2)

Office	25	35.7%	50.3%	0.0%
Multifamily	37	25.6%	0.0%	88.3%
Retail	50	22.2%	31.2%	0.0%
Industrial and Warehouse	6	6.8%	9.5%	0.0%
Manufactured Housing Communities	10	5.7%	3.3%	11.7%
Self-Storage	22	3.3%	4.6%	0.0%
Hotel	2	0.8%	1.1%	0.0%

(1)	The Hines Sumitomo Mortgage Loan’s cut-off date balance is allocated upon amounts set forth in the related Mortgage loan documents. These amounts are set forth in Annex A to this prospectus supplement.

(2)	The sum of the percentages in this column may not equal 100% due to rounding.

      For more detailed statistical information regarding the mortgage pool, see Annex A hereto.

      On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See “Description of the Mortgage Pool — Assignment of the Mortgage Loans; Repurchases and Substitution” and “— Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

      The mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See “Description of the Mortgage Pool” and “Risk Factors — Risks Related to the Mortgage Loans” in this prospectus supplement and “Description of the Trust Funds” and “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus.

      The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See “Servicing of the Mortgage Loans” in this prospectus supplement and “The Pooling and Servicing Agreements” in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses.”

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

      The offered certificates consist of 8 classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2003-2, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

      Series 2003-2 consists of a total of 39 classes of certificates, the following 31 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-1A, Class XC, Class XP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K, Class BW-L, Class HS-A, Class HS-B, Class HS-C, Class HS-D, Class HS-E, Class R-I and Class R-II. The pass-through rates applicable to each of the Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-5 of this prospectus supplement. The pass-through rates applicable to each of the Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K, Class BW-L, Class HS-A, Class HS-B, Class HS-C, Class HS-D and Class HS-E Certificates for each distribution date are set forth in the pooling agreement. The Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K and Class BW-L Certificates are referred to in this prospectus supplement as the Class BW Certificates. The Class HS-A, Class HS-B, Class HS-C, Class HS-D and Class HS-E Certificates are referred to in this prospectus supplement as the Class HS Certificates. The Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

Class X Certificates

Notional Amount

      The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

      The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $1,678,976,893, although it may be as much as 10% larger or smaller.

      The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the distribution date in November 2004, the sum of (a) the lesser of $483,355,071 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $127,304,518 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

•	during the period following the distribution date in November 2004 through and including the distribution date in November 2005, the sum of (a) the lesser of $462,249,163 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $55,161,697 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

•	during the period following the distribution date in November 2005 through and including the distribution date in November 2006, the sum of (a) the lesser of $438,715,732 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $155,956,332 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time and (d) the lesser of $3,713,292 and the certificate balance of the Class L Certificates outstanding from time to time;

•	during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of (a) the lesser of $415,901,390 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $51,191,467 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (d) the lesser of $7,586,560 and the certificate balance of the Class J Certificates outstanding from time to time;

•	during the period following the distribution date in November 2007 through and including the distribution date in November 2008, the sum of (a) the lesser of $374,931,466 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $413,215,769 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $5,955,040 and the certificate balance of the Class H Certificates outstanding from time to time;

•	during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of (a) the lesser of $355,765,190 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $372,407,297 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $9,702,643 and the certificate balance of the Class G Certificates outstanding from time to time;

•	during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of (a) the lesser of $ 238,859,323 and the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $300,794,842 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class B, Class C and Class D and Class E Certificates outstanding from time to time and (d) the lesser of $13,419,176 and the certificate balance of the Class F Certificates outstanding from time to time; and

•	following the distribution date in November 2010, $0.

      The total initial notional amount of the Class XP Certificates will be approximately $1,617,083,890, although it may be as much as 10% larger or smaller.

Pass Through Rate

      The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.4410% per annum. The pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the November 2010 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under “— Notional Amount” above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2010 distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal (a) with respect to the Class D Certificates, 0.0370% (the “Class XP Fixed Strip Rate”) and (b) with respect to each other applicable class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

(2)	the pass-through rate in effect for such distribution date for such class of Certificates.

      Following the November 2010 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the December 2010 distribution date and for each distribution date thereafter.

      The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.0396% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under “— Notional Amount” above as being part of the notional amount of the Class XP Certificates immediately prior to any payment date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date prior to December 2010 on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

(1)	if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b)(x) with respect to the Class D Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class D Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of Certificates;

(2)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b)(x) with respect to the Class D Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class D Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of Certificates;

(3)	if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance for such distribution does not, in whole or in part, also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such Certificates; and

(4)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such class of Certificates.

      For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the November 2010 distribution date, the certificate balance of each class of Certificates (other than the Class R-I, Class R-II, Class BW-A, Class BW-B, Class BW-C, Class BW-D, Class BW-E, Class BW-F,

Class BW-G, Class BW-H, Class BW-J, Class BW-K, Class BW-L, Class HS-A, Class HS-B, Class HS-C, Class HS-D, Class HS-E, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of Certificates corresponding to such component.

Distributions

      For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 109 mortgage loans, representing approximately 71.1% of the initial pool balance as of the cut-off date, and loan group 2 will consist of 41 mortgage loans, representing approximately 28.9% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 100.0% of the initial pool balance secured by multifamily properties and approximately 58.9% of the initial pool balance secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

      The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See “Description of the Certificates — Distributions — The Available Distribution Amount” in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

      First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC and Class XP: To pay interest, concurrently, (a) on Class A-1, Class A-2, Class A-3 and Class A-4 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on Class XC and Class XP, pro rata, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

      Second, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A: To the extent of amounts then required to be distributed as principal, (A)(i) first, to the Class A-1 Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero, (ii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero, (iii) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero and (iv) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2, and Class A-3 Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

      Third, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

      Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

      Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

      Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

      Seventh, Class E: To Class E in a manner analogous to the Class B allocations in the fourth step.

      Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

      The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under “Description of the Certificates — Distributions — The Available Distribution Amount” in this prospectus supplement.

  B. Interest and Principal Entitlements

      A description of each class’s interest entitlement can be found in “Description of the Certificates — Distributions — Distributable Certificate Interest” in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

      The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates — Principal Distribution Amount” in this prospectus supplement.

  C. Prepayment Premiums

      The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in “Description of the Certificates — Distributions — Distributions of Prepayment Premiums” in this prospectus supplement.

Subordination

  A. General

      The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to any class of the Class BW Certificates (other than mortgage loan losses on the BW Component Mortgage Loan), the Class HS Certificates (other than mortgage loan losses on the Hines Sumitomo Note B Loan) or the Class R-I or Class R-II Certificates. Mortgage loan losses that are realized on the BW Component Mortgage Loan will be allocated to the Class BW Certificates in reverse sequential order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the Hines Sumitomo Note B Loan will be allocated in reverse sequential order to the Class HS Certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates. However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

       (1) The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4 Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See “Description of the Certificates — The Available Distribution Amount” in this prospectus supplement.

      (2) The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

      (3) Each class of Class BW Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the BW Component Mortgage Loan.

      (4) Each class of Class HS Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the Hines Sumitomo Whole Loan.

      No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

      See “Description of the Certificates — Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

  B. Shortfalls in Available Funds

      The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer the special servicer or the trustee;

•	shortfalls resulting from extraordinary expenses of the trust; and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

      See “Description of the Certificates — Distributions” in this prospectus supplement.

Advances of Principal and Interest

  A. P&I Advances

      The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate components of the BW Component Mortgage Loan and /or the Hines Sumitomo Note B Loan) if it determines that the advance will be recoverable. In addition, the master servicer will be required to advance delinquent monthly mortgage loan payments on any Hines Sumitomo Senior Companion Note which is included in a securitization trust as set forth in the pooling and servicing agreement. The master servicer will not advance balloon payments due at maturity or interest in excess of a mortgage loan’s regular monthly payment. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee.

  B. Property Protection Advances

      The master servicer (or the trustee, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

      The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

      See “Description of the Certificates — P&I Advances” and “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Description of the Certificates — Advances in Respect of Delinquencies” and “The Pooling and Servicing Agreements — Certificate Account” in the accompanying prospectus.

Other Aspects of the Offered Certificates

  A. Denominations

      The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D, and Class E Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

      Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

      See “Description of the Certificates — Registration and Denominations” in this prospectus supplement and “Description of the Certificates — Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Optional Termination

      At its option, any holder or holders (other than the depositor or the mortgage loan seller) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance. See “Description of the Certificates — Termination” in this prospectus supplement and in the accompanying prospectus.

Tax Status

      Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs — REMIC I and REMIC II — for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the BW Component Mortgage Loan (the “Component Mortgage Loan REMIC”). The senior component of the BW Component Mortgage Loan and each class of Class BW Certificates will represent “regular interests” in this REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes.

      Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute “regular interests” in one of the REMICs.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

      See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

      Subject to important considerations described under “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

      See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      The offered certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

      See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

      It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch Ratings and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Fitch	S&P

Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-4	AAA	AAA
Class B	AA	AA
Class C	AA-	AA-
Class D	A	A
Class E	A-	A-

      The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	If any of the following risks actually occur, your investment could be materially and adversely affected.

•	This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See “Servicing of the Mortgage Loans — General” in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See “Servicing of the Mortgage Loans — Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates or hold certain companion mortgage loans which are part of a split loan structure but which are not held in the trust fund. This could cause a conflict between the master servicer’s or the special servicer’s duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion mortgage loan. In addition, the master servicer is the mortgage loan seller. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as the mortgage loan seller. However, the pooling and servicing agreement pro-

vides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See “Servicing of the Mortgage Loans — General” in this prospectus supplement.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of the mortgage loan seller.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

• a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

• these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

• affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

Prepayments Will Affect Distributions and Yield Considerations	The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

• the pass-through rate for such certificate;

• the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

• the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

• the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs; and

• the extent to which prepayment premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See “Description of the Mortgage Pool”, “Description of the Certificates — Distributions” and “— Subordination; Allocation of Losses and Certain Expenses” and “Yield and Maturity Considerations” in this prospectus supplement. See also “Yield and Maturity Considerations” in the accompanying prospectus.

Prepayment and Repurchases May Affect the Yield to Maturity of Your Certificates	The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

• the terms of the mortgage loans;

• the length of any prepayment lockout period;

• the level of prevailing interest rates;

• the availability of mortgage credit;

• the applicable yield maintenance charges or prepayment premiums;

• the master servicer’s or special servicer’s ability to enforce those charges or premiums;

• the occurrence of casualties or natural disasters; and

• economic, demographic, tax, legal or other factors.

No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if the mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Borrower Defaults May Adversely Affect Your Yield	The rate and timing of delinquencies or defaults on the mortgage loans will affect:

• the aggregate amount of distributions on the offered certificates;

• their yield to maturity;

• the rate of principal payments; and

• their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Eleven mortgage loans representing 6.8% of the initial pool balance, (4.3% of the group 1 balance and 13.1% of the group 2 balance) were made to a borrower with members or affiliates that have previously filed for bankruptcy.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

• operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

• individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS — Bankruptcy Laws” in the accompanying prospectus.

In addition, with respect to 5 mortgage loans, representing 2.5% of the mortgage pool (3 mortgage loans in loan group 1 or 1.4% and 2 mortgage loans in loan group 2 or 5.0%) the borrowers own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Bankruptcy Proceedings Entail Certain Risk	Under the federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-

possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the securitization trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Additional Compensation to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited	Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

Mortgage Loan Amortization Will Affect Payment	As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Subordination Creates Special Considerations For Investors in Subordinate Offered Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class XC or Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation to Advance	The mortgage loans have grace periods for monthly payments ranging from 0 to 15 days. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period.

Risks to the Mortgaged Properties Relating to Recent Terrorist Attacks and Foreign Conflicts	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums and such higher premiums could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. See “— Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss” below. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Risks Related to the Mortgage Loans

Risks Associated with Commercial Lending May Be Different than for Residential Lending	The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

• the age, design and construction quality of the properties;

• perceptions regarding the safety, convenience and attractiveness of the properties;

• the proximity and attractiveness of competing properties;

• the adequacy of the property’s management and maintenance;

• increases in operating expenses;

• an increase in the capital expenditures needed to maintain the properties or make improvements;

• a decline in the financial condition of a major tenant;

• an increase in vacancy rates; and

• a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

• national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

• local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

• demographic factors;

• consumer confidence;

• consumer tastes and preferences; and

• retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

• the length of tenant leases;

• the creditworthiness of tenants;

• in the case of rental properties, the rate at which new rentals occur;

• the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

• in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Commercial properties represent security for 68.7% of the initial pool balance and 96.7% of the group 1 balance. Manufactured housing communities represent security for 5.7% of the initial pool balance (3.3% of the group 1 balance and 11.7% of the group 2 balance). Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See “Risk Factors — Risks Related to the Mortgage Loans — Particular Property Types Present Special Risks — Risks Particular to Retail Properties”, “— Office Properties”, “— Industrial and Warehouse Properties”, “— Self-Storage Properties”, “— Manufactured Housing Communities” and “— Hotel Properties” in this prospectus supplement.

Poor Property Management will Lower the Performance of the Related Mortgage Property	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

• responding to changes in the local market;

• planning and implementing the rental structure;

• operating the property and providing building services;

• managing operating expenses; and

• assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	One hundred forty-six of the mortgage loans, including those mortgage loans with anticipated repayment dates (105 of these mortgage loans are in loan group 1 and 41 of these mortgage loans are in loan group 2), representing 89.8% of the initial pool balance, (85.7% of the group 1 balance and 100.0% of the group 2 balance) as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities or, if applicable, the related anticipated repayment date, in each case unless the mortgage loan is previously prepaid excluding those mortgage loans that are interest only for their entire loan term. Ninety-two of the mortgage loans (73 of these mortgage loans are in loan group 1 and 19 of these mortgage loans are in loan group 2) representing in the aggregate 50.8% of the initial pool balance (59.8% of the group 1 balance and 28.8% of the group 2 balance) as of the cut-off date, will have balloon payments due during the period from October 1, 2012, through December 1, 2013. In addition, three of the mortgage loans (these mortgage loans are in loan group 1) representing 10.0% of the initial pool balance (14.1% of the group 1 balance) as of the cut-off date, will provide for payments of interest only until the end of their loan term.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an “actual/360” basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

• the prevailing mortgage rates;

• the fair market value of the property;

• the borrower’s equity in the related property;

• the financial condition of the borrower and operating history of the property;

• the operating history of the property and occupancy levels of the property;

• tax laws;

• prevailing general and regional economic conditions; and

• the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

See “Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans” and “— Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors — Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans — Increased Risk of Default Associated with Balloon Payments” in the accompanying prospectus.

Particular Property Types Present Special Risks: Office Properties	Office properties secure 23 of the mortgage loans, representing 35.7% of the initial pool balance (50.3% of the group 1 balance) as of the cut-off date.

A large number of factors may adversely affect the value of office properties, including:

• the number and quality of an office building’s tenants;

• the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

• the desirability of the area as a business location; and

• the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Multifamily Properties	Multifamily properties secure 37 of the mortgage loans, representing 25.6% of the initial pool balance (88.3% of the group 2 balance) as of the cut-off date.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

• the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

• the location of the property (e.g., a change in the neighborhood over time);

• the ability and willingness of management to provide adequate maintenance and insurance;

• the types of services or amenities the property provides;

• the property’s reputation;

• the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

• the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

• the presence of competing properties;

• adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

• state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Retail Properties	Retail properties secure 50 of the mortgage loans, representing 22.2% of the initial pool balance (31.2% of the group 1 balance) as of the cut-off date.

Several factors may adversely affect the value and successful operation of a retail property, including:

• changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

• alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

• the quality and philosophy of management;

• the safety, convenience and attractiveness of the property to tenants and their customers or clients;

• the public perception of the safety of customers at shopping malls and shopping centers;

• the need to make major repairs or improvements to satisfy the needs of major tenants; and

• traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

Industrial and Warehouse Properties	Industrial and warehouse properties secure 6 of the mortgage loans representing 6.8% of the initial pool balance (9.5% of the group 1 balance) as of the cut-off date.

Among the significant factors determining the value of industrial and warehouse properties are:

• the quality of tenants;

• building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

• the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities	Manufactured housing communities secure 10 of the mortgage loans representing 5.7% of the initial pool balance (3.3% of the group 1 balance and 11.7% of the group 2 balance) as of the cut-off date. Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Self-Storage Properties	Self-storage properties secure 22 of the mortgage loans, representing 3.3% of the initial pool balance (4.6% of the group 1 balance) as of the cut-off date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

• decreased demand;

• competition;

• age of improvements; or

• other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan,

the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Hotel Properties	Hotel properties secure 2 of the mortgage loans, representing 0.8% of the initial pool balance (1.1% of the group 1 balance), that are considered full-service or limited-service.

Various factors may adversely affect the economic performance of a hotel, including:

• adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

• the construction of competing hotels or resorts;

• continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

• a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

• changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Iraq) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that 10 mortgage loans representing 13.3% of the initial pool balance (10.1% of the group 1 balance and 21.4% of the group 2 balance) provides that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. The borrowers under two of the mortgage loans, which represent approximately 10.1% of the initial pool balance (13.4% of the group 1 balance and 2.0% of the group 2 balance), have existing mezzanine debt. With respect to one of the mortgage loans that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to such mezzanine intercreditor agreement, the mezzanine lender among other things has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust and has the option to cure and/or purchase the related mortgage loan if such mortgage loan becomes defaulted.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. We are aware that 1 mortgage loan representing 1.6% of the initial pool balance (2.3% of the group 1 balance) has existing unsecured subordinate debt. In addition, we are aware (i) that 2 mortgage loans, representing 0.4% of the initial pool balance (0.2% of the group 1 balance and 0.8% of the group 2 balance), permit additional unsecured debt under certain circumstances, and (ii) that 3 mortgage loans representing 0.3% of the initial pool balance (0.5% of the group 1 balance), permit future subordinate debt secured by the mortgaged property subject to certain conditions. We are also aware that with respect to 1 mortgage loan representing 0.1% of the initial pool balance (0.2% of the group 1 balance), the related borrower owns other real property that is encumbered by a loan that will not be included in the mortgage pool. We are also aware that 5 mortgage loans, representing 16.0% of the initial pool balance (22.4% of the group 1 balance and 0.4% of the group 2 balance), have existing subordinate debt secured by the mortgaged property.

One mortgage loan, representing 0.1% of the initial pool balance (0.4% of the group 2 balance) is one of two mortgage loans that are part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the trust. The other mortgage loan’s principal balance as of the date of origination was $128,000. This mortgage loan is subordinate in right of payment to the mortgage loan that is included in the trust. See “Description of the Mortgage Pool — Split Loan Struc-

tures — The CBA Whole Loans” in this prospectus supplement.

Two mortgage loans, representing 0.5% of the initial pool balance (0.7% of the group 1 balance) are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in each such split loan structure is not included in the trust. As of the related date of origination of each of these mortgage loans, the aggregate principal balance was $2,392,453. These mortgage loans are subordinate in right of payment to the mortgage loan that is included in the trust. See “Description of the Mortgage Pool — Split Loan Structures — The CLF Whole Loans” in this prospectus supplement.

In addition to the three mortgage loans above, one mortgage loan, representing 9.5% of the initial pool balance (13.4% of the group 1 balance), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property and such mortgage instrument will be held by the trust. One of the mortgage loans contained in this split loan structure but which is not included in the trust is pari passu in right of payment with the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $104,600,000. The remaining mortgage loan which is part of the split loan structure and which is included in the trust is subordinate in right of payment to the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $51,805,000. See “Description of the Mortgage Pool — Split Loan Structures — Hines Sumitomo Whole Loan” in this prospectus supplement.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See “Certain Legal Aspects of Mortgage Loans — Subordinate Financing” in the accompanying prospectus.

Although the portion of the BW Component Mortgage Loan relating to the offered certificates does not include the subordinate components, the related borrower is still obli-

gated to make interest and principal payments on the entire amount of such mortgage loan.

Your Investment Is Not Insured or Guaranteed	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.

Adverse Environmental Conditions May Reduce Cashflow from a Mortgaged Property	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then —

• the circumstances or conditions were subsequently remediated in all material respects; or

• generally one or more of the following was the case:

1. a party not related to the related borrower was identified as a responsible party for such conditions or circumstances;

2. the related borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3. the related borrower provided a “no further action” letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances;

4. such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation;

5. the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to 10 percent of the outstanding principal balance of the related mortgage loan and (b) two million dollars;

6. an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7. the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8. the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions; or

9. a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

There can be no assurance that —

• the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

• the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

• any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

• an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under “Description of the Mortgage Pool — General” in this prospectus supplement, the mortgage pool includes 4 sets of cross-collateralized mortgage loans, which represent 5.3% of the initial pool balance (2.1% of the group 1 balance and 13.0% of the group 2 balance) as of the cut-off date. In addition, 1 set of mortgage loans, which represents 0.3% of the initial pool balance (0.5% of the group 1 balance) is cross-defaulted but is not cross-collateralized. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

• such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

• such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

• subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

• recover payments made under that mortgage loan; or

• take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross- collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain groups of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 5.2% of the initial pool balance (7.3% of the group 1 balance). In addition, no group of affiliated borrowers are obligors on mortgage loans representing more than 17.5% of the group 2 balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See “Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws” in the accompanying prospectus.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

• Eight of the mortgaged properties, which constitute security for 20.5% of the initial pool balance (28.8% of group 1 balance), are located in New York;

• Eighteen of the mortgaged properties, which constitute security for 14.0% of the initial pool balance (11.8% of group 1 balance and 19.2% of group 2 balance), are located in Texas;

• Seven of the mortgaged properties, which constitute security for 7.5% of the initial pool balance (7.1% of group 1 balance and 8.3% of group 2 balance), are located in Illinois;

• Nineteen of the mortgaged properties, which constitute security for 6.6% of the initial pool balance (7.2% of the group 1 balance and 5.2% of the group 2 balance), are located in California; and

• Six of the mortgaged properties, which constitute security for 6.2% of the initial pool balance (8.7% of the group 1 balance), are located in Virginia.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

• Forty-seven mortgage loans (29 of these mortgage loans are included in loan group 1 and 18 of these mortgage loans are included in loan group 2) have cut-off date balances that are higher than the average cut-off date balance;

• the largest single mortgage loan, by cut-off date balance, represents approximately 9.5% of the initial pool balance (13.4% of the group 1 balance), and the four groups of cross-collateralized mortgage loans represent in the aggregate approximately 5.3% of the initial pool balance (2.1% of the group 1 balance and 13.0% of the group 2 balance); and

• the ten largest mortgage loans or crossed pools (7 of these mortgage loans are in loan group 1 and 3 of these mortgage loans or crossed pools are in loan group 2) have cut-off date balances that represent in the aggregate 33.7% of the initial pool balance (38.0% of the group 1 balance and 23.0% of the group 2 balance).

Changes in Concentration May Subject Your Certificates to Greater Risk of Loss	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XC, Class XP, Class R-I and Class R-II Certificates) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums Present Special Risks	One hundred thirty-seven of the mortgage loans (97 of these mortgage loans are in loan group 1 and 40 of these mortgage loans are in loan group 2), representing 86.3% of the initial pool balance (81.0% of the group 1 balance and 99.3% of the group 2 balance) as of the cut-off date generally prohibit any voluntary prepayment of principal prior to the final 2 to 7 scheduled monthly payments which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable of the related mortgage loan; however, these mortgage loans generally permit defeasance. In addition, 13 of the mortgage loans (12 of these mortgage loans are in loan group 1 and 1 of these mortgage loans is in loan group 2) representing 13.7% of the initial pool balance (19.0% of the group 1 balance and 0.7% of the group 2 balance), (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to a prepayment premium, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. See “Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans — Prepayment Provisions” in this prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Prepayment Premiums” in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium.

See “Servicing of the Mortgage Loans — Modifications, Waivers, Amendments and Consents” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans — Default Interest and Limitations on Prepayments” in

the accompanying prospectus. See “Description of the Mortgage Pool — Assignment of the Mortgage Loans; Repurchases” and “— Representations and Warranties; Repurchases and Substitutions”, “Servicing of the Mortgage Loans — Defaulted Mortgage Loans; Purchase Option” and “Description of the Certificates — Termination” in this prospectus supplement.

Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums:

• liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan;

• the special servicer may waive a prepayment premium in connection with obtaining a pay-off of a defaulted mortgage loan;

• no prepayment premium will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by the mortgage loan seller;

• no prepayment premium will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

• no prepayment premium will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, special servicer, the Class BW certifi cateholders (with respect to the BW Component Mortgage Loan), the Class HS certificateholders (with respect to the Hines Sumitomo Whole Loan) or any holder or holders of certificates evidencing a majority interest in the controlling class; and

• in general, no prepayment premium is payable with respect to a prepayment due to casualty or condemnation.

See “Servicing of the Mortgage Loans — Modifications, Waivers, Amendments and Consents” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans — Default Interest and Limitations on Prepayments” in the accompanying prospectus. See “Description of the Mortgage Pool — Assignment of the Mortgage Loans; Repurchases and Substitutions” and “— Representations and Warranties; Repurchases and Substitutions”, “Servicing of the Mortgage Loans — Defaulted Mortgage Loans; Purchase Option” and “Description of the Certificates — Termination” in this prospectus supplement.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status	If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying “rents from real property” (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders.

Leasehold Interests Are Subject to Terms of the Ground Lease	Nine mortgaged properties, representing approximately 14.0% of the initial pool balance (19.7% of the group 1 balance) as of the cut-off date are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

Condominium Ownership May Limit Use and Improvements	We are aware that two mortgage loans representing 2.4% of the initial pool balance (3.4% of the group 1 balance) are secured by property that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

• a review of the available credit and legal files relating to the mortgage loans;

• inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the mortgage loan seller;

• generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

• appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under “Description of the Mortgage Pool” and under Annex A for illustrative purposes only);

• engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

• information supplied by entities from which the mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

Also, several mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. All of the mortgage loans were originated during the preceding 25 months.

Borrower Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see “Risk Factors — Risks Related to the Mortgage Loans — Risks Related to Retail Properties” and “— Risks Related to Office Properties” in this prospectus supplement.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Mortgaged Properties with Tenants Present Special Risk	The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

• space in the mortgaged properties could not be leased or re-leased;

• tenants were unable to meet their lease obligations;

• a significant tenant were to become a debtor in a bankruptcy case; or

• rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Mortgaged Properties with Multiple Tenants May Increase Re-Leasing Costs and Reduce Cash Flow	If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance	The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent).

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Two of the mortgage loans secured by hotel properties, representing approximately 0.8% of the initial pool balance as of the cut-off date (1.1% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

• the continued existence and financial strength of the franchisor or hotel management company;

• the public perception of the franchise or hotel chain service mark; and

• the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

One Action Rules May Limit Remedies	Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Texas, and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage. The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, it is unclear what acts will fall under the category of “terrorism” as opposed to “acts of war” or “natural disasters,” which may not be covered by such program. In addition, coverage under such program will only be available for terrorist acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest. In addition, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage. Although the mortgage loan documents relating to the remaining mortgage loans contain general provisions which permit the lender to require other reasonable insurance and which do not expressly forbid the lender from requiring terrorism insurance, we cannot assure you whether requiring terrorism insurance would be reasonable or otherwise permissible under the general provisions for any particular mortgage loan.

If the loan documents require insurance covering terrorist or similar acts, the master servicer or the special servicer, pursuant to the pooling and servicing agreement, may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance and the special servicer consents. In determining whether to require insurance for terrorist or similar acts or to call a default, each of the master servicer and the special servicer will consider the following two factors following due inquiry in accordance with the servicing standard:

• such insurance is not available at commercially reasonable rates; and

• the risks relating to terrorist or similar acts are, at that time, not commonly insured against for properties similar to the mortgaged property and located in or around the region in which the mortgaged property is located.

However, if the special servicer determines following due inquiry, in accordance with the servicing standard, that it is in the best interests of the certificateholders not to call a default, the master servicer and the special servicer may, in certain circumstances, waive the default regardless of such factors.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Zoning Laws and Use Restrictions, May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property	Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non-conforming may not be “legal non-conforming uses” or “legal non- conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See “Risk Factors — Risks Related to the Mortgage Loans — Zoning Laws and Use Restrictions” in this prospectus supplement.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property	Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

No Mortgage Loan Included in the Trust Fund Has Been Reunderwritten	We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan seller’s obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See “Description of the Mortgage Pool — Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Other Risks

A Distribution of Presale Reports in Connection with a Prior Offering of the Offered Certificates May Have Violated Section 5 of the Securities Act of 1933	On September 23, 2003, in connection with a prior offering of the Offered Certificates pursuant to a preliminary prospectus supplement dated September 15, 2003, Banc of America Securities LLC (BAS) distributed to certain potential investors rating agency presale reports relating to the Offered Certificates. The distribution by BAS of these presale reports may have violated Section 5 of the Securities Act of 1933 and accordingly, on September 24, 2003, we terminated the prior offering of the Offered Certificates. If you received the presale reports from us in connection with the prior offering, we accept responsibility to you for their content as if they were included in this prospectus supplement and related registration statement. While the presale reports summarize certain factual information about the Offered Certificates, they do not disclose all risks and uncertainties described in this prospectus supplement. As a result, you should make your investment decision with respect to this offering of the Offered Certificates only after carefully evaluating all of the information in this prospectus supplement and the accompanying prospectus.

      See “Risk Factors” in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

      The pool of mortgage loans (the “Mortgage Pool”) consists of 150 multifamily and commercial mortgage loans. The Mortgage Pool will be deemed to consist of two loan groups (“Loan Group 1” and “Loan Group 2” and, collectively, the “Loan Groups”). Loan Group 1 will consist of 109 mortgage loans with an aggregate principal balance of $1,193,803,978 representing approximately 71.1% of the aggregate principal balance of the Mortgage Pool as of October 1, 2003 (the “Cut-off Date”) (the “Group 1 Balance”). Loan Group 2 will consist of 41 mortgage loans with an aggregate principal balance of $486,232,917 (or approximately 100.0% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 58.9% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 28.9% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date (the “Group 2 Balance”). Each of the Group 1 Balance and the Group 2 Balance are sometimes referred to individually in this prospectus supplement as a “Group Balance” and are collectively referred to as the “Group Balances”. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

      One hundred and seventeen of the mortgage loans (83 of the mortgage loans in Loan Group 1 and 34 of the mortgage loans in Loan Group 2) were (a) originated by Bank of America, N.A. (“Bank of America”) or its conduit participants or (b) acquired by Bank of America from various third party originators, other than (i) Bridger Commercial Funding LLC (“Bridger”), (ii) Capital Lease Funding, LLC (“CLF”) and (iii) Connecticut General Life Insurance Company (“Connecticut General”). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger’s loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Through September 9, 2003, Bridger has originated in excess of $1.3 billion in loans secured by commercial real estate. Connecticut General is a life insurance company organized under the laws of the State of Connecticut with offices at 280 Trumbull Street, Hartford, Connecticut 06103. CLF is a real estate finance company organized under the laws of the State of Delaware. CLF’s headquarters are located at 110 Maiden Lane, New York, New York 10005. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the “BOA-Originated Mortgage Loans”. Thirty mortgage loans (23 of the mortgage loans in Loan Group 1 and 7 of the mortgage loans in Loan Group 2) were acquired by Bank of America from Bridger (such mortgage loans, the “BOA-Bridger Mortgage Loans”). One mortgage loan was acquired by Bank of America from Connecticut General (such mortgage loan, the “BOA-CIGNA Mortgage Loan”). Two mortgage loans (2 of the mortgage loans in Loan Group 1) were acquired by Bank of America from CLF (such mortgage loans, the “BOA-CLF Mortgage Loans”). The BOA-Originated Mortgage Loans, the BOA-Bridger Mortgage Loans, the BOA-CIGNA Mortgage Loan and the BOA-CLF Mortgage Loans collectively constitute the “Mortgage Loans”. The Mortgage Loans have an aggregate Cut-off Date Balance of $1,680,036,895 (the “Initial Pool Balance”), subject to a variance of plus or minus 10%. The Initial Pool Balance and each applicable Group Balance excludes the BW Subordinate Components, the CBA B Note, the CLF B Notes, the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B Loan. See “Description of the Trust Funds” and “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus.

      The “Cut-off Date Balance” of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) with respect to the BW Component Mortgage Loan is calculated without regard to the BW Subordinate Components. Accordingly, these ratios for the BW Component Mortgage Loan would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the BW Subordinate Components were included. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) for the CBA Mortgage Loan excludes the CBA B Note. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group Balance, loan-to-value ratios, Cut-off Date Balances per unit and debt service coverage ratios) for each CLF Mortgage Loan excludes the related CLF B Note. The calculation of loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios with respect to the Hines Sumitomo Mortgage Loan is based upon the aggregate principal balance of the Hines Sumitomo Senior Notes and excludes the principal balance of the Hines Sumitomo Note B Loan. Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the Hines Sumitomo Note B Loan were included. In addition, with respect to the Hines Sumitomo Mortgage Loan, the weighting of debt service coverage ratios and loan-to-value ratios is based solely upon the outstanding principal balance of the Hines Sumitomo Mortgage Loan (and excludes the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B Loan). All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to herein without further description are approximate percentages of the Initial Pool Balance (or if applicable, the related Group Balance).

      Each Mortgage Loan is evidenced by one or more promissory notes (a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (a “Mortgage”) that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a “Mortgaged Property”). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a “Multifamily Mortgaged Property”, and any Mortgage Loan secured thereby, a “Multifamily Loan”) (47 Mortgage Loans (6 Mortgage Loans in Loan Group 1 and 41 Mortgage Loans in Loan Group 2), representing 31.3% of the Initial Pool Balance (3.3% of the Group 1 Balance and 100.0% of the Group 2 Balance), or (ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building or a self-storage facility (a “Commercial Mortgaged Property”, and any Mortgage Loan secured thereby, a “Commercial Loan”) (103 Mortgage Loans (103 Mortgage Loans in Loan Group 1), representing 68.7% of the Initial Pool Balance (96.7% of the Group 1 Balance)).

      Eighteen Mortgage Loans (14 Mortgage Loans in Loan Group 1 and 4 Mortgage Loans in Loan Group 2) (each, a “Cross-Collateralized Mortgage Loan”) are cross-defaulted and cross-collateralized with each other. These sets represent 5.3% of the Initial Pool Balance (2.1% of the Group 1 Balance and 13.0% of the Group 2 Balance). Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see “Risk Factors — Risks Related to the Mortgage Loans — The Benefits Provided by Cross-Collateralization May Be Limited” in this prospectus supplement. In addition there are also 3 Mortgage Loans representing 0.3% of the Initial Pool Balance which are contained in Loan Group 1 and represent 0.5% of the Group 1 Balance that are cross-defaulted, but not cross-collateralized.

      The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See “Risk Factors — Risks Related to the Mortgage Loans — Limited Recourse” in this prospectus supplement.

      Eight of the Mortgaged Properties, which constitute security for approximately 20.5% of the Initial Pool Balance (28.8% of the Group 1 Balance), are located in New York; 18 of the Mortgaged Properties (13 of these Mortgaged Properties have the related Mortgage Loan in Loan Group 1 and 5 of the Mortgaged

Properties have the related Mortgage Loan in Loan Group 2), which constitute security for 14.0% of the Initial Pool Balance (11.8% of the Group 1 Balance and 19.2% of the Group 2 Balance), are located in Texas; 7 of the Mortgaged Properties (6 of these Mortgaged Properties have the related Mortgage Loan in Loan Group 1 and 1 of the Mortgaged Properties have the related Mortgage Loan in Loan Group 2), which constitute security for 7.5% of the Initial Pool Balance (7.1% of the Group 1 Balance and 8.3% of the Group 2 Balance), are located in Illinois; 19 of the Mortgaged Properties (14 of these Mortgaged Properties have the related Mortgage Loan in Loan Group 1 and 5 of the Mortgaged Properties have the related Mortgage Loan in Loan Group 2), which constitute security for 6.6% of the Initial Pool Balance (7.2% of the Group 1 Balance and 5.2% of the Group 2 Balance), are located in California; and 6 of the Mortgaged Properties (6 of these Mortgaged Properties have the related Mortgage Loan in Loan Group 1), which constitute security for 6.2% of the Initial Pool Balance (8.7% of the Group 1 Balance), are located in Virginia. The remaining Mortgaged Properties are located throughout 31 other states and the District of Columbia, with no more than 6.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

      On or about the Delivery Date, the Mortgage Loan Seller will transfer the Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See “Description of the Mortgage Pool — The Mortgage Loan Seller” and “— Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

      Due Dates. Each of the Mortgage Loans provides, other than 3 Mortgage Loans (3 Mortgage Loans in Loan Group 1) which are interest only for their entire term and represent 10.0% of the Initial Pool Balance (14.1% of the Group 1 Balance), for scheduled payments of principal and interest (“Monthly Payments”). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the “Due Date”). In addition, 31 Mortgage Loans (10 Mortgage Loans in Loan Group 1 and 21 Mortgage Loans in Loan Group 2) representing 36.6% of the Initial Pool Balance (25.4% of the Group 1 Balance and 64.1% of the Group 2 Balance) provide for periods of interest only payments during a portion of their respective loan terms.

      Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a “Mortgage Rate”) that is fixed for the remaining term of the Mortgage Loan, except that as described below, each of the ARD Loans will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loan after the Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.200% per annum to 7.970% per annum (4.200% per annum to 7.970% per annum in Loan Group 1 and 4.240% per annum to 6.990% per annum in Loan Group 2), and the weighted average Mortgage Rate of the Mortgage Loans (or in the case of the BW Component Mortgage Loan, its senior component only), other than the Hines Sumitomo Note B Loan, was 5.376%.

      Hyperamortization. Four of the Mortgage Loans (each an “ARD Loan”) (4 of these Mortgage Loans are in Loan Group 1), which represent 3.2% of the Initial Pool Balance (4.5% of the Group 1 Balance), provide for changes in their payments and their accrual of interest if they are not paid in full by a specified date (the “Anticipated Repayment Date”). Commencing on the Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the related Mortgage Rate plus a rate set forth in the related Mortgage Note extending until final maturity (the “Revised Rate”). The “Excess Interest Rate” means the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as “Excess Interest”. In addition to paying interest (at the Revised Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow (“Excess Cash Flow”) from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

      All of the Mortgage Loans, except the Hines Sumitomo Mortgage Loan representing 9.5% of the Initial Pool Balance and 13.4% of the Group 1 Balance, which accrues interest on a 30/360 Basis (as defined below) (the “30/360 Mortgage Loan”) accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an “Actual/360 Basis”). The total amount of the Monthly Payment for each Mortgage Loan accruing interest on an Actual/360 Basis (an “Actual/360 Mortgage Loan”) is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

      Amortization of Principal. One hundred forty-six Mortgage Loans, including the ARD Loans (105 Mortgage Loans in Loan Group 1 and 41 Mortgage Loans in Loan Group 2), which represent 89.8% of the Initial Pool Balance (85.7% of the Group 1 Balance and 100.0% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a “Balloon Loan”, and each such payment, together with the corresponding interest payment, a “Balloon Payment”) on their respective maturity dates or, if applicable, the related Anticipated Repayment Date, unless prepaid prior thereto. In addition, 3 of the Mortgage Loans (3 Mortgage Loans in Loan Group 1), representing 10.0% of the Initial Pool Balance (14.1% of the Group 1 Balance), provide for payments of interest only through to the end of their respective loan terms. One Mortgage Loan which represents 0.1% of the Initial Pool Balance (0.2% of the Group 1 Balance) is a fully amortizing Mortgage Loan.

      The original term to stated maturity of each Mortgage Loan or in the case of each ARD Loan, to its Anticipated Repayment Date was between 60 and 180 months. The original amortization schedules of the Mortgage Loans, other than 3 Mortgage Loans which are interest only for their entire term, (calculated in the case of Actual/360 Mortgage Loans, on a 30/360 Basis for the purposes of the accrual of interest) ranged from 180 to 360 months (180 to 360 months in Loan Group 1 and 300 to 360 months in Loan Group 2). As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, its Anticipated Repayment Date will range from 52 to 180 months (52 months to 178 months in Loan Group 1 and 56 months to 180 months in Loan Group 2), and the weighted average remaining term to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, to its Anticipated Repayment Date will be 111 months (110 months in Loan Group 1 and 114 months in Loan Group 2). As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans, other than 3 Mortgage Loans which are interest only for their entire term, (calculated on a 30/360 Basis for the accrual of interest) will range from 178 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 345 months. See “Risk Factors — Risks Related to the Mortgage Loans — Balloon Loans May Present Greater Risk than Fully Amortizing Loans” in this prospectus supplement.

      Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments are prohibited until the final 2 to 7 scheduled monthly payments (three mortgage loans representing 2.5% of Loan Group 1 and 2.1% of Loan Group 2, representing 2.4% of the initial pool balance prohibit any voluntary prepayment of principal prior to the final 12 scheduled monthly payments) by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

(1) a period (a “Lock-out Period”) during which voluntary principal prepayments are prohibited, followed by

(2) a period (a “Prepayment Premium Period”) during which any voluntary principal prepayment is to be accompanied by a premium, penalty or fee (a “Prepayment Premium”), followed by

(3) a period (an “Open Period”) during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

      Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 21 to 178 scheduled monthly payments, 21 to 175 scheduled monthly payments in Loan Group 1 and 44 to 178 scheduled monthly payments in Loan Group 2. As of the Cut-off-Date the weighted average remaining Lock-out Period was 96 scheduled monthly payments (90 scheduled monthly payments in Loan Group 1 and 110 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from 1 to 12 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was 3 scheduled monthly payments (3 scheduled monthly payments in Loan Group 1 and 3 scheduled monthly payments in Loan Group 2). Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

      As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under “Description of the Certificates — Distributions — Distributions of Prepayment Premiums” in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See “Risk Factors — Risks Related to the Mortgage Loans — Prepayment Premiums” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans — Default Interest and Limitations on Prepayments” in the accompanying prospectus.

      Defeasance. One hundred thirty-seven Mortgage Loans (97 Mortgage Loans in Loan Group 1 and 40 Mortgage Loans in Loan Group 2), representing 86.3% of the Initial Pool Balance (81.0% of the Group 1 Balance and 99.3% of the Group 2 Balance), permit the applicable borrower at any time after a specified period (the “Defeasance Lock-Out Period”), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the “Release Date”):

(1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) an amount (the “Collateral Substitution Deposit”) that will be sufficient to purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing for payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date in amounts sufficient to pay the scheduled payments (including payments due on the BW Subordinate Components) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

      In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the securities or the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the

Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

      The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

      “Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain both “due-on-sale” and “due-on-encumbrance” clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See “— Additional Mortgage Loan Information — Subordinate Financing” herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer’s consent will be deemed given if it does not respond within ten Business Days following receipt by the Special Servicer of the Master’s Servicer’s request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BW Controlling Holder or the Hines Sumitomo Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related “due-on-sale” or “due-on-encumbrance” clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage Loan (other than the BW Component Mortgage Loan, provided that a BW Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below, and other than the Hines Sumitomo Whole Loan, as described below) unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten Business Days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the “due-on-encumbrance” or “due-on-sale clause” to the Directing Certificateholder. With respect to the BW Component Mortgage Loan, if a BW Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when such Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance” clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the BW Controlling Holder. With respect to the BW Component Mortgage Loan, if a BW Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when such Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance” clause without obtaining the consent of the BW Controlling Holder. With respect to the Hines Sumitomo Whole Loan, the Master Servicer, with respect to those time periods when the Hines Sumitomo Whole Loan is a Non-Specially Serviced Mortgage Loan, will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance” clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the Hines Sumitomo Controlling Holder. With respect to the Hines Sumitomo Whole Loan, the Special Servicer, with respect to those time periods when the Hines Sumitomo Whole Loan is a Specially Serviced Mortgage Loan, will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related “due-on-sale” or “due-on-encumbrance” clause without obtaining the consent of the Hines Sumitomo Controlling Holder. In each case that the consent of the Hines Sumitomo Controlling Holder or the BW Controlling

Holder is required with respect to a “due-on-sale” or “due-on-encumbrance” provision, each such party’s consent will be deemed granted if such party does not respond to a request for its consent within 10 Business Days of its receipt of a written notice of the matter and a written explanation of the surrounding circumstances.

      Notwithstanding the foregoing, with respect to any Mortgage Loan that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related “due-on-sale” clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool or is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related “due-on-encumbrance” clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. In addition, with respect to the CBA Whole Loan, the ability of the Master Servicer to waive its rights to exercise a “due-on-sale” clause or “due-on-encumbrance” clause may be subject to the approval of the holder of the CBA B Note to the extent any such waiver constitutes a modification of the CBA B Note that materially and adversely affects such CBA B Noteholder prior to the expiration of the related repurchase period. See “The Pooling and Servicing Agreements — Due-on-Sale and Due-on-Encumbrance Provisions” and “Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus.

BW Component Mortgage Loan

      The ownership interest in Loan No. 57442 (the “BW Component Mortgage Loan”) will be split into a senior interest (the “BW Senior Component”) and eleven subordinate interests (the “BW Subordinate Components”). The BW Subordinate Components consist of the “BW-A Component”, the “BW-B Component”, the “BW-C Component”, the “BW-D Component”, the “BW-E Component”, the “BW-F Component”, the “BW-G Component”, the “BW-H Component”, the “BW-J Component”, the “BW-K Component” and the “BW-L Component”. The Cut-off Date Balance of the BW Senior Component will equal approximately $98,800,000, representing 5.9% of the Initial Pool Balance (8.3% of the Group 1 Balance). All distributions of principal and interest with respect to the BW Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of each BW Subordinate Component, each represented by a Class of Class BW Certificates, are only entitled on any Distribution Date to amounts collected on the BW Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the Class BW Senior Component as described in this prospectus supplement under “Description of the Certificates — Distributions — Class BW Certificates and the BW Component Mortgage Loan.” None of the Class BW Certificates are being offered by this prospectus supplement.

      If the BW Component Mortgage Loan becomes a Defaulted Mortgage Loan, the BW Controlling Holder will have the option, but not the obligation, to purchase the BW Component Mortgage Loan (including the BW Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The

Purchase Price paid in connection with such purchase will be applied as described under “Description of the Certificates — Distributions — Class BW Certificates and the BW Component Mortgage Loan.” If the holder of a majority percentage interest in the BW Controlling Class fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under “Servicing of the Mortgage Loans — Defaulted Mortgage Loans; Purchase Option.” For more information regarding the relationship between the BW Senior Component and the BW Subordinate Components, see “Description of the Certificates” in this prospectus supplement.

Split Loan Structures

      Four Mortgage Loans (identified as Loan Nos. 57365, 57417, 57419 and 57217 on Annex A to this prospectus supplement), representing 10.1% of the Initial Pool Balance (14.1% of the Group 1 Balance and 0.4% of the Group 2 Balance), are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are secured by the same mortgage instrument or instruments encumbering the related Mortgaged Property. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through an Intercreditor Agreement (as defined herein) to which the respective holders of the subject promissory notes are parties. Such Intercreditor Agreement, in general, governs the respective rights of the noteholders, including in connection with the servicing under the Pooling Agreement in the split loan structure. The Intercreditor Agreements generally provide that each of the mortgage loans that are included in the split loan structure will be serviced and administered pursuant to the Pooling Agreement by the same master servicer and special servicer, as applicable, according to the Servicing Standard. For a discussion of these mortgage loans, we refer you to the sections entitled “— CBA Whole Loan”, “— CLF Whole Loans” and “— Hines Sumitomo Whole Loan” below.

      CBA Whole Loan. One Mortgage Loan (Loan No. 57217, the “CBA Mortgage Loan”), representing 0.1% of the Initial Pool Balance (0.4% of the Group 2 Balance), is one of two mortgage loans that are part of a split loan structure which is secured by the same mortgage instrument on the related mortgaged property (the “CBA Mortgaged Property”). Only the CBA Mortgage Loan is included in the Trust Fund. The other mortgage loan’s principal balance as of the date of origination was $128,000. This mortgage loan is subordinated in right of payment to the CBA Mortgage Loan (the “CBA B Note”). As used in this prospectus supplement, the term “CBA Whole Loan” refers to the CBA Mortgage Loan and the CBA B Note. An intercreditor agreement (the “CBA Intercreditor Agreement”) between the holder of the CBA Mortgage Loan and the holder of the CBA B Note (the “CBA B Noteholder”) sets forth the rights of the these noteholders. The CBA Intercreditor Agreement generally provides that the mortgage loans that comprise the CBA Whole Loan will be serviced and administered pursuant to the Pooling Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The CBA Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CBA Whole Loan will be allocated first, to the holder of the CBA B Note, and thereafter, to the holder of CBA Mortgage Loan.

      Pursuant to the terms of the CBA Intercreditor Agreement, prior to the occurrence of (i) the acceleration of the CBA Mortgage Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Trust and the CBA B Noteholder. Any escrow and reserve payments required in respect of the CBA Mortgage Loan or CBA B Note will be paid to the trust.

      Following the occurrence and during the continuance of (i) the acceleration of the CBA Whole Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the CBA B Note to purchase the CBA Mortgage Loan from the trust as described below, all payments and proceeds received with respect to the CBA B Note will be subordinated to all payments due under the CBA Mortgage Loan and the amounts received with respect to the CBA Whole Loan will be paid, first, to the Master Servicer, Special Servicer and Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the CBA Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the CBA Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Mortgage Loan; sixth, to the CBA B Noteholder, up to the amount of any unreimbursed costs and expenses paid by the CBA B Noteholder; seventh, to the CBA B Noteholder, in an amount equal to interest due with respect to the principal balance of the CBA B Note; eighth, to the CBA B Noteholder, in an amount equal to the principal balance of the CBA B Note until paid in full; ninth, to the CBA B Noteholder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA B Note; tenth, to the trust and the CBA B Noteholder, in an amount equal to any unpaid default interest accrued on the CBA Mortgage Loan and CBA B Note, respectively; and eleventh, any excess, to the trust and the CBA B Noteholder, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the CBA B Note is equal to zero, then based upon the initial principal balances.

      In the event that (i) any payment of principal or interest on the CBA Mortgage Loan or CBA B Note becomes 90 or more days delinquent, (ii) the principal balance of the CBA Mortgage Loan or CBA B Note has been accelerated, (iii) the principal balance of the CBA Mortgage Loan or CBA B Note is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a CBA B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the CBA B Note will be entitled to purchase the CBA Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the CBA Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the CBA Mortgage Loan, together with all unpaid interest on the CBA Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under the CBA Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the CBA Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the CBA Mortgage Loan.

      CLF Whole Loans. Two Mortgage Loans (Loan Nos. 57417 and 57419) (the “CLF Mortgage Loans”), representing 0.5% of the Initial Pool Balance (0.7% of the Group 1 Balance), are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (each a “CLF Mortgaged Property”) and a single assignment of a lease. Only the CLF Mortgage Loans are included in the Trust Fund. The other mortgage loans’ principal balances as of the related dates of origination were $952,830 and $1,439,623, respectively. These mortgage loans are subordinated in right of payment to the related CLF Mortgage Loans (each a “CLF B Note”). As used in this prospectus supplement, the term CLF Whole Loans refers to a CLF Mortgage Loan and the related CLF B Note. Separate intercreditor agreements (each “CLF Intercreditor Agreement”), between the holder of each CLF Mortgage Loan and the holder of the CLF B Note (the “CLF B Noteholder”) sets forth the rights of these noteholders. Each CLF Intercreditor Agreement provides that each of the mortgage loans that comprise each CLF Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. Pursuant to each CLF Intercreditor Agreement, the CLF B Noteholder agreed to subordinate its interest in certain respects to the CLF Mortgage Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a “Defaulted Lease Claim”).

      Pursuant to each CLF Intercreditor Agreement, to the extent described below, the right of a CLF B Noteholder to receive payments with respect to a CLF B Note (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the related CLF Mortgage Loan. All payments and proceeds of a CLF Mortgage Loan and the related CLF B Note (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to a CLF Mortgage Loan, will be applied first, in the event of (a) liquidation of the real property, (b) a determination that applicable servicing advances are nonrecoverable, or (c) a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be applied first to the Trust Fund, in an amount equal to interest due with respect to the CLF Mortgage Loan at the pre-default interest rate thereon; then to the Trust Fund, in an amount equal to the portion of any scheduled payments of principal allocable to a CLF Mortgage Loan (including, following acceleration, the full principal balance thereof); then to fund any applicable reserves under the terms of the loan documents; then to the CLF B Noteholder, in an amount equal to amounts then due with respect to a CLF B Note (including reimbursement of any advances made by or on behalf of a CLF B Noteholder, interest due with respect to a CLF B Note at the pre-default interest rate thereon and any scheduled payments of principal allocable to a CLF B Note); then to reimburse the Master Servicer, Special Servicer or the CLF’s B Noteholder for any outstanding advances made by either such party on the CLF Mortgage Loan or the CLF B Note, to the extent then deemed to be recoverable and not previously reimbursed; then sequentially to the CLF Mortgage Loan and then CLF B Note, in each case until paid in full, any unscheduled payments of principal with respect thereto; then, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid), and then, to any default interest accrued on a CLF Mortgage Loan and then default interest accrued on a CLF B Note. Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under a CLF B Note, and thereafter will be payable to the Trust Fund. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing clauses, such amount will be paid to the Trust Fund and a CLF B Noteholder on a pro rata basis.

      In the event of an acceleration of a CLF Mortgage Loan and the related CLF B Note after an event of default under the loan documents, the CLF B Noteholder will be entitled to purchase the CLF Mortgage Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the related CLF Mortgage Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) any other amounts payable under the loan documents.

      Hines Sumitomo Whole Loan. One Mortgage Loan, Loan No. 57365 (referred to as the “Hines Sumitomo Senior Note A-1” or the “Hines Sumitomo Mortgage Loan”), representing 9.5% of the Initial Pool Balance (13.4% of the Group 1 Balance) and having a Cut-off Date Balance of $160,000,000, is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the “Hines Sumitomo Mortgaged Property”). Only the Hines Sumitomo Mortgage Loan and the Hines Sumitomo Note B Loan (as defined below) are included in the Trust Fund. One of the remaining mortgage loans in this split loan structure is referred to in this prospectus supplement as the “Hines Sumitomo Senior Companion Note A-2” or the “Hines Sumitomo Senior Companion Note” and is not included in the Trust Fund and has a Cut-off Date Balance of $104,600,000. The remaining mortgage loan in such split loan structure referred to in this prospectus supplement as the “Hines Sumitomo Note B” or the “Hines Sumitomo Note B Loan” is included in the Trust Fund and has a Cut-off Date Balance of $51,805,000. Each of the Hines Sumitomo Senior Note A-1, the Hines Sumitomo Senior Companion Note A-2 and the Hines Sumitomo Note B comprise the “Hines Sumitomo Whole Loan”. The Hines Sumitomo Whole Loan, each CLF Whole Loan and the CBA Whole Loan are referred to in this prospectus supplement as the “Whole Loans”). As of the Cut-off Date, the Hines Sumitomo Senior Companion Note is owned by Bank of America, N.A. In addition subject to the restrictions set forth in the Hines Sumitomo A-2 Intercreditor Agreement (as defined below) the Hines Sumitomo Senior Companion Note A-2 may be further divided into one or more notes by the then holder thereof upon written notice of its intention to do so to the other holders of the other note, comprising the Hines Sumitomo Whole Loan. The Hines Sumitomo Mortgage Loan, and the Hines Sumitomo Senior Companion Note A-2 pay pari passu with each other and are referred to in this prospectus supplement as the “Hines Sumitomo Senior Notes.” The Hines Sumitomo Note B is subordinate to the Hines Sumitomo Senior Notes. The holders of the Hines Sumitomo Senior Notes have entered into an intercreditor agreement with the holder of the Hines Sumitomo Note B which sets forth the rights of such holders (the “Hines Sumitomo Intercreditor Agreement” and together with the CBA Intercreditor Agreement and each CLF Intercreditor Agreement the “Intercreditor Agreements”). Pursuant to the terms of the Hines Sumitomo Intercreditor Agreement, the Hines Sumitomo Whole Loan is to be serviced by the Master Servicer and the Special Servicer under the provisions of the

Pooling Agreement as a single mortgage loan. The Hines Sumitomo Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Hines Sumitomo Whole Loan will be allocated first to the holder of the Hines Sumitomo Note B and thereafter to the holders of the Hines Sumitomo Senior Notes, pro rata.

      Pursuant to the terms of the Hines Sumitomo Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the Hines Sumitomo Whole Loan after payment, reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Hines Sumitomo Intercreditor Agreement, all payments and proceeds received with respect to the Hines Sumitomo Whole Loan will be generally paid in the following manner: Each Hines Sumitomo Senior Note will receive accrued and unpaid interest pro rata on the outstanding principal balance of each such note; then each Hines Sumitomo Senior Note and the Hines Sumitomo Note B will receive payments of principal, pro rata, based on each such note’s outstanding respective principal balance; then to the holder of the Hines Sumitomo Note B accrued and unpaid interest on the outstanding principal balance of such note’s respective portion of the Hines Sumitomo Whole Loan; then prepayment premiums to the extent actually received in respect of each Hines Sumitomo Senior Note and the Hines Sumitomo Note B will be distributed to the holders of each Hines Sumitomo Senior Note and the holder of the Hines Sumitomo Note B, pro rata, based upon each such note’s outstanding principal balance; then default interest (in excess of interest accrued at the regular rate) will be paid to the holders of the Hines Sumitomo Senior Notes and the Hines Sumitomo Note B to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then penalty charges to the extent actually paid will be distributed to the holders of the Hines Sumitomo Senior Notes and the holders of the Hines Sumitomo Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; and finally any excess will be paid to the holders of the Hines Sumitomo Senior Notes and the Hines Sumitomo Note B, pro rata, based on the original principal balances of their respective portions of the Hines Sumitomo Whole Loan.

      Following the occurrence and during the continuance of a monetary or material event of default with respect to the Hines Sumitomo Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Hines Sumitomo Intercreditor Agreement all payments and proceeds received with respect to the Hines Sumitomo Note B will be subordinated to all payments under the Hines Sumitomo Senior Notes and the amounts received with respect to the Hines Sumitomo Whole Loan will generally be paid in the following manner: Each Hines Sumitomo Senior Note will receive accrued and unpaid interest, pro rata, on the outstanding principal balance of each such note; then amounts will be distributed to the holders of the Hines Sumitomo Senior Notes until the outstanding principal balance of each such note is reduced to zero; then to the holder of the Hines Sumitomo Note B accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the holder of the Hines Sumitomo Note B until the outstanding principal balance of the Hines Sumitomo Note B is reduced to zero; then prepayment premiums to the extent actually received in respect of each Hines Sumitomo Senior Note will be distributed to the holders of each Hines Sumitomo Senior Note, pro rata, based upon each such note’s outstanding principal balance; then prepayment premiums to the extent actually received with respect to the Hines Sumitomo Note B will be distributed to the holder of the Hines Sumitomo Note B; then default interest (in excess of interest accrued at the regular rate) will be paid to the holders of the Hines Sumitomo Senior Notes and the Hines Sumitomo Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then penalty charges to the extent actually paid will be distributed to the holders of the Hines Sumitomo Senior Notes and the holder of the Hines Sumitomo Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then any excess will be paid to the holders of the Hines Sumitomo Senior Notes and the holders of the Hines Sumitomo Note B, pro rata, based on the original principal balances of their respective portions of the Hines Sumitomo Whole Loan.

      Upon the Hines Sumitomo Whole Loan becoming (i) delinquent 60 days or more in respect to a monthly payment (not including the balloon payment) or (ii) is delinquent in respect of its balloon payment unless the Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance the Hines Sumitomo Whole Loan within 60 days after the due date of such balloon payment) in either case such delinquency to be determined without giving effect to any grace period permitted by the mortgage loan documents and without regard to any acceleration of payments under the mortgage loan documents, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the holder of the most subordinate Class of Class HS Certificates with a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance, or if no such Class is outstanding, the Class HS Certificates with the then greatest outstanding Certificate Balance (the “Hines Sumitomo Purchase Option Holder”) will have the right (but not the obligation) to purchase the Hines Sumitomo Senior Notes at the Hines Sumitomo Repurchase Price (as defined below) and, upon written notice, the Special Servicer will be required to sell the Hines Sumitomo Senior Notes to the Hines Sumitomo Purchase Option Holder at the Hines Sumitomo Repurchase Price, on a mutually designated date. The Hines Sumitomo Purchase Option Holder’s rights to purchase the Hines Sumitomo Senior Notes will terminate upon the earliest of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property and (2) the cure of the subject event of default.

      The “Hines Sumitomo Repurchase Price” means, with respect to the Hines Sumitomo Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Hines Sumitomo Mortgage Loan and the Hines Sumitomo Senior Companion Note A-2, (b) accrued and unpaid interest thereon from the payment date under the Hines Sumitomo Whole Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Hines Sumitomo Senior Notes, together with interest thereon at the reimbursement rate under the Pooling Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Hines Sumitomo Whole Loan and (e) any other additional trust fund expenses; provided, however, that the Hines Sumitomo Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

      The owner of the borrower under the Hines Sumitomo Whole Loan is also subject to existing mezzanine debt. With respect to such mezzanine debt, the mortgagee and the mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to such intercreditor agreement the mezzanine lender, among other things, has subordinated the mezzanine loan documents to the Hines Sumitomo Whole Loan documents and has the option to cure and/or purchase the Hines Sumitomo Whole Loan if it becomes defaulted.

      As used in this prospectus supplement, the term “Other Notes” refers to the Hines Sumitomo Senior Companion Note A-2, the CBA B Note and CLF B Notes, as applicable; the term “Other Noteholders” refers to the holders of the Other Notes. The mortgage loans, other than the BW Component Mortgage Loan and Hines Sumitomo Whole Loan, are sometimes referred to in this prospectus supplement as the “Non-Partitioned Mortgage Loans”. The BW Component Mortgage Loan, following the occurrence of and during the continuance of a BW Control Appraisal Period, is sometimes referred to in this prospectus supplement as a “Post Cap Loan”.

Significant Mortgage Loans

      Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A. While the following information was accurate as of the Cut-off Date, it may have changed if determined as of the Commencement Date.

      The following table and summaries describe the ten largest Mortgage Loans or sets of Cross-Collateralized Mortgage Loans in the Mortgage Pools by Cut-off Date Balance:

				Percent of		Loan	Cut-off	LTV
	Cut-off		Percent of	Applicable		Balance Per	Date	Ratio at
	Date	Loan	Initial Pool	Loan	Property	SF/Unit/	LTV	Maturity	Underwritten		Mortgage
Loan Name	Balance	Group	Balance	Group	Type	Room/Pads	Ratio	or ARD	DSCR		Rate

Hines Sumitomo Life Office Portfolio	$160,000,000	1	9.5%	13.4%	Office	$223	45.3%	45.3%	2.66	x	4.775%
1328 Broadway	98,800,000	1	5.9	8.3%	Office	$281	49.4%	43.2%	1.93	x	5.657%
Newgate Mall	45,000,000	1	2.7	3.8%	Retail	$74	57.0%	50.3%	1.86	x	4.839%
Sterling Estates MHC	40,500,000	2	2.4	8.3%	Manufactured	$50,248	76.7%	68.7%	1.39	x	4.950%
					Housing Community
Nestle Distribution Center — DeKalb, IL	39,604,000	1	2.4	3.3%	Industrial	$46	76.2%	60.3%	1.25	x	5.940%
The Colonnade Office Building	38,000,000	1	2.3	3.2%	Office	$183	71.0%	63.0%	1.47	x	5.530%
4501 North Fairfax Office Building	37,456,745	1	2.2	3.1%	Office	$195	60.3%	54.0%	1.54	x	5.220%
Harrison Park Apartments & Suntree Village Apartments**	36,250,000	2	2.2	7.5%	Multifamily	$46,751	78.3%	72.5%	1.21	x	5.285%
Cypress Creek Apartments	35,000,000	2	2.1	7.2%	Multifamily	$46,053	67.3%	48.3%	1.59	x	5.580%
KPMG Centre	34,812,545	1	2.1	2.9%	Office	$42	51.7%	47.4%	1.92	x	4.200%

Total/Wtd. Avg.	$565,423,290		33.7%				58.0%	51.9%	1.92	x	5.156%

**	For crossed pools, the information printed is a weighted average of the information for the loans in the crossed pool.

The Hines Sumitomo Loan

      The Loan. The Hines Sumitomo office building loan (the “Hines Sumitomo Loan”) is secured primarily by a first priority mortgage on the fee and leasehold interests in the land and improvements located in New York, New York and the fee interests in the land and improvements located in Washington, District of Columbia (the “Hines Sumitomo Mortgaged Property”). Originated on August 19, 2003, the Hines Sumitomo Loan has an outstanding principal balance as of the Cut-off Date of $160,000,000. The Hines Sumitomo Loan is an interest-only loan for the scheduled payments commencing on October 1, 2003, provided that the Hines Sumitomo Borrower shall pay any remaining indebtedness on the maturity date of the Hines Sumitomo Loan. The Hines Sumitomo Loan was made to Hines 499 Park, LLC, Hines 425 Lexington Avenue, LLC and Hines 1200 Nineteenth Street, LLC, each of which is a special purpose entity that is restricted by its organizational documents to owning and operating the Hines Sumitomo Mortgaged Property and each of which has at least one independent director (collectively, the “Hines Sumitomo Borrower”). Legal counsel to the Hines Sumitomo Borrower delivered a non-consolidation opinion in connection with the origination of the Hines Sumitomo Loan. The Hines Sumitomo Borrower is owned as follows: (a) Hines 499 Park, LLC and Hines 425 Lexington Avenue, LLC are both held 100% by Hines NY Office Properties, LLC; (b) Hines 1200 Nineteenth Street, LLC is held 99.5% by Hines NY Office Properties, LLC and 0.5% by Hines 1200 Nineteenth Street Member, LLC. Hines NY Office Properties, LLC is owned by Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust.

      The following table summarizes certain characteristics of the Hines Sumitomo Loan.

Original Hines Sumitomo Senior Note A-1 Principal Balance:	$160,000,000	% of Initial Pool Balance:	9.5%
Hines Sumitomo Senior Note A-1 Cut-off Date Principal Balance:	$160,000,000	Loan Originator:	Bank of America, N.A.
Borrowing Entity:	Hines 499 Park, LLC, Hines 425 Lexington Avenue, LLC and Hines 1200 Nineteenth Street, LLC	Property Type:	Office
Principal:	Hines-Sumisei NY Core Office Trust*	Year Built/Renovated:	499 Park Ave. 1981/N/A 425 Lexington Ave. 1987/N/A 1200 19th St., N.W. 1964/1987
Interest Rate for the Hines Sumitomo Senior Note A-1:	4.7752%	Net Rentable Square Feet:	1,187,723
Interest Calculation Method:	30/360	UW Occupancy:	95.7%
Original Loan Term (mos):	120	Actual Occupancy:	98.9%
Interest Only Term (mos):	120	Actual Occupancy Date:	April-July, 2003
Remaining Loan Term (mos):	119	Loan Cut-off Date LTV:	45.3%
Origination Date:	August 19, 2003	Maturity Date LTV:	45.3%
Maturity Date:	September 1, 2013	Underwritten NCF:	$44,237,603
Lockout End Date:	September 1, 2005	Underwritten NCF DSCR:**	2.66x

*	The Principal is not liable for the recourse carveouts.

**	The Hines Sumitomo Loan is Interest Only for its entire loan term. If debt service had been calculated on such interest only payments the resulting underwritten DSCR would have been approximately 3.50x.

     The Hines Sumitomo Loan has a remaining term of 119 months and matures on September 1, 2013. The terms of the Hines Sumitomo Loan documents prohibit voluntary prepayment prior to and including September 1, 2005 (the “Hines Sumitomo Lockout Period”). At any time after the Hines Sumitomo Lockout Period, the Hines Sumitomo Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note. Any such voluntary prepayment (unless made on the final scheduled payment date of the loan term) must be accompanied by a prepayment premium equal to the greater of (i) 1% of the principal amount of the Hines Sumitomo Loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the Hines Sumitomo Loan being prepaid, times the difference obtained by subtracting (A) the yield rate for the U.S. Treasury security specified in the loan agreement from (B) the interest rate under the Hines Sumitomo Loan, times the present value factor set forth in the loan agreement. In addition, if such prepayment does not occur on a scheduled payment date under the Hines Sumitomo Loan, the Hines Sumitomo Borrower must pay an amount equal to the amount of interest that would have accrued on the promissory note if such prepayment had occurred on the next scheduled payment date. The promissory note evidencing the Hines Sumitomo Senior Note A-1 bears interest at 4.7752% per annum.

      Release. The Hines Sumitomo Borrower is permitted pursuant to the terms of the Hines Sumitomo Loan Documents, provided that (1) no event of default has occurred and is continuing and (2) the Hines Sumitomo Mezzanine Loan has been paid in full, to obtain a release of one of the properties securing the Hines Sumitomo Loan upon the Hines Sumitomo Borrower satisfying certain additional criteria including among other requirements compliance with the following conditions:

(a) provision of at least 60 days notice and no more than 90 days notice to the mortgagee;

(b) payment of the release price (with interest through to the next scheduled payment date if the payment is not on a scheduled payment date);

(c) execution and delivery of a release of the lien (and other applicable Hines Sumitomo Loan Documents);

(d) satisfaction of certain (i) debt service coverage ratio tests and (ii) loan to value ratio tests set forth in the Hines Sumitomo Loan Documents;

(e) receipt of evidence that the released property will not be conveyed to the Hines Sumitomo Borrower or its affiliates;

(f) reimbursement of all costs and expenses (including legal fees) incurred in connection with the release; and

(g) receipt of opinions of counsel acceptable to the Rating Agencies regarding the status of the REMICs.

      Substitution. The Hines Sumitomo Borrower is permitted, pursuant to the terms of the Hines Sumitomo Loan Documents, provided (1) that no event of default has occurred and is continuing and (2) the Hines Sumitomo Mezzanine Loan has been paid in full to obtain a release of one of the properties securing the Hines Sumitomo Loan by substituting for such property another office property of like kind and quality, up to three times during the loan term, upon the Hines Sumitomo Borrower satisfying certain additional criteria, including among other requirements compliance with the following conditions:

(a) provision of at least 60 days notice to the mortgagee;

(b) conveyance of the property being released to a person that is not the Hines Sumitomo Borrower (if the applicable borrower continues to own a property that is subject to the mortgage securing the Hines Sumitomo Loan);

(c) provision of evidence that the property to be substituted is a “Class-A Core Office Property” (as defined in the Hines Sumitomo Loan documents), located in a major metropolitan area or preferred submarkets (with no more than two properties securing the Hines Sumitomo Loan permitted to be in the same major metropolitan area or preferred submarket);

(d) receipt of an appraisal of the property to be substituted, and the satisfaction of certain debt service coverage ratio and loan-to-value ratio tests set forth in the Hines Sumitomo Loan documents;

(e) receipt of a confirmation from each Rating Agency that the proposed substitution will not result in a withdrawal, qualification or downgrade of its ratings then assigned to the Certificates;

(f) execution and delivery of a mortgage covering the property to be substituted and other related documents;

(g) receipt of satisfactory survey, physical condition report and environmental site assessment(s) in accordance with the Hines Sumitomo Loan documents;

(h) evidence of insurance and title insurance meeting requirements set forth in the Hines Sumitomo Loan documents;

(i) reimbursement of mortgagee’s costs and expenses (including legal fees incurred in connection with the substitution);

(j) receipt of certain opinions of counsel acceptable to the Rating Agencies including an opinion regarding the status of the REMICs.

      Notwithstanding the foregoing, provided that no event of default has occurred under the Hines Sumitomo Loan, the Hines Sumitomo Borrower may prepay the Hines Sumitomo Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the Hines Sumitomo Borrower are not made available by the mortgagee for restoration of the Hines Sumitomo Mortgaged Property. See “— Casualty” and “— Condemnation” below.

      The Property. The Hines Sumitomo Mortgaged Property consists of the Hines Sumitomo Borrower’s fee and/or leasehold interests in parcels of land totaling approximately 1.9 acres located in New York, New York and Washington, District of Columbia. According to the appraisal conducted in connection with the origination of the Hines Sumitomo Loan, the Hines Sumitomo Mortgaged Property consists of three properties, that feature a 28, a 31, and an 8 story office building, respectively, with net rentable square feet of 280,404, 675,678 and 231,641, respectively.

Tenant Table

499 Park Avenue(1)	Ratings	Tenant	% Total		Potential	% Potential	Lease
	S&P/Fitch	Total SF	SF	Rent PSF	Rent	Rent	Expiration

Top Tenants
Bloomberg L.P.	Not Rated	145,463	51.9%	$65.93	$9,590,253	50.7%	9/30/2004
Dreier and Baritz LLP(2)	Not Rated	32,893	11.7	$75.37	2,479,195	13.1	5/31/2011
Mercer Management	Not Rated	20,293	7.2	$50.00	1,014,650	5.4	9/30/2006

Totals		198,649	70.9%		$13,084,098	69.2%

425 Lexington Avenue(1)	Ratings	Tenant	% Total		Potential	% Potential	Lease
	S&P/Fitch	Total SF	SF	Rent PSF	Rent	Rent	Expiration

Top Tenants
Simpson Thatcher & Bartlett	Not Rated	389,585	57.7%	$61.84	$24,090,085	58.7%	10/31/2018
Canadian Imperial Bank of Commerce	A+/AA-	271,315	40.2	$55.07	14,940,520	36.4	10/31/2008
Fleet National Bank	Withdrawn(3)	3,756	0.6	$195.00	732,420	1.8	10/31/2013

Totals		664,656	98.4%		$39,763,025	96.9%

1200 19th Street(1)	Ratings	Tenant	% Total		Potential	% Potential	Lease
	S&P/Fitch	Total SF	SF	Rent PSF	Rent	Rent	Expiration

Top Tenants
Piper Rudnick LLP	Not Rated	164,997	69.7%	$36.99	$6,103,100	71.4%	9/30/2007
Kelley Drye & Warren LLP	Not Rated	43,711	18.5	$34.79	1,520,706	17.8	9/30/2007
Sam & Harry’s Restaurant	Not Rated	9,849	4.2	$26.38	259,833	3.0	1/31/2010

Totals		218,557	92.4%		$7,883,638	92.2%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

(2)	The tenant has vacated, however Hines Real Estate Holdings Limited Partnership has executed a master lease for the space in accordance with the Hines Sumitomo Loan documents and such master lease has a lease expiration of May 31, 2011 subject to the terms of the master lease.

(3)	The ratings of the Fleet National Bank tenant have been withdrawn pending the issuance of new ratings in connection with a proposed merger with Bank of America.

     Non-Recourse Obligation. The Hines Sumitomo Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Hines Sumitomo Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Hines Sumitomo Borrower, its affiliates, Hines Sumisei NY Core Office Trust, or its affiliates in connection with documents furnished to the mortgagee prior to or during the term of the Hines Sumitomo Loan, (ii) waste or arson of the Hines Sumitomo Mortgaged Property, (iii) misapplication or conversion by the Hines Sumitomo Borrower of insurance proceeds, condemnation awards or, following an event of default under the Hines Sumitomo Loan, (iv) breach of environmental representations, (v) material failure to maintain the Hines Sumitomo Borrower’s status as a special purpose entity, (vi) material failure to comply with the voluntary assignment, transfer, or conveyance provisions of the Hines Sumitomo Loan documents and (vii) the Hines Sumitomo Mortgaged Property becomes an asset in a voluntary bankruptcy proceeding.

      Insurance. The Hines Sumitomo Borrower, at its sole cost and expense, is required to keep the Hines Sumitomo Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then “full replacement cost” of the improvements and personal property on the Hines Sumitomo Mortgaged Property, without deduction for physical depreciation; (2) such that the insurer would not deem the Hines Sumitomo Borrower a co-insurer under such policies; (3) providing that no deductible will exceed $100,000; and (4) providing that such policy will contain an “Ordinance or Law Coverage” or “Enforcement”

endorsement if any of the improvements or the use of the Hines Sumitomo Mortgaged Property will at any time constitute legal nonconforming structures or uses.

      The Hines Sumitomo Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

      (a) if any part of the Hines Sumitomo Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available with respect to the improvements under the National Flood Insurance Act;

      (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

      (c) business income insurance in an amount equal to at least 100% of the projected gross income from the Hines Sumitomo Mortgaged Property, such rental loss insurance to cover rental losses for the earlier of (i) a period until the Hines Sumitomo Mortgaged Property has been restored to the previous level at the Hines Sumitomo Mortgaged Property or (ii) 18 months from the date of loss, together with an extended period of indemnity endorsement insuring for continued loss of income from the period of time from the completion of the restoration until (1) the income returns to the same level it was at prior to the date of loss or (2) 12 months from the date of the completion of restoration;

      (d) comprehensive boiler and machinery insurance in such amounts as will be required by the mortgagee on terms consistent with the commercial property insurance policy provided by the Hines Sumitomo Borrower;

      (e) at all times during which construction, repairs or alterations are made on the Hines Sumitomo Mortgaged Property owner’s contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder’s risk completed value form;

      (f) excess liability insurance in addition to primary coverage in an amount not less than $100,000,000 per occurrence;

      (g) statutory worker’s compensation insurance to the extent required by law with respect to any work on or about the Hines Sumitomo Mortgaged Property; and

      (h) such other insurance as may from time to time be required pursuant to the terms of the loan agreement.

      The Hines Sumitomo Borrower is also required to maintain the insurance policies described above without an exclusion for terrorist acts or, in the alternative the Hines Sumitomo Borrower may satisfy the applicable requirements for terrorism insurance via a blanket terrorism insurance policy or a stand-alone terrorism insurance policy in the amounts and under the conditions set forth in the Hines Sumitomo Loan documents.

      All policies of insurance (the “Hines Sumitomo Insurance Policies”) described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of “AA” (or its equivalent) or better by at least two rating agencies, one of which must be S&P, and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by such insurance company will be paid; provided that the mortgagee shall accept an “all-risk” policy described above and/or a policy relating to terrorism coverage issued by Factory Mutual Insurance Company (“Factory Mutual”); provided that the ratings assigned to Factory Mutual by A.M. Best Company, Inc. and Fitch do not fall below those ratings that are in place as of the origination date. The current ratings of Factory Mutual are “A+/XIV” by A.M. Best Company, Inc., and “A+” by Fitch.

      Casualty. The loan agreement provides that, if the Hines Sumitomo Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, regardless of whether insurance proceeds are payable under the Hines Sumitomo Insurance Policies or, if paid, are made available to the Hines Sumitomo Borrower by the mortgagee, the Hines Sumitomo Borrower must promptly proceed with the repair or rebuilding of the improvements as near as possible and with the exercise of diligent efforts to restore the Hines Sumitomo Mortgaged Property to the condition it was in immediately prior to such damage or destruction. Any repairs and rebuilding are herein collectively referred to as the “Hines Sumitomo Restoration”. The Hines Sumitomo

Restoration must be conducted under the supervision of an independent consulting engineer selected by the mortgagee in accordance with plans and specifications approved by the mortgagee in consultation with such consulting engineer. If the estimated cost of the Hines Sumitomo Restoration exceeds the amount of insurance proceeds, the Hines Sumitomo Borrower will be required to deposit the deficiency with the mortgagee before any further disbursement of the proceeds will be made, and until so disbursed will constitute additional security for the Hines Sumitomo Loan.

      Upon the occurrence of any damage or destruction to the Hines Sumitomo Mortgaged Property, the mortgagee will disburse to the Hines Sumitomo Borrower insurance proceeds for the Hines Sumitomo Restoration in accordance with the loan agreement, provided that: (1) no event of default will have occurred and be continuing; (2) less than 35% of the total rentable area of the improvements or the fair market value of any on the Hines Sumitomo Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (3) leases demising in the aggregate 75% of the total rentable space in the acceptable Hines Sumitomo Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such fire or other casualty, will remain in full force and effect during and after the completion of the Hines Sumitomo Restoration without abatement of rent beyond the time required for the Hines Sumitomo Restoration; (4) the Hines Sumitomo Borrower will commence the Hines Sumitomo Restoration as soon as reasonably practicable, but in no event later than 60 days after such occurrence and will diligently pursue the same to satisfactory completion; (5) the mortgagee will be satisfied that any operating deficits, including all scheduled payments of principal and interest under the promissory note, which will be incurred with respect to the Hines Sumitomo Mortgaged Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of business income insurance or other reserves or letters of credit deposited with the mortgagee; (6) the mortgagee will be satisfied that the Hines Sumitomo Restoration will be completed on or before the earliest to occur of (a) six months prior to the Hines Sumitomo Maturity Date; (b) the earliest date required for such completion under the terms of any leases or material agreements affecting the Hines Sumitomo Mortgaged Property; (c) such time as may be required under any applicable zoning laws, ordinance, rule or regulation or (d) the expiration of any business income insurance coverage; and (7) the Hines Sumitomo Mortgaged Property and the use thereof after the Hines Sumitomo Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations. To the extent not required to be disbursed by the mortgagee for the restoration of the Hines Sumitomo Mortgaged Property, such payment may be applied to the discharge of the Hines Sumitomo Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless an event of default under the Hines Sumitomo Loan has occurred prior to the expiration of the Hines Sumitomo Lockout Period) in accordance with the procedures described above.

      Condemnation. Pursuant to the Hines Sumitomo Loan documents, in the event of a taking by any governmental authority through eminent domain or otherwise, the Hines Sumitomo Borrower will be required to continue to make payments on the Hines Sumitomo Loan and the payment obligations due under the Hines Sumitomo Loan will not be reduced until any award or payment has been actually received after expenses of collection have been received by the mortgagee and applied to discharge such obligations. Upon the occurrence of any condemnation to the Hines Sumitomo Mortgaged Property, the condemnation award will be disbursed by the mortgagee to the Hines Sumitomo Borrower for restoration in accordance with the terms of the Hines Sumitomo Loan Agreement, provided that (x) less than 15% of the fair market value and the rentable area of the applicable Hines Sumitomo Mortgaged Property has been taken, which land is located along the perimeter or periphery of the Hines Sumitomo Mortgaged Property and upon which land no improvements are located and (y) the Hines Sumitomo Borrower satisfies conditions similar to those described above for restoration after damage or destruction of the Hines Sumitomo Mortgaged Property. To the extent not required to be disbursed by the mortgagee for the restoration of the Hines Sumitomo Mortgaged Property, such award or payment may be applied to the discharge of the Hines Sumitomo Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless an event of default under the Hines Sumitomo Loan has occurred prior to the expiration of the Hines Sumitomo Lockout Period) in accordance with the procedures described above.

      Transfer of Property and Interest in the Hines Sumitomo Borrower; Encumbrance. The Hines Sumitomo Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Hines Sumitomo Mortgaged Property is permitted without the prior written consent of the mortgagee in its sole discretion, unless the Hines Sumitomo Borrower satisfies certain conditions relating to assumption of the Hines Sumitomo Loan by a transferee (a “Hines Sumitomo Assumption”): (1) the absence of any default or event of default under the Hines Sumitomo Loan; (2) the payment to the mortgagee of all reasonable and customary expenses incurred by the mortgagee in connection with any such Hines Sumitomo Assumption, a $12,500 processing fee (if the Hines Sumitomo Mezzanine Loan is outstanding) $25,000 processing fee if the Hines Sumitomo Mezzanine Loan is not outstanding, and an assumption fee in an amount equal to $125,000 if the Hines Sumitomo Mezzanine Loan is outstanding or $250,000 if the Hines Sumitomo Mezzanine Loan is not outstanding upon a Hines Sumitomo Assumption; (3) evidence that the Hines Sumitomo Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the mortgagee and the Rating Agencies and that the proposed transferee is a single purpose entity (which includes a non-consolidation opinion with respect to the transferee); (4) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (5) if required by the mortgagee, confirmation from each Rating Agency that such Hines Sumitomo Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; (6) such other documentation and opinions required by the mortgagee and (7) the Hines Sumitomo Mezzanine Loan has been paid in full.

      The Hines Sumitomo Loan documents provide that Hines Sumitomo Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant, or create any lien on, any of the direct or indirect interests in the Hines Sumitomo Borrower (any such event, a “Hines Sumitomo Transfer”) without the mortgagee’s consent.

      A Hines Sumitomo Transfer will not include the following events and therefore do not require the consent of the mortgagee but does require the delivery to the mortgagee of an acceptable non-consolidation opinion if the transferee becomes the owner of more than 49% of the aggregate indirect ownership interests in the Hines Sumitomo Borrower and the satisfaction of certain other conditions, including but not limited to, ownership, control and/or management by certain persons in the Hines Sumitomo Borrower, the borrower principal and/or the Mortgaged Property:

(i) a transfer of the direct or indirect aggregate stock, limited partnership’s interests, or membership interests in the Hines Sumitomo Borrower, any general partner of the Hines Sumitomo Borrower, any affiliated property manager (each a “Hines Sumitomo Restricted Party”), or any shareholder, partner, member or nonmember manager, or any direct or indirect legal or beneficial owner of any Hines Sumitomo Restricted Party (subject to certain exclusions and restrictions);

(ii) a sale or pledge in connection with the Hines Sumitomo Mezzanine Loan pursuant to the Hines Sumitomo Mezzanine Loan Documents;

(iii) the transfer of interests in Hines Interests Limited Partnership; and

(iv) any transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of any restricted party more particularly described in the Hines Sumitomo Loan documents.

      Escrows. (In addition to the information listed below, see Annex B to this prospectus supplement for information regarding escrow reserves.):

      (1) Hines Sumitomo Tax and Insurance Reserve Account. The Hines Sumitomo Borrower will be required to deposit on each payment date an amount equal to 1/12th of the taxes and insurance premiums (but with regard to insurance premiums, only to the extent the Hines Sumitomo Borrower does not maintain the required insurance under a blanket insurance policy) that will be due and payable in connection with the Hines Sumitomo Mortgaged Property during the next 12 months. Insurance premiums are not escrowed so long as the Hines Sumitomo Borrower maintains a suitable blanket insurance policy. Amounts on deposit in the Hines Sumitomo Tax and Insurance Reserve Account will be applied to pay such taxes and insurance premiums.

      (2) Hines Sumitomo Replacement Reserve Account. The Hines Sumitomo Borrower will be required to deposit on each payment date an amount equal to $24,903 into a reserve for certain repairs and replacements to the Hines Sumitomo Mortgaged Property.

      (3) Hines Sumitomo Tenant Improvement and Lease Conditions Reserve Account. The Hines Sumitomo Borrower will be required to deposit on each payment date an amount equal to $99,611 into a reserve for the payment of certain tenant improvement and leasing commission costs.

      (4) Excess Cash Reserve. The Hines Sumitomo Borrower will deposit all excess cash on each scheduled payment date during any Hines Sumitomo Trigger Period into an Excess Cash Reserve Account which amounts will be disbursed to Hines Sumitomo Borrower upon the earlier to occur of (a) payment in full of the Hines Sumitomo or (b) provided no event of default exists, payment in full of the Hines Sumitomo Mezzanine Loan. “Hines Sumitomo Trigger Period” means a period commencing on the earlier of the following to occur: (i) the date which is two years from the first day of the calendar month immediately following the date of the Loan Agreement (but only in the event that the Hines Sumitomo Mezzanine Loan shall remain outstanding on such date) and expiring on the date that the Hines Sumitomo Mezzanine Loan is paid in full or (ii) the existence and continuance of an event of default.

      (5) Operating Expense Reserve Account. The Hines Sumitomo Borrower will deposit, on each scheduled payment date during any Hines Sumitomo Trigger Period, funds sufficient to pay all operating expenses required to be incurred during the following month in accordance with the annual budget approved by the mortgagee.

      (6) Extraordinary Expense Reserve Account. The Hines Sumitomo Borrower will deposit, on each scheduled payment date during any Hines Sumitomo Trigger Period, funds sufficient to pay any extraordinary expense for the following month which have been approved by the mortgagee into the Extraordinary Expense Reserve Account.

      With respect to the obligation of the Hines Sumitomo Borrower to maintain reserve accounts under the Hines Sumitomo Loan documents other than with respect to certain leasing reserve accounts (including a leasing reserve account related to the Canadian Bank of Imperial Commerce tenant), the Hines Sumitomo Borrower will be released from such obligation upon payment in full of the Hines Sumitomo Mezzanine Loan provided that no event of default is then occurring under the Hines Sumitomo Loan.

      Cash Management Account. A cash management account, to be controlled by the mortgagee was established at closing. All rents, revenues and receipts are remitted by the Hines Sumitomo Tenant to a clearing account. On each scheduled payment date following a trigger event a “Hines Sumitomo Trigger Event”, all sums in the clearing account are disbursed for the payment of debt service and required escrows and other amounts. Provided that no event of default or Hines Sumitomo Trigger Event has occurred under the Hines Sumitomo Loan, any excess sums on deposit in the clearing account will be released to the Hines Sumitomo Borrower.

      Upon the occurrence of an event of default, the mortgagee may, in its sole discretion, apply all funds on deposit in the clearing account to the payment of amounts due on the Hines Sumitomo Loan.

      Property Management. The Hines Sumitomo Mortgaged Property is managed by Hines Interests Limited Partnership, an affiliate of the Hines Sumitomo Borrower.

      Additional Debt. The Hines Sumitomo Borrower is prohibited, without the mortgagee’s consent, from incurring any additional debt, secured or unsecured, except for trade payables in the ordinary course of business, the acquisition or leasing of equipment used in the ordinary course of business, and purchase money indebtedness provided that such debt is paid within 60 days of the date incurred and by the date the same is due, and in the aggregate does not exceed 3% of the outstanding principal amount of the Hines Sumitomo Loan.

      Remedies. Upon the occurrence of an event of default, the Hines Sumitomo Loan will become immediately due and payable at the option of the mortgagee. In addition, upon the occurrence and during the continuance of an event of default, the Hines Sumitomo Borrower will be required to pay interest (“Hines Sumitomo Default Interest”) on the entire unpaid balance of the Hines Sumitomo Loan, effective from the date of the event of default, at a rate per annum equal to 4% above the interest rate, but in no event to exceed the maximum rate permitted by applicable law.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(6/30/03)

Effective Gross Income	$79,200,090	$73,507,805	$76,003,508
Total Expenses	$31,323,989	$26,757,574	$31,229,604
Net Operating Income (NOI)	$47,876,101	$46,750,231	$44,773,904
Cash Flow (CF)	$44,237,603	$46,750,231	$44,773,904
DSCR on NOI	2.88x	2.81x	2.70x
DSCR on CF	2.66x	2.81x	2.70x

      Mezzanine Loan. In August 2003 Bank of America, N.A. and Connecticut General Life Insurance Company (each a “Hines Sumitomo Mezzanine Lender” and collectively, the “Hines Sumitomo Mezzanine Lenders”) made a loan in the original principal amount of $85,000,000 (the “Hines Sumitomo Mezzanine Loan”) to Hines NY Office Properties LLC, (the “Hines Sumitomo Mezzanine Borrower”) evidenced by two separate promissory notes each in the original principal amount of $42,500,000 each in favor of each respective Hines Sumitomo Mezzanine Lender. The Hines Sumitomo Mezzanine Borrower is the sole member of the Hines Sumitomo Borrower. The Hines Sumitomo Mezzanine Loan is secured by (among other things) a first priority security interest in all of Hines Sumitomo Mezzanine Borrower’s ownership interests in the Hines Sumitomo Borrower. The relationship between the Hines Sumitomo Mezzanine Lender and the mortgagee is set forth in that certain mezzanine intercreditor agreement dated as of August 19, 2003 by and between the mortgagee and the Hines Sumitomo Mezzanine Lender (the “Hines Sumitomo Mezzanine Intercreditor Agreement”).

      In the Hines Sumitomo Mezzanine Intercreditor Agreement, the mortgagee and the Hines Sumitomo Mezzanine Lender have set forth their respective relationship which, among other things, states the following: (1) the Hines Sumitomo Mezzanine Lender may not transfer more than 49% of its interest in the Hines Sumitomo Mezzanine Loan unless either (i) a Rating Agency confirmation has been given or (ii) the transferee is a qualified transferee pursuant to the terms of the Hines Sumitomo Mezzanine Intercreditor Agreement; (2) the mortgagee may transfer all or any of the Hines Sumitomo Whole Loan or any interest in such Hines Sumitomo Whole Loan and such Hines Sumitomo Whole Loan will be and remain senior in respect to the Hines Sumitomo Mezzanine Loan; (3) the Hines Sumitomo Mezzanine Lender may not exercise any rights it may have under the Hines Sumitomo Mezzanine Loan documents with respect to foreclosure or other realization upon the collateral securing the Hines Sumitomo Mezzanine Loan unless (among other things) (i) the transferee is a qualified transferee pursuant to the terms of the Hines Sumitomo Mezzanine Intercreditor Agreement, (ii) the Hines Sumitomo Mortgaged Property will be managed by a qualified manager pursuant to the terms of the Hines Sumitomo Mezzanine Intercreditor Agreement and (iii) if not in place prior to the transfer of title in the collateral securing the Hines Sumitomo Mezzanine Loan, a hard cash management system and adequate reserves for taxes, insurance, debt service, ground rents, capital repair and improvement expenses, tenant improvement expenses and leasing commissions and operating expenses will be implemented under the Hines Sumitomo Loan; (4) the Hines Sumitomo Mezzanine Lender will promptly notify the mortgagee of any intended action with respect to the Hines Sumitomo Mezzanine Loan which would require Rating Agency confirmation; (5) each of the Hines Sumitomo Mezzanine Lender and the mortgagee will have the right to modify the Hines Sumitomo Mezzanine Loan and the Hines Sumitomo Loan, respectively, without the other’s consent provided there is no change in, among other things, interest rate, principal amount, maturity, the voluntary prepayment period, and cross default provisions; provided that the mortgagee may make any such modifications without consent of the Hines

Sumitomo Mezzanine Lender, except for changes in the principal amount of the loan and extensions in the voluntary prepayment period, in the event of a default or work-out of the Hines Sumitomo Loan; (6) the Hines Sumitomo Mezzanine Lender subordinates and makes junior the Hines Sumitomo Mezzanine Loan to the Hines Sumitomo Loan and the Hines Sumitomo Loan documents; (7) the Hines Sumitomo Mezzanine Lender subordinates its rights to receive payments to the Hines Sumitomo Loan and the mortgagee provides the Hines Sumitomo Mezzanine Lender a right to cure defaults by the Hines Sumitomo Borrower; (8) the mortgagee will give the Hines Sumitomo Mezzanine Lender a right to purchase the Hines Sumitomo Loan at a price generally equal to the outstanding principal balance of the Hines Sumitomo Whole Loan as of the date of purchase together will all accrued interest (including late charges, default interest, exit fees, advances and post-petition interest), any protective advances and monthly payment advances (in each case with any interest charged thereon) made by the mortgagee, and all costs and expenses (including reasonable legal fees and expenses incurred by the mortgagee) actually incurred by the mortgagee in enforcing the terms of the Hines Sumitomo Loan documents if (i) the indebtedness under the Hines Sumitomo Whole Loan has been accelerated or (ii) or the Hines Sumitomo Whole Loan has become specially serviced under any applicable servicing agreement; and (9) the mortgagee will consent to the Hines Sumitomo Mezzanine Lender’s pledge of the Hines Sumitomo Mezzanine Loan and of the collateral securing the Hines Sumitomo Mezzanine Loan to any entity which has extended a credit facility to Hines Sumitomo Mezzanine Lender that is a qualified transferee pursuant to the terms of the Hines Sumitomo Mezzanine Intercreditor Agreement or a financial institution whose long-term unsecured debt is rated at least “A” or better by each Rating Agency; provided that if the financial institution is not a qualified transferee pursuant to the terms of the Hines Sumitomo Mezzanine Intercreditor Agreement it may not take title to the collateral securing the Hines Sumitomo Mezzanine Loan without a Rating Agency confirmation.

The 1328 Broadway Loan

      The Loan. The 1328 Broadway Building Loan (the “1328 Broadway Loan”) is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the 1328 Broadway Building located in New York, New York (the “1328 Broadway Mortgaged Property”). Originated on September 15, 2003, the 1328 Broadway Loan has an outstanding principal balance as of the Cut-off Date of $98,800,000. The 1328 Broadway Loan is an interest only loan for the scheduled payments commencing on November 1, 2003 through and including the scheduled payment date in October 2004 and then requires scheduled payments of principal and interest thereafter. The 1328 Broadway Loan was made to 1328 Broadway, LLC, a special purpose entity that is restricted by its organizational documents to owning and operating the 1328 Broadway Mortgaged Property which has two independent directors (the “1328 Broadway Borrower”). Legal counsel to the 1328 Broadway Borrower delivered a non-consolidation opinion in connection with the origination of the 1328 Broadway Loan. The 1328 Broadway Borrower is owned by Marbridge LLC (100%). Marbridge LLC is owned by Michael Goelet (22.5%), Richard Goelet (22.5%), Suzanne Goelet (22.5%), Lynn G. Feld (22.5%) and 1328 Broadway Managers, LLC (10%). 1328 Broadway Managers, LLC is owned by Chgaro LLC (50%) and SAGLA LLC (50%) which are ultimately owned both directly and through the trust created for the benefit of the family members by Aby Rosen and Michael Fuchs. The 1328 Broadway Loan is also known as the “BW Component Mortgage Loan” and, as such, is being divided for purposes of this prospectus supplement into one senior component having a principal balance of $98,800,000 and eleven subordinate components having an aggregate balance of $36,200,000.

      The following table summarizes certain characteristics of the BW Component Mortgage Loan and of the BW Senior Component.

Original BW Senior Component Principal Balance:	$98,800,000	% of Initial Pool Balance:	5.9%
BW Senior Component Cut-off Principal Balance:	$98,800,000	Loan Originator:	Bank of America, N.A.
Borrowing Entity:	1328 Broadway, LLC	Property Type:	Office
Principal:	Aby Rosen, Michael Fuchs	Year Built/Renovated:	1909/2001
Interest Rate for the BW Senior Component:*	5.65653%	Net Rentable Square Feet:	351,750
Interest Calculation Method:	Actual/360	UW Occupancy:	93.8%
Original Loan Term (mos):	120	Actual Occupancy:	98.9%
Original Amortization Term (mos):	360	Actual Occupancy Date:	August 12, 2003
Remaining Loan Term (mos):	120	Loan Cut-off Date LTV:	49.4%
Origination Date:	September 15, 2003	Maturity Date LTV:	43.2%
Maturity Date:	October 1, 2013	Underwritten NCF:	$13,210,821
Lockout End Date:	July 1, 2013	Underwritten NCF DSCR:	1.93x

*	The interest rate was rounded to five decimals.

     The 1328 Broadway Loan has a remaining term of 120 months and matures on October 1, 2013. The terms of the 1328 Broadway Loan documents prohibit voluntary prepayment prior to and including July 1, 2013 (the “1328 Broadway Lockout Period”). If either (i) the mortgagee, in its sole discretion, accepts a full or partial voluntary prepayment during the 1328 Broadway Lockout Period or (ii) there is an involuntary prepayment during the 1328 Broadway Lockout Period, in connection with or following the acceleration of the outstanding principal balance of the promissory note or otherwise the 1328 Broadway Borrower will also be required to pay, in addition to the amount of the 1328 Broadway Loan being prepaid, a prepayment premium equal to the greater of (i) 1% of the principal amount of the 1328 Broadway Loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the 1328 Broadway Loan being prepaid, times the difference obtained by subtracting (A) the yield rate for the U.S. Treasury security specified in the loan agreement from (B) the interest rate under the 1328 Broadway Loan, multiplied by the present value factor set forth in the loan agreement. At any time after the 1328 Broadway Lockout Period, the 1328 Broadway Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note without penalty, however, if such prepayment does not occur on a scheduled payment date under the 1328 Broadway Loan, the 1328 Broadway Borrower must pay an amount equal to the amount of interest which would have accrued on the promissory note if such prepayment had occurred on the next scheduled payment date. The promissory note evidencing the entire 1328 Broadway Loan bears interest at 6.18850% per annum. The 1328 Broadway Mortgaged Property is subject to defeasance provided that no event of default under the 1328 Broadway Loan has occurred and upon the satisfaction of certain conditions set forth in the 1328 Broadway Loan documents, at any time two years following the Closing Date with “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that provide for payments prior and as close as possible to all successive scheduled payment dates, with each such payment being equal to or greater than the amount of the corresponding monthly payment amount required to be paid under the 1328 Broadway Loan documents.

      Notwithstanding the foregoing, provided that no event of default has occurred under the 1328 Broadway Loan, the 1328 Broadway Borrower may prepay the 1328 Broadway Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the 1328 Broadway Borrower are not made available by the mortgagee for restoration of the 1328 Broadway Mortgage Property. See “— Casualty” and “— Condemnation” below.

      The Property. The 1328 Broadway Mortgaged Property consists of the 1328 Broadway Borrower’s fee interest in a parcel of land totaling approximately 0.7 acres located in New York, New York. According to the appraisal conducted in connection with the origination of the 1328 Broadway Loan, the property consists of an 11-story office building with multi-level retail containing a total of 351,750 net rentable square feet located between 34th and 35th Streets in midtown Manhattan. Included in the collateral is a one-level underground parking garage, which occupies 29,610 square feet and is managed by Central Parking on a long-term contractual agreement. The 1328 Broadway Mortgaged Property was built in 1909 and extensively renovated in 2001 with the 1328 Broadway Borrower spending approximately $35 million on improvements, which included the replacement of all HVAC units, the upgrading of all elevators, new windows and facade repair. In addition, four of the largest tenants have spent a total of approximately $56 million on their respective spaces.

Tenant Table

	Ratings	Tenant	% Total		Potential	% Potential	Lease
	S&P/Fitch	Total SF	SF	Rent PSF	Rent	Rent	Expiration

Top Tenants(1)
Publicis USA Holdings Inc	Not Rated	119,502	34.0%	$39.83	$4,759,500	24.9%	8/31/2016
H&M	Not Rated	70,771	20.1	$85.84	6,075,000	31.7	1/31/2016
Mercy College	Not Rated	55,000	15.6	$43.00	2,365,000	12.4	5/14/2022
Central Parking	B+/Not Rated	29,610	8.4	$19.42	575,000	3.0	12/31/2007
Victoria’s Secret	BBB+/Not Rated	26,650	7.6	$154.56	4,118,950	21.5	3/31/2017

Totals		301,533	85.7%		$17,893,450	93.5%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

     Non-Recourse Obligation. The 1328 Broadway Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the 1328 Broadway Borrower and each of Aby Rosen and Michael Fuchs (jointly and severally) under certain limited circumstances, including (i) fraud or intentional misrepresentation by the 1328 Broadway Borrower, its affiliates, Aby Rosen, or Michael Fuchs, (ii) intentional waste of the 1328 Broadway Mortgaged Property, (iii) misapplication or misappropriation by the 1328 Broadway Borrower of insurance proceeds, condemnation awards or, following and during the continuance of an event of default under the 1328 Broadway Loan, rents, (iv) breach of environmental representations, (v) material failure to maintain the 1328 Broadway Borrower’s status as a special purpose entity (subject to 1328 Broadway Borrower’s fifteen day cure period), (vi) material failure to comply with the voluntary assignment, transfer, or conveyance provisions of the 1328 Broadway Loan documents (subject to 1328 Broadway Borrower’s fifteen day cure period), and (vii) the 1328 Broadway Mortgaged Property becomes an asset in a voluntary or collusive bankruptcy proceeding.

      Insurance. The 1328 Broadway Borrower, at its sole cost and expense, is required to keep the 1328 Broadway Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then “full replacement cost” of the improvements and personal property on the 1328 Broadway Mortgaged Property, without deduction for physical depreciation; (2) such that the insurer would not deem the 1328 Broadway Borrower a co-insurer under such policies; (3) providing that no deductible will exceed $50,000; and (4) providing that such policy will contain an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of the 1328 Broadway Mortgaged Property will at any time constitute legal nonconforming structures or uses.

      The 1328 Broadway Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

      (a) if any part of the 1328 Broadway Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available with respect to the improvements under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended;

      (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

      (c) loss of rents or business income insurance in an amount equal to at least 100% of the projected gross income from the 1328 Broadway Mortgaged Property, such rental loss insurance to cover rental losses for the earlier of (i) a period until income or rents are restored to the previous level at the 1328 Broadway Mortgaged Property or (ii) eighteen (18) months from the date of loss, together with an extended period of indemnity endorsement insuring for continued loss of income from the period of time from the completion of the restoration until (1) the income returns to the same level it was at prior to the date of loss or (2) six months from the date of the completion of restoration;

      (d) comprehensive boiler and machinery insurance in such amounts as will be required by the mortgagee on terms consistent with the commercial property insurance policy provided by the 1328 Broadway Borrower;

      (e) at all times during which construction, repairs or alterations are made on the 1328 Broadway Mortgaged Property owner’s contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder’s risk completed value form;

      (f) umbrella liability insurance in addition to primary coverage in an amount not less than $50,000,000;

      (g) statutory worker’s compensation insurance to the extent required by law with respect to any work on or about the 1328 Broadway Mortgaged Property; and

      (h) such other insurance as may from time to time be required pursuant to the terms of the loan agreement.

      The 1328 Broadway Borrower is also required to maintain the insurance policies described above without an exclusion for terrorist acts.

      All policies of insurance (the “1328 Broadway Insurance Policies”) described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of “AA-” (or its equivalent) or better by at least two rating agencies, one of which must be S&P and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by such insurance company will be paid.

      Casualty. The loan agreement provides that, if the 1328 Broadway Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, regardless of whether insurance proceeds are payable under the 1328 Broadway Insurance Policies or, if paid, are made available to the 1328 Broadway Borrower by the mortgagee, the 1328 Broadway Borrower must promptly proceed with the repair or rebuilding of the improvements as near as possible and with the exercise of diligent efforts to restore the condition the 1328 Broadway Mortgaged Property was in immediately prior to such damage or destruction. Any repairs and rebuilding are herein collectively referred to as the “1328 Broadway Restoration”. The 1328 Broadway Restoration must be conducted under the supervision of an independent consulting engineer licensed in the State of New York and having adequate experience with properties similar to the Mortgaged Property (the “1328 Broadway Consulting Engineer”) selected by the mortgagee and performed in accordance with plans and specifications reasonably approved by the mortgagee in consultation with the 1328 Broadway Consulting Engineer. If the estimated cost of the 1328 Broadway Restoration exceeds the amount of insurance proceeds, the 1328 Broadway Borrower will be required to deposit the deficiency with the mortgagee before any further disbursement of the proceeds will be made, and until so disbursed will constitute additional security for the 1328 Broadway Loan.

      Upon the occurrence of any damage or destruction to the 1328 Broadway Mortgaged Property, the mortgagee will disburse to the 1328 Broadway Borrower insurance proceeds for the 1328 Broadway Restoration in accordance with the loan agreement, provided that: (1) no event of default will have occurred and be continuing; (2) less than 30% of each of (i) the fair market value of the Mortgaged Property as reasonably determined by the mortgagee and (ii) the rentable area of the improvements on the 1328 Broadway Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (3) leases demising in the aggregate 65% of the total rentable space in the 1328 Broadway Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such fire or other casualty, will remain in full force and effect during and after the completion of the 1328 Broadway Restoration without abatement of rent beyond the greater of (a) the time required for the 1328 Broadway Restoration or (b) the time frame referenced for the expiration of business interruption or loss of rents insurance; (4) the 1328 Broadway Borrower will commence the 1328 Broadway Restoration as soon as reasonably practicable, but in no event later than 60 days after such occurrence and will diligently pursue the same to satisfactory completion; (5) the mortgagee will be satisfied that any operating deficits, including all scheduled payments of principal and interest under the promissory note, which will be incurred with respect to the 1328 Broadway Mortgaged Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of business income or loss of rents insurance; (6) the mortgagee will be satisfied that the 1328 Broadway Restoration will be completed on or before the earliest to occur of (a) six months prior to the 1328 Broadway Maturity Date; (b) the earliest date required for such completion under the terms of any leases required to remain in full force and effect or material agreements affecting the 1328 Broadway Mortgaged Property, (c) such time as may be required under any applicable zoning laws, ordinance, rule or regulation or (d) the expiration of any business income or loss of rents insurance coverage; and (7) the 1328 Broadway Mortgaged Property and the use thereof after the 1328 Broadway Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations. To the extent not required to be disbursed by the mortgagee for the restoration of the 1328 Broadway Mortgaged Property, such payment may be applied to the discharge of the 1328 Broadway Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless an event of default under the 1328 Broadway Loan has occurred prior to the expiration of the 1328 Broadway Lockout Period) in accordance with the procedures described above.

      Condemnation. Pursuant to the 1328 Broadway Loan documents, in the event of a taking by any governmental authority through eminent domain or otherwise, the 1328 Broadway Borrower will be required to continue to make payments on the 1328 Broadway Loan and the payment obligations due under the 1328 Broadway Loan will not be reduced until any award or payment has been actually received after expenses of collection have been received by the mortgagee and applied to discharge such obligations. Upon the occurrence of any condemnation to the 1328 Broadway Mortgaged Property the condemnation award will be disbursed to the mortgagee to the 1328 Broadway Borrower for restoration in accordance with the terms of the 1328 Broadway Loan Agreement, provided that (x) less than 15% of each of (i) the fair market value of the Mortgaged Property as reasonably determined by the mortgagee and (ii) the land constituting the 1328 Broadway Mortgaged Property has been taken, which land is located along the perimeter or periphery of the 1328 Broadway Mortgaged Property and upon which land no improvements are located and (y) the 1328 Broadway Borrower satisfies conditions similar to those described above for restoration after damage or destruction of the 1328 Broadway Mortgaged Property. To the extent not required to be disbursed by the mortgagee for the restoration of the 1328 Broadway Mortgaged Property, such award or payment may be applied to the discharge of the 1328 Broadway Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless an event of default under the 1328 Broadway Loan has occurred prior to the expiration of the 1328 Broadway Lockout Period) in accordance with the procedures described above.

      Transfer of Property and Interest in the 1328 Broadway Borrower; Encumbrance. The 1328 Broadway Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the 1328 Broadway Mortgaged Property is permitted without the prior written consent of the mortgagee in its sole discretion, unless the 1328 Broadway Borrower satisfies certain conditions relating to assumption of the 1328 Broadway Loan by a transferee (a “1328 Broadway Assumption”): (1) the absence of any default or event of default under the 1328 Broadway Loan; (2) the payment to the mortgagee of all reasonable and customary expenses incurred by the mortgagee in connection with any such 1328 Broadway Assumption, a $25,000 processing fee, and an assumption fee in an amount equal to 1% of the outstanding principal balance of the 1328 Broadway Loan upon a 1328 Broadway Assumption; (3) evidence that the 1328 Broadway Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the mortgagee and the Rating Agencies and that the proposed transferee is a single purpose entity (which includes a non-consolidation opinion with respect to the transferee); (4) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (5) if required by the mortgagee, confirmation from each Rating Agency that such 1328 Broadway Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; and (6) such other documentation and opinions required by the mortgagee.

      The 1328 Broadway Loan documents provide that 1328 Broadway Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the direct or indirect interests in the 1328 Broadway Borrower (any such event, a “1328 Broadway Transfer”), without the mortgagee’s consent.

      A 1328 Broadway Transfer will not include the following events and therefore do not require the consent of the mortgagee but such events require each of the following: (i) the delivery to the mortgagee of an acceptable non-consolidation opinion if the transferee becomes the owner of more than 49% of the aggregate direct or indirect ownership interests in the 1328 Broadway Borrower (ii) 10 days prior notice to mortgagee; (iii) members of the family group of Aby Rosen or Michael Fuchs continuing to own at least a 10% direct or indirect equity interest in the 1328 Broadway Borrower and the 1328 Broadway Loan property manager and continuing to control the 1328 Broadway Borrower and the 1328 Broadway Loan property manager; (iv) the Goelet family group continuing to own at least 41% direct or indirect equity interest in the 1328 Broadway Borrower; (v) the Mortgaged Property continuing to be managed by the 1328 Broadway Loan property manager or a qualified manager; and (vi) the 1328 Broadway Borrower’s compliance with the special purpose entity covenants in the 1328 Broadway loan agreement:

(i) a transfer (but not pledge) of the direct or indirect aggregate stock, limited partnership’s interests, or membership interests in the 1328 Broadway Borrower, any managing member of the 1328 Broadway Borrower, any affiliated property manager (each a “1328 Broadway Restricted Party”), or any shareholder, partner, member or nonmember manager, or any direct or indirect legal or beneficial owner of any 1328 Broadway Restricted Party (subject to certain exclusions and restrictions); and

(ii) any transfer (but not pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of any restricted party more particularly described in the 1328 Broadway Loan documents (subject to certain exclusions and restrictions).

      Escrows. (In addition to the information listed below, see Annex B to this prospectus supplement for information regarding escrow reserves.):

      (1) 1328 Broadway Tax and Insurance Reserve Account: The 1328 Broadway Borrower will be required to deposit an amount equal to 1/12th of the taxes and insurance premiums (but with regard to insurance premiums, only to the extent the 1328 Broadway Borrower does not maintain the required insurance under a blanket insurance policy) that will be due and payable in connection with the 1328 Broadway Mortgaged Property during the next 12 months. Insurance premiums are not escrowed so long as the 1328 Broadway Borrower maintains a suitable blanket insurance policy. Amounts on deposit in the 1328 Broadway Tax and Insurance Reserve Account will be applied to pay such taxes and insurance premiums.

      (2) 1328 Broadway Replacement Reserve Account: The 1328 Broadway Borrower will be required to make monthly deposits for (a) the first 6 years of the loan term in an amount equal to $1,467 and (b) for the last 4 years of the loan term in an amount equal to $4,400 into a reserve which such reserve will be held by the mortgagee as additional security for the 1328 Broadway Loan for the term of the 1328 Broadway Loan.

      (3) Required Repair Account: At closing, 1328 Broadway funded $25,563 into the required repair account, to be held by mortgagee and disbursed to 1328 Broadway Borrower to fund certain specified required repairs at the Mortgaged Property.

      Cash Management Account. A cash management account, to be controlled and held by the mortgagee was established at closing. All rents, revenues and receipts are remitted by the 1328 Broadway Tenant to a clearing account controlled by mortgagee. On each business day, sums on deposit in the clearing account are transferred to the cash management account. On each payment date, all sums in the cash management account are disbursed for the payment of debt service and required escrows and other amounts. Provided that no event of default has occurred under the 1328 Broadway Loan, any excess sums on deposit in the cash management account will be released to the 1328 Broadway Borrower.

      Upon the occurrence of an event of default, the mortgagee may, in its sole discretion, apply all funds on deposit in the clearing account to the payment of amounts due on the 1328 Broadway Loan.

      Property Management. RFR Realty LLC (“RFR”), a 1328 Broadway Borrower related entity, manages the subject property. RFR is a privately held, Manhattan based, real estate investment, development and management company. Aby Rosen and Michael Fuchs are the owners of RFR. The Rosen and Fuchs’ families, from Frankfurt, Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. RFR established its operation in the United States in 1991 and, through various affiliates, presently controls approximately five million square feet of prime office and retail space plus approximately 2,500 luxury residential apartments.

      Additional Debt. The 1328 Broadway Borrower is prohibited, without the mortgagee’s consent, from incurring any additional debt, secured or unsecured, except for trade payables in the ordinary course of business, the acquisition or leasing of equipment used in the ordinary course of business, and purchase money indebtedness provided that such debt is paid within 60 days of the date incurred and by the date the same is due, and in the aggregate does not exceed 3% of the outstanding principal amount of the 1328 Broadway Loan.

      Remedies. Upon the occurrence of an event of default, the 1328 Broadway Loan will become immediately due and payable at the option of the mortgagee. In addition, upon the occurrence and during the continuance of an event of default, the 1328 Broadway Borrower will be required to pay interest (“1328 Broadway Default Interest”) on the entire unpaid balance of the 1328 Broadway Loan, effective from the date of the event of default, at a rate per annum equal to 4% above the interest rate, but in no event to exceed the maximum rate permitted by applicable law.

      Financial Information.

					Annualized
			Full Year		Most Recent
	Underwritten		(12/31/02)		(7/31/03)

Effective Gross Income	$19,505,171		$18,803,208		$21,372,087
Total Expenses	$5,656,599		$4,996,332		$5,805,161
Net Operating Income (NOI)	$13,848,572		$13,806,876		$15,566,926
Cash Flow (CF)	$13,210,821		$13,806,876		$15,566,926
DSCR on NOI (Based on debt service for BW Senior Component only)	2.02	x	2.02	x	2.27	x
DSCR on CF (Based on debt service for BW Senior Component only)	1.93	x	2.02	x	2.27	x

     (1) With respect to each of the calculations referenced in this chart with respect to the 1328 Broadway Loan, such calculations are based solely upon the BW Senior Component and exclude the BW Subordinate Components.

Other Significant Mortgage Loans

The Newgate Mall Loan

Property Type:	Retail	Cut-off Date LTV:	57.0%
Term/ Amortization (months):	84/360	Maturity Date LTV:	50.3%
Cut-off Balance:	$45,000,000	Underwritten DSCR:	1.86x
% of Initial Pool Balance:	2.7%	Cut-off Balance per SF:	$74
Mortgage Rate:	4.83850%	Occupancy as of 8/20/03:	95.0%

      The Loan. The Mortgage Loan (the “Newgate Mall Loan”) is secured by a first mortgage encumbering a regional mall known as the Newgate Mall located in Ogden, Utah. Originated on September 12, 2003, the Newgate Mall Loan has a principal balance of $45,000,000 as of the Cut-off Date. The Newgate Mall Loan represents 2.7% of the Initial Pool Balance. The Newgate Mall Loan was made to GGP-Newgate Mall, Inc., a Delaware corporation (the “Newgate Mall Borrower”), which is a special purpose, bankruptcy remote entity that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Newgate Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Newgate Mall Loan.

      The Newgate Mall Loan has a remaining term of 84 months and matures on October 1, 2010. The Newgate Mall Loan may not be prepaid on or prior to July 1, 2010 (the “Newgate Mall Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      The Newgate Mall Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Newgate Mall Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. General Growth Properties, Inc. (“GGP”), the second largest owner/operator of regional malls in the United States, owns or operates over 150 regional malls, containing a total of approximately 140 million square feet and 15,000 retail tenants. GGP fully owns 90 of the properties, has partial interests in 45 and manages the rest for institutional owners.

      Property Management. General Growth Properties, Inc., a Newgate Mall Borrower related entity founded in 1954 and headquartered in Chicago, manages the Newgate Mall Mortgaged Property. GGP, the second largest owner/operator of regional malls in the U.S., owns or operates over 150 properties containing a total of approximately 140 million square feet and 15,000 retail tenants, numbers that continue to grow through development, expansion and acquisition. GGP owns 90 of the properties, has partial interests in 45 and manages the rest for institutional owners.

      The Property. The Newgate Mall Mortgaged Property is a regional mall containing 605,380 net rentable square feet situated on 52.4 acres located in Ogden, Utah. The Newgate Mall Mortgaged Property was built in 1981 and renovated in 1997. The improvements consist of the one-story main mall building with attached two-story anchor tenant buildings and two separate outparcel buildings. The mall has four main entrances with many of the individual tenants having their own entrances. A centrally located food court is adjacent to one of the main entrances. Anchor tenants include Sears, Mervyn’s (Target), Gart Sports (Sports Authority) and Tinsel Town (Cinemark Theater), which together comprise 58.4% of the square feet and 31.9% of the gross potential rental income. Dillard’s (118,919 square feet) is a non-collateral shadow anchor tenant. The Newgate Mall Mortgaged Property was expanded in 1994 (Dillard’s added), 1996 (Gart Sports added) and 1998 (Tinsel Town added). Non-anchor tenants include The Quilted Bear, Express, Eddie Bauer, The Gap, Famous Footwear, Lenscrafters, Payless Shoes, Victoria’s Secret, American Eagle Outfitters, KB Toys, Foot Locker and Radio Shack, among others.

      Tenant Table.

	Ratings	Tenant	% Total		Potential	% Potential	Occupancy	Lease
	S&P/Fitch	Total SF	SF	Rent PSF	Rent	Rent	Cost(1)	Expiration

Top Tenants(2)
Sears	BBB/BBB+	185,624	30.6%	$2.85	$529,669	10.3%	2.38%	7/31/2006
Mervyn’s	A+/A	77,337	12.8	$1.62	125,286	2.4	1.20	7/31/2006
Gart Sports	B/NR	64,284	10.6	$5.25	337,491	6.5	7.09	2/01/2016
Tinsel Town	NR/NR	61,970	10.2	$10.00	619,700	12..0	10.69	12/31/2018

Totals		389,215	64.3%		$1,612,146	31.2%

(1)	Information based on 2002 data.

(2)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

     Escrows. The Newgate Mall Loan documents provide for certain escrows of real estate taxes, insurance, repairs, replacements and tenant improvements/ leasing commissions reserves. See Annex B to this prospectus supplement for information regarding certain escrow reserves.

      Lockbox Account. The Newgate Mall Borrower has established a lockbox account (the “Newgate Mall Lockbox Account”) into which all rents and revenue from the Mortgaged Property are deposited on a daily basis. The Newgate Mall Borrower has the right to withdraw funds from the Newgate Mall Lockbox Account as long as there is no event of default or commencement of a cash management period (“Newgate Mall Cash Management Period”). Upon either of these occurrences, the right of the Newgate Mall Borrower to withdraw funds from the Newgate Mall Lockbox Account immediately ceases and all funds in the Newgate Mall Lockbox Account shall be transferred to the cash management account (the “Newgate Mall Cash Management Account”). On each scheduled payment date, the mortgagee shall have the right to disburse funds held in the Cash Management Account to pay the monthly payment and all reserve payments. Provided no event of default exists, any remaining funds in the Newgate Mall Cash Management Account after the foregoing payments are made shall be transferred to the Newgate Mall Borrower. A Newgate Mall Cash Management Period shall commence any time the Newgate Mall Borrower fails to pay amounts owing under the Newgate Mall Loan documents on or before the maturity date, upon any other event of default under the Newgate Mall Loan documents or when the debt service coverage ratio falls below 1.15x at a 9.00% constant for any trailing twelve-month period and shall end when the debt service coverage ratio equals or exceeds 1.15x at a 9.00% constant for any trailing twelve-month period.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(6/30/03)

Effective Gross Income	$8,198,112	$7,689,335	$7,663,202
Total Expenses	$2,433,313	$2,241,132	$2,024,898
Net Operating Income (NOI)	$5,764,799	$5,448,203	$5,638,304
Cash Flow (CF)	$5,300,609	$5,448,203	$5,638,304
DSCR on NOI	2.03x	1.91x	1.98x
DSCR on CF	1.86x	1.91x	1.98x

The Sterling Estates Manufactured Home Community Loan

Property Type:	Manufactured Housing Community	Cut-off Date LTV:	76.7%
Term/Amortization (months):	84/360	Maturity Date LTV:	68.7%
Cut-off Balance:	$40,500,000	Underwritten DSCR:	1.39x
% of Initial Pool Balance:	2.4%	Cut-off Balance per pad:	$50,248
Mortgage Rate:	4.950%	Occupancy as of 8/22/03:	95.6%

      The Loan. The Mortgage Loan (the “Sterling Estates Manufactured Home Community Loan”) is secured by a first mortgage encumbering a manufactured home community plus a clubhouse/leasing office located in Justice, Illinois. Originated on April 29, 2003, the Sterling Estates Manufactured Home Community Loan has a principal balance of $40,500,000 as of the Cut-off Date. The Sterling Estates Manufactured Home Community Loan represents 2.4% of the Initial Pool Balance. The Sterling Estates Manufactured Home Community Loan was made to Sterling Estates (Delaware), LLC, a Delaware limited liability company (the “Sterling Estates Manufactured Home Community Borrower”), which is a special purpose, bankruptcy remote entity with at least one independent director that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Sterling Estates Manufactured Home Community Borrower delivered a non-consolidation opinion in connection with the origination of the Sterling Estates Manufactured Home Community Loan.

      The Sterling Estates Manufactured Home Community Loan has a remaining term of 79 months and matures on May 1, 2010. The Sterling Estates Manufactured Home Community Loan may not be prepaid on or prior to November 1, 2009 (the “Sterling Estates Manufactured Home Community Borrower Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      Monthly payments are interest only for the first six months of the loan term, and then include principal and interest thereafter for the remaining 78 months of the loan term.

      The Sterling Estates Manufactured Home Community Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Sterling Estates Manufactured Home Community Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. The Sterling Estates Manufactured Home Community Borrower is 100% owned by Sterling Estates Limited Partnership, an Illinois limited partnership as the sole member. The limited partnership is owned by The Klarchek Family Trust as limited partner (99%) and Sterling Estates Corp. as general partner (1%). The Klarchek Family Trust owns 100% of Sterling Estates Corp. Richard J. Klarchek (the “Sterling Estates Manufactured Home Community Borrower Principal”) has been in commercial real estate over 30 years and an active mobile home park investor for 20 years. Mr. Klarchek holds equity interests in 16 mobile homes parks (6,250 pads) and four commercial properties.

      Property Management. The Mortgaged Property is managed by Capital First Realty, Inc. Capital First Realty, Inc. is a full service real estate development company that is owned by Richard J. Klarchek. The company has been in business for over 20 years, with 16 mobile home parks (6,250 pads) currently under management: six in Illinois, one in Minnesota, seven in Indiana and two in Michigan. Four of the Illinois properties are in the Chicago metropolitan statistical area/ Cook County market.

      The Property. The Mortgaged Property is an 806-pad, 81-acre manufactured home community located in Justice, Illinois. The Sterling Estates Manufactured Home Community Borrower purchased the Mortgaged Property in 1985. It was built in 1962 (519 pads) and expanded periodically from 1974 - 1993 (287 pads). Project amenities include a two-story clubhouse and community center, swimming pool, playground, mature landscaping, 32-foot wide asphalt/ concrete paved roads and a card-access security gate. The Sterling Estates Manufactured Home Community Borrower is upgrading pads on a rolling 35-pad basis and installing new homes for sale to prospective tenants. The existing mobile home mix is 55% doublewide and 45% singlewide, with two off-street concrete parking spaces per pad. The Mortgaged Property is located 18 miles southwest of Chicago’s central business district via Interstate 55, with an interchange situated 2.5 miles northwest of the Mortgaged Property. Per the August 22, 2003 rent roll, the Mortgaged Property was at 95.6% occupancy at an average rent of $573/pad. Comparable properties within the Justice/ Cook County market were at 97.9% occupancy.

      Sixteen of the 806 pads are located on property licensed from Illinois Central Railroad Company, which has an active rail line running along the eastern line of the Mortgaged Property. The lease, executed on March 21, 1986, is extended every 3 years with the current extension at an annual rent of $8,400 expiring in March 2004. In the event the lease is not renewed, the net impact on cash flow would decrease the underwritten debt service coverage ratio from 1.39x to 1.37x.

      Escrows. The Sterling Estates Manufactured Home Community Loan documents provide for certain escrows of real estate taxes, insurance, repairs, replacements and rental holdback reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

      Additional Financing. The direct and/or indirect owners of the Sterling Estates Manufactured Home Community Borrower are permitted to incur mezzanine financing subject to the requirements that: (1) the mezzanine loan is from a qualified financial institution, (2) the loan is secured only by a pledge of the owners’ equity interest in the Sterling Estates Manufactured Home Community Borrower, (3) the mezzanine lender enters into a subordination/intercreditor agreement with the lender, (4) the combined loan-to-value ratio does not exceed 80%, (5) minimum debt service coverage actual of 1.25x based on the trailing 12-month period, (6) minimum debt service coverage of 1.00x based on the trailing 3-month period annualized is not less than 1.00x, and (7) other underwriting criteria, as determined by the mortgagee, including but not limited to a revised non-consolidation opinion.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(6/30/03)

Effective Gross Income	$5,324,122	$4,974,166	$5,117,610
Total Expenses	$1,669,900	$1,537,513	$1,364,976
Net Operating Income (NOI)	$3,654,222	$3,436,653	$3,752,634
Cash Flow (CF)	$3,613,922	$3,436,653	$3,752,634
DSCR on NOI	1.41x	1.32x	1.45x
DSCR on CF	1.39x	1.32x	1.45x

The Nestle Industrial — DeKalb Loan

Property Type:	Industrial	Cut-off Date LTV:	76.2%
Term/ Amortization (months):	100/276	Maturity Date LTV:	60.3%
Cut-off Balance:	$39,604,000	Underwritten DSCR:	1.25x
% of Initial Pool Balance:	2.4%	Cut-off Balance per SF:	$ 46
Mortgage Rate:	5.940%	Occupancy as of 9/23/03:	100.0%

      The Loan. The Mortgage Loan (the “Nestle Industrial — DeKalb Loan”) is secured by a first mortgage encumbering an industrial building known as the Nestle Industrial — DeKalb located in DeKalb, Illinois. The Nestle Industrial — DeKalb loan has a principal balance of $39,604,000 as of the Cut-off Date representing 2.4% of the Initial Pool Balance. The Nestle Industrial — DeKalb Loan was made to DeKalb Fairview 2003, LLC, a Delaware limited liability company (the “Nestle Industrial — DeKalb Borrower”), which is a special purpose, bankruptcy remote entity that is restricted by its organizational documents to owning and operating the Mortgaged Property.

      The Nestle Industrial — DeKalb Loan has a remaining term of 100 months and matures on February 1, 2012. The Nestle Industrial — DeKalb Loan may not be prepaid on or prior to August 1, 2011 (the “Nestle Industrial — DeKalb Lockout Period”) and is subject to defeasance with United States government obligations beginning on the earlier of two years after the Delivery Date and four years after the date of origination.

      The Nestle Industrial — DeKalb Borrower, at its sole cost and expense, is required to keep or cause the tenant to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Nestle Industrial — DeKalb Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. The Nestle Industrial-DeKalb Borrower is held by Illinois Fairview 2003, LLC, a Delaware limited liability company. Carl Buck, George Hicker and certain other persons are the owners of Illinois Fairview 2003, LLC. The borrower principals for the Nestle Industrial — DeKalb Loan are George Hicker, Kathy Hicker, Matilda Buck and Carl M. Buck (“Nestle Industrial — DeKalb Borrower Principals”).

      Property Management. The Mortgaged Property is managed by an affiliate of The Cardinal Company. The Cardinal Company was formed in 1985 and is located in Sherman Oaks, California. George Hicker, one of the original organizers of The Cardinal Company is responsible for the day-to-day operations of the company.

      The Property. The Mortgaged Property is a one-story industrial warehouse distribution building built in 1993 containing 865,866 net rentable square feet situated on a 157.0-acre site including approximately 58.9 acres of surplus land located in DeKalb, Illinois. The Nestle Industrial-DeKalb Mortgaged Property contains 30,979 square feet of general office space and 6,460 square feet of warehouse office space, or combined 37,439 square feet of office space representing 4.3% of the total square feet. The general office and warehouse office space is finished with typical drywall partitioning, carpet flooring and full HVAC. The warehouse space has a clear height of 30 feet, with 420,000 square feet ambient temperature and 380,000 square feet air-conditioned. There are 69 truck doors, plus 2 doors with ramps and 1 trash compactor door. The facility is served by rail. The Nestle Industrial-DeKalb Mortgaged Property is located on the Illinois East-West Tollway, or Interstate-88, at the DeKalb/Pease Road Interchange, in a 460-acre master planned industrial park known as Park 88. Park 88 is strategically designed to accommodate over 9 million square feet of distribution, manufacturing, office, and service/retail uses.

      Tenant Table.

		Tenant			Gross	% Gross
	Ratings	Total	% Total		Potential	Potential	Lease
Top Tenants(1)	S&P/Fitch	SF	SF	Rent PSF	Rent	Rent	Expiration

Nestle	AAA/AAA	860,939	100.00%	$5.07	$4,364,961	100.00%	12/31/2011

Totals		860,939	100.00%		$4,364,961	100.00%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch, reported sales or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

     Tenant Information. The Nestle Industrial-DeKalb Mortgaged Property is 100% leased to Nestle Food Company (the “Nestle Tenant”), with Nestle Holdings, Inc. (rated AAA by S&P and AAA by Fitch) providing a lease guarantee on an 18-year lease expiring December 31, 2011. The average rental rate is $5.07 per square foot with Nestle paying for all operating and capital expenses. Nestle Food Company is part of Nestle USA, which is a subsidiary of Nestle S.A. headquartered in Switzerland and employing approximately 254,000 people (as of December 31, 2002) and generating more than $64 billion in worldwide sales. Nestle products include milk products and dietetic foods, infant foods, chocolate and confections, coffee and other beverages, culinary, refrigerated and frozen items, ice cream, mineral water, food service and professional products and pet foods. Key brands include Nestle, Nestea, Nescafe, Maggie, Buitoni and Purina. Nestle USA offers hundreds of products, including its name brand chocolate and confections, as well as beverages

(Nestea, Taster’s Choice), milk products (Carnation), pet food (Alpo, Friskies) ice cream novelties, juices (Libby’s) and prepared foods (Stouffer’s, Ortega). Nestle S.A.’s bottled water brands (Perrier, Poland Spring) are distributed by a separate subsidiary. Pursuant to the terms of the Mortgage Loan documents, the Nestle Tenant is required twice annually to make its rent payments into a debt service account which will then be used by the Nestle Industrial DeKalb Borrower to make required remittances under the Mortgage Loan document to the mortgagee as described below. Nestle USA had $11.1 billion in sales in 2002, with 22,000 employees, in 51 manufacturing facilities, 5 distribution centers and 59 sales offices located throughout the country.

      Escrows. The Nestle Industrial — DeKalb Loan documents provide for waiver of all escrows (other than the debt service reserve account). See Annex B to this prospectus supplement for information regarding certain escrow reserves.

      Cash Management Account. The Nestle Industrial — DeKalb Borrower will deposit all rents and revenue from the Mortgaged Property on a daily basis into the cash management account (the “Nestle Industrial — DeKalb Cash Management Account”). On each scheduled payment date, the mortgagee shall have the right to disburse funds held in the Nestle Industrial — DeKalb Cash Management Account to pay the monthly payment and all reserve payments. Provided no event of default or cash management period (a “Nestle Industrial — DeKalb Cash Management Period”) exists and provided that no Nestle Industrial — DeKalb Cash Management Period has occurred two or more times during the term of the loan, any remaining funds in the Nestle Industrial — DeKalb Cash Management Account after the foregoing payments are made shall be transferred to the Nestle Industrial — DeKalb Borrower. A Nestle Industrial — DeKalb Cash Management Period shall commence when (i) (a) Nestle Holdings, Inc. (the “Nestle’s Guarantor”) shall cease to own at least 51% of the voting stock of Nestle, S.A. (“Nestle”), (b) the guaranty shall terminate, (c) Nestle’s Guarantor shall reject or disaffirm its obligations under the related guaranty, (d) any event of default shall occur under Nestle’s lease (each, a “Nestle’s Guarantor Event”), or (e) the Nestle’s Guarantor’s long-term unsecured credit rating shall be less than investment grade, (ii) a casualty or condemnation shall occur after which Nestle shall have the right to terminate Nestle’s lease pursuant to the terms and provisions thereof; provided that if a Nestle Industrial — DeKalb Cash Management Period occurs solely as a result of this subsection (ii), such Nestle Industrial — DeKalb Cash Management Period shall continue only for so long as Nestle has a right to terminate the lease as a result of such casualty or condemnation, or (iii) any of the following occurs: (x) Nestle will fail to renew the term of the lease on or prior to December 31, 2010, (y) Nestle shall notify the Nestle Industrial — DeKalb Borrower of its intent not to renew the term of the lease or (z) the lease and/or the guaranty shall be terminated; provided, however, if a Nestle Industrial — DeKalb Cash Management Period occurs solely as a result of subsections (x), (y) or (z), such Nestle Industrial — DeKalb Cash Management Period will continue only until such time as Nestle has exercised its renewal option set forth in the lease provided that the guaranty is in full force and effect. In the event a Nestle Industrial — DeKalb Cash Management Period is occurring and continuing, the Nestle Industrial — DeKalb Borrower will not be entitled to receive distributions such that the amounts on deposit in an excess cash reserve account (the “Nestle Industrial — DeKalb Excess Cash Reserve Account”) decrease below $2,600,000. If more than one Nestle Industrial — DeKalb Cash Management Period has occurred, the Nestle Industrial — DeKalb Borrower will not be entitled to receive any distributions from the Nestle Industrial — DeKalb Excess Cash Reserve Account.

      Financial Information.

Underwritten

Effective Gross Income	$4,364,961
Total Expenses	$87,299
Net Operating Income (NOI)	$4,277,662
Cash Flow (CF)	$3,966,795
DSCR on NOI	1.35x
DSCR on CF	1.25x

The Colonnade Office Building Loan

Property Type:	Office	Cut-off Date LTV:	71.0%
Term/ Amortization (months):	120/360	Maturity Date LTV:	63.0%
Cut-off Balance:	$38,000,000	Underwritten DSCR:	1.47x
% of Initial Pool Balance:	2.3%	Cut-off Balance per SF:	$183
Mortgage Rate:	5.530%	Occupancy as of 6/30/03:	89.8%

      The Loan. The Mortgage Loan (the “Colonnade Office Building Loan”) is secured by a first mortgage encumbering an office building known as the Colonnade Office Building located in Coral Gables, Florida. Originated on May 1, 2003, the Colonnade Office Building Loan has a principal balance of $38,000,000 as of the Cut-off Date. The Colonnade Office Building Loan represents 2.3% of the Initial Pool Balance. The borrower under the Colonnade Office Building Loan is Crescent Colonnade, LLC, a Delaware limited liability company (the “Colonnade Office Building Borrower”), which is a special purpose, bankruptcy remote entity that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Colonnade Office Building Borrower delivered a non-consolidation opinion in connection with the origination of the Colonnade Office Building Loan.

      The Colonnade Office Building Loan has a remaining term of 115 months and matures on May 1, 2013. The Colonnade Office Building Loan may not be prepaid on or prior to February 1, 2013 (the “Colonnade Office Building Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date. The Colonnade Office Building Loan permits the release of a certain parcel of land upon satisfaction of certain requirements under the Mortgage Loan documents which include: the payment of a release price (which will be applied to pay down the principal balance of the loan) and the receipt of a written Rating Agency confirmation that such release will not result in the downgrade of the Certificates.

      Monthly payments are interest only until the payment date occurring in December 2005, and then include principal and interest thereafter for the term of the loan.

      The Colonnade Office Building Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Colonnade Office Building Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. The Colonnade Office Building Borrower is wholly owned by BV Colonnade Holdings, LLC, which is wholly owned by the current borrower principal, Crescent Real Estate Equities Limited Partnership (the “Colonnade Office Building Borrower Principal”). Founded 20 years ago, the Colonnade Office Building Borrower Principal is a financial services company that specializes in principal take-outs, advisory services, mortgage banking, and loan and servicing rights brokerage to mortgage bankers, financial institutions and small business owners nationwide. The Colonnade Office Building Borrower Principal acts as a principal in transactions, including the acquisition of residential and commercial real estate loans, private mortgage-backed securities and financial institution debt.

      Property Management. Crescent Real Estate Equities Limited Partnership (“Crescent”) manages the Colonnade Office Building Mortgaged Property. Crescent, founded in 1994 and headquartered in Fort Worth, Texas, owns and/or manages 73 office properties totaling approximately 29.5 million square feet located in Texas and Colorado. Crescent also owns six luxury resorts and spas located in California, Colorado, Arizona and Massachusetts.

      The Property. The Mortgaged Property is an 11-story Class A office building containing 208,039 net rentable square feet and an adjacent nine-story parking garage containing 592 parking spaces situated on 1.00 acres located in Coral Gables, Florida. The Mortgaged Property is part of a mixed-use development called The Colonnade, consisting of four structures — the Rotunda building, the subject office building and parking garage, and a 157-room Omni Hotel. The Colonnade Office Building Borrower has a leased fee condominium interest in the Rotunda building, the office building and the parking garage, whereas Arden Colonnade, the owner of the Omni Hotel, has a leased fee condominium interest in the hotel, each having an undivided 50% interest in the common areas. The Rotunda building, which comprises the lobby and mezzanine levels of The Colonnade, was built in 1926, while the upper floors of the office building, the parking garage and the hotel were built in 1989. The Rotunda building was renovated in 1989 as part of the reconstruction of the entire development. The tenant mix consists of retail and restaurant tenants on the ground floor and mezzanine level of the Rotunda building with office tenants on the upper levels of the office building. The Rotunda building is a registered historical building. There are 592 parking spaces located in the parking garage, resulting in a parking ratio of 2.8 spaces per 1,000 square feet. As of the rent roll dated June 30, 2003, the subject property was 89.8% leased. Two additional signed leases, one for 9,500 square feet to Arden Colonnade with occupancy to commence in November 2003, and another for 2,543 square feet with occupancy having commenced in July 2003, will bring the subject property’s occupancy to 95.6%.

     Tenant Table.

		Tenant				%
	Ratings	Total	% Total		Potential	Potential	Lease
Top Tenants(1)	S&P/Fitch	SF	SF	Rent PSF	Rent	Rent	Expiration

BAC Florida Bank	Not Rated	40,857	19.6%	$32.49	$1,327,559	21.3%	4/30/2012
Texaco, Inc.	AA/AA	33,697	16.2	$29.00	977,213	15.7	1/31/2012
AT&T Corp.	BBB/BBB	26,021	12.5	$30.50	793,641	12.8	12/31/2006
Colonnade Corporate Center	Not Rated	22,530	10.8	$25.00	563,250	9.1	3/31/2013

Totals		123,105	59.2%		$3,661,663	58.9%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

     Escrows. The Colonnade Office Building Loan documents provide for certain escrows of real estate, repairs, replacements and tenant improvements/leasing commissions reserves. See Annex B to this prospectus supplement for information regarding certain escrow reserves.

      Lockbox Account. The Colonnade Office Building Borrower has established a lockbox account (the “Colonnade Office Building Lockbox Account”) into which all rents and revenue from the Mortgaged Property are deposited. The Colonnade Office Building Borrower has the right to withdraw funds from the Colonnade Office Building Lockbox Account as long as there is no event of default or commencement of a cash management period (“Colonnade Office Building Cash Management Period”). Upon an event of default of a Colonnade Office Building Cash Management Period, the right of the Colonnade Office Building Borrower to withdraw funds from the Colonnade Office Building Lockbox Account immediately ceases and all funds in the Colonnade Office Building Lockbox Account shall be transferred to the cash management account (the “Colonnade Office Building Cash Management Account”). On each scheduled payment date, the mortgagee shall have the right to disburse funds held in the Colonnade Office Building Cash Management Account to pay the monthly payment and all reserve payments. Provided no event of default exists, any remaining funds in the Colonnade Office Building Cash Management Account after the foregoing payments are made shall be transferred to the Colonnade Office Building Borrower. A Colonnade Office Building Cash Management Period shall commence when the debt service coverage ratio falls below 1.20x for any trailing six-month period and shall end when the debt service coverage ratio equals or exceeds 1.20x for any trailing six-month period, each as determined by the mortgagee based upon its standard underwriting criteria. In the event a Colonnade Office Building Cash Management Period occurs three times during the loan term, the Colonnade Office Building Borrower shall not be entitled to withdraw funds from the Colonnade Office Building Lockbox Account during the remaining loan term, the Colonnade Office Building Cash Management Period shall continue and the mortgagee shall continue to have the right to withdraw funds from the Colonnade Office Building Lockbox Account until the loan is paid in full.

      Additional Financing. The Colonnade Office Building Borrower is permitted to obtain mezzanine financing on a one-time basis during the term of the loan from a qualified financial institution secured by a pledge of such borrowing owners’ equity interests in the Colonnade Office Building Borrower. Such mezzanine financing shall be conditioned upon: (1) no event of default, (2) mortgagee notification, (3) the combined loan-to-value not greater than 85%, (4) the combined debt service coverage ratio not less than 1.15x, (5) the mezzanine loan term to be co-terminus with or longer than the subject loan term, (6) the mezzanine lender shall execute a mezzanine intercreditor agreement satisfactory to the mortgagee and (7) other underwriting criteria, as determined by the mortgagee, including but not limited to a revised non-consolidation opinion.

     Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(06/30/03)

Effective Gross Income	$6,282,565	$5,186,712	$5,846,736
Total Expenses	$2,119,642	$1,875,732	$1,882,784
Net Operating Income (NOI)	$4,162,923	$3,310,980	$3,963,952
Cash Flow (CF)	$3,829,320	$3,090,745	$3,963,952
DSCR on NOI	1.60x	1.27x	1.53x
DSCR on CF	1.47x	1.19x	1.53x

The 4501 North Fairfax Office Building Loan

Property Type:	Office	Cut-off Date LTV:	60.3%
Term/ Amortization (months):	120/360	Maturity Date LTV:	54.0%
Cut-off Balance:	$37,456,745	Underwritten DSCR:	1.54x
% of Initial Pool Balance:	2.2%	Cut-off Balance per SF:	$195
Mortgage Rate:	5.220%	Occupancy as of 9/01/03:	98.2%

      The Loan. The Mortgage Loan (the “4501 North Fairfax Office Building Loan”) is secured by a first mortgage encumbering an office building known as the 4501 North Fairfax Office Building located in Arlington, Virginia. Originated on May 21, 2003, the 4501 North Fairfax Office Building Loan has a principal balance of $37,456,745 as of the Cut-off Date. The 4501 North Fairfax Office Building Loan represents 2.2% of the Initial Pool Balance. The 4501 North Fairfax Office Building Loan was made to Jamestown 4501, L.P., a Delaware limited partnership (the “4501 North Fairfax Office Building Borrower”), which is a special purpose, bankruptcy remote entity with at least two independent directors that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the 4501 North Fairfax Office Building Borrower delivered a non-consolidation opinion in connection with the origination of the 4501 North Fairfax Office Building Loan.

      The 4501 North Fairfax Office Building Loan has a remaining term of 116 months and matures on June 1, 2013. The 4501 North Fairfax Office Building Loan may not be prepaid on or prior to March 1, 2013 (the “4501 North Fairfax Office Building Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      Monthly payments are interest only for the first three months of the loan term, principal and interest for the next 81 months and interest only for the remaining 36 months.

      The 4501 North Fairfax Office Building Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 4501 North Fairfax Office Building Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. Equity interest in the 4501 North Fairfax Office Building Borrower is held by the general partner, JT 4501 Corp (0.1%), which is wholly owned by Jamestown 24 Investment Services, L.P. and Jamestown 4501 Partners (99.9%), which is ultimately owned by American and German investors. The 4501 North Fairfax Office Building borrower principal is Jamestown, a Georgia general partnership (the “4501 North Fairfax Office Building Borrower Principal”). Jamestown, co-headquartered in Atlanta, Georgia and Cologne, Germany, is a real estate investment and management company that has been investing in United States income producing commercial real estate since 1983. Jamestown has acquired assets totaling 11.4 million square feet of office, retail and industrial space.

      Property Management. The Mortgaged Property is managed by Jamestown Commercial Management, LLC (a joint venture affiliate with Clarion Realty Services). Jamestown Commercial Management, LLC has over 20 years experience and currently has over 7.5 million square feet under management. Of the 7.5 million square feet Jamestown Commercial Management, LLC manages, approximately 3.8 million square feet are managed by a joint venture between Jamestown Commercial Management, LLC and Clarion Realty Services (including the Mortgaged Property). Properties managed by the joint venture between Jamestown Commercial Management, LLC and Clarion Realty Services include: One Federal (Boston, Massachusetts); 1211 Avenue of the Americas (New York, New York); Hoechst Building (Warren Township, New Jersey); One Times Square (New York, New York); and 620 Avenue of the Americas (New York, New York).

      The Property. The Mortgaged Property is a Class A multi-tenant office building located in Arlington, Virginia. This nine-story structure, built during 2002 and 2003, is situated on 1.8 acres of land. The subject contains 191,967 net rentable square feet: 181,736 square feet of office space (94.7%) and 10,231 square feet (5.3%) of street-level retail space. The collateral includes three levels of below-grade parking (368 spaces). The GSA US Fish & Wildlife (“GSA”) (US Gov’t Rated) leases space on behalf of the Department of Interior’s US Fish & Wildlife Agency which occupies 74,708 square feet on two leases maturing in 2012 and 2013. Interstate Hotels & Resorts/ Meristar Hospitality Corp. (rated “CCC+” by S&P and not rated by Fitch) occupies 84,668 square feet on two leases maturing in 2013 with two five-year renewal options. The Mortgaged Property is located 5.5 miles west of downtown Washington, District of Columbia within the suburban Virginia market and the Ballston/ Clarendon submarket.

      Tenant Table.

		Tenant				%
	Ratings	Total	% Total		Potential	Potential	Lease
Top Tenants(1)	S&P/Fitch	SF	SF	Rent PSF	Rent	Rent	Expiration

Meristar/Interstate(2)	CCC+/NR	84,668	44.1%	$30.00	$2,540,040	40.3%	8/31/2013
GSA-Fish & Wildlife(3)	US Govt.	65,020	33.9	$37.12	2,413,674	38.3	8/11/2012
Advanced Resources Int’l	Not Rated	14,270	7.4	$31.25	445,938	7.1	1/31/2014

Totals		163,958	85.4%		$5,399,652	85.8%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance expense.

(2)	On September 29, 2003, S&P announced a downgrade to “CCC+” the senior unsecured debt rating of Meristar Hospitality Corp., citing concerns that the company’s sale of new bonds may make it more difficult to maintain interest payments.

(3)	The GSA occupies two spaces in the Mortgaged Property (49,606 square feet at $36.31 per square foot expiring August 11, 2012 and 15,414 square feet at $39.73 per square foot expiring November 26, 2012 for a total of 65,020 square feet). Figures in the table above represent totals/ weighted averages for the combined square footage.

     Escrows. The 4501 North Fairfax Office Building Loan documents provide for certain escrows of real estate taxes, insurance, replacements, tenant improvements/leasing commissions and rent commencement reserves. See Annex B to the prospectus supplement for information regarding certain escrow reserves.

      Lockbox Account. The 4501 North Fairfax Office Building Borrower established and maintains a lockbox account (the “4501 North Fairfax Office Building Lockbox Account”) and cash management account

(the “4501 North Fairfax Office Building Cash Management Account”), which are subject to the exclusive dominion of the mortgagee except as otherwise provided for in the loan agreement. So long as any portion of the debt remains outstanding, the 4501 North Fairfax Office Building Borrower and/or property manager must direct all payments of rents, revenues and receipts related to the Mortgaged Property to the 4501 North Fairfax Office Building Lockbox Account. Provided no event of default exists, all amounts on deposit in the 4501 North Fairfax Office Building Lockbox Account are transferred to the 4501 North Fairfax Office Building Borrower’s operating account on a daily basis unless the debt service coverage ratio falls below 1.20x on a trailing six-month basis as determined by the mortgagee or unless the 4501 North Fairfax Borrower obtains a loan from Westdeutsche Immobilienbank (“4501 North Fairfax Office Building Trigger Event”). Upon the occurrence and during the continuance of a 4501 North Fairfax Office Building Trigger Event or an event of default, funds on deposit in the 4501 North Fairfax Office Building Lockbox Account shall no longer be transferred to the 4501 North Fairfax Office Building Borrower’s operating account on a daily basis but to the 4501 North Fairfax Office Building Cash Management Account. On each monthly payment date the funds in the 4501 North Fairfax Office Building Cash Management Account shall be directed by the mortgagee to fund debt service, escrow deposits, reserve deposits and other payments due under the loan agreement. Any remaining funds are remitted to the 4501 North Fairfax Office Building Borrower’s operating account provided no default exists. When the debt service coverage ratio goes above 1.20x on a trailing six-month basis, as determined by the mortgagee, the 4501 North Fairfax Office Building Trigger Event will be ended.

      Financial Information.

Underwritten

Effective Gross Income	$6,142,007
Total Expenses	$1,989,433
Net Operating Income (NOI)	$4,152,574
Cash Flow (CF)	$3,818,309
DSCR on NOI	1.68x
DSCR on CF	1.54x

The Harrison Park Apartments Loan (Cross-Collateralized with Suntree Village Apartments)

Property Type:	Multifamily	Cut-off Date LTV:	76.3%
Term/Amortization (months):	84/360	Maturity Date LTV:	70.7%
Cut-off Balance:	$18,550,000	Underwritten DSCR:	1.21x
% of Initial Pool Balance:	1.1%	Cut-off Balance per unit:	$51,528
Mortgage Rate:	5.285%	Occupancy as of 8/20/03:	93.3%

      The Loan. The Mortgage Loan (the “Harrison Park Apartments Loan”) is secured by a first mortgage encumbering a multifamily facility plus a clubhouse/leasing office with a fitness center located in Tucson, Arizona. Originated on August 26, 2003, the Harrison Park Apartments Loan has a principal balance of $18,550,000 as of the Cut-off Date. The Harrison Park Apartments Loan represents 1.1% of the Initial Pool Balance. The Harrison Park Apartments Loan was made to Harrison Park Limited Partnership, a Nebraska limited partnership (the “Harrison Park Apartments Borrower”), which is a special purpose entity that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Harrison Park Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Harrison Park Apartments Loan.

      The Harrison Park Apartments Loan has a remaining term of 83 months and matures on September 1, 2010. The Harrison Park Apartments Loan may not be prepaid on or prior to July 1, 2010 (the “Harrison Park Apartments Borrower Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      The Harrison Park Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Harrison Park Apartments Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. Equity interest in the Harrison Park Apartments Borrower is held by SunHarris LLC, a Nebraska limited liability company as the general partner with 0.01% and Haley Associates Limited Partnership, a Nebraska limited partnership as the sole limited partner with 99.99%. The Borrower Principal is Haley Associates Limited Partnership. Dial Equities, Inc., founded in 1992 by Mr. Haley and headquartered in Omaha, Nebraska, acquires and manages multifamily properties located in the Midwest, South Central and Ohio Valley regions. Mr. Haley obtains acquisition financing from third-party investors via an affiliated company, Haley Securities. Dial Equities has acquired 23 multifamily properties, including the subject property, located in Texas (10), Nebraska (5), Illinois (1), Ohio (2), Michigan (1) and Arizona (4) containing a total of 5,561 units. Haley Associates Limited Partnership holds a 99.99% limited partnership interest in 13 of the properties.

      Property Management. Dial Equities, Inc. manages all 23 of the Haley Associates Limited Partnership properties, including the subject property, containing a total of 5,561 units, of which four properties containing a total of 1,262 units are located in the Tucson market.

      The Property. The Mortgaged Property consists of 28 one and two story apartment buildings built in phases from 1985 to 1996 containing a total of 360 units and 322,636 net rentable square feet situated on 14.1 acres located in Tucson, Arizona. The apartment mix is 88 one bedroom and one bath units ranging in size from 717 to 721 square feet, 44 two bedroom and one bath units at 810 square feet, 164 two bedroom and two bath units ranging in size from 900 to 943 square feet and 64 three bedroom and two bath units at 1,121 square feet. Unit amenities include a kitchen package with refrigerator, stove and microwave, a washer/dryer, ceiling fans, blinds and fireplaces. Project amenities for this gated community include a clubhouse/leasing office with a fitness center, two pools, three spas, barbeque area and reserved covered parking. The Mortgaged Property is located approximately five miles east of downtown Tucson. As of the rent roll dated August 20, 2003, the Mortgaged Property was 93.3% occupied.

      Escrows. The Harrison Park Apartments Loan documents provide for certain escrows of real estate taxes, insurance, repairs and replacements. See Annex B to this prospectus supplement for information regarding escrow reserves.

      Cross-Collateralization. The Harrison Park Apartments Loan is cross-collateralized and cross-defaulted with the Suntree Village Apartments Loan.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(7/31/03)

Effective Gross Income	$2,693,533	$2,811,557	$2,639,014
Total Expenses	$1,113,310	$1,047,591	$1,099,658
Net Operating Income (NOI)	$1,580,223	$1,763,966	$1,539,357
Cash Flow (CF)	$1,490,223	$1,763,966	$1,435,677
DSCR on NOI	1.28x	1.43x	1.25x
DSCR on CF	1.21x	1.43x	1.16x

The Suntree Village Apartments Loan (Cross-Collateralized with Harrison Park Apartments)

Property Type:	Multifamily	Cut-off Date LTV:	80.4%
Term/ Amortization (months):	84/360	Maturity Date LTV:	74.4%
Cut-off Balance:	$17,700,000	Underwritten DSCR:	1.21x
% of Initial Pool Balance:	1.1%	Cut-off Balance per unit:	$41,745
Mortgage Rate:	5.285%	Occupancy as of 8/20/03:	95.3%

      The Loan. The Mortgage Loan (the “Suntree Village Apartments Loan”) is secured by a first mortgage encumbering a multifamily facility plus a clubhouse/leasing office with a fitness center located in Oro Valley, Arizona. Originated on August 26, 2003, the Suntree Village Apartments Loan has a principal balance of $17,700,000 as of the Cut-off Date. The Suntree Village Apartments Loan represents 1.1% of the Initial Pool Balance. The Suntree Village Apartments Loan was made to Suntree Village Limited Partnership, a Nebraska limited partnership (the “Suntree Village Apartments Borrower”), which is a special purpose entity that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Suntree Village Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Suntree Village Apartments Loan.

      The Suntree Village Apartments Loan has a remaining term of 83 months and matures on September 1, 2010. The Suntree Village Apartments Loan may not be prepaid on or prior to July 1, 2010 (the “Suntree Village Apartments Borrower Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      The Suntree Village Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Suntree Village Apartments Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. Equity interest in the Suntree Village Apartments Borrower is held by SunHarris LLC, a Nebraska limited liability company as the general partner with 0.01%, and Haley Associates Limited Partnership, a Nebraska limited partnership as the sole limited partner with 99.99%. The Borrower Principal is Haley Associates Limited Partnership. Dial Equities, Inc., founded in 1992 by Mr. Haley and headquartered in Omaha, Nebraska, acquires and manages multifamily properties located in the Midwest, South Central and Ohio Valley regions. Mr. Haley obtains acquisition financing from third-party investors via an affiliated company, Haley Securities. Dial Equities has acquired 23 multifamily properties, including the subject property, located in Texas (10), Nebraska (5), Illinois (1), Ohio (2), Michigan (1) and Arizona (4) containing a total of 5,561 units. Haley Associates Limited Partnership holds a 99.99% limited partnership interest in 13 of the properties.

      Property Management. Dial Equities, Inc. manages all 23 of the Haley Associates Limited Partnership properties, including the subject property, containing a total of 5,561 units, of which four properties containing a total of 1,262 units are located in the Tucson market.

      The Property. The Mortgaged Property consists of 20 two-story and nine three-story garden-style apartment buildings built in 1986 containing a total of 424 units and 355,188 net rentable square feet situated on 15.9 acres located in Oro Valley, Arizona. The apartment mix is 192 one bedroom and one bath units ranging in size from 655 to 688 square feet, 55 two bedroom and one bath units at 883 square feet, 176 two bedroom and two bath units at 1,003 square feet and one three bedroom and two bath unit at 1,167 square feet. Unit amenities include a kitchen package with refrigerator, stove and microwave, a washer/dryer, ceiling fans, blinds, patio/balcony and a storage closet. Some of the units have fireplaces. Project amenities include a clubhouse/leasing office with a fitness center, six pools, Jacuzzi and a lighted sport court. The Mortgaged Property is located approximately 12 miles north of downtown Tucson, Arizona. As of the rent roll dated August 20, 2003, the Mortgaged Property was 95.3% occupied.

      Escrows. The Suntree Village Apartments Loan documents provide for certain escrows of real estate taxes, insurance, repairs and replacements. See Annex B to this prospectus supplement for information regarding escrow reserves.

      Cross-Collateralization. The Suntree Village Apartments Loan is cross-collateralized and cross-defaulted with the Harrison Park Apartments Loan.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(7/31/03)

Effective Gross Income	$2,662,549	$2,708,747	$2,705,067
Total Expenses	$1,131,456	$1,085,364	$1,133,568
Net Operating Income (NOI)	$1,531,093	$1,623,383	$1,571,499
Cash Flow (CF)	$1,425,093	$1,623,383	$1,437,454
DSCR on NOI	1.30x	1.38x	1.33x
DSCR on CF	1.21x	1.38x	1.22x

The Cypress Creek Apartments Loan

Property Type:	Multifamily	Cut-off Date LTV:	67.3%
Term/ Amortization (months):	180/360	Maturity Date LTV:	48.3%
Cut-off Balance:	$35,000,000	Underwritten DSCR:	1.59x
% of Initial Pool Balance:	2.1%	Cut-off Balance per unit:	$46,053
Mortgage Rate:	5.580%	Occupancy as of 8/29/03:	90.9%

      The Loan. The Mortgage Loan (the “Cypress Creek Apartments Loan”) is secured by a first mortgage encumbering a multifamily facility plus a clubhouse/leasing office with restrooms and a fitness center located in Hyattsville, Maryland. The Cypress Creek Apartments Loan has a principal balance of $35,000,000 as of the Cut-off Date. The Cypress Creek Apartments Loan represents 2.1% of the Initial Pool Balance. The Cypress Creek Apartments Loan was made to Timber Ridge/ Cypress Creek Limited Partnership (the “Cypress Creek Apartments Borrower”), which is a special purpose, bankruptcy remote entity with at least two independent directors that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Cypress Creek Apartments Borrower delivered a non-consolidation opinion in connection with the origination of the Cypress Creek Apartments Loan.

      The Cypress Creek Apartments Loan has a remaining term of 180 months and matures on October 1, 2018. The Cypress Creek Apartments Loan may not be prepaid on or prior to July 1, 2018 (the “Cypress Creek Apartments Borrower Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      The Cypress Creek Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Cypress Creek Apartments Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. Equity interest in the Cypress Creek Apartments Borrower is held by Artery Timber Ridge/ Cypress Creek LP GP, the 4% general partner, and 96% by numerous limited partners. The borrower principal is Henry H. Goldberg (the “Cypress Creek Apartments Borrower Principal”). Mr. Goldberg, founder of the Artery Group, has built approximately 15,000 homes, 20,000 apartment units and four million square feet of office space over the last 40 years. The company manages over $750 million in real estate assets.

      Property Management. Although an Artery Group affiliate handles certain financial reporting and accounting functions, the Mortgaged Property is managed by Realty Management Services, Inc., an independent third party company that manages approximately 55 multifamily properties containing a total of 13,000 units in the Washington, District of Columbia metropolitan area.

      The Property. The Mortgaged Property consists of 81 three and four-story garden-style apartment buildings built in 1947 and significantly renovated in 1986 containing a total of 760 units and 582,492 net rentable square feet situated on 28.9 acres located in Hyattsville, Maryland. The apartment mix is 380 one bedroom and one bath units ranging in size from 560 to 645 square feet, 190 two bedroom and two bath units ranging in size from 839 to 848 square feet and 190 three bedroom and three bath units at 970 square feet. Unit amenities include a kitchen package with refrigerator, stove, dishwasher and disposal, and washer/dryer. Project amenities include a clubhouse/leasing office with restrooms and a fitness center and pool. The Mortgaged Property is located four miles southwest of College Park, Maryland and six miles south of the Capitol Beltway in Prince Georges County. As of the rent roll dated August 29, 2003, the Mortgaged Property was 90.9% leased.

      Escrows. The Cypress Creek Apartments Loan documents provide for certain escrows of real estate taxes, repairs and replacements. See Annex B to this prospectus supplement for information regarding escrow reserves.

      Additional Financing. The Cypress Creek Apartments Borrower is permitted to incur mezzanine financing subject to: (1) no event of default, (2) mortgagee notification on consent, (3) the loan is secured only by a pledge of the owners’ equity interest in the Cypress Creek Apartments Borrower, (4) the mezzanine lender enters into a intercreditor agreement with the mortgagee, (5) the combined loan-to-value ratio does not exceed 70%, (6) minimum NOI debt service coverage ratio of 1.50x based on the trailing 12-month period at a 5.58% constant and 1.10x at a 9.25% constant, (7) other underwriting criteria, as determined by the mortgagee, including but not limited to a revised non-consolidation opinion.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(7/31/03)

Effective Gross Income	$7,076,210	$7,123,765	$7,071,264
Total Expenses	$3,036,530	$2,798,325	$2,945,331
Net Operating Income (NOI)	$4,039,680	$4,325,440	$4,125,933
Cash Flow (CF)	$3,830,680	$3,090,543	$2,646,317
DSCR on NOI	1.68x	1.80x	1.71x
DSCR on CF	1.59x	1.28x	1.10x

The KPMG Centre Loan

Property Type:	Office	Cut-off Date LTV:	51.7%
Term/ Amortization (months):	60/360	Maturity Date LTV:	47.4%
Cut-off Balance:	$34,812,545	Underwritten DSCR:	1.92x
% of Initial Pool Balance:	2.1%	Cut-off Balance per Square Foot:	$42
Mortgage Rate:	4.200%	Occupancy as of 6/20/03:	83.6%

      The Loan. The Mortgage Loan (the “KPMG Centre Loan”) is secured by a first mortgage encumbering an office building known as the KPMG Centre located in Dallas, Texas. Originated on May 22, 2003, the KPMG Centre Loan has a principal balance of $34,812,545 as of the Cut-off Date. The KPMG Centre Loan represents 2.1% of the Initial Pool Balance. The KPMG Centre Loan was made to Harwood Street Office Limited Partnership, a Delaware limited partnership (the “KPMG Centre Borrower”), which is a special purpose, bankruptcy remote entity with an independent director that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the KPMG Centre Borrower delivered a non-consolidation opinion in connection with the origination of the KPMG Centre Loan.

      The KPMG Centre Loan has a remaining term of 56 months and matures on June 1, 2008. The KPMG Centre Loan may not be prepaid on or prior to March 1, 2008 (the “KPMG Centre Lockout Period”) and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

      The KPMG Centre Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The KPMG Centre Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

      Ownership Interest. The KPMG Centre Borrower is 99% owned by General Electric Pension Trust (“GEPT”) as limited partner and 1% by Harwood Street Office, Inc. as general partner. GEPT is sole owner of the general partner entity. GEPT is the pension plan for General Electric Company (rated “AAA” by S&P and “Aaa” by Moody’s) employees and covers approximately 508,000 participants, including 136,000 active employees, 171,000 former employees with vested rights to future benefits, and 201,000 retirees and beneficiaries receiving benefits. At year-end 2002, GEPT’s total assets exceeded $37.8 billion, with $2.3 billion in real estate assets (6%), and the plan is funded to 114% of liabilities. Its pension advisor and the loan sponsor, GE Asset Management Incorporated, provides advisory services to third-party companies, insurance firms and public pension funds as well, with over $200 billion under management as of year-end 2002.

      Property Management. The Mortgaged Property is managed by the Trammell Crow Dallas/Fort Worth, Ltd., a national real estate services firm, developer and owner with 2,000 properties under management, including properties containing 5 million square feet in the Dallas metropolitan market. The Trammell Crow Company developed the Mortgaged Property in 1980. The Trammell Crow Company had revenues of $736 million and net income of $16 million as of December 31, 2002.

      The Property. The Mortgaged Property is a central business district office building in Dallas, Texas. The Mortgaged Property, built in 1980 and situated on a 1-acre lot, contains 827,704 square feet on 34 floors. The KPMG Centre Borrower is institutionally majority owned by the General Electric Pension Trust. Parking is available in the adjacent Bryan Tower parking garage, with 768 spaces reserved for KPMG Centre tenants. The garage, separately owned, is accessed via a pedestrian sky bridge. The Mortgaged Property at 717 North Harwood Street is located in downtown Dallas is near the intersection of Interstates 35E, 45 and 30 and North Central Expressway. A rapid transit Dart Rail station is two blocks south. Since 1998, the Mortgaged Property has received capital upgrades of $4.3 million for the lobby, common corridors and electrical system and $11 million for tenant improvements and leasing commissions. Additional capital items are budgeted through 2008 totaling $5 million, including elevator modernization and other system replacements. The Mortgaged Property is 84.3% leased to 34 tenants from a diverse range of industries, including banking, reinsurance, healthcare, mortgage finance, legal and auditing. Nine major tenants account for 75% of the space and include KPMG, LLP (rated “BBB-” by S&P), occupying 215,175 square feet (26%) maturing 2015; Chase Bank (rated “A+” by S&P and “A+” by Fitch) occupying 93,663 square feet (11%) maturing 2009; Swiss Reinsurance Company (rated “AA” by S&P and “AA+” by Fitch) occupying 75,241 square feet (9%) (Southwestern Financial is a sublessee of Swiss Reinsurance Company) maturing 2008; Middleberg Riddle & Gianna occupying 50,622 square feet (6%) maturing 2008; and law firm Sidley Austin Brown & Wood occupying 50,048 square feet (6%) maturing 2008.

      Tenant Table.

		Tenant				%
	Ratings	Total	% Total		Potential	Potential	Lease
Top Tenants(1)	S&P/Fitch	SF	SF	Rent PSF	Rent	Rent	Expiration

KPMG, LLP	Not Rated	215,175	26.0%	$14.00	$3,012,450	24.4%	3/31/2015
Chase Bank	AA-/A+	93,663	11.3	$11.50	1,077,125	8.7	3/31/2009
Swiss Reinsurance Company	AA/AA+	89,849	10.9	$15.69	1,409,948	11.4	2/28/2008
Middleberg Riddle & Gianna	Not Rated	50,622	6.1	$15.35	777,048	6.3	2/28/2008
Sidley Austin Brown & Wood	Not Rated	50,048	6.0	$17.75	888,352	7.2	4/1/2008

Totals		499,357	60.3%		$7,164,923	58.0%

(1)	Information obtained from the underwritten rent roll, except for ratings from S&P and Fitch or unless otherwise stated. Credit ratings are of the parent company whether or not the parent company guarantees the lease. Calculations with respect to rent per square foot, potential rent and percent of potential rent include base rent only and exclude common area maintenance expense and reimbursement. Calculations of occupancy cost, if applicable, include base rent, reimbursements and common area maintenance, expense.

     Escrows. The KPMG Centre Loan documents provide for certain escrows of real estate taxes. See Annex B to the prospectus supplement for information regarding certain escrow reserves.

      Financial Information.

			Annualized
		Full Year	Most Recent
	Underwritten	(12/31/02)	(6/20/03)

Effective Gross Income	$11,472,894	$8,444,295	$11,446,180
Total Expenses	$6,303,691	$5,768,155	$6,567,138
Net Operating Income (NOI)	$5,169,203	$2,676,140	$4,879,042
Cash Flow (CF)	$3,938,559	$2,176,140	$4,879,042
DSCR on NOI	2.52x	1.30x	2.38x
DSCR on CF	1.92x	1.06x	2.38x

Additional Mortgage Loan Information

      General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

      Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 25 months prior to the Cut-off Date.

      Tenant Matters. Fifty-nine of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 46.7% of the Initial Pool Balance (65.8% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 3.8%, 1.9% and 1.5% of the Initial Pool Balance (5.4%, 2.6% and 2.1% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. “Major Tenants” means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

      Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

      Ground Leases and Other Non-Fee Interests. Nine Mortgaged Properties (9 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1), which represent 14.0% of the Initial Pool Balance (19.7% of the Group 1 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property. Generally, in each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See “Certain Legal Aspects of Mortgage Loans — Foreclosure — Leasehold Considerations” in the accompanying prospectus.

      Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than 1 Mortgage Loan representing 1.6% of the Initial Pool Balance (2.3% of the Group 1 Balance which has existing unsecured debt and two Mortgage Loans representing 0.4% of the Initial Pool Balance (0.2% of the Group 1 Balance and 0.8% of the Group 2 Balance), which permit additional unsecured debt. In addition, 5 Mortgage Loans, representing 16.0% of the Initial Pool Balance (22.4% of the Group 1 Balance and 0.4% of the Group 2 Balance), have existing secured debt and 3 Mortgage Loans representing 0.3% of the Initial Pool Balance (0.5% of the Group 1 Balance) permit future subordinate debt secured by the Mortgage Property subject to certain conditions. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, 10 of the Mortgage Loans representing 13.3% of the Initial Pool Balance (10.1% of the Group 1 Balance and 21.4% of the Group 2 Balance) permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Two Mortgage Loans, representing 10.1% of the Initial Pool Balance (13.4% of the Group 1 Balance and 2.0% of the Group 2 Balance), has existing mezzanine debt. With respect to one of the Mortgage Loans, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the Mortgage Loan documents of the Mortgage Loan included in the Trust and has the option to cure and/or purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted as set forth in such mezzanine intercreditor agreement.

      One Mortgage Loan representing 0.1% of the Initial Pool Balance (0.4% of the Group 2 Balance), is one of two mortgage loans that is part of a split loan structure which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the Trust. The other mortgage loan’s principal balance as of the date of origination was $128,000. Such mortgage loan is subordinate in right of payment to the Mortgage Loan that is included in the Trust. See “Description of the Mortgage Pool — Split Loan Structures — The CBA Whole Loan”.

      Two Mortgage Loans representing 0.5% of the Initial Pool Balance (0.7% of the Group 1 Balance), are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in each such split loan structure is not included in the Trust. The other mortgage loans’ principal balances as of the related dates of origination were $952,830 and $1,439,623. Such mortgage loans are each subordinate in right of payment to the related Mortgage Loan that is included in the Trust. See “Description of the Mortgage Pool — Split Loan Structures — The CLF Whole Loans”.

      In addition to the 3 Mortgage Loans above, one Mortgage Loan, representing 9.5% of the Initial Pool Balance (13.4% of the Group 1 Balance), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. One mortgage loan which is part of the split loan structure but which is not included in the Trust is pari passu in right of payment with the mortgage loan included in the trust and has an outstanding principal balance as of the Cut-off Date of $104,600,000. The remaining Mortgage Loan which is part of the split loan structure and which is included in the Trust Fund is subordinate in right of payment to the Mortgage Loan included in the Trust Fund and has an outstanding principal balance as of the Cut-off Date of $51,805,000. See “Description of the Mortgage Pool — Split Loan Structures — The Hines Sumitomo Whole Loan”.

      Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See “Certain Legal Aspects of Mortgage Loans — Subordinate Financing” in the accompanying prospectus.

      Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

Certain Underwriting Matters

      Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an “Environmental Report”. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally one or more of the following was the case: (A) a party not related to the related borrower was identified as a responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a “no further action” letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to ten percent of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

      The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

      Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

      Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

      The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

      When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

      Certain of the Mortgaged Properties have off-site leaking underground storage tank (“UST”) sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

      The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

      The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See “Servicing of the Mortgage Loans” in this prospectus supplement and “The Pooling and Servicing Agreements — Realization Upon Defaulted Mortgage Loans”, “Risk Factors — Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans — Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk” and “Certain Legal Aspects of Mortgage Loans — Environmental Considerations” in the accompanying prospectus.

      Property Condition Assessments. Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

      In the case of two Mortgage Loans, Loan No. 57126 representing 1.9% of the Initial Pool Balance (2.6% of the Group 1 Balance), and Loan No. 57127 representing 1.6% of the Initial Pool Balance (2.3% of the Group 1 Balance), the buildings on the related Mortgaged Properties are experiencing settlement and repairs are being made to the related Mortgaged Property due to this ground shifting. Kimco Forum at Olympia, L.P. (“KIMCO”) has agreed to pay the costs associated with such repairs for a period which extends until December 2007. The performance of such obligation of KIMCO has been guaranteed by KIMCO Developers, Inc. (“KIMCO Developers”). In addition, in the event that (i) the borrower fails to maintain the property, (ii) such failure relates to such repairs and (iii) neither KIMCO nor KIMCO Developers makes such repairs, the Mortgage Loan Seller has agreed to pay such costs during the loan term. Such agreement by the Mortgage Loan Seller is subject to the following limitations: (i) the agreement covers only payment of the costs of the repairs, not the performance or adequacy of such repairs, (ii) in no event will the Mortgage Loan Seller’s liability with respect to either loan exceed 10% of the balance of such loan as of the Commencement

Date and (iii) the agreement will terminate with respect to each such loan upon the earlier of (A) the defeasance, prepayment or repayment of such loan and (B) the Mortgage Loan Seller’s delivery of an engineering report reasonably acceptable to the Directing Certificateholder and the Special Servicer stating that such repairs have been completed or are not longer necessary to keep the property in good and safe condition and repair.

      Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute (“MAI”) or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the “Appraisal Date” indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice (“USPAP”). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

      None of the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

        Zoning and Building Code Compliance. The Mortgage Loan Seller has generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

      In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

      Although the Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

        Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

      In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

      In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

      Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

      Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 6 months.

      With respect to one of the Mortgage Loans representing 0.1% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower does not maintain insurance for the Mortgaged Property. Rather, the tenants of the Mortgaged Property maintain hazard and liability insurance sufficient to satisfy the requirements of the related Mortgage Loan documents. Only one tenant maintains business interruption or rent loss insurance, but all of the tenants are required to pay rent in the event of a casualty.

      In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-six of the Mortgaged Properties (20 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and 6 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 2), securing 11.2% of the Initial Pool Balance (13.4% of the Group 1 Balance and 5.8% of the Group 2 Balance), are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington and Utah. No Mortgaged Property has a “probable maximum loss” (“PML”) in excess of 20% except one Mortgaged Property, securing 1.0% of the Initial Pool Balance (1.4% of the Group 1 Balance), which has a PML of 24.6% and which the Mortgage Loan required earthquake insurance.

The Mortgage Loan Seller

      Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

      The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Assignment of the Mortgage Loans; Repurchases and Substitutions

      On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the BW Subordinate Components and the Hines Sumitomo Note B Loan), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment “marked-up” at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease; and

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan.

      The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (9) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then Bank of America will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan (including the BW Subordinate

Components and, in the case of the Hines Sumitomo Whole Loan, the Hines Sumitomo Mortgage Loan and the Hines Sumitomo Note B Loan) at a price (the “Purchase Price”) generally equal to the unpaid principal balance of such Mortgage Loan (including the BW Subordinate Components and, in the case of the Hines Sumitomo Whole Loan, the Hines Sumitomo Mortgage Loan and the Hines Sumitomo Note B Loan only), plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees if purchased outside of the time frame set forth in the Pooling Agreement or (3) other than with respect to the BW Component Mortgage Loan, the Hines Sumitomo Mortgage Loan or the Hines Sumitomo Note B Loan, substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the “Substitution Shortfall Amount”). If such defect or breach is capable of being cured but not within the 90 day period and Bank of America has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then Bank of America shall have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). A “Qualified Substitute Mortgage Loan” in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgage Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgage Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgage Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the Mortgage Loan Seller effecting the substitution).

      With respect to any Cross-Collateralized Mortgage Loan, the repurchase obligations of the Mortgage Loan Seller shall apply to any other Mortgage Loan with which such Mortgage Loan is cross-collateralized or cross-defaulted.

      The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

      The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See “The Pooling and Servicing Agreements — Assignment of Mortgage Loans; Repurchases” in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

      Mortgage Loans. The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a mortgage loan purchase and sale agreement (the “Mortgage Loan Purchase and Sale Agreement”) to be dated as of the Closing Date. Pursuant to the Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant solely with respect to the Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the schedule of Mortgage Loans (the “Mortgage Loan Schedule”) attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Delivery Date;

(2) based on the related lender’s title insurance policy (or, if not yet issued, a pro forma title policy or a “marked-up” commitment) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a “marked-up” commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or “marked-up” commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the “Permitted Encumbrances”);

(3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

(5) to the Mortgage Loan Seller’s knowledge, there is no valid right of offset or rescission, defense or counterclaim available to the related borrower with respect to any Mortgage Loan or Mortgage Note;

(6) there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

(7) in the case of each Mortgage Loan, the related Mortgage Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgaged Loan (except in any such case where an escrow of Funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or had a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or Borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued a pro forma title policy or a “marked-up” commitment in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage has not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

(13) there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property;

(14) the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under “— Certain Terms and Conditions of the Mortgage Loans — Hyperamortization”; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan either (a) based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the requirements of USPAP or (b) satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

      In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

      If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

      The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans. See “The Pooling and Servicing Agreements — Representations and Warranties; Repurchases” in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

      A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

SERVICING OF THE MORTGAGE LOANS

General

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the BW Subordinate Components) and Whole Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the Whole Loans, the related Other Noteholders (as a collective whole)), in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans (and in the case of the Whole Loans, the Other Notes and the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the following standard (the “Servicing Standard”): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of the Whole Loans, the Other Noteholders), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling Agreement; (ii) the ownership of any Certificate (or any security backed by the Other Notes) by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer

(or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (8) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

      In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans and the Whole Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan or Whole Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a “Specially Serviced Mortgage Loan”) and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property”). A “Servicing Transfer Event” with respect to any Mortgage Loan or Whole Loan consists of any of the following events:

(a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

(b) the Master Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

(c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

(e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

(f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

      A Mortgage Loan or a Whole Loan will cease to be a Specially Serviced Mortgage Loan (and will become a “Corrected Mortgage Loan” as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

(w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

(x) in the case of the circumstances described in clauses (b), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

(y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

(z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

      The Special Servicer will prepare a report (an “Asset Status Report”) for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the BW Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the BW Controlling Holder (as defined below). If the Hines Sumitomo Whole Loan becomes specially serviced, the Special Servicer will deliver an Asset Status Report to the Hines Sumitomo Controlling Holder (as defined below). The Directing Certificateholder, BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder, BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and, if a Whole Loan is involved, the related Other Noteholders, as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder, the BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special

Servicer will revise such Asset Status Report until the Directing Certificateholder, the BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and if a Whole Loan is involved, the related Other Noteholders, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and if a Whole Loan is involved, the related Other Noteholders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling Agreement, any action which is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

      The “Directing Certificateholder” is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

      A “Controlling Class Certificateholder” is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

      The “Controlling Class” will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

      The “BW Controlling Class” will be, as of any date of determination, the outstanding Class of Class BW Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class BW Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the BW Controlling Class will be the outstanding Class of Class BW Certificates with the then largest outstanding Class principal balance). The BW Controlling Class as of the Delivery Date will be the Class BW-L Certificates.

      The “HS Controlling Class” will be, as of any date of determination, the outstanding Class of Class HS Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class HS Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the HS Controlling Class will be the outstanding Class of Class HS Certificates with the then largest outstanding Class principal balance). The HS Controlling Class as of the Delivery Date will be the Class HS-E Certificates.

      The “BW Controlling Holder” will be (a) prior to the occurrence of an BW Control Appraisal Period, holders of a majority percentage interest in the BW Controlling Class, and (b) during the occurrence and the continuation of an BW Control Appraisal Period, the Directing Certificateholder.

      The “Hines Sumitomo Controlling Holder” will be (a) prior to the occurrence of a Hines Sumitomo Control Appraisal Period (as defined below), the holder of the Hines Sumitomo Note B Loan and (b) following the occurrence and during the continuance of a Hines Sumitomo Control Appraisal Period, the holders of the Hines Sumitomo Senior Notes. Pursuant to the Pooling Agreement, the holder of a majority percentage interest in the HS Controlling Class will be permitted to exercise the rights of the Hines Sumitomo Controlling Holder prior to the occurrence of a Hines Sumitomo Control Appraisal Period. Pursuant to the Hines Sumitomo Intercreditor Agreement, the holders of the Hines Sumitomo Senior Notes (which includes the Trust Fund as the holder of the Hines Sumitomo Mortgage Loan) prior to the occurrence of a Hines Sumitomo Control Appraisal Period will generally have no right either to consult with or to direct the Master Servicer and/or the Special Servicer in their respective servicing of the Hines Sumitomo Whole Loan. Pursuant to the Hines Sumitomo Intercreditor Agreement, following the occurrence and during the continuance of a Hines Sumitomo Control Appraisal Period, the holders of the Hines Sumitomo Senior Notes (which includes the Trust on behalf of the Hines Sumitomo Mortgage Loan) will be required to vote on any decision which requires the consent of the Hines Sumitomo Controlling Holder. The voting rights given to a holder of a Hines Sumitomo Senior Note will be weighted based on the related Hines Sumitomo Senior Note’s portion of the outstanding principal balance of the Hines Sumitomo Whole Loan. As set forth in the Hines Sumitomo Intercreditor Agreement, any decision requiring the vote of the holders of the Hines Sumitomo Senior Notes as Hines Sumitomo Controlling Holder will generally require the holders of 50% or more of such voting rights to approve any such decision. In the event that holders of 50% or more of the voting rights do not so consent, the holder of the Hines Sumitomo Senior Note with the largest outstanding principal balance will make any such decision. During such periods as the Trustee as holder of the Hines Sumitomo Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Hines Sumitomo Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote as set forth in the Pooling Agreement.

      An “BW Control Appraisal Period” will exist if the outstanding aggregate principal balance of all of the BW Subordinate Components of the BW Component Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

      A “Hines Sumitomo Control Appraisal Period” will exist if the outstanding principal balance of the Hines Sumitomo Note B Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

      Pursuant to the Pooling Agreement, each holder of a majority percentage interest in each of the BW Controlling Class (the “BW Controlling Class Holder”) and the HS Controlling Class (the “HS Controlling Class Holder” and, together with the BW Controlling Class Holder, the “Loan Specific Controlling Class Holders”), will be permitted to appoint an operating advisor (“Operating Advisor”), which may be the related Controlling Holder or any holder of the controlling interest in the Controlling Class, any Certificateholder, or an unrelated third party for such Mortgage Loan, with respect to any action which is to be taken with respect to the BW Component Mortgage Loan or the Hines Sumitomo Whole Loan, as applicable, and requires the related Loan Specific Class Holder’s consent in its capacity as the Controlling Holder. The related Operating Advisor will be permitted to exercise all of the rights of the related Loan Specific Controlling Class Holder subject to any limitations set forth in the Pooling Agreement. Any reference in this prospectus supplement to any action to be taken by each Loan Specific Controlling Class Holder in its capacity as a Controlling Holder will mean such Controlling Holder acting through its related Operating Advisor if one has so been appointed. The term “Controlling Holder” refers to the BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable.

      Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the BW Component Mortgage Loan (so long as BW Control Appraisal Period does not exist), the BW Controlling Holder and (b) the Hines Sumitomo Whole Loan, the Hines Sumitomo Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the “Special Actions”). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party’s approval will be deemed to have been given):

(i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgaged Loans as come into and continue in default;

(ii) any modification or waiver of a term of a mortgage loan;

(iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under “Description of the Certificates — Termination” or pursuant to a Purchase Option as described below under “— Defaulted Mortgage Loans; Purchase Option” in this prospectus supplement);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause (subject to certain exceptions set forth in the Pooling Agreement);

(vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain exceptions set forth in the Pooling Agreement);

(viii) any acceptance of any discounted payoffs;

(ix) any release of earnout reserve funds;

(x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation; and

      In addition the consent of the Hines Sumitomo Controlling Holder will be required with respect to the termination of any property manager related to the Hines Sumitomo Whole Loan.

      The “Approval Provisions” mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

(i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

(ii) with respect to (A) any Non-Partitioned Mortgage Loan which is a Non-Specially Serviced Mortgage Loan or Post CAP Loan that involves an extension of the maturity date of such mortgage loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan which is a Non-Specially Serviced Mortgage Loan with a then Stated Principal Balance in excess of $2,500,000 or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

(iii) with respect to any Non-Partitioned Mortgage Loan or Post CAP Loan which is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action;

(iv) with respect to the BW Component Mortgage Loan during any time period that a BW Control Appraisal Period does not exist, the Master Servicer, if the BW Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the BW Controlling Holder, in connection with a Special Action;

(v) with respect to the Hines Sumitomo Whole Loan, the Master Servicer, if the Hines Sumitomo Whole Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the Hines Sumitomo Controlling Holder, in connection with a Special Action;

(vi) with respect to the BW Component Mortgage Loan during any time period that an BW Control Appraisal Period does not exist, the Special Servicer, if the BW Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the BW Controlling Holder in connection with a Special Action; and

(vii) with respect to the Hines Sumitomo Whole Loan, the Special Servicer, if the Hines Sumitomo Whole Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the holders of the Hines Sumitomo Controlling Holder, in connection with a Special Action.

      With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer’s request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BW Controlling Holder, the Hines Sumitomo Controlling Holder, as described below or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer’s request for approval and consent within ten Business Days of its receipt of such request. With respect to any Special Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten Business Days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) above, the Directing Certificateholder, the BW Controlling Holder, the BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

      In addition, each CLF B Noteholder is given certain rights under a CLF Intercreditor Agreement which include: (i) directing Defaulted Lease Claims of the borrower against a defaulting/bankrupt credit tenant prior to foreclosure to the extent either holder is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances (no such Servicing Advance to be deemed to be a nonrecoverable advance until final liquidation of a CLF Mortgage Loan or the related Mortgaged Property), (iii) directing the Master Servicer or the Special Servicer to enforce the rights of CLF B Noteholder under the loan documents to receive the proceeds of Defaulted Lease Claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with Master Servicer or the Special Servicer) any modifications to a CLF Mortgage Loan that affect the rights of the borrower or a CLF B Noteholder under the credit lease or the assignment thereof as collateral for a CLF Mortgage Loan, and (vi) with respect to any payment default by the credit tenant and any resulting event of default under the loan documents, taking any actions during the period to and including sixty (60) days following the occurrence of such payment default to cure such default before the Master Servicer or the Special Servicer, as applicable, may accelerate the CLF Whole Loan or commence foreclosure on the Mortgaged Property without the consent of a CLF B Noteholder.

      In addition, as more particularly set forth in the Hines Sumitomo Intercreditor Agreement (subject to certain limitations and restrictions set forth therein) the Hines Sumitomo Controlling Holder is generally permitted to cure certain monetary and non-monetary events of default under the Hines Sumitomo Whole Loan provided that in no event will the Hines Sumitomo Controlling Holder be permitted to cure more than three (3) monetary events of default in any trailing twelve month period and no more than two (2) non-monetary events of default in any trailing twelve month period.

      The Directing Certificateholder, the BW Controlling Holder, or the Hines Sumitomo Controlling Holder, the CBA B Noteholder or a CLF B Noteholder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the BW Controlling Holder, the Hines Sumitomo Controlling Holder, the CBA B Noteholder or a CLF B Noteholder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

      None of the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder as applicable, will have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that none of the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable, may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, BW Controlling Holder, or Hines Sumitomo Controlling Holder, as applicable, each Certificateholder agrees to take no action against the Directing Certificateholder, BW Controlling Holder or Hines Sumitomo Controlling Holder, as applicable, or any of their respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

      At any time that there is no Directing Certificateholder, BW Controlling Holder, Hines Sumitomo Controlling Holder, CBA B Noteholder, CLF B Noteholder or Operating Advisor for any of them, or that any such party has not been properly identified to the Special Servicer, the Special Servicer will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

      The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

      Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned “The Pooling and Servicing Agreements,” for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

The Master Servicer

      Bank of America, N.A. will be the Master Servicer. Bank of America, N.A. will be the Master Servicer through its Capital Markets Servicing Group (“BOA-CMSG”), a division of Bank of America, N.A. BOA-CMSG’s principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America

NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA’s trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.’s conduit platform. As of September 30, 2003, BOA-CMSG acted as a full, master or primary servicer on approximately 3,158 loans which total approximately $13.3 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody’s and Fitch.

      The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicer

      Midland Loan Services, Inc. (“Midland”) will be the Special Servicer under the Pooling and Servicing Agreement, Midland, a wholly-owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

      As of August 31, 2003, Midland was servicing approximately 13,239 commercial and multifamily loans with an aggregate principal balance of approximately $78.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,807 of the loans, with an aggregate principal balance of approximately $57.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of August 31, 2003, Midland was the named special servicer in approximately 74 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $37.2 billion. With respect to such transactions as of such date, Midland was administering approximately 130 assets with an outstanding principal balance of approximately $915 million.

      Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody’s, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

      The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Sub-Servicers

      The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a “Sub-Servicer”); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a “Sub-Servicing Agreement”) must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party’s rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

      The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the BW Subordinate Components and each of the promissory notes comprising the Hines Sumitomo Whole Loan will be serviced and administered under the Pooling Agreement as if each were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master Servicing Fee on the BW Subordinate Components and on each of the notes securing the Hines Sumitomo Whole Loan.

      The “Master Servicing Fee” will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Whole Loan (including Specially Serviced Mortgage Loans, Whole Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with October 2003 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, Whole Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The “Master Servicing Fee Rate” will range from approximately 0.0325% to 0.1200% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0987% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement (“Permitted Investments”), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of “eligible account” at the time such investment was made.

      If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master

Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at .02% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer. A “Balloon Payment Interest Shortfall” is, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The “Special Servicing Fee” for any particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, Other Notes) and each Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% (25 basis points) per annum (the “Special Servicing Fee Rate”), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan (including, if applicable, the Other Notes) or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account (or, in the case of the Other Notes, the related custodial account) from time to time. A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan (including, if applicable Other Notes). As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a “Workout Fee Rate” of 1.0% (100 basis points) to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a Class BW Certificateholder, a Class HS Certificateholder or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% (100 basis points) to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling Class, the BW Controlling Class Holder, the HS Controlling Class Holder, the CBA B Noteholder, the CLF B Noteholder or any mezzanine lender which purchase occurs not later than 90 days following the Special Servicer’s determination of fair value, as discussed below in “— Defaulted Mortgage Loans; Purchase Option”, or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

      The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation “Default Interest” (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as “Default Charges”) only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing

Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Other Notes may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling Agreement.

      The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute “Servicing Advances” (Servicing Advances and P&I Advances, collectively, “Advances”) and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, Whole Loan or REO Property (“Related Proceeds”). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an “Emergency Advance”)); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

      If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance.

      The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a “Nonrecoverable Servicing Advance”). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

      The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if a Whole Loan is involved out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if a Whole Loan is involved, the related Other Noteholders (as a collective whole), as evidenced by an officer’s certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

      As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See “The Pooling and Servicing Agreements — Certificate Account” and “— Servicing Compensation and Payment of Expenses” in the accompanying prospectus and “Description of the Certificates — P&I Advances” in this prospectus supplement.

Evidence as to Compliance

      On or before April 30 of each year, beginning April 30, 2004 (or, as to any such year, such earlier date as is contemplated by the Pooling Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

      The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2004, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

Modifications, Waivers, Amendments and Consents

      The Master Servicer (as to Mortgage Loans or Whole Loans which are not Specially Serviced Mortgage Loans (each a “Non-Specially Serviced Mortgage Loan”)) subject to obtaining the consent of the Special Servicer or the BW Controlling Holder or the Hines Sumitomo Controlling Holder, as applicable, and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under “— Defaulted Mortgage Loans; Purchase Option” in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the BW Controlling Holder, any mezzanine lender, the CBA B Noteholder, a CLF B Noteholder and the Hines Sumitomo Controlling Holder, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Whole Loan or affect the security for such Mortgage Loan or Whole Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BW Controlling Holder, the Hines Sumitomo Controlling Holder or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

(ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s taking) any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan, or Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Whole Loan is involved, the related Other Noteholders (collectively) on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(iii) the Special Servicer shall not extend (or in the case of a Non-Specially Serviced Mortgage Loan or Whole Loan, consent to the Master Servicer’s extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date or with respect to the BW Component Mortgage Loan and the Hines Sumitomo Whole Loan the related date set forth in the Pooling Agreement, and (B) if such Mortgage Loan or Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan that would result in an adverse REMIC event with respect to any of the Component Mortgage Loan REMIC, REMIC I or REMIC II;

(v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan unless all related fees and expenses are paid by the related borrower;

(vi) except for substitutions contemplated by the terms of the Mortgage Loans or Whole Loans, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan or Whole Loan, consent to the Master Servicer’s permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Whole Loan unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

(vii) with limited exceptions, including a permitted defeasance as described above under “Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans — Defeasance” in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer’s releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Whole Loan in effect on the Closing Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan.

      With respect to any ARD Loan, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder’s consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

      Any modification, extension, waiver or amendment of the payment terms of a Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the Hines Sumitomo Mortgage Loan, the Hines Sumitomo Note B Loan, any CLF Mortgage Loan or the CBA Mortgage Loan, as applicable, nor the Other Noteholders gains a priority over the other such holder that is not reflected in the related loan documents and the Intercreditor Agreement.

      Further, to the extent consistent with the Servicing Standard, taking into account the pari passu and/or subordinate positions of the Other Notes thereof —

(i) no waiver, reduction or deferral of any amounts due on the Hines Sumitomo Mortgage Loan, or the CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Other Notes (other than the Hines Sumitomo Senior Notes), and

(ii) no reduction of the mortgage interest rate of the Hines Sumitomo Mortgage Loan or the CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of the related Other Notes (other than the Hines Sumitomo Senior Notes), to the maximum extent possible.

      The Master Servicer will not be required to seek the consent of any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement or related Intercreditor Agreement.

Defaulted Mortgage Loans; Purchase Option

      Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A “Defaulted Mortgage Loan” is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

      In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a “Purchase Option”) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of the BW Controlling Class Holder in the case of the BW Component Mortgage Loan, the Hines Sumitomo Purchase Option Holder in the case of the Hines Sumitomo Whole Loan, the CBA B Noteholder in the case of the CBA Whole Loans and the related CLF B Noteholder in the case of the CLF Whole Loans from the Trust Fund at a price (the “Option Price”) generally equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

      Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

      If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

      If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an “REO Extension”) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

      The Special Servicer shall give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

      Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO Properties

      In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property”. Generally, net income from foreclosure property means income which does not qualify as “rents from real property” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. “Rents from real property” do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute “rents from real property,” or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute “rents from real property.” Any of the foregoing types of income instead constitute “net income from foreclosure property,” which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See “Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus.

Inspections; Collection of Operating Information

      Commencing in 2004 or immediately after the debt service coverage ratio for any Mortgaged Property falls below 1.0x, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

      With respect to each Mortgage Loan or Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

      The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling Agreement.

DESCRIPTION OF THE CERTIFICATES

General

      The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2003-2, on November 19, 2003 (the “Delivery Date”) pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2003, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (the “Pooling Agreement”).

      The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the “Trust”), the assets of which (such assets collectively, the “Trust Fund”) include: (i) the Mortgage Loans (including the BW Subordinate Components and the Hines Sumitomo Note B Loan) and all payments thereunder and proceeds thereof received after the Commencement Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Commencement Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account and the Excess Interest Distribution Account (see “The Pooling and Servicing Agreements — Certificate Account” in the accompanying prospectus).

      The Certificates will consist of 39 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, and the Class A-1A Certificates (collectively, the “Class A Certificates” and together with the Class XC Certificates the Class XP Certificates, the “Senior Certificates”); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the “Sequential Pay Certificates”); (iii) the Class XC Certificates and the Class XP Certificates (collectively, the “Class X Certificates”, and collectively with the Sequential Pay Certificates, the “REMIC II Certificates”); (iv) the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the Class BW-J Certificates, the Class BW-K Certificates and the Class BW-L Certificates (collectively, the “Class BW Certificates”); (v) the Class HS-A Certificates, the Class HS-B Certificates, the Class HS-C Certificates, the Class HS-D Certificates and the Class HS-E Certificates (collectively, the “Class HS Certificates”); and (vi) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the “REMIC Residual Certificates”). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the “Offered Certificates”) are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a “Class”.

      The Class A-1A, Class XC, Class XP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BW and Class HS Certificates and the REMIC Residual Certificates (collectively, the “Private Certificates”) have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

      The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

      Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a “Certificate Owner”) will be entitled to receive a fully registered physical certificate (a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under

“Description of the Certificates — Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its “Participants”), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See “Description of the Certificates — Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

      The Trustee will initially serve as registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amount

      On the Delivery Date (assuming receipt of all scheduled payments through the Commencement Date and assuming there are no prepayments other than those actually received prior to the Commencement Date), the respective classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):

		Approximate
	Certificate	Percentage of	Approximate
	Balance or	Pool	Credit
Class	Notional Amount	Balance	Support

A-1	$138,224,308	8.233%	17.750%
A-2	$106,288,110	6.331%	17.750%
A-3	$168,137,151	10.014%	17.750%
A-4	$482,251,227	28.723%	17.750%
B	$56,665,470	3.375%	14.375%
C	$20,987,211	1.250%	13.125%
D	$44,073,144	2.625%	10.500%
E	$23,085,932	1.375%	9.125%
A-1A	$486,057,698	28.950%	17.750%
F	$20,987,211	1.250%	7.875%
G	$23,085,932	1.375%	6.500%
H	$20,987,211	1.250%	5.250%
J	$18,888,490	1.125%	4.125%
K	$10,493,606	0.625%	3.500%
L	$10,493,606	0.625%	2.875%
M	$8,394,884	0.500%	2.375%
N	$8,394,885	0.500%	1.875%
O	$4,197,442	0.250%	1.625%
P	$27,283,375	1.625%	0.000%
XC	$1,678,976,893 (1)	N/A	N/A
XP	$1,617,083,890 (1)	N/A	N/A

(1)	Notional Amount.

      The “Certificate Balance” of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See “— Distributions” and “— Subordination; Allocation of Losses and Certain Expenses” below.

      The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a “Notional Amount”).

      The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $1,678,976,893, although it may be as much as 10% larger or smaller.

      The Notional Amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in November 2004, the sum of (a) the lesser of $483,355,071 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $127,304,518 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2004 through and including the Distribution Date in November 2005, the sum of (a) the lesser of $462,249,163 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $55,161,697 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2005 through and including the Distribution Date in November 2006, the sum of (a) the lesser of $438,715,732 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $155,956,332 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time and (d) the lesser of $3,713,292 and the Certificate Balance of the Class L Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2006 through and including the Distribution Date in November 2007, the sum of (a) the lesser of $415,901,390 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $51,191,467 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (d) the lesser of $7,586,560 and the Certificate Balance of the Class J Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2007 through and including the Distribution Date in November 2008, the sum of (a) the lesser of $374,931,466 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $413,215,769 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $5,955,040 and the Certificate Balance of the Class H Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2008 through and including the Distribution Date in November 2009, the sum of (a) the lesser of $355,765,190 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $372,407,297 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates

outstanding from time to time and (d) the lesser of $9,702,643 and the Certificate Balance of the Class G Certificates outstanding from time to time;

•	during the period following the Distribution Date in November 2009 through and including the Distribution Date in November 2010, the sum of (a) the lesser of $238,859,323 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $300,794,842 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate Certificate Balances of the Class B, Class C and Class D and Class E Certificates outstanding from time to time and (d) the lesser of $13,419,176 and the Certificate Balance of the Class F Certificates outstanding from time to time; and

•	following the Distribution Date in November 2010, $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $1,617,083,890, although it may be as much as 10% larger or smaller.

      The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

      A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

      For purposes of calculating the allocation of collections on the BW Component Mortgage Loan between the BW Senior Component, on the one hand, and the BW Subordinate Components on the other hand, the BW Senior Component will be deemed to have a principal balance (the “BW Senior Balance”) and each BW Subordinate Component will be deemed to have a principal balance (each, a “BW Subordinate Balance”) equal to the amounts described under “Description of the Mortgage Pool — BW Component Mortgage Loan”. The BW Senior Component will accrue interest during each interest accrual period on the amount of the BW Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.6565% as of the commencement of such interest accrual period. The BW Subordinate Components will accrue interest during each interest accrual period on the amount of the related BW Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class BW Certificates as of the commencement of such interest accrual period. The BW Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under “Description of the Certificates — Distributions — Class BW Certificates and the BW Component Mortgage Loan,” and the BW Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under “Description of the Certificates — Distributions — Class BW Certificates and the BW Component Mortgage Loan.”

Pass-Through Rates

      The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement.

      The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.4410% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the November 2010 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as “Class XP Strip Rates”, at which interest accrues from time to time on the respective components of the Notional Amount of the Class Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under “— Certificate Balance and Notional Amounts” above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2010 Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (x) with respect to the Class D Certificates, 0.0370% (the “Class XP Fixed Strip Rate”) and (b) with respect to each other applicable class of Certificates having Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

(1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2) the Pass-Through Rate in effect during such interest accrual period for such class of Certificates.

      Following the November 2010 Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the December 2010 Distribution Date and for each Distribution Date thereafter.

      The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.0396% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as “Class XC Strip Rates”, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under “— Certificate Balances and Notional Amounts” above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to December 2010 on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

(1) if such particular component consists of the entire Certificate Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class D Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class D Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(3) if such particular component consists of the entire Certificate Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

(4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

      For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the November 2010 Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class R-I, Class R-II, Class XP, Class XC, Class BW-A, Class BW-B, Class BW-C, Class BW-E, Class BW-F, Class BW-G, Class BW-H, Class BW-J, Class BW-K, Class BW-L, Class HS-A, Class HS-B, Class HS-C, Class HS-D and Class HS-E Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

      For purpose of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

      The Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 Certificates are fixed per annum rates equal to 3.4110%, 4.3420% and 4.8730%, respectively. The approximate initial Pass-Through Rates for the Class A-4, Class A-1A, Class B and Class C Certificates are per annum rates equal to 5.0610%, 4.7780%, 5.1830% and 5.2230%, respectively. For any subsequent date, the Class A-4, Class A-1A, Class B and Class C Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate.

      The approximate initial Pass-Through Rate for the Class D Certificates is 5.2088%. For any subsequent date, the Class D Certificates will accrue interest at the Weighted Average Net Mortgage Rate less 0.067%.

      The approximate initial Pass-Through Rates on the Class E, Class F, Class G and Class H Certificates are per annum rates equal to 5.2758%, 5.2758%, 5.2758% and 5.2758%, respectively. The Class E, Class F, Class G and Class H Certificates will accrue interest at the Weighted Average Net Mortgage Rate for any Distribution Date.

      The approximate initial Pass-Through Rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are per annum rates equal to 5.2758%, 5.2758% 5.2758%, 5.2758% 5.2758%, 5.2758% and 5.2758%. For any subsequent date, the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at the lesser of a fixed per annum rate equal to 5.329% and the Weighted Average Net Mortgage Rate.

      The Pass-Through Rates for the Class BW Certificates and the Class HS Certificates will be set forth in the Pooling Agreement.

      The Class P Certificates will be entitled to receive distributions in respect of Excess Interest.

      “Weighted Average Net Mortgage Rate” for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (or, in the case of the BW Component Mortgage Loan the BW Senior Component), other than the Hines Sumitomo Note B Loan, immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined herein) (in the case of the BW Senior Component, the BW Senior Component Balance) immediately following the preceding Distribution Date).

      The “Net Mortgage Rate” with respect to any Mortgage Loan (or, in the case of the BW Component Mortgage Loan, the BW Senior Component), other than the Hines Sumitomo Note B Loan, is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate, with respect to the BW Senior Component, approximately 5.6565% per annum minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.1186% per annum to 7.8986% per annum, with a weighted average Net Mortgage Rate of 5.2758% per annum. See “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. The “Administrative Fee Rate” is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated.

      The “Stated Principal Balance” of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

      The “Collection Period” for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in December 2003. The “Determination Date” for each Distribution Date will be the 5th business day prior to such Distribution Date.

Distributions

      General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 11th day of each month or, if any such 11th day is not a business day, then on the next succeeding business day (each, a “Distribution Date”). The first Distribution Date with respect to the Offered Certificates will occur in December 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See “— Registration and Denominations” above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

      With respect to any Distribution Date and any Class of Certificates, the “Record Date” will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

      Class BW Certificates and the BW Component Mortgage Loan. Each Class of Class BW Certificates will only be entitled to distributions from amounts collected on the BW Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the BW Component Mortgage Loan (including on the BW Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the BW Component Mortgage Loan (including on the BW Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

(i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all BW Component Distributable Interest in respect of the BW Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the BW Component Principal Entitlement for the BW Senior Component for such Distribution Date (the “BW Senior Component Principal Distribution Amount”);

(iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the BW Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW Senior Component and for which no reimbursement has previously been received;

(iv) to pay interest on the BW-A Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(v) to pay principal on the BW-A Component, up to an amount equal to the BW Component Principal Entitlement for the BW-A Component for such Distribution Date;

(vi) to reimburse the BW-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-A Component and for which no reimbursement has previously been received;

(vii) to pay interest to the BW-B Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(viii) to pay principal on the BW-B Component, up to an amount equal to the BW Component Principal Entitlement for the BW-B Component for such Distribution Date;

(ix) to reimburse the holders of the BW-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-B Component and for which no reimbursement has previously been received;

(x) to pay interest to the BW-C Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xi) to pay principal on the BW-C Component, up to an amount equal to the BW Component Principal Entitlement for the BW-C Component for such Distribution Date;

(xii) to reimburse the BW-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-C Component and for which no reimbursement has previously been received;

(xiii) to pay interest on the BW-D Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xiv) to pay principal on the BW-D Component, up to an amount equal to the BW Component Principal Entitlement for the BW-D Component for such Distribution Date;

(xv) to reimburse the BW-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-D Component and for which no reimbursement has previously been received;

(xvi) to pay interest on the BW-E Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xvii) to pay principal on the BW-E Component, up to an amount equal to the BW Component Principal Entitlement for the BW-E Component for such Distribution Date;

(xviii) to reimburse the BW-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-E Component and for which no reimbursement has previously been received;

(xix) to pay interest on the BW-F Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xx) to pay principal on the BW-F Component, up to an amount equal to the BW Component Principal Entitlement for the BW-F Component for such Distribution Date;

(xxi) to reimburse the BW-F Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-F Component and for which no reimbursement has previously been received;

(xxii) to pay interest to the BW-G Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xxiii) to pay principal on the BW-G Component, up to an amount equal to the BW Component Principal Entitlement for the BW-G Component for such Distribution Date;

(xxiv) to reimburse the holders of the BW-G Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-G Component and for which no reimbursement has previously been received;

(xxv) to pay interest to the BW-H Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-H Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xxvi) to pay principal on the BW-H Component, up to an amount equal to the BW Component Principal Entitlement for the BW-H Component for such Distribution Date;

(xxvii) to reimburse the BW-H Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-H Component and for which no reimbursement has previously been received; and

(xxviii) to pay interest on the BW-J Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-J Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xxix) to pay principal on the BW-J Component, up to an amount equal to the BW Component Principal Entitlement for the BW-J Component for such Distribution Date;

(xxx) to reimburse the BW-J Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-J Component and for which no reimbursement has previously been received;

(xxxi) to pay interest to the BW-K Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-K Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xxxii) to pay principal on the BW-K Component, up to an amount equal to the BW Component Principal Entitlement for the BW-K Component for such Distribution Date;

(xxxiii) to reimburse the holders of the BW-K Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-K Component and for which no reimbursement has previously been received;

(xxxiv) to pay interest to the BW-L Component, up to an amount equal to all BW Component Distributable Interest in respect of the BW-L Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xxxv) to pay principal on the BW-L Component, up to an amount equal to the BW Component Principal Entitlement for the BW-L Component for such Distribution Date;

(xxxvi) to reimburse the BW-L Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the BW Component Mortgage Loan to the BW-L Component and for which no reimbursement has previously been received; and

(xxxvii) with respect to the BW Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxxvi) above.

      All distributions on the BW-A Component, the BW-B Component, the BW-C Component, the BW-D Component, the BW-E Component, the BW-F Component, the BW-G Component, the BW-H Component, the BW-J Component, the BW-K Component and the BW-L Component referenced in clauses (iv) through (xxvii) above shall be made to the corresponding holders of the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the

BW-J Certificates, the BW-K Certificates and the BW-L Certificates, respectively.

      The “BW Component Distributable Interest” in respect of the Components is equal to the BW Accrued Component Interest in respect of each BW Component reduced by such component’s allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

      The “BW Accrued Component Interest” in respect of the BW Components for each Distribution Date is equal to one calendar month’s interest at the applicable interest rate (net of the Administrative Fee Rate) for each BW Component which in the case of the BW Senior Component is equal to approximately 5.5851% per annum and in the case of the BW-A Component, the BW-B Component, the BW-C Component, the BW-D Component, the BW-E Component, the BW-F Component, the BW-G Component, the BW-H Component, respectively, is equal to the Pass-Through Rate of the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the Class BW-J Certificates, the Class BW-K Certificates and the Class BW-L Certificates, respectively.

      In the absence of a monetary or other material event of default under the BW Component Mortgage Loan, principal will be paid on the BW Senior Component and the BW-A Component, the BW-B Component, the BW-C Component, the BW-D Component, the BW-E Component, the BW-F Component, the BW-G Component, the BW-H Component, the BW-J Component, the BW-K Component and the BW-L Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the BW Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the BW-A Component, the BW-B Component, the BW-C Component, the BW-D Component, the BW-E Component, the BW-F Component, the BW-G Component, the BW-H Component, the BW-J Component, the BW-K Component and the BW-L Component until the principal balance of each such component is reduced to zero. Accordingly the “BW Component Principal Entitlement” with respect to any Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such BW Component’s pro rata share of the BW Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such BW Component and (ii) the portion of the Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

      For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the BW Component Mortgage Loan is based on an interest rate under the whole loan of 6.1885% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the “BW Schedule”).

      The “BW Principal Distribution Amount” for any Distribution Date will, in general, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the BW Component Mortgage Loan for the Due Date occurring during the related Collection Period;

(b) all voluntary principal prepayments received on the BW Component Mortgage Loan during the related Collection Period;

(c) with respect to the BW Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the BW Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the BW Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)

due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the BW Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under “— Principal Distribution Amounts” that is attributable to the BW Component Mortgage Loan.

      Class HS Certificates and the Hines Sumitomo Note B Loan. On each Distribution Date, the Trustee, as the holder of the Hines Sumitomo Note B Loan, will distribute the Class HS Available Distribution Amount in the following order of priority:

(i) to pay interest to the holders of the Class HS-A Certificates, up to an amount equal to all Class HS Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(ii) to pay principal to the holders of the Class HS-A Certificates, up to an amount equal to the Class HS Principal Entitlement for the Class HS-A Certificates for such Distribution Date;

(iii) to reimburse the holders of the Class HS-A Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(iv) to pay interest to the holders of the Class HS-B Certificates, up to an amount equal to all Class HS Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(v) to pay principal to the holders of the Class HS-B Certificates, up to an amount equal to the Class HS Principal Entitlement for the Class HS-B Certificates for such Distribution Date;

(vi) to reimburse the holders of the Class HS-B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(vii) to pay interest to the holders of the Class HS-C Certificates, up to an amount equal to all Class HS Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(viii) to pay principal to the holders of the Class HS-C Certificates, up to an amount equal to the Class HS Principal Entitlement for the Class HS-C Certificates for such Distribution Date;

(ix) to reimburse the holders of the Class HS-C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(x) to pay interest to the holders of the Class HS-D Certificates, up to an amount equal to all Class HS Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xi) to pay principal to the holders of the Class HS-D Certificates, up to an amount equal to the Class HS Principal Entitlement for the Class HS-D Certificates for such Distribution Date;

(xii) to reimburse the holders of the Class HS-D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(xiii) to pay interest to the holders of the Class HS-E Certificates, up to an amount equal to all Class HS Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(xiv) to pay principal to the holders of the Class HS-E Certificates, up to an amount equal to the Class HS Principal Entitlement for the Class HS-E Certificates for such Distribution Date;

(xv) to reimburse the holders of the Class HS-E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

(xvi) to pay to the holders of the Class R-II Certificates, the balance, if any, of the Class HS Available Distribution Amount for such Distribution Date;

      The “Class HS Available Distribution Amount” for any Distribution Date will, in general, equal the following amounts which have been allocated to the Trustee as holder of the Hines Sumitomo Note B Loan pursuant to the Hines Sumitomo Intercreditor Agreement:

(a) all amounts on deposit in the related custodial account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

(i) Monthly Payments on the Hines Sumitomo Note B Loan collected but due on a Due Date subsequent to the related Collection Period;

(ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period on the Hines Sumitomo Note B Loan;

(iii) Prepayment Premiums received on the Hines Sumitomo Note B Loan;

(iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

(v) amounts deposited in the related custodial account in error;

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under “Description of the Certificates — Interest Reserve Account.”

      The “Class HS Distributable Certificate Interest” in respect of each Class of Class HS Certificates for each Distribution Date is equal to the Class HS Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’ allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

      The “Class HS Accrued Certificate Interest” in respect of each Class of Class HS Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date.

      The “Class HS Principal Distribution Amount” for any Distribution Date will, in general, equal the aggregate amount distributed to the Trustee in respect of principal on the Hines Sumitomo Note B Loan for such Distribution Date as holder of the Hines Sumitomo Note B Loan pursuant to the Hines Sumitomo Intercreditor Agreement. See “Description of the Mortgage Pool — Split Loan Structures — Hines Sumitomo Whole Loan”.

      In the absence of a monetary or other material event of default under the Hines Sumitomo Whole Loan, principal will be paid on the Class HS Certificates, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the first sentence of this paragraph exist, principal will be paid the sequentially on the Class HS Certificates until each such Certificate Balance is reduced to zero. Accordingly the “Class HS Principal Entitlement” with respect to any Class of Class HS Certificates is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such Classes’ pro rata share of the Class HS Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such Class of Class HS Certificate and (ii) the portion of the Class HS Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

      Pursuant to the Hines Sumitomo Intercreditor Agreement, the Hines Sumitomo Senior Notes are entitled to share in distributions of amounts from the Hines Sumitomo Whole Loan (including principal), pro rata, based upon outstanding principal balance.

      The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The “Available Distribution Amount” for any Distribution Date will, in general, equal

      (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

(i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

(ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

(iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

(iv) Excess Interest (which is distributable to the Class P Certificates as described in this prospectus supplement);

(v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

(vi) amounts deposited in the Certificate Account in error;

(vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount;

(viii) any amounts distributable to the Class BW Certificates in respect of the BW Component Mortgage Loan as described in clauses (iv) through (xxxvi) under “Description of the Certificates — Distributions — Class BW Certificates and the BW Component Mortgage Loan”; and

(ix) any amounts distributable to the Class HS Certificates in respect of the Hines Sumitomo Note B Loan as described in clauses (i) through (xv) under “Description of the Certificates — Distributions — Class HS Certificates and the Hines Sumitomo Note B Loan”.

      (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under “Description of the Certificates — Interest Reserve Account.”

      See “The Pooling and Servicing Agreements — Certificate Account” in the accompanying prospectus.

      Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on the Distribution Date, until the Class A-4 Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the other Classes of Certificates (collectively, the “Subordinate Certificates”) as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see “— Termination” below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

      On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of

(a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

(43) to pay to the holders of the Class R-II Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

      Distributable Certificate Interest. The “Distributable Certificate Interest” in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’ allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

      The “Accrued Certificate Interest” in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

      The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The “Net Aggregate Prepayment Interest Shortfall” for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC II Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Senior Certificates) in reverse sequential order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class XC Certificates and the Class XP Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

      With respect to the BW Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the BW Subordinate Components and then to the BW Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the BW Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the BW Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the BW Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the BW Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such BW Subordinate Components’ interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the BW Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC II Certificates as described above.

      Prepayment Interest Shortfalls incurred in connection with the Hines Sumitomo Whole Loan will be generally allocated first to reduce the amount of interest otherwise payable on the Hines Sumitomo Note B Loan (and accordingly, the Class HS Certificates) prior to such Prepayment Interest Shortfall being allocated to the Hines Sumitomo Senior Notes (and accordingly, the REMIC II Certificates). Prepayment Interest Shortfalls that remains after the foregoing allocation will generally reduce distributions pro rata among the Hines Sumitomo Senior Notes. Any Prepayment Interest Shortfall referenced in the immediately preceding sentence that is not offset by payments of Compensating Interest Payments by the Master Servicer will be allocated to the Classes of REMIC II Certificates in the manner described in the definition of Net Aggregate Prepayment Interest Shortfall in this prospectus supplement.

      Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis (the “Group 1 Principal Distribution Amount” and “Group 2 Principal Distribution Amount,” respectively). On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The “Principal Distribution Amount” for any Distribution Date will, in general with respect to a Loan Group or the Mortgage Pool, equal the aggregate of the following (excluding, (1) except with respect to clause (f) below, any amounts received in respect of the BW Component Mortgage Loan and (2) any amounts received in respect of the Hines Sumitomo Note B Loan):

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable for their respective Due Dates occurring during the related Collection Period;

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be on such immediately preceding Distribution Date; and

(f) with respect to the BW Component Mortgage Loan, the BW Senior Component Principal Distribution Amount for such Distribution Date.

      For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

      An “Assumed Monthly Payment” is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan’s terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

      Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class P Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates.

      Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class XC Certificates as described below.

      On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

      On each Distribution Date, Prepayment Premiums collected in respect of Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all mortgage loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions shall be distributed to the holders of the

Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

      The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

      No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class XC Certificates.

      Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

      The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See “Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans — Prepayment Provisions” and “Risk Factors — Risks Related to the Mortgage Loans — Prepayment Premiums” in this prospectus supplement.

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be “applied” by the Master Servicer as principal, interest and other amounts “due” on such Mortgage Loan; and, subject to the recoverability determination described below (see “— P&I Advances”), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Certificates and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under “— Distributions — The Available Distribution Amount” above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

      Each BW Subordinate Component, and thus the related Class of Class BW Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the BW Component Mortgage Loan. The rights of the holders of the Class BW Certificates to receive distributions of amounts collected or advanced on the BW Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. In addition, the holders of Class HS Certificates are only entitled to distributions of amounts payable in respect of the Hines Sumitomo Note B Loan and their rights are subordinate to the rights of the holders of the REMIC II Certificates with respect to the Hines Sumitomo Whole Loan to the extent described in this prospectus supplement.

      This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class BW Certificates and the Class HS Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under “— Distributions — The Available Distribution Amount” above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date minus the then outstanding BW Subordinate Balance, and the then outstanding principal balance of the Hines Sumitomo Note B Loan, is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that any Realized Losses with respect to the BW Component Mortgage Loan will first be allocated in reverse sequential order to the BW Subordinate Components, prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates Class A-3 Certificates, Class A-4 Certificates, and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Realized Losses and Additional Trust Fund Expenses with respect to the BW Component Mortgage Loan will first be allocated to the BW Subordinate Components (and thus, the related Class of Class BW Certificates) in reverse sequential order prior to being allocated to the BW Senior Component (and thus, the Sequential Pay

Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the Hines Sumitomo Whole Loan will be allocated pursuant to the terms of the Hines Sumitomo Intercreditor Agreement first to reduce distributions on the Hines Sumitomo Note B Loan and then to reduce distributions on the Hines Sumitomo Senior Notes. Such reductions in distributions will be allocated pro rata among the holders of the Hines Sumitomo Senior Notes and will reduce distribution to the holders of the REMIC II Certificates. The allocation referenced in the immediately preceding sentence will have the effect of allocating Realized Losses and Additional Trust Fund Expenses related to the Hines Sumitomo Whole Loan to the Class HS Certificates prior to being allocated to the Sequential Pay Certificates in the manner described in this prospectus supplement. Any allocation of Realized Losses and Additional Trust Fund Expenses to the Hines Sumitomo Note B Loan will be correspondingly allocated to each Class of Class HS Certificates in reverse sequential order until the Certificate Balance of each such Class has been reduced to zero.

      “Realized Losses” are losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property (an “REO Loan”)) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan or Whole Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or Whole Loan (REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

      “Additional Trust Fund Expenses” include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under “The Trustee — Indemnification” and under “The Pooling and Servicing Agreements — Certain Matters Regarding the Trustee” in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under “The Pooling and Servicing Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under “Certain Federal Income Tax Consequences — Possible Taxes on Income From Foreclosure Property and Other Taxes” herein and “Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see “The Pooling and Servicing Agreements — Realization Upon Defaulted Mortgage Loans” in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of “Realized Loss” for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

Excess Interest Distribution Account

      The Trustee is required to establish and maintain an “Excess Interest Distribution Account” (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class P Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

      The Trustee will be required to establish and maintain an “Interest Reserve Account” (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, other than the Hines Sumitomo Note B Loan, or, with respect to the BW Component Mortgage Loan, which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the “Withheld Amount”). The “Master Servicer Remittance Date” for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Trustee may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

      With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account (or with respect to a Whole Loan, the separate custodial account created with respect to such Whole Loan) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. In addition to its obligation to make P&I Advances with respect to the Mortgage Loans included in the Trust Fund, the Master Servicer will also be required under the

Pooling Agreement to make P&I Advances with respect to any Hines Sumitomo Senior Companion Note which is then included in a securitization trust, as set forth in the Pooling Agreement. Any Appraisal Reduction Amount allocable to a P&I Advance to be made in respect of the Hines Sumitomo Whole Loan will be allocated first against the portion of the P&I Advance to be made in respect of the Hines Sumitomo Note B, then against the Hines Sumitomo Senior Notes, pro rata. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat the related Whole Loan as a single mortgage loan. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to the CBA B Note and/or CLF B Note. In addition, the Trustee will not be required to make any such advances with respect to any Hines Sumitomo Senior Companion Note. See “Description of the Certificates — Appraisal Reductions” in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See “The Trustee — The Trustee” in this prospectus supplement.

      The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds (or with respect to the Other Notes, from the custodial account maintained with respect to the related Whole Loans). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a “Nonrecoverable P&I Advance”; and, together with a Nonrecoverable Servicing Advance, “Nonrecoverable Advances”). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest. The Master Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Notwithstanding anything contained in the Pooling Agreement to the contrary, the Master Servicer or any other advancing party shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the time of recoveries of Nonrecoverable Advances in such a manner as the Master Servicer or any other advancing party determines, in accordance with the Servicing Standard, is in the best interest of the Certificateholders as a collective whole which may include being reimbursed for Nonrecoverable Advances in installments over time and shall continue to earn Advance Interest until reimbursed. See “Description of the Certificates — Advances in Respect of Delinquencies” and “The Pooling and Servicing Agreements — Certificate Account” in the accompanying prospectus.

      The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the “Reimbursement Rate”) equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. The interest referred to in the immediately preceding sentence is referred to in this Prospectus Supplement as “Advance Interest”. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

      Promptly following the occurrence of any of the following events: (1) any Mortgage Loan or Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Whole Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property or (6) if a Mortgage Loan or Whole Loan has been extended three times upon the 60th day after the third extension (an “Appraisal Trigger Event”) with respect to any Mortgage Loan or Whole Loan (each such loan, a “Required Appraisal Loan”), the Special Servicer will be required to obtain (or, if such Mortgage Loan or Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, the BW Controlling Holder (only if the BW Component Mortgage Loan has become a Required Appraisal Loan) and the Hines Sumitomo Controlling Holder and the holders of the Hines Sumitomo Senior Companion Loan (only if the Hines Sumitomo Whole Loan becomes a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The “Appraisal Reduction Amount” for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

(2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

      If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

      For so long as any Mortgage Loan, Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a

Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder, the BW Controlling Holder only if such Required Appraisal Mortgage Loan is the BW Component Mortgage Loan and the Hines Sumitomo Controlling Holder and any holder of a Hines Sumitomo Senior Companion Note only if such Required Appraisal Mortgage Loan is the Hines Sumitomo Whole Loan. If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and if applicable the BW Controlling Holder, Hines Sumitomo Controlling Holder or the holder of a Hines Sumitomo Senior Companion Note the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

      The Directing Certificateholder with respect to the Mortgage Loans, other than the BW Component Mortgage Loan during which no BW Control Appraisal Period exists and the Hines Sumitomo Whole Loan during which no Hines Sumitomo Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

      The BW Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the BW Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the BW Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

      The Hines Sumitomo Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the Hines Sumitomo Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the Hines Sumitomo Controlling Holder, the holders of the Hines Sumitomo Senior Companion Notes the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

      Each Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Whole Loan. Any Appraisal Reduction Amount in respect of the Hines Sumitomo Whole Loan shall be allocated first to the Hines Sumitomo Note B and any amount that exceeds the aggregate balance of the Hines Sumitomo Note B will be allocated pro rata to the Hines Sumitomo Senior Notes. Any Appraisal Reduction Amount in respect of the CBA Whole Loan that exceeds the aggregate balance of the CBA B Note will be allocated to the CBA Mortgage Loan.

      A “Modified Mortgage Loan” is any Mortgage Loan or Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Whole Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

      Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner’s status as a holder), the following statements and reports (collectively, the “Distribution Date Statement”) substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

(1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (“Payment After Determination Date Report”), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool (less the Subordinate Balances of the BW Subordinate Components and the Stated Principal Balance of the Hines Sumitomo Note B Loan) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments;

(xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgage Property; (xxi) the ratings from all Rating Agencies for all Classes of Certificates; and (xxii) the amounts, if any, distributed with respect to the Class BW Certificates and the Class HS Certificates on such Distribution Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption “Annex A: Certain Characteristics of the Mortgage Loans” (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

      Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee’s Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer’s Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

      The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

      Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the “CMSA Operating Statement Analysis Report”) and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

      Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) shall prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the “CMSA NOI Adjustment Worksheet”) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

      All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a “Certificate Owner”) has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Closing Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

      The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee’s Website initially located at “www.ctslink.com”. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee’s Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

      In connection with providing access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

      For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see “Description of the Certificates — Reports to Certificateholders” in the accompanying prospectus.

      Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Trustee since the Delivery Date as described under “Servicing of the Mortgage Loans — Evidence as to Compliance” in this prospectus supplement, (b) all accountant’s reports delivered to the Trustee since the Delivery Date as described under “Servicing of the Mortgage Loans — Evidence as to Compliance” in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage

Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under “Description of the Certificates — Reports to Certificateholders; Certain Available Information — Trustee Reports” in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

      The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

      At all times during the term of the Pooling Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the REMIC Residual Certificates, the Class BW Certificates or the Class HS Certificates. See “Description of the Certificates — Voting Rights” in the accompanying prospectus.

Termination

      The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each

Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

      Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

The Trustee

      Wells Fargo Bank Minnesota, N.A. (“Wells Fargo”), a national banking association, will act as Trustee on behalf of the certificateholders. Wells Fargo’s principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, except with respect to any P&I Advance relating to the Hines Sumitomo Senior Companion Note A-2, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

      The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

      Wells Fargo Bank Minnesota, N.A. is rated “AA” by Fitch and “AA-” by S&P.

      The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

      Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the “Trustee Fee”; and, together with the Master Servicing Fee the “Administrative Fees”) payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed. The Trustee will be entitled to a fee with respect to the BW Subordinate Components of the BW Component Mortgage Loan and the Hines Sumitomo Note B Loan.

      The Trustee will also have certain duties with respect to REMIC administration (in such capacity the “REMIC Administrator”). See “Certain Federal Income Tax Consequences — REMICs — Reporting and Other Administrative Matters” and “The Pooling and Servicing Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor”, “— Events of Default” and “— Rights Upon Event of Default” in the accompanying prospectus.

Indemnification

      The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under “Description of the Certificates — Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

      Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the

Class A-1A Certificates. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under each ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See “Servicing of the Mortgage Loans — Modifications, Waivers, Amendments and Consents” herein and “The Pooling and Servicing Agreements — Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans — Foreclosure” in the accompanying prospectus.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

      Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the BW Component Mortgage Loan, to the related Classes of Class BW Certificates in reverse sequential order to the extent described in this prospectus supplement, and (ii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than the BW Component Mortgage Loan in which the BW Subordinate Balances have not been reduced to zero and with respect to Realized Losses and Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

      Realized Losses and Additional Trust Fund Expenses with respect to the Hines Sumitomo Whole Loan will be allocated pursuant to the terms of the Hines Sumitomo Intercreditor Agreement first to reduce distributions on the Hines Sumitomo Note B and then to reduce distributions on the Hines Sumitomo Senior Notes. Such reductions in distributions will be allocated pro rata among the holders of the Hines Sumitomo Senior Notes. The allocation referenced in the immediately preceding sentence will have the effect of allocating Realized Losses and Additional Trust Fund Expenses related to the Hines Sumitomo Whole Loan to the Class HS Certificates prior to being allocated to the Sequential Pay Certificates in the manner described in this prospectus supplement. Any allocation of Realized Losses and Additional Trust Fund Expenses to the Hines Sumitomo Note B Loan will be correspondingly allocated to each Class of Class HS Certificates in reverse sequential order until the Certificate Balance of each such Class has been reduced to zero.

      The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to (i) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the BW Component Mortgage Loan, to the related Class of Class BW Certificates in reverse sequential order to the extent described in this prospectus supplement, and (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan (other the BW Component Mortgage Loan in which the BW Subordinate Balance has not been reduced to zero), and with respect to Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

      Net Aggregate Prepayment Interest Shortfalls incurred in connection with the Hines Sumitomo Whole Loan will be effectively allocated to reduce the amount of interest otherwise distributable to the holders of the Class HS Certificates prior to being allocated to the holders of the REMIC II Certificates. Net Aggregate Prepayment Interest Shortfalls allocated to the Class HS Certificates will be allocated in reverse sequential order up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Class HS Accrued Certificate Interest in respect of such Class of Certificates.

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors — Risks Related to the Mortgage Loans”, “Description of the Mortgage Pool” and “Servicing of the Mortgage Loans” herein and “The Pooling and Servicing Agreements” and “Yield and Maturity Considerations — Yield and Prepayment Considerations” in the accompanying prospectus.

      The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See “Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

      The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

      The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2

Certificates until the Certificate Balances thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed “25%”, “50%”, “75%”, “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-out Period, if any, or during such Mortgage Loan’s yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

      There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A “yield maintenance period” is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

      The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the “Maturity Assumptions”): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date but with balances adjusted to reflect their actual balances as of the Commencement Date, (ii) the Pass-Through Rate and the initial Certificate Balance as of the Commencement Date (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the “Initial Certificate Balance”), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under “Description of the Certificates — Interest Reserve Account”), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-out Period (“LOP”), if any, or, yield maintenance period (“YMP”), if any, and, an ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 11th day of each month, commencing in December 2003, (xii) the Offered Certificates are settled on November 20, 2003 (the “Settlement Date”) and (xiii) there are no prepayments other than those actually received prior to the Commencement Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of

the Class A–1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	91.34	91.34	91.34	91.34	91.34
11/11/2005	80.98	80.98	80.98	80.98	80.98
11/11/2006	69.38	69.38	69.38	69.38	69.38
11/11/2007	57.00	57.00	57.00	57.00	57.00
11/11/2008	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.50	3.50	3.49	3.48	3.41

Percentages of the Initial Certificate Balance of

the Class A–2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	74.34	74.34	74.34	74.34	74.34
11/11/2009	58.00	57.90	57.76	57.54	53.80
11/11/2010	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	5.95	5.95	5.94	5.94	5.85

Percentages of the Initial Certificate Balance of

the Class A–3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	91.17	91.17	91.17	91.17	91.17
11/11/2011	80.71	78.50	75.65	71.39	48.90
11/11/2012	13.51	13.25	12.89	12.31	2.50
11/11/2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	8.35	8.34	8.32	8.30	8.13

Percentages of the Initial Certificate Balance of

the Class A–4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	100.00	100.00	100.00	100.00	100.00
11/11/2011	100.00	100.00	100.00	100.00	100.00
11/11/2012	100.00	100.00	100.00	100.00	100.00
11/11/2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.56	9.55	9.54	9.53	9.40

Percentages of the Initial Certificate Balance of

the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	100.00	100.00	100.00	100.00	100.00
11/11/2011	100.00	100.00	100.00	100.00	100.00
11/11/2012	100.00	100.00	100.00	100.00	100.00
11/11/2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.81

Percentages of the Initial Certificate Balance of

the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	100.00	100.00	100.00	100.00	100.00
11/11/2011	100.00	100.00	100.00	100.00	100.00
11/11/2012	100.00	100.00	100.00	100.00	100.00
11/11/2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.81

Percentages of the Initial Certificate Balance of

the Class D Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	100.00	100.00	100.00	100.00	100.00
11/11/2011	100.00	100.00	100.00	100.00	100.00
11/11/2012	100.00	100.00	100.00	100.00	100.00
11/11/2013	67.38	63.17	58.07	51.19	17.38
11/11/2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	10.21	10.18	10.14	10.10	9.97

Percentages of the Initial Certificate Balance of

the Class E Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP and YMP, then the following CPR)

	Prepayment Assumption (CPR)

Date	0%	25%	50%	75%	100%

Initial Percentage	100.00%	100.00%	100.00%	100.00%	100.00%
11/11/2004	100.00	100.00	100.00	100.00	100.00
11/11/2005	100.00	100.00	100.00	100.00	100.00
11/11/2006	100.00	100.00	100.00	100.00	100.00
11/11/2007	100.00	100.00	100.00	100.00	100.00
11/11/2008	100.00	100.00	100.00	100.00	100.00
11/11/2009	100.00	100.00	100.00	100.00	100.00
11/11/2010	100.00	100.00	100.00	100.00	100.00
11/11/2011	100.00	100.00	100.00	100.00	100.00
11/11/2012	100.00	100.00	100.00	100.00	100.00
11/11/2013	100.00	100.00	100.00	100.00	100.00
11/11/2014	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	10.73	10.73	10.73	10.71	10.64

USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under “Description of the Certificates — General” in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      For federal income tax purposes, three separate “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the “Component Mortgage Loan REMIC,” “REMIC I” and “REMIC II” respectively. The assets of the Component Mortgage Loan REMIC will generally include the BW Component Mortgage Loan, any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and any REO Accounts. The BW Senior Component and each Class of Class BW Certificates will represent “regular interests” in such REMIC. The assets of REMIC I generally will include the Mortgage Loans (the BW Senior Component in the case of the BW Component Mortgage Loan), any REO Properties acquired on behalf of the Certificateholders (other than with respect to the BW Component Mortgage Loan and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated “regular interests” in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates and the Class HS Certificates will evidence the “regular interests” in, and generally will be treated as debt obligations of, REMIC II (other than the portion of the Class P Certificates representing Excess Interest) and (ii) the Class R-II Certificates will represent the sole class of “residual interest” in REMIC II and (iii) the Class R-I Certificates will represent the sole class of “residual interests” in each of REMIC I and the Component Mortgage Loan REMIC. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and the Component Mortgage Loan REMIC will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class P Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and Excess Interest Distribution Account. See “Certain Federal Income Tax Consequences — REMICs” in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

      The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The “Startup Day” of the Component Mortgage Loan REMIC, REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. See “Certain Federal Income Tax Consequences — REMICs — Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” and “— Premium” in the accompanying prospectus.

      For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that an ARD Loan will be assumed to be repaid in full on its Anticipated Repayment Date). See “Yield and Maturity Considerations — Weighted Average Lives” herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

      Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Certificates — Allocation of Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

      Generally, except to the extent noted below, the Offered Certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust (“REIT”) in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 25.6% and 5.7%, of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as “qualified mortgages” for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as “permitted assets” for a financial asset securitization investment trust under Section 860L(c) of the Code. See “Description of the Mortgage Pool” in this prospectus supplement and “Certain Federal Income Tax Consequences — REMICs — Characterization of Investments in REMIC Certificates” in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

      In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an “REO Tax”). To the extent that income the Trust receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

      Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth above under “— Characterization of Investments in Offered Certificates” will be made as required under the Treasury regulations, generally on an annual basis.

      As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Certain Federal Income Tax Consequences — REMICs” in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (each, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute “plan assets” for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code (“Plan Assets”). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by “benefit plan investors” (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

      The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption (“PTE”) 93-31, to Bear, Stearns & Co., Inc., PTE 90-30, to Deutsche Bank Securities Inc., Final Authorization Number 97-03E, to Goldman, Sachs & Co., PTE 89-88, and to Wachovia Capital Markets, LLC, PTE 96-22, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the “Exemption”), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. “Exemption-Favored Party” shall include (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody’s Investors Service, Inc. (“Moody’s”) or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the “Restricted Group” consists of any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

      The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody’s or S&P for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a “Party in Interest”) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

      Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

      Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute “securities” for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See “Certain ERISA Considerations” in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

      Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in the KPMG Centre Borrower. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

      The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

      See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) among the Depositor and Banc of America Securities LLC (“Banc of America”), Bear, Stearns & Co. Inc. (“Bear”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Goldman, Sachs & Co. (“Goldman Sachs”) and Wachovia Capital Markets, LLC (“Wachovia”) (collectively, the “Underwriters”), the Depositor has agreed to sell to each of Banc of America, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC and each of Banc of America, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 10%.

	Banc of America	Bear	Deutsche Bank	Goldman Sachs	Wachovia

Class A-1	$138,224,308	$0	$0	$0	$0
Class A-2	$106,288,110	$0	$0	$0	$0
Class A-3	$168,137,151	$0	$0	$0	$0
Class A-4	$382,251,227	$25,000,000	$25,000,000	$25,000,000	$25,000,000
Class B	$56,665,470	$0	$0	$0	$0
Class C	$20,987,211	$0	$0	$0	$0
Class D	$44,073,144	$0	$0	$0	$0
Class E	$23,085,932	$0	$0	$0	$0

      With respect to the Offered Certificates, Banc of America is acting as sole lead manager and bookrunner. Bear, Deutsche Bank, Goldman Sachs and Wachovia are each acting as a co-manager, and Banc of America Securities will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

      Banc of America is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 100.46% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

      Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See “Risk Factors — Risks Related to the Certificates — Liquidity for Certificates May Be Limited and Market Value” in this prospectus supplement and “Risk Factors — Limited Liquidity of Certificates” in the accompanying prospectus.

      The Depositor and the Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan Seller.

LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

      It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”; and, together with Fitch, the “Rating Agencies”):

Class	Fitch	S&P

Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-4	AAA	AAA
Class B	AA	AA
Class C	AA-	AA-
Class D	A	A
Class E	A-	A-

      The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in March 2041 (the “Rated Final Distribution Date”). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

      There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See “Risk Factors — Limited Nature of Ratings” in the accompanying prospectus.

INDEX OF PRINCIPAL DEFINITIONS

Page

30/360 Basis	S-67
30/360 Mortgage Loan	S-67
1328 Broadway Assumption	S-89
1328 Broadway Borrower	S-85
1328 Broadway Consulting Engineer	S-88
1328 Broadway Default Interest	S-91
1328 Broadway Insurance Policies	S-88
1328 Broadway Loan	S-85
1328 Broadway Lockout Period	S-86
1328 Broadway Mortgaged Property	S-85
1328 Broadway Replacement Reserve Account	S-90
1328 Broadway Restoration	S-88
1328 Broadway Restricted Party	S-90
1328 Broadway Tax and Insurance Reserve Account	S-90
1328 Broadway Transfer	S-90
4501 North Fairfax Office Building Borrower	S-100
4501 North Fairfax Office Building Borrower Principal	S-101
4501 North Fairfax Office Building Cash Management Account	S-102
4501 North Fairfax Office Building Loan	S-100
4501 North Fairfax Office Building Lockbox Account	S-101
4501 North Fairfax Office Building Lockout Period	S-100
4501 North Fairfax Office Building Trigger Event	S-102
Accrued Certificate Interest	S-159
ACMs	S-111
Actual/360 Basis	S-67
Actual/360 Mortgage Loan	S-67
Additional Trust Fund Expenses	S-164
Administrative Fee Rate	A-1
Administrative Fees	S-174
Advance Interest	S-166
Advances	S-132
Annual Debt Service	A-1
Annualized Most Recent	A-3
Anticipated Repayment Date	S-66
Appraisal Reduction Amount	S-167
Appraisal Trigger Event	S-167
Appraisal Value	A-1
Approval Provisions	S-125
ARD Loan	S-66
Asset Status Report	S-122
Assumed Monthly Payment	S-161
Available Distribution Amount	S-153
Balloon	A-1
Balloon Loan	S-67
Balloon Payment	S-67
Balloon Payment Interest Shortfall	S-130
Banc of America	S-188
Bank of America	S-64
Base Interest Fraction	S-162
Bear	S-188
BOA Originated Mortgage Loans	S-64
BOA-Bridger Mortgage Loans	S-64
BOA-CIGNA Mortgage Loan	S-64
BOA-CLF Mortgage Loans	S-64
BOA-CMSG	S-127
Bridger	S-64
BW-A Component	S-70
BW Accrued Component Interest	S-150
BW-B Component	S-70
BW-C Component	S-70
BW Component Distributable Interest	S-149
BW Component Principal Entitlement	S-150
BW Component Mortgage Loan	S-70
BW Control Appraisal Period	S-124
BW Controlling Class	S-123
BW Controlling Class Holder	S-124
BW Controlling Holder	S-123
BW-D Component	S-70
BW-E Component	S-70
BW-F Component	S-70
BW-G Component	S-70
BW-H Component	S-70
BW-J Component	S-70
BW-K Component	S-70
BW-L Component	S-70
BW Principal Distribution Amount	S-150
BW Schedule	S-150
BW Senior Balance	S-143
BW Senior Component	S-70
BW Senior Component Principal Distribution Amount	S-147
BW Subordinate Balance	S-143
BW Subordinate Components	S-70
Cash Flow	A-1
CBA B Note	S-71
CBA B Noteholder	S-71
CBA Intercreditor Agreement	S-71
CBA Mortgage Loan	S-71
CBA Mortgaged Property	S-71
CBA Whole Loan	S-71
Certificate Balance	S-141
Certificate Owner	S-140
Certificate Registrar	S-141
Class	S-140

Page

Class A Certificates	S-140
Class BW Certificates	S-140
Class HS Accrued Certificate Interest	S-152
Class HS Available Distribution Amount	S-152
Class HS Certificates	S-140
Class HS Distributable Certificate Interest	S-152
Class HS Principal Distribution Amount	S-152
Class HS Principal Entitlement	S-153
Class X Certificates	S-140
Class XC Strip Rates	S-143
Class XP Fixed Strip Rate	S-16
Class XP Strip Rates	S-144
CLF	S-64
CLF B Note	S-72
CLF B Noteholder	S-72
CLF Intercreditor Agreement	S-72
CLF Mortgage Loans	S-72
CLF Mortgaged Property	S-72
CMSA NOI Adjustment Worksheet	S-171
CMSA Operating Statement Analysis Report	S-170
Code	S-116
Collateral Substitution Deposit	S-68
Collection Period	S-10
Colonnade Office Building Borrower	S-98
Colonnade Office Building Borrower Principal	S-98
Colonnade Office Building Cash Management Account	S-99
Colonnade Office Building Cash Management Period	S-99
Colonnade Office Building Loan	S-98
Colonnade Office Building Lockbox Account	S-99
Colonnade Office Building Lockout Period	S-98
Commencement Date	S-9
Commercial Loan	S-65
Commercial Mortgaged Property	S-65
Compensating Interest Payment	S-129
Component Mortgage Loan REMIC	S-22
Connecticut General	S-64
Controlling Class	S-123
Controlling Class Certificateholder	S-123
Controlling Holder	S-124
Corrected Mortgage Loan	S-122
Crescent	S-98
Cross-Collateralized Mortgage Loan	S-65
Cut-off Date	S-9
Cut-off Date Balance	S-64
Cut-off Date Loan-to-Value Ratio	A-2
Cut-off Date LTV	A-2
Cut-off Date LTV Ratio	A-2
Cypress Creek Apartments Borrower	S-105
Cypress Creek Apartments Borrower Lockout Period	S-105
Cypress Creek Apartments Borrower Principal	S-105
Cypress Creek Apartments Loan	S-105
Default Charges	S-131
Default Interest	S-131
Defaulted Lease Claim	S-72
Defaulted Mortgage Loan	S-136
DEFEASANCE	A-2
Defeasance Lock-Out Period	S-68
Defeasance Option	S-68
Definitive Certificate	S-140
Delivery Date	S-9
Depositor	S-9
Determination Date	S-10
Deutsche Bank	S-188
Directing Certificateholder	S-123
Discount Rate	A-2
Distributable Certificate Interest	S-159
Distribution Date	S-10
Distribution Date Statement	S-169
DTC	S-140
Due Date	S-66
Emergency Advance	S-132
ERISA	S-185
Excess Cash Flow	S-66
Excess Interest	S-66
Excess Interest Distribution Account	S-165
Excess Interest Rate	S-66
Excluded Plan	S-186
Exemption	S-185
Exemption-Favored Party	S-185
Expenses	A-1
Factory Mutual	S-80
Fitch	S-189
Form 8-K	S-120
Full Year	A-3
Full Year Cash Flow	A-2
Full Year End Date	A-2
Full Year Expenses	A-2
Full Year Revenues	A-2
Fully Amortizing	A-2
GAAP	A-2
GEPT	S-107
GGP	S-92
Goldman Sachs	S-188
Group Balance	S-64
Group 1 Balance	S-64
Group 1 Principal Distribution Amount	S-160
Group 2 Principal Distribution Amount	S-160

Page

Group 2 Balance	S-64
Group Balances	S-64
GSA	S-101
Harrison Park Apartments Borrower	S-102
Harrison Park Apartments Loan	S-102
Harrison Park Apartments Lockout Period	S-102
Hines Sumitomo Assumption	S-82
Hines Sumitomo Borrower	S-76
Hines Sumitomo Control Appraisal Period	S-124
Hines Sumitomo Controlling Holder	S-124
Hines Sumitomo Insurance Policies	S-80
Hines Sumitomo Intercreditor Agreement	S-73
Hines Sumitomo Loan	S-76
Hines Sumitomo Lockout Period	S-77
Hines Sumitomo Mezzanine Borrower	S-84
Hines Sumitomo Mezzanine Intercreditor Agreement	S-84
Hines Sumitomo Mezzanine Lender	S-84
Hines Sumitomo Mezzanine Lenders	S-84
Hines Sumitomo Mezzanine Loan	S-84
Hines Sumitomo Mortgage Loan	S-73
Hines Sumitomo Mortgaged Property	S-73
Hines Sumitomo Note B	S-73
Hines Sumitomo Note B Loan	S-73
Hines Sumitomo Purchase Option Holder	S-75
Hines Sumitomo Replacement Reserve Account	S-83
Hines Sumitomo Repurchase Price	S-75
Hines Sumitomo Restoration	S-81
Hines Sumitomo Restricted Party	S-82
Hines Sumitomo Senior Companion Note	S-73
Hines Sumitomo Senior Companion Note A-2	S-73
Hines Sumitomo Senior Note A-1	S-73
Hines Sumitomo Senior Notes	S-73
Hines Sumitomo Tax and Insurance Reserve Account	S-82
Hines Sumitomo Tenant Improvement and Lease Conditions Reserve Account	S-83
Hines Sumitomo Transfer	S-82
Hines Sumitomo Trigger Event	S-83
Hines Sumitomo Trigger Period	S-83
Hines Sumitomo Whole Loan	S-73
HS Controlling Class	S-123
HS Controlling Class Holder	S-124
Hyper Amortizing	A-2
I/O Balloon	A-2
Initial Certificate Balance	S-178
Initial Pool Balance	S-64
Int Diff (BEY)	A-3
Intercreditor Agreements	S-73
Interest Only	A-2
Interest Reserve Account	S-165
KIMCO	S-112
KPMG Centre Borrower	S-106
KPMG Centre Loan	S-106
KPMG Centre Lockout Period	S-107
Leasable Square Footage	A-3
Liquidation Fee	S-131
Liquidation Fee Rate	S-131
Loan Group 1	S-64
Loan Group 2	S-64
Loan Groups	S-64
Loan Specific Controlling Class Holders	S-124
Lock-out Period	S-67
LOP	S-178
MAI	S-113
Major Tenants	S-109
Master Servicer	S-9
Master Servicer Remittance Date	S-165
Master Servicing Fee	S-129
Master Servicing Fee Rate	S-129
Maturity	A-3
Maturity Assumptions	S-178
Maturity Date	A-3
Maturity Date Balance	A-3
Maturity Date Loan-to-Value Ratio	A-3
Maturity Date LTV	A-3
Midland	S-128
Modified Mortgage Loan	S-168
Monthly Payments	S-66
Moody’s	S-186
Mortgage	S-65
Mortgage Loan Purchase and Sale Agreement	S-117
Mortgage Loan Schedule	S-117
Mortgage Loan Seller	S-9
Mortgage Loans	S-64
Mortgage Note	S-65
Mortgage Pool	S-64
Mortgage Rate	S-66
Mortgaged Property	S-65
Most Recent Cash Flow	A-3
Most Recent DSCR	A-3
Most Recent End Date	A-3
Most Recent Expenses	A-3
Most Recent Revenues	A-3
Most Recent Statement Type	A-3

Page

Multifamily Loan	S-65
Multifamily Mortgaged Property	S-65
Nestle	S-97
Nestle Industrial - DeKalb Borrower	S-95
Nestle Industrial - DeKalb Borrower Principals	S-96
Nestle Industrial - DeKalb Cash Management Account	S-97
Nestle Industrial - DeKalb Cash Management Period	S-97
Nestle Industrial - DeKalb Excess Cash Reserve Account	S-97
Nestle Industrial - DeKalb Loan	S-95
Nestle Industrial - DeKalb Lockout Period	S-96
Nestle Tenant	S-96
Nestle’s Guarantor	S-97
Nestle’s Guarantor Event	S-97
Net Aggregate Prepayment Interest Shortfall	S-159
Net Mortgage Rate	S-146
Net Rentable Area (SF)	A-3
Newgate Mall Borrower	S-92
Newgate Mall Cash Management Account	S-93
Newgate Mall Cash Management Period	S-93
Newgate Mall Loan	S-92
Newgate Mall Lockbox Account	S-93
Newgate Mall Lockout Period	S-92
Nonrecoverable Advances	S-166
Nonrecoverable P&I Advance	S-166
Nonrecoverable Servicing Advance	S-132
Non-Partitioned Mortgage Loans	S-75
Non-Specially Serviced Mortgage Loan	S-133
Notional Amount	S-142
NPV (BEY)	A-3
Occupancy%	A-4
Occupancy Percent	A-4
Offered Certificates	S-140
OPEN	A-4
Open Period	S-68
Operating Advisor	S-124
Option Price	S-137
Other Notes	S-75
Other Noteholders	S-75
P&I Advance	S-165
Pads	A-4
Participants	S-141
Party in Interest	S-186
Payment After Determination Date Report	S-169
Periodic Treasury Yield	A-4
Permitted Encumbrances	S-118
Permitted Investments	S-129
Plan	S-185
Plan Assets	S-185
PML	S-114
Pooling Agreement	S-140
Post Cap Loan	S-75
Prepayment Interest Excess	S-129
Prepayment Interest Shortfall	S-129
Prepayment Premium	S-67
Prepayment Premium Period	S-67
Principal Distribution Amount	S-160
Private Certificates	S-140
PTE	S-185
Purchase Option	S-137
Purchase Price	S-116
Qualified Substitute Mortgage Loan	S-116
Rated Final Distribution Date	S-189
Rating Agencies	S-189
Realized Losses	S-164
Reimbursement Rate	S-166
REIT	S-184
Record Date	S-9
Related Loans	A-4
Related Proceeds	S-132
Release Date	S-68
REMIC	S-183
REMIC Administrator	S-174
REMIC I	S-183

Page

REMIC II	S-183
REMIC II Certificates	S-140
REMIC Residual Certificates	S-140
REO Extension	S-137
REO Loan	S-164
REO Property	S-121
REO Tax	S-184
Required Appraisal Loan	S-167
Restricted Group	S-186
Revenues	A-1
Revised Rate	S-66
RFR	S-91
Rooms	A-4
S&P	S-188
Senior Certificates	S-140
Sequential Pay Certificates	S-140
Servicing Advances	S-132
Servicing Standard	S-120
Servicing Transfer Event	S-121
Settlement Date	S-179
Similar Law	S-187
Special Actions	S-124
Special Servicer	S-9
Special Servicing Fee	S-130
Special Servicing Fee Rate	S-130
Specially Serviced Mortgage Loan	S-121
Startup Day	S-183
Stated Principal Balance	S-146
Sterling Estates Manufactured Home Community Borrower	S-94
Sterling Estates Manufactured Home Community Borrower Principal	S-94
Sterling Estates Manufactured Home Community Loan	S-94
Sterling Estates Manufactured Home Community Lockout Period	S-94
Subordinate Certificates	S-155
Substitution Shortfall Amount	S-116
Sub-Servicer	S-128
Sub-Servicing Agreement	S-128
Sub-Servicing Fee Rate	A-1
Suntree Village Apartments Loan	S-104
Suntree Village Apartments Borrower Lockout Period	S-104
Trailing 12	A-3
Trust	S-140
Trust Fund	S-140
Trustee	S-9
Trustee Fee	S-174
Underwriters	S-188
Underwriting Agreement	S-188
Underwriting Cash Flow	A-4
Underwritten Debt Service Coverage Ratio	A-4
Underwritten DSCR	A-4
Units	A-4
UPB	A-4
USPAP	S-113
UST	S-111
U/W Cash Flow	A-4
U/W DSCR	A-4
U/W Expenses	A-5
U/W Replacement Reserves	A-5
U/W Replacement Reserves Per Unit	A-6
U/W Revenues	A-5
Voting Rights	S-172
Wachovia	S-188
Weighted Average Net Mortgage Rate	S-146
Wells Fargo	S-173
Whole Loans	S-73
Withheld Amount	S-165
Workout Fee	S-130
Workout Fee Rate	S-130
YM	A-5
YMP	S-178

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. Additionally, with respect to the BW Component Mortgage Loan, unless otherwise noted, all references to the principal balance of the BW Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the BW Senior Component only. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

      For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

1. “Administrative Fee Rate” means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the “Sub-Servicing Fee Rate”)), plus the per annum rate applicable to the calculation of the Trustee Fee.

2. “Annual Debt Service” means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve. For purposes of calculating the “Monthly Payment” for Loan Nos. 57154, 57155 and 57365, the amount of the Monthly Payment is calculated based upon (a) the related interest rate, (b) a 360 month amortization term and (c) the related original principal balance. With respect to Loan Nos. 57417 and 57419, the “Monthly Payment” will be based on the amortizing monthly payment plus the related servicing fee as set forth on Annex E-1 and Annex E-2.

3. “Appraisal Value” means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

4. “Balloon” means a loan that has a significant outstanding balance at maturity.

5. “Cash Flow” means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) “Revenues” generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) “Expenses” generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.

Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles (“GAAP”). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

6. “Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV Ratio” or “Cut-off Date LTV” means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

7. “DEFEASANCE” means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

8. “Discount Rate” means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

9. “Full Year End Date” means, with respect to each Mortgage Loan, the date indicated on Annex A as the “Full Year End Date” with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

10. “Full Year Cash Flow” means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also “Cash Flow” above.

(i) “Full Year Revenues” are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) “Full Year Expenses” are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

11. “Fully Amortizing” means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

12. “Hyper Amortizing” means ARD Loan.

13. “Interest Only”: Any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date.

14. “I/O Balloon”: Any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

15. “Leasable Square Footage” or “Net Rentable Area (SF)” means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

16. “Maturity” or “Maturity Date” means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

17. “Maturity Date Balance” means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions. With respect to the 1328 Broadway Loan, the Maturity Date Balance of the loan was calculated based upon the BW Schedule.

18. “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

19. “Most Recent Cash Flow” means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also “Cash Flow” above.

(i) “Most Recent Revenues” are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

(ii) “Most Recent Expenses” are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

20. “Most Recent DSCR” means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

21. “Most Recent End Date” means, with respect to any Mortgage Loan, the date indicated on Annex A as the “Most Recent End Date” with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

22. “Most Recent Statement Type” means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

(i) “Full Year” means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending December 31, 2002.

(ii) “Annualized Most Recent” means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) “Trailing 12” means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

23. “NPV (BEY)” refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

24. “Int Diff (BEY) - B” refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

1-(1+r)-n

r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

As used in this definition, “Yield Rate” means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents. Notwithstanding the foregoing, with respect to Loan No. 57365 the Yield Rate will mean 50 basis points in excess of the specified United States Treasury security referenced in the preceding sentence.

25. “Occupancy %” or “Occupancy Percent” means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

26. “OPEN” means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

27. “Periodic Treasury Yield” means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

28. “Related Loans” means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

29. “UPB” means, with respect to any Mortgage Loan, its unpaid principal balance.

30. “Units”, “Rooms” and “Pads” respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as “Units”); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as “Rooms”); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as “Pads”).

31. “U/W DSCR”, “Underwritten DSCR” or “Underwritten Debt Service Coverage Ratio” means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of calculating the debt service coverage ratios for the Hines Sumitomo Mortgage Loan, the calculation was based on the entire annual debt service on the Hines Sumitomo Senior Notes.

32. “U/W Cash Flow” or “Underwriting Cash Flow” means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W

Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also “Cash Flow” above.

(i) “U/W Revenues” are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) “U/W Expenses” are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such “reserves” were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

33. “U/W Replacement Reserves” means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

34. “U/W Replacement Reserves Per Unit” means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.

35. “YM” means, with respect to any Mortgage Loan, a yield maintenance premium.

36. With respect to Loan No. 57296, payments under such Mortgage Loan are interest only for the first 3 scheduled payments, then principal and interest for the next 81 scheduled payments and interest only for the remaining 36 scheduled payments.

37. With respect to Loan No. 57365 the second largest tenant for the 499 Park Avenue property has vacated, however Hines Real Estate Holdings Limited Partnership has executed a master lease for the space in accordance with the Hines Sumitomo Loan documents. Such master lease has an expiration of May 31, 2011 subject to the terms of the master lease.

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

Se-	Loan		Loan					Zip
quence	Number	Property Name	Group	Property Address	County	City	State	Code
1	57568	Harrison Park Apartments	2	350 N. Harrison Road	Pima	Tucson	AZ	85748
2	57566	Suntree Village Apartments	2	8851 N. Oracle Road	Pima	Oro Valley	AZ	85737
		Sub-Total Crossed Loans
3	57612	Cypress Creek Apartments	2	5603 Cypress Creek Drive	Prince Georges	Hyattsville	MD	20782
4	57567	Bear Canyon Apartments	2	9055 East Catalina Highway	Pima	Tucson	AZ	85749
5	57569	La Reserve Villas	2	10700 N. La Reserve Drive	Pima	Oro Valley	AZ	85737
		Sub-Total Crossed Loans
6	57465	Regal Parc Apartments	2	2414 North MacArthur Blvd	Dallas	Irving	TX	75062
7	57420	Villas on Guadalupe	2	2810 Hemphill Park	Travis	Austin	TX	78705
8	56698	Silver Creek Apartments	2	6850 Sharlands Avenue	Washoe	Reno	NV	89523
9	57470	The Quarters at CityPlace	2	2403 North Washington Avenue	Dallas	Dallas	TX	75204
10	57418	WildOak Apartments	2	7987 Northeast Flintlock Road	Clay	Kansas City	MO	64158
11	52708	UDR Portfolio - Escalante Apartments I & II	2	1440 West Bitters Road	Bexar	San Antonio	TX	78248
12	57485	Sterling University Ridge	2	350 Wedgewood Drive	Monongalia	Morgantown	WV	26505
13	57482	Sterling University Manor	2	3535 East 10th Street	Pitt	Greenville	NC	27858
14	57525	Parkview Apartments	2	64-175 Park View Drive	Providence	Pawtucket	RI	02861
15	57295	Woodland Heights	2	95 Powers Street	Hillsborough	Milford	NH	03055
16	57288	Creekwood Apartments - Phase I	2	22304-22320 City Center Drive	Alameda	Hayward	CA	94541
17	57484	Sterling University Plains	2	4912 Mortensen Road	Story	Ames	IA	50014
18	57486	Sterling University Riverside	2	215 Spencer Place	Lexington	Cayce	SC	29033
19	57481	Sterling University Lodge	2	2024 Binford Street	Albany	Laramie	WY	82072
20	57479	Sterling University Enclave	2	706 Napoleon Road	Wood	Bowling Green	OH	43402
21	57503	Pebble Creek Apartments	2	360 N Pebble Creek Terrace	Canadian	Mustang	OK	73064
22	57483	Sterling University Mills	2	2124 West 27th Street	Black Hawk	Cedar Falls	IA	50613
23	5432	Desert Tree Apartments	2	9300 Montana Avenue	El Paso	El Paso	TX	79925
24	57162	Woodbend Apartments	2	7040 Archibald Avenue	San Bernadino	Rancho Cucamonga	CA	91701
25	57501	Deerbrook Apartments	2	703 Grathwol Drive	New Hanover	Wilmington	NC	28405
26	57522	Courtyard Apartments	2	2012 West Ash Street	Boone	Columbia	MO	65203
27	55829	Harbour Landing Apartments	2	7625 Garners Ferry Road	Richland	Columbia	SC	29209
28	6212	Mitchells Park Apartments	2	1119 Medlin Street	Cobb	Smyrna	GA	30080
29	56991	Village at Crossgates Apartments	2	330 Cross Park Drive	Rankin	Pearl	MS	39208
30	57397	Burgundy Hills Apartments	2	1800 Bordeaux Boulevard	Boone	Burlington	KY	41005
31	55818	Governours Place Apartments	2	3300 Union Deposit Road	Dauphin	Harrisburg	PA	17109
32	57437	Fountain Place Apartments	2	2155 Fontebranda Loop	Seminole	Casselberry	FL	32730
33	5705	Cedar Creek Apartments	2	4233 Cedar Creek Circle	Montgomery	Montgomery	AL	36106
34	57343	Pages Place Apartments	2	1900 North 200 West	Davis	Bountiful	UT	84010
35	57217	Berendo Villa Apartments	2	225 South Berendo Street	Los Angeles	Los Angeles	CA	90004
36	6692	Palm Court Apartments	2	4410 North Longview Avenue	Maricopa	Phoenix	AZ	85014
37	6097	Union Avenue Apartments	2	46-90 Union Avenue	Santa Clara	Campbell	CA	95008
38	57578	Newgate Mall	1	2000 Newgate Mall	Weber	Ogden	UT	84405
39	57126	Forum I at Olympia Parkway	1	8230 Agora Parkway	Bexar	Selma (San Antonio)	TX	78154
40	56885	Gravois Bluffs East (Phase III)	1	653 - 691 Gravois Bluffs Blvd	St. Louis	Fenton	MO	63026
41	57127	Forum II at Olympia Parkway	1	8230 Agora Parkway	Bexar	Selma (San Antonio)	TX	78154
42	57394	Parkway Village Shopping Center	1	2255 North University Parkway,	Utah	Provo	UT	84604
43	52860	The Commons at Royal Palm	1	511 North State Road 7	Palm Beach	Royal Palm Beach	FL	33411
44	5327	Merchants Walk Shopping Center	1	7205 West Broad Street	Henrico	Richmond	VA	23294
45	56679	Castle Pines Marketplace	1	558, 560, 562 and 572 Castle Pines Parkway	Douglas	Castle Rock	CO	80108
46	56247	Northridge Shopping Center	1	4010 East 53rd Street	Scott	Davenport	IA	52807
47	57106	Arden Plaza Shopping Center	1	4301-4399 Arden Way	Sacramento	Sacramento	CA	95864
48	56980	Newberry Square Shopping Center	1	39450-39900 West Fourteen Mile Road	Oakland	Commerce Township	MI	48390
49	6211	Country Aire Plaza	1	131 South Weber Road	Will	Bolingbrook	IL	60490
50	56740	Main Street Plaza	1	1223 - 1265 Main Street	Maricopa	Mesa	AZ	85201
51	57039	Pajaro Hills Shopping Center	1	1051-1099 South Green Valley Road	Santa Cruz	Watsonville	CA	95076
52	5073	Heritage Tops-Madison	1	6585-6601 North Ridge Road	Lake	Madison	OH	44057
53	56989	Sam's Club - Corona	1	1375 East Ontario Avenue	Riverside	Corona	CA	92881
54	57321	Walgreens - Van Nuys, CA	1	5224 Coldwater Canyon Avenue	Los Angeles	Van Nuys	CA	91401
55	57059	French Mountain Commons	1	1439 State Route 9	Warren	Lake George	NY	12845
56	57122	The Lakes Shopping Center	1	2601 Oakdale Road	Stanislaus	Modesto	CA	95355
57	57259	The Exchange Block Building	1	13-31 East Colorado Boulevard	Los Angeles	Pasadena	CA	91106
58	57152	Cooper Street Commons	1	1000, 1020, 1030 and 1100 W. Arkansas Lane	Tarrant	Arlington	TX	76013
59	57155	Goldenrod Groves Shopping Center	1	4270 Aloma Avenue	Seminole	Winter Park	FL	32792
60	56938	Westside Village Shopping Center	1	7707 and 7711 South Raeford Road	Cumberland	Fayetteville	NC	28304
61	57324	Walgreens - Seattle, WA	1	500 15th Avenue East	King	Seattle	WA	98112
62	57417	Walgreens - Waterford, MI	1	4400 Highland Road	Oakland	Waterford	MI	48328
63	57323	Walgreens - Lakewood, CA	1	5829 Lakewood Boulevard	Los Angeles	Lakewood	CA	90712
64	56937	Cambridge Crossing Shopping Center	1	61221 Southgate Parkway	Guernsey	Cambridge	OH	43725
65	57260	Walgreens - South Everett, WA	1	11216 4th Avenue West	Snohomish	Everett	WA	98204
66	57336	Winn Dixie - Winter Garden, FL	1	4008 Winter Garden - Vineland Road	Orange	Winter Garden	FL	34787
67	57419	CVS - Pawtucket, RI	1	835 Newport Avenue	Providence	Pawtucket	RI	02861

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

				Cut-off	Maturity
Se-	Loan	Property	Original	Date	Date	Loan	Mortgage
quence	Number	Type	Balance	Balance	Balance	Type	Rate
1	57568	Multifamily	$18,550,000	$18,550,000	$17,180,189	IO, Balloon	5.285%
2	57566	Multifamily	17,700,000	17,700,000	16,392,957	IO, Balloon	5.285%

			36,250,000	36,250,000	33,573,146
3	57612	Multifamily	35,000,000	35,000,000	25,095,464	Balloon	5.580%
4	57567	Multifamily	14,550,000	14,550,000	13,475,566	IO, Balloon	5.285%
5	57569	Multifamily	12,200,000	12,200,000	11,299,100	IO, Balloon	5.285%

			26,750,000	26,750,000	24,774,666
6	57465	Multifamily	23,500,000	23,500,000	21,918,481	IO, Balloon	5.690%
7	57420	Multifamily	23,000,000	23,000,000	19,292,955	IO, Balloon	6.360%
8	56698	Multifamily	22,960,000	22,960,000	19,400,386	Balloon	5.800%
9	57470	Multifamily	20,800,000	20,751,624	17,074,375	Balloon	4.880%
10	57418	Multifamily	19,797,000	19,797,000	17,972,653	IO, Balloon	4.681%
11	52708	Multifamily	18,341,122	18,341,122	15,689,011	IO, Balloon	6.150%
12	57485	Multifamily	16,000,000	16,000,000	13,504,229	IO, Balloon	4.920%
13	57482	Multifamily	15,280,000	15,280,000	12,896,539	IO, Balloon	4.920%
14	57525	Multifamily	13,360,000	13,360,000	12,542,886	IO, Balloon	4.830%
15	57295	Multifamily	12,625,000	12,557,913	11,525,564	Balloon	4.240%
16	57288	Multifamily	12,000,000	11,971,040	9,792,105	Balloon	4.700%
17	57484	Multifamily	11,600,000	11,600,000	9,790,566	IO, Balloon	4.920%
18	57486	Multifamily	11,200,000	11,200,000	9,452,960	IO, Balloon	4.920%
19	57481	Multifamily	11,160,000	11,160,000	9,419,200	IO, Balloon	4.920%
20	57479	Multifamily	10,480,000	10,480,000	8,845,270	IO, Balloon	4.920%
21	57503	Multifamily	9,600,000	9,600,000	8,551,353	Balloon	5.200%
22	57483	Multifamily	9,440,000	9,440,000	7,967,495	IO, Balloon	4.920%
23	5432	Multifamily	7,950,000	7,942,214	6,772,232	Balloon	6.085%
24	57162	Multifamily	7,500,000	7,476,017	6,221,907	Balloon	5.200%
25	57501	Multifamily	7,016,000	7,016,000	4,987,170	Balloon	5.410%
26	57522	Multifamily	6,900,000	6,900,000	5,716,301	Balloon	5.160%
27	55829	Multifamily	6,398,831	6,398,831	5,283,525	IO, Balloon	4.750%
28	6212	Multifamily	5,550,000	5,537,857	4,599,220	Balloon	5.173%
29	56991	Multifamily	5,000,000	4,980,017	4,201,499	Balloon	5.620%
30	57397	Multifamily	4,700,000	4,700,000	4,071,389	IO, Balloon	4.970%
31	55818	Multifamily	3,744,514	3,744,514	3,274,502	IO, Balloon	6.990%
32	57437	Multifamily	3,680,000	3,680,000	3,097,354	Balloon	5.670%
33	5705	Multifamily	3,500,000	3,489,531	2,930,941	Balloon	5.500%
34	57343	Multifamily	3,300,000	3,285,271	2,512,559	Balloon	5.400%
35	57217	Multifamily	1,953,000	1,949,049	1,637,076	Balloon	5.540%
36	6692	Multifamily	1,792,000	1,788,737	1,523,723	Balloon	6.018%
37	6097	Multifamily	1,575,000	1,571,751	1,316,572	Balloon	5.450%
38	57578	Retail	45,000,000	45,000,000	39,773,768	Balloon	4.839%
39	57126	Retail	31,700,000	31,508,218	26,621,811	Balloon	5.600%
40	56885	Retail	30,240,000	30,240,000	24,509,850	IO, Balloon	5.830%
41	57127	Retail	27,300,000	27,134,838	22,926,671	Balloon	5.600%
42	57394	Retail	16,100,000	16,046,221	13,394,164	Balloon	5.000%
43	52860	Retail	14,842,000	14,712,445	12,922,469	Balloon	6.877%
44	5327	Retail	12,800,000	12,788,145	10,994,076	Balloon	6.375%
45	56679	Retail	11,500,000	11,500,000	9,933,096	IO, Balloon	6.170%
46	56247	Retail	10,800,000	10,694,202	9,268,911	Balloon	6.350%
47	57106	Retail	9,000,000	8,955,450	7,559,985	Balloon	5.600%
48	56980	Retail	8,500,000	8,451,081	7,187,903	Balloon	5.830%
49	6211	Retail	8,188,000	8,154,419	6,855,186	Balloon	5.500%
50	56740	Retail	8,080,000	8,007,215	6,916,800	Balloon	6.250%
51	57039	Retail	7,800,000	7,747,280	6,066,443	Balloon	6.020%
52	5073	Retail	6,800,000	6,779,568	5,690,890	Balloon	5.480%
53	56989	Retail	5,800,000	5,800,000	5,425,874	IO, Balloon	5.870%
54	57321	Retail	5,589,800	5,567,605	4,701,384	Balloon	5.650%
55	57059	Retail	5,100,000	5,073,978	4,016,537	Balloon	6.410%
56	57122	Retail	5,000,000	4,969,095	4,186,193	Balloon	5.500%
57	57259	Retail	5,000,000	4,965,061	3,863,926	Balloon	5.830%
58	57152	Retail	4,950,000	4,934,857	4,132,373	Balloon	5.400%
59	57155	Retail	4,575,000	4,575,000	4,575,000	Interest Only	4.410%
60	56938	Retail	4,550,000	4,524,213	3,855,627	Balloon	5.900%
61	57324	Retail	4,467,500	4,449,761	3,757,457	Balloon	5.650%
62	57417	Retail	4,387,500	4,361,323	3,351,460	Hyper AM	5.500%
63	57323	Retail	4,313,000	4,308,506	3,639,112	Balloon	5.760%
64	56937	Retail	4,200,000	4,176,197	3,559,040	Balloon	5.900%
65	57260	Retail	4,100,000	4,079,840	3,447,140	Balloon	5.630%
66	57336	Retail	4,100,000	4,074,282	1,599,956	Balloon	5.900%
67	57419	Retail	4,055,000	4,038,369	3,394,941	Hyper AM	5.500%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

		Admini-	Sub-	Net		First	Interest
Se-	Loan	strative	Servicing	Mortgage	Note	Payment	Accrual
quence	Number	Fee Rate(i)	Fee Rate	Rate	Date	Date	Method
1	57568	0.041%	0.020%	5.244%	8/26/2003	10/1/2003	ACT/360
2	57566	0.041%	0.020%	5.244%	8/26/2003	10/1/2003	ACT/360
3	57612	0.121%	0.100%	5.459%	9/29/2003	11/1/2003	ACT/360
4	57567	0.041%	0.020%	5.244%	8/26/2003	10/1/2003	ACT/360
5	57569	0.041%	0.020%	5.244%	8/26/2003	10/1/2003	ACT/360
6	57465	0.121%	0.100%	5.569%	8/21/2003	10/1/2003	ACT/360
7	57420	0.061%	0.040%	6.299%	9/4/2003	11/1/2003	ACT/360
8	56698	0.121%	0.100%	5.679%	9/16/2003	11/1/2003	ACT/360
9	57470	0.121%	0.100%	4.759%	7/25/2003	9/1/2003	ACT/360
10	57418	0.121%	0.100%	4.560%	7/29/2003	9/1/2003	ACT/360
11	52708	0.121%	0.100%	6.029%	9/12/2002	11/1/2002	ACT/360
12	57485	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
13	57482	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
14	57525	0.121%	0.100%	4.709%	9/2/2003	10/1/2003	ACT/360
15	57295	0.121%	0.100%	4.119%	5/15/2003	7/1/2003	ACT/360
16	57288	0.121%	0.100%	4.579%	7/16/2003	9/1/2003	ACT/360
17	57484	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
18	57486	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
19	57481	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
20	57479	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
21	57503	0.121%	0.100%	5.079%	9/10/2003	11/1/2003	ACT/360
22	57483	0.121%	0.100%	4.799%	7/2/2003	9/1/2003	ACT/360
23	5432	0.081%	0.060%	6.004%	8/20/2003	10/1/2003	ACT/360
24	57162	0.121%	0.100%	5.079%	6/2/2003	8/1/2003	ACT/360
25	57501	0.121%	0.100%	5.289%	9/8/2003	11/1/2003	ACT/360
26	57522	0.121%	0.100%	5.039%	9/2/2003	11/1/2003	ACT/360
27	55829	0.121%	0.100%	4.629%	7/11/2003	9/1/2003	ACT/360
28	6212	0.071%	0.050%	5.102%	7/9/2003	9/1/2003	ACT/360
29	56991	0.121%	0.100%	5.499%	5/27/2003	7/1/2003	ACT/360
30	57397	0.121%	0.100%	4.849%	7/2/2003	9/1/2003	ACT/360
31	55818	0.121%	0.100%	6.869%	9/21/2001	11/1/2001	ACT/360
32	57437	0.121%	0.100%	5.549%	9/11/2003	11/1/2003	ACT/360
33	5705	0.101%	0.080%	5.399%	6/3/2003	8/1/2003	ACT/360
34	57343	0.121%	0.100%	5.279%	6/4/2003	8/1/2003	ACT/360
35	57217	0.121%	0.100%	5.419%	7/28/2003	9/1/2003	ACT/360
36	6692	0.081%	0.060%	5.937%	7/23/2003	9/1/2003	ACT/360
37	6097	0.071%	0.050%	5.379%	7/1/2003	9/1/2003	ACT/360
38	57578	0.041%	0.020%	4.797%	9/12/2003	11/1/2003	ACT/360
39	57126	0.121%	0.100%	5.479%	3/26/2003	5/1/2003	ACT/360
40	56885	0.121%	0.100%	5.709%	4/7/2003	6/1/2003	ACT/360
41	57127	0.121%	0.100%	5.479%	3/26/2003	5/1/2003	ACT/360
42	57394	0.121%	0.100%	4.879%	6/24/2003	8/1/2003	ACT/360
43	52860	0.121%	0.100%	6.756%	10/2/2002	12/1/2002	ACT/360
44	5327	0.081%	0.060%	6.294%	8/15/2003	10/1/2003	ACT/360
45	56679	0.121%	0.100%	6.049%	11/15/2002	1/1/2003	ACT/360
46	56247	0.121%	0.100%	6.229%	10/3/2002	12/1/2002	ACT/360
47	57106	0.121%	0.100%	5.479%	4/24/2003	6/1/2003	ACT/360
48	56980	0.121%	0.100%	5.709%	3/7/2003	5/1/2003	ACT/360
49	6211	0.071%	0.050%	5.429%	5/17/2003	7/1/2003	ACT/360
50	56740	0.121%	0.100%	6.129%	11/1/2002	1/1/2003	ACT/360
51	57039	0.121%	0.100%	5.899%	4/10/2003	6/1/2003	ACT/360
52	5073	0.061%	0.040%	5.419%	6/17/2003	8/1/2003	ACT/360
53	56989	0.121%	0.100%	5.749%	2/12/2003	4/1/2003	ACT/360
54	57321	0.121%	0.100%	5.529%	5/29/2003	7/1/2003	ACT/360
55	57059	0.121%	0.100%	6.289%	5/1/2003	7/1/2003	ACT/360
56	57122	0.121%	0.100%	5.379%	3/31/2003	5/1/2003	ACT/360
57	57259	0.121%	0.100%	5.709%	4/23/2003	6/1/2003	ACT/360
58	57152	0.121%	0.100%	5.279%	6/4/2003	8/1/2003	ACT/360
59	57155	0.121%	0.100%	4.289%	3/31/2003	5/1/2003	ACT/360
60	56938	0.121%	0.100%	5.779%	3/7/2003	5/1/2003	ACT/360
61	57324	0.121%	0.100%	5.529%	5/29/2003	7/1/2003	ACT/360
62	57417	0.121%	0.100%	5.379%	5/16/2003	7/1/2003	ACT/360
63	57323	0.121%	0.100%	5.639%	8/27/2003	10/1/2003	ACT/360
64	56937	0.121%	0.100%	5.779%	3/7/2003	5/1/2003	ACT/360
65	57260	0.121%	0.100%	5.509%	5/1/2003	6/1/2003	ACT/360
66	57336	0.081%	0.060%	5.819%	6/20/2003	8/1/2003	ACT/360
67	57419	0.121%	0.100%	5.379%	5/16/2003	7/1/2003	ACT/360

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

			Original	Original			Remaining
			Term to	Amortization	Interest		Term to
Se-	Loan	Monthly	Maturity	Term	Only	Seasoning	Maturity	Maturity
quence	Number	Payment	(months)	(months) (ii)	Period	(months)	(months)	Date
1	57568	$102,836	84	360	23	1	83	9/1/2010
2	57566	98,124	84	360	23	1	83	9/1/2010
3	57612	200,486	180	360			180	10/1/2018
4	57567	80,661	84	360	23	1	83	9/1/2010
5	57569	67,634	84	360	23	1	83	9/1/2010
6	57465	136,245	84	360	24	1	83	9/1/2010
7	57420	143,265	180	360	48		180	10/1/2018
8	56698	134,719	120	360			120	10/1/2013
9	57470	110,138	120	360		2	118	8/1/2013
10	57418	105,835	84	336	24	2	82	8/1/2010
11	52708	117,029	120	318	24	12	108	10/1/2012
12	57485	85,111	132	360	24	2	130	8/1/2014
13	57482	81,281	132	360	24	2	130	8/1/2014
14	57525	70,338	60	360	12	1	59	9/1/2008
15	57295	62,034	60	360		4	56	6/1/2008
16	57288	62,237	120	360		2	118	8/1/2013
17	57484	61,705	132	360	24	2	130	8/1/2014
18	57486	59,578	132	360	24	2	130	8/1/2014
19	57481	59,365	132	360	24	2	130	8/1/2014
20	57479	55,748	132	360	24	2	130	8/1/2014
21	57503	52,715	84	360			84	10/1/2010
22	57483	50,215	132	360	24	2	130	8/1/2014
23	5432	48,100	120	360		1	119	9/1/2013
24	57162	41,183	120	360		3	117	7/1/2013
25	57501	39,441	180	360			180	10/1/2018
26	57522	37,718	120	360			120	10/1/2013
27	55829	35,245	120	321	23	2	118	8/1/2013
28	6212	30,383	120	360		2	118	8/1/2013
29	56991	28,767	120	360		4	116	6/1/2013
30	57397	25,145	120	360	24	2	118	8/1/2013
31	55818	26,159	120	309	30	24	96	10/1/2011
32	57437	21,289	120	360			120	10/1/2013
33	5705	19,873	120	360		3	117	7/1/2013
34	57343	20,068	120	300		3	117	7/1/2013
35	57217	11,138	120	360		2	118	8/1/2013
36	6692	10,765	120	360		2	118	8/1/2013
37	6097	8,893	120	360		2	118	8/1/2013
38	57578	237,148	84	360			84	10/1/2010
39	57126	181,983	120	360		6	114	4/1/2013
40	56885	180,298	144	348	12	5	139	5/1/2015
41	57127	156,724	120	360		6	114	4/1/2013
42	57394	86,428	116	360		3	113	3/1/2013
43	52860	97,521	120	360		11	109	11/1/2012
44	5327	79,855	120	360		1	119	9/1/2013
45	56679	70,210	132	360	18	10	122	12/1/2013
46	56247	67,201	120	360		11	109	11/1/2012
47	57106	51,667	120	360		5	115	5/1/2013
48	56980	50,037	120	360		6	114	4/1/2013
49	6211	46,491	120	360		4	116	6/1/2013
50	56740	49,750	120	360		10	110	12/1/2012
51	57039	50,351	120	300		5	115	5/1/2013
52	5073	38,524	120	360		3	117	7/1/2013
53	56989	34,291	120	360	60	7	113	3/1/2013
54	57321	32,266	120	360		4	116	6/1/2013
55	57059	34,149	120	300		4	116	6/1/2013
56	57122	28,389	120	360		6	114	4/1/2013
57	57259	31,697	120	300		5	115	5/1/2013
58	57152	27,796	120	360		3	117	7/1/2013
59	57155		84		84	6	78	4/1/2010
60	56938	26,988	120	360		6	114	4/1/2013
61	57324	25,788	120	360		4	116	6/1/2013
62	57417	27,061	120	300		4	116	6/1/2013
63	57323	25,197	120	360		1	119	9/1/2013
64	56937	24,912	120	360		6	114	4/1/2013
65	57260	23,615	120	360		5	115	5/1/2013
66	57336	29,138	180	240		3	177	7/1/2018
67	57419	23,157	120	360		4	116	6/1/2013

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

Se-	Loan	Cross-Collateralized	Related	Lockout
quence	Number	Loans	Loans	Expiration	Prepayment Penalty Description (months)	Yield Maintenance Type
1	57568	Yes(BACM 03-2-C)	Yes(BACM 03-2-O)	7/1/2010	LO(82)/OPEN(2)/DEFEASANCE
2	57566	Yes(BACM 03-2-C)	Yes(BACM 03-2-O)	7/1/2010	LO(82)/OPEN(2)/DEFEASANCE
3	57612	No	No	7/1/2018	LO(177)/OPEN(3)/DEFEASANCE
4	57567	Yes(BACM 03-2-D)	Yes(BACM 03-2-O)	7/1/2010	LO(82)/OPEN(2)/DEFEASANCE
5	57569	Yes(BACM 03-2-D)	Yes(BACM 03-2-O)	7/1/2010	LO(82)/OPEN(2)/DEFEASANCE
6	57465	No	No	6/1/2010	LO(81)/OPEN(3)/DEFEASANCE
7	57420	No	No	7/1/2018	LO(177)/OPEN(3)/DEFEASANCE
8	56698	No	No	8/1/2013	LO(118)/OPEN(2)/DEFEASANCE
9	57470	No	No	5/1/2013	LO(117)/OPEN(3)/DEFEASANCE
10	57418	No	No	5/1/2010	LO(81)/OPEN(3)/DEFEASANCE
11	52708	No	Yes(BACM 03-2-E)	7/1/2012	LO(117)/OPEN(3)/DEFEASANCE
12	57485	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
13	57482	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
14	57525	No	No	7/1/2008	LO(58)/OPEN(2)/DEFEASANCE
15	57295	No	No	4/1/2008	LO(58)/OPEN(2)/DEFEASANCE
16	57288	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
17	57484	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
18	57486	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
19	57481	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
20	57479	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
21	57503	No	No	8/1/2010	LO(82)/OPEN(2)/DEFEASANCE
22	57483	No	Yes(BACM 03-2-M)	6/1/2014	LO(130)/OPEN(2)/DEFEASANCE
23	5432	No	No	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
24	57162	No	No	4/1/2013	LO(117)/OPEN(3)/DEFEASANCE
25	57501	No	No	8/1/2018	LO(178)/OPEN(2)/DEFEASANCE
26	57522	No	No	7/1/2013	LO(117)/OPEN(3)/DEFEASANCE
27	55829	No	No	5/1/2013	LO(117)/OPEN(3)/DEFEASANCE
28	6212	No	No	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
29	56991	No	No	4/1/2013	LO(118)/OPEN(2)/DEFEASANCE
30	57397	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
31	55818	No	No	7/1/2011	LO(117)/OPEN(3)/DEFEASANCE
32	57437	No	No	8/1/2013	LO(118)/OPEN(2)/DEFEASANCE
33	5705	No	No	3/31/2013	LO(116)/OPEN(4)/DEFEASANCE
34	57343	No	No	6/30/2007	LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)	Int Diff (BEY) - B
35	57217	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
36	6692	No	No	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
37	6097	No	No	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
38	57578	No	No	7/1/2010	LO(81)/OPEN(3)/DEFEASANCE
39	57126	No	Yes(BACM 03-2-F)	1/1/2013	LO(117)/OPEN(3)/DEFEASANCE
40	56885	No	No	2/1/2015	LO(141)/OPEN(3)/DEFEASANCE
41	57127	No	Yes(BACM 03-2-F)	1/1/2013	LO(117)/OPEN(3)/DEFEASANCE
42	57394	No	No	1/1/2013	LO(114)/OPEN(2)/DEFEASANCE
43	52860	No	Yes(BACM 03-2-N)	9/1/2012	LO(118)/OPEN(2)/DEFEASANCE
44	5327	No	No	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
45	56679	No	Yes(BACM 03-2-J)	10/31/2005	LO(34)/GRTR1%PPMTorYM(96)/OPEN(2)	Int Diff (BEY) - B
46	56247	No	No	8/1/2012	LO(117)/OPEN(3)/DEFEASANCE
47	57106	No	Yes(BACM 03-2-L)	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
48	56980	No	No	1/1/2013	LO(117)/OPEN(3)/DEFEASANCE
49	6211	No	No	2/28/2013	LO(116)/OPEN(4)/DEFEASANCE
50	56740	No	Yes(BACM 03-2-J)	10/31/2005	LO(34)/GRTR1%PPMTorYM(84)/OPEN(2)	Int Diff (BEY) - B
51	57039	No	No	2/1/2013	LO(117)/OPEN(3)/DEFEASANCE
52	5073	No	Yes(BACM 03-2-Q)	3/31/2013	LO(116)/OPEN(4)/DEFEASANCE
53	56989	No	No	12/1/2012	LO(117)/OPEN(3)/DEFEASANCE
54	57321	No	Yes(BACM 03-2-H)	3/1/2013	LO(117)/OPEN(3)/DEFEASANCE
55	57059	No	No	4/1/2013	LO(118)/OPEN(2)/DEFEASANCE
56	57122	No	No	1/1/2013	LO(117)/OPEN(3)/DEFEASANCE
57	57259	No	No	2/1/2013	LO(117)/OPEN(3)/DEFEASANCE
58	57152	No	No	6/30/2006	LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)	Int Diff (BEY) - B
59	57155	No	Yes(BACM 03-2-E)	4/1/2006	LO(36)/GRTR1%PPMTorYM(45)/OPEN(3)	Int Diff (BEY) - B
60	56938	No	Yes(BACM 03-2-G)	2/1/2013	LO(118)/OPEN(2)/DEFEASANCE
61	57324	No	Yes(BACM 03-2-H)	3/1/2013	LO(117)/OPEN(3)/DEFEASANCE
62	57417	No	No	3/1/2013	LO(117)/OPEN(3)/DEFEASANCE
63	57323	No	Yes(BACM 03-2-H)	6/1/2013	LO(117)/OPEN(3)/DEFEASANCE
64	56937	No	Yes(BACM 03-2-G)	2/1/2013	LO(118)/OPEN(2)/DEFEASANCE
65	57260	No	No	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
66	57336	No	No	5/1/2018	LO(178)/OPEN(2)/DEFEASANCE
67	57419	No	Yes(BACM 03-2-N)	2/28/2013	LO(116)/OPEN(4)/DEFEASANCE

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

										Loan
							Total		Net	Balance
					Cut-off		Units/	Units/	Rentable	Per
Se-	Loan		Appraisal		Date LTV	Year Built/	SF/	SF/	Area	Unit/SF/
quence	Number	Property Name	Value	Appraisal Date	Ratio	Renovated	Pads	Pads	(SF)	Pad
1	57568	Harrison Park Apartments	$24,300,000	8/15/2003	76%	1985	360	Units	322,636	51,528
2	57566	Suntree Village Apartments	22,025,000	8/14/2003	80%	1986	424	Units	355,188	41,745

		Sub-Total Crossed Loans	46,325,000
3	57612	Cypress Creek Apartments	52,000,000	7/12/2003	67%	1947/1986	760	Units	582,492	46,053
4	57567	Bear Canyon Apartments	18,450,000	8/15/2003	79%	1996	238	Units	232,392	61,134
5	57569	La Reserve Villas	16,750,000	8/14/2003	73%	1988	240	Units	216,008	50,833

		Sub-Total Crossed Loans	35,200,000
6	57465	Regal Parc Apartments	29,730,000	6/30/2003	79%	1969/2003	561	Units	552,218	41,889
7	57420	Villas on Guadalupe	29,000,000	8/15/2003	79%	2003	150	Units	153,850	153,333
8	56698	Silver Creek Apartments	32,800,000	7/10/2003	70%	2001	376	Units	342,448	61,064
9	57470	The Quarters at CityPlace	26,500,000	6/19/2003	78%	2000	244	Units	248,572	85,048
10	57418	WildOak Apartments	25,900,000	4/24/2003	76%	2001	348	Units	325,488	56,888
11	52708	UDR Portfolio - Escalante Apartments I & II	25,000,000	5/8/2002	73%	1985	540	Units	433,370	33,965
12	57485	Sterling University Ridge	19,400,000	5/9/2003	82%	2002	168	Units	201,740	95,238
13	57482	Sterling University Manor	19,100,000	5/9/2003	80%	2002	168	Units	194,256	90,952
14	57525	Parkview Apartments	16,900,000	7/25/2003	79%	1977/2003	211	Units	177,848	63,318
15	57295	Woodland Heights	15,900,000	4/2/2003	79%	1974/2002	240	Units	234,962	52,325
16	57288	Creekwood Apartments - Phase I	17,190,000	3/21/2003	70%	1977	174	Units	147,045	68,799
17	57484	Sterling University Plains	14,500,000	5/9/2003	80%	2000	144	Units	181,104	80,556
18	57486	Sterling University Riverside	14,000,000	5/1/2003	80%	2002	144	Units	139,104	77,778
19	57481	Sterling University Lodge	13,950,000	5/1/2003	80%	2002	121	Units	133,440	92,231
20	57479	Sterling University Enclave	13,100,000	5/1/2003	80%	2002	120	Units	132,840	87,333
21	57503	Pebble Creek Apartments	12,000,000	7/16/2003	80%	1998	192	Units	237,600	50,000
22	57483	Sterling University Mills	11,800,000	5/8/2003	80%	2002	120	Units	133,414	78,667
23	5432	Desert Tree Apartments	10,600,000	6/30/2003	75%	1983/2002	444	Units	174,276	17,888
24	57162	Woodbend Apartments	10,000,000	3/10/2003	75%	1986	120	Units	106,080	62,300
25	57501	Deerbrook Apartments	8,770,000	7/22/2003	80%	1998	152	Units	133,200	46,158
26	57522	Courtyard Apartments	9,100,000	8/14/2003	76%	1965/1991	248	Units	167,040	27,823
27	55829	Harbour Landing Apartments	8,000,000	5/22/2003	80%	1974/1996	208	Units	234,304	30,764
28	6212	Mitchells Park Apartments	7,350,000	5/2/2003	75%	1966/2003	122	Units	106,278	45,392
29	56991	Village at Crossgates Apartments	6,250,000	12/3/2002	80%	1987	168	Units	156,444	29,643
30	57397	Burgundy Hills Apartments	6,000,000	5/19/2003	78%	2002	98	Units	90,966	47,959
31	55818	Governours Place Apartments	4,450,000	6/1/2001	84%	1970	130	Units	126,770	28,804
32	57437	Fountain Place Apartments	4,600,000	6/16/2003	80%	2002	65	Units	54,455	56,615
33	5705	Cedar Creek Apartments	4,500,000	3/24/2003	78%	1978/2002	127	Units	90,560	27,477
34	57343	Pages Place Apartments	4,170,000	4/24/2003	79%	2002	39	Units	51,432	84,238
35	57217	Berendo Villa Apartments	2,560,000	4/7/2003	76%	1968	30	Units	22,308	64,968
36	6692	Palm Court Apartments	2,240,000	5/30/2003	80%	1986/2002	52	Units	39,932	34,399
37	6097	Union Avenue Apartments	2,250,000	3/14/2003	70%	1978/2000	12	Units	14,924	130,979
38	57578	Newgate Mall	79,000,000	9/2/2003	57%	1981/1997	605,380	SF	605,380	74
39	57126	Forum I at Olympia Parkway	40,600,000	2/1/2003	78%	2000	265,127	SF	265,123	119
40	56885	Gravois Bluffs East (Phase III)	37,800,000	3/1/2003	80%	2000	372,759	SF	372,759	81
41	57127	Forum II at Olympia Parkway	34,500,000	2/1/2003	79%	2000	244,883	SF	244,883	111
42	57394	Parkway Village Shopping Center	21,975,000	5/13/2003	73%	1983/2000	157,642	SF	157,642	102
43	52860	The Commons at Royal Palm	18,700,000	6/22/2002	79%	2001	158,087	SF	158,087	93
44	5327	Merchants Walk Shopping Center	16,000,000	5/6/2003	80%	1982/2002	220,506	SF	220,506	58
45	56679	Castle Pines Marketplace	15,350,000	10/3/2002	75%	2001	93,416	SF	93,416	123
46	56247	Northridge Shopping Center	13,500,000	7/5/2002	79%	2000	131,112	SF	131,112	82
47	57106	Arden Plaza Shopping Center	13,540,000	1/13/2003	66%	1955/2003	80,419	SF	80,419	111
48	56980	Newberry Square Shopping Center	11,400,000	11/25/2002	74%	1988	78,704	SF	78,704	107
49	6211	Country Aire Plaza	10,250,000	4/22/2003	80%	2002	57,371	SF	57,371	142
50	56740	Main Street Plaza	10,100,000	8/21/2002	79%	1996	90,726	SF	90,726	88
51	57039	Pajaro Hills Shopping Center	10,600,000	12/21/2002	73%	1989/2000	55,863	SF	55,863	139
52	5073	Heritage Tops-Madison	8,500,000	11/21/2002	80%	2001	72,236	SF	72,236	94
53	56989	Sam's Club - Corona	8,780,000	12/19/2002	66%	1995	520,542	SF	520,542	11
54	57321	Walgreens - Van Nuys, CA	7,300,000	3/16/2003	76%	2003	13,380	SF	13,380	416
55	57059	French Mountain Commons	7,500,000	1/20/2003	68%	1988	45,623	SF	45,623	111
56	57122	The Lakes Shopping Center	8,160,000	1/13/2003	61%	1986	66,770	SF	66,770	74
57	57259	The Exchange Block Building	6,950,000	3/18/2003	71%	1887/1988	21,143	SF	21,143	235
58	57152	Cooper Street Commons	6,700,000	2/15/2003	74%	1985	67,066	SF	67,066	74
59	57155	Goldenrod Groves Shopping Center	9,560,000	2/27/2003	48%	1985/2000	108,944	SF	108,944	42
60	56938	Westside Village Shopping Center	6,100,000	11/14/2002	74%	2002	45,000	SF	45,000	101
61	57324	Walgreens - Seattle, WA	6,200,000	3/20/2003	72%	1958/2002	10,465	SF	10,465	425
62	57417	Walgreens - Waterford, MI	5,850,000	2/10/2003	75%	2002	14,490	SF	14,490	301
63	57323	Walgreens - Lakewood, CA	5,760,000	3/16/2003	75%	2003	14,436	SF	14,436	298
64	56937	Cambridge Crossing Shopping Center	5,600,000	11/21/2002	75%	2001	45,317	SF	45,317	92
65	57260	Walgreens - South Everett, WA	5,700,000	4/1/2003	72%	2003	14,370	SF	14,370	284
66	57336	Winn Dixie - Winter Garden, FL	5,750,000	4/17/2003	71%	2002	44,876	SF	44,876	91
67	57419	CVS - Pawtucket, RI	6,100,000	5/15/2003	66%	2002	10,880	SF	10,880	371

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

			Occupancy
Se-	Loan	Occupancy	As of	U/W	U/W	U/W	U/W
quence	Number	Percent	Date	Revenues	Expenses	Cash Flow	DSCR
1	57568	93.3%	8/20/2003	$2,693,533	$1,113,310	$1,490,223	1.21
2	57566	95.3%	8/20/2003	2,662,549	1,131,456	1,425,093	1.21
3	57612	90.9%	8/29/2003	7,076,210	3,036,530	3,830,680	1.59
4	57567	89.5%	8/20/2003	2,036,564	810,540	1,166,524	1.21
5	57569	85.0%	6/17/2003	1,810,061	772,178	977,883	1.20
6	57465	96.1%	6/13/2003	4,052,615	1,882,355	2,030,010	1.24
7	57420	99.3%	9/1/2003	3,262,104	984,205	2,225,256	1.29
8	56698	91.0%	7/31/2003	3,434,527	1,396,001	1,944,526	1.20
9	57470	91.4%	6/26/2003	3,126,661	1,473,420	1,590,045	1.20
10	57418	91.9%	5/22/2003	2,784,438	1,084,488	1,612,950	1.27
11	52708	87.4%	6/30/2003	4,000,608	2,111,269	1,685,219	1.20
12	57485	91.9%	6/18/2003	2,324,665	936,744	1,309,709	1.28
13	57482	91.5%	6/18/2003	2,294,710	839,867	1,363,493	1.40
14	57525	98.1%	8/5/2003	1,957,842	880,642	1,017,065	1.20
15	57295	96.3%	8/1/2003	2,258,911	1,036,606	1,154,865	1.55
16	57288	97.1%	7/7/2003	2,186,938	901,167	1,203,336	1.61
17	57484	94.3%	6/18/2003	2,089,125	1,042,263	972,270	1.31
18	57486	99.2%	6/18/2003	1,897,921	790,187	1,032,494	1.44
19	57481	94.8%	6/18/2003	1,805,186	688,159	1,061,827	1.49
20	57479	92.5%	6/18/2003	1,840,464	764,496	1,015,968	1.52
21	57503	95.2%	8/14/2003	1,472,919	652,004	772,915	1.22
22	57483	92.7%	6/18/2003	1,852,753	989,758	811,515	1.35
23	5432	95.3%	8/18/2003	1,987,616	1,117,056	759,560	1.32
24	57162	98.3%	5/28/2003	1,232,418	483,999	714,819	1.45
25	57501	99.3%	8/31/2003	1,008,755	388,550	582,205	1.23
26	57522	95.2%	8/18/2003	1,226,825	596,844	561,161	1.24
27	55829	92.8%	6/13/2003	1,365,241	736,235	573,054	1.35
28	6212	98.4%	6/30/2003	976,766	384,001	562,265	1.54
29	56991	98.2%	5/22/2003	1,139,725	584,981	494,684	1.43
30	57397	86.7%	7/1/2003	774,865	330,995	419,370	1.39
31	55818	90.8%	6/30/2003	872,984	465,277	376,507	1.20
32	57437	92.3%	7/16/2003	545,196	220,583	308,363	1.21
33	5705	96.9%	4/28/2003	712,168	330,407	350,011	1.47
34	57343	100.0%	6/2/2003	424,065	107,864	305,078	1.27
35	57217	100.0%	5/31/2003	270,121	97,405	164,466	1.23
36	6692	98.1%	5/31/2003	355,665	170,944	169,797	1.31
37	6097	100.0%	5/6/2003	212,040	54,871	153,569	1.44
38	57578	95.0%	8/20/2003	8,198,112	2,433,313	5,300,609	1.86
39	57126	97.5%	6/30/2003	4,385,746	1,201,549	3,023,340	1.38
40	56885	100.0%	7/23/2003	3,919,019	831,435	2,965,938	1.37
41	57127	98.4%	6/30/2003	3,952,359	1,141,564	2,663,276	1.42
42	57394	91.3%	6/1/2003	2,134,138	470,683	1,572,974	1.52
43	52860	90.7%	3/31/2003	2,256,790	678,359	1,510,751	1.29
44	5327	97.2%	6/5/2003	2,160,084	662,936	1,374,227	1.43
45	56679	92.5%	5/31/2003	1,485,766	392,295	1,064,506	1.26
46	56247	98.8%	4/14/2003	1,739,226	545,929	1,099,008	1.36
47	57106	93.9%	7/15/2003	1,261,841	319,235	884,215	1.43
48	56980	100.0%	8/13/2003	1,401,854	431,196	906,850	1.51
49	6211	100.0%	5/17/2003	1,089,291	244,798	813,316	1.46
50	56740	98.6%	3/31/2003	1,313,397	380,744	875,574	1.47
51	57039	100.0%	6/30/2003	1,194,890	331,859	800,434	1.32
52	5073	94.0%	5/9/2003	873,807	177,675	666,675	1.44
53	56989	100.0%	5/1/2003	588,942	16,779	572,163	1.39
54	57321	100.0%	5/13/2003	589,000	13,118	574,544	1.48
55	57059	100.0%	9/1/2003	934,115	298,764	578,733	1.41
56	57122	100.0%	5/31/2003	967,639	305,285	614,297	1.80
57	57259	99.4%	7/31/2003	715,415	204,651	476,412	1.25
58	57152	88.6%	6/30/2003	921,100	348,702	521,620	1.56
59	57155	90.6%	6/30/2003	1,071,913	401,214	602,225	2.19
60	56938	100.0%	7/10/2003	656,612	156,764	463,029	1.43
61	57324	100.0%	5/13/2003	465,000	9,823	454,619	1.47
62	57417	100.0%	5/16/2003	550,680	98,857	448,925	1.38
63	57323	100.0%	8/27/2003	454,000	10,524	442,033	1.46
64	56937	100.0%	7/10/2003	636,609	183,168	428,852	1.43
65	57260	100.0%	3/3/2003	410,000	9,359	398,818	1.41
66	57336	100.0%	4/29/2003	546,124	93,459	429,515	1.23
67	57419	100.0%	5/16/2003	542,117	31,386	509,099	1.83

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

			U/W
			Replacement					Most		Full
		U/W	Reserves	Most	Most	Most	Most	Recent	Most	Year
Se-		Replacement	Per Unit/	Recent	Recent	Recent	Recent	Cash	Recent	End
quence	Loan Number	Reserves	SF/ Pad	Statement Type	End Date	Revenues	Expenses	Flow	DSCR	Date
1	57568	$90,000	$250.00	Annualized Most Recent	7/31/2003	$2,639,014	$1,099,658	$1,435,677	1.16	12/31/2002
2	57566	106,000	250.00	Annualized Most Recent	7/31/2003	2,705,067	1,133,568	1,437,454	1.22	12/31/2002
3	57612	209,000	275.00	Annualized Most Recent	7/31/2003	7,071,264	2,945,331	2,646,317	1.10	12/31/2002
4	57567	59,500	250.00	Annualized Most Recent	7/31/2003	2,087,330	819,729	1,215,958	1.26	12/31/2002
5	57569	60,000	250.00	Annualized Most Recent	7/31/2003	1,775,378	781,534	912,405	1.12	12/31/2002
6	57465	140,250	250.00	Annualized Most Recent	6/30/2003	3,746,050	1,856,182	1,889,868	1.16	12/31/2002
7	57420	52,643	350.95
8	56698	94,000	250.00	Annualized Most Recent	8/31/2003	3,262,721	1,325,667	1,934,414	1.20	12/31/2002
9	57470	63,196	259.00	Annualized Most Recent	6/20/2003	3,102,870	1,424,392	1,678,478	1.27	12/31/2002
10	57418	87,000	250.00	Annualized Most Recent	6/30/2003	2,701,352	1,007,306	1,694,046	1.33	12/31/2002
11	52708	204,120	378.00	Annualized Most Recent	7/31/2003	3,413,124	1,906,497	1,412,493	1.01	12/31/2001
12	57485	78,212	465.55	Annualized Most Recent	5/31/2003	2,419,944	777,360	1,642,584	1.61	12/31/2002
13	57482	91,350	543.75	Annualized Most Recent	5/31/2003	2,356,202	841,694	1,514,508	1.55	12/31/2002
14	57525	60,135	285.00	Annualized Most Recent	6/30/2003	1,927,684	926,468	1,001,216	1.19	12/31/2002
15	57295	67,440	281.00	Annualized Most Recent	3/31/2003	2,127,600	1,139,680	936,688	1.26	12/31/2002
16	57288	82,435	473.76	Annualized Most Recent	5/31/2003	2,295,379	854,926	1,383,665	1.85	12/31/2002
17	57484	74,592	518.00	Annualized Most Recent	5/31/2003	2,159,522	1,239,050	920,472	1.24	12/31/2002
18	57486	75,240	522.50	Annualized Most Recent	5/31/2003	2,040,713	747,554	1,283,738	1.80	12/31/2002
19	57481	55,200	456.20	Annualized Most Recent	5/31/2003	1,915,001	598,075	1,289,789	1.81	12/31/2002
20	57479	60,000	500.00	Annualized Most Recent	5/31/2003	1,874,299	679,531	1,194,768	1.79	12/31/2002
21	57503	48,000	250.00	Annualized Most Recent	7/31/2003	1,477,053	632,134	826,613	1.31	12/31/2002
22	57483	51,480	429.00	Annualized Most Recent	5/31/2003	1,941,653	703,027	1,233,725	2.05	12/31/2002
23	5432	111,000	250.00	Annualized	7/31/2003	1,901,200	1,076,962	758,111	1.31	7/31/2003
24	57162	33,600	280.00	Annualized Most Recent	3/31/2003	1,294,352	389,628	879,096	1.78	12/31/2002
25	57501	38,000	250.00	Annualized Most Recent	6/30/2003	1,033,046	205,368	819,164	1.73	12/31/2002
26	57522	68,820	277.50	Annualized Most Recent	7/31/2003	1,076,441	475,545	563,086	1.24	12/31/2002
27	55829	55,952	269.00	Annualized Most Recent	5/31/2003	1,391,213	711,134	592,766	1.40	12/31/2002
28	6212	30,500	250.00	Annualized	5/31/2003	990,020	293,997	696,023	1.91	12/31/2002
29	56991	60,060	357.50	Annualized Most Recent	4/30/2003	1,185,624	595,272	590,352	1.71	12/31/2002
30	57397	24,500	250.00	Annualized Most Recent	5/31/2003	788,465	388,471	399,994	1.33	12/31/2002
31	55818	31,200	240.00	Annualized Most Recent	6/30/2003	873,732	447,796	425,936	1.36	12/31/2000
32	57437	16,250	250.00	Annualized Most Recent	7/31/2003	433,377	243,514	189,862	0.74
33	5705	31,750	250.00	Annualized	3/31/2003	704,598	325,308	379,290	1.59	12/31/2002
34	57343	11,123	285.21
35	57217	8,250	275.00	Annualized Most Recent	6/30/2003	285,870	66,498	219,372	1.64
36	6692	14,924	287.00	Annualized	5/31/2003	367,041	169,001	190,535	1.48	12/31/2002
37	6097	3,600	300.00	Annualized	5/31/2003	236,434	37,889	198,546	1.86	12/31/2002
38	57578	151,425	0.25	Annualized Most Recent	6/30/2003	7,663,202	2,024,898	5,638,304	1.98	12/31/2002
39	57126	39,768	0.15	Annualized Most Recent	6/30/2003	5,020,380	1,628,761	3,391,619	1.55	12/31/2002
40	56885	37,276	0.10	Annualized Most Recent	6/30/2003	3,855,580	396,646	3,453,628	1.60	12/31/2002
41	57127	36,732	0.15	Annualized Most Recent	6/30/2003	4,140,652	1,241,080	2,899,572	1.54	12/31/2002
42	57394	23,646	0.15	Annualized Most Recent	3/31/2003	2,552,176	377,516	2,174,660	2.10	12/31/2002
43	52860	23,713	0.15	Annualized Most Recent	3/31/2003	1,904,337	630,948	1,273,388	1.09	12/31/2002
44	5327	33,076	0.15	Annualized	5/31/2003	2,041,359	515,410	1,525,949	1.59	12/31/2002
45	56679	14,012	0.15	Annualized Most Recent	5/31/2003	1,388,617	232,822	1,155,796	1.37	12/31/2001
46	56247	19,667	0.15	Annualized Most Recent	3/31/2003	1,547,756	490,036	1,057,720	1.31	12/31/2001
47	57106	10,219	0.13	Annualized Most Recent	6/30/2003	1,119,978	96,798	927,330	1.50	12/31/2002
48	56980	21,250	0.27	Annualized Most Recent	4/30/2003	1,496,952	344,020	1,133,992	1.89	1/31/2003
49	6211	5,726	0.10
50	56740	18,145	0.20	Annualized Most Recent	3/31/2003	1,178,456	98,596	1,079,860	1.81	12/31/2002
51	57039	13,547	0.24	Annualized Most Recent	6/30/2003	1,312,942	190,610	1,122,332	1.86	12/31/2002
52	5073	7,224	0.10	Annualized	5/31/2003	880,816	218,270	662,546	1.43	12/31/2002
53	56989			Annualized Most Recent	3/31/2003	785,256	18,596	766,660	1.86	12/31/2002
54	57321	1,338	0.10
55	57059	6,843	0.15	Annualized Most Recent	6/30/2003	966,744	219,748	746,996	1.82	12/31/2002
56	57122	21,002	0.31	Annualized Most Recent	3/31/2003	944,468	197,947	746,521	2.19	12/31/2002
57	57259	12,069	0.57	Annualized Most Recent	2/28/2003	715,272	143,329	271,601	0.71	12/31/2002
58	57152	13,505	0.20	Annualized Most Recent	6/30/2003	1,029,010	346,692	682,318	2.05	12/31/2002
59	57155	27,236	0.25	Annualized Most Recent	6/30/2003	1,243,514	509,496	659,328	2.40	12/31/2001
60	56938	4,500	0.10	Annualized Most Recent	7/31/2003	651,410	82,537	555,210	1.71	12/31/2002
61	57324	558	0.05
62	57417	2,898	0.20
63	57323	1,444	0.10
64	56937	4,532	0.10	Annualized Most Recent	6/30/2003	539,532	135,302	327,042	1.09	12/31/2002
65	57260	1,823	0.13
66	57336	4,474	0.10
67	57419	1,632	0.15

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

								Largest
				Full			Largest	Tenant
		Full	Full	Year	Full		Tenant	% of
Se-		Year	Year	Cash	Year	Largest	Leased	Total
quence	Loan Number	Revenues	Expenses	Flow	DSCR	Tenant	SF	SF
1	57568	$2,811,557	$1,047,591	$1,763,966	1.43
2	57566	2,708,747	1,085,364	1,623,383	1.38
3	57612	7,123,765	2,798,325	3,090,543	1.28
4	57567	1,964,779	767,092	1,197,687	1.24
5	57569	1,910,097	735,159	1,174,938	1.45
6	57465	2,908,129	2,238,506	669,623	0.41
7	57420
8	56698	2,599,249	1,172,726	1,426,523	0.88
9	57470	3,102,020	1,470,296	1,631,724	1.23
10	57418	1,960,446	1,021,703	938,743	0.74
11	52708	3,940,023	1,759,650	2,035,673	1.45
12	57485	1,043,770	525,069	518,701	0.51
13	57482	1,094,601	632,413	427,195	0.44
14	57525	1,840,541	845,440	995,101	1.18
15	57295	1,822,823	938,858	787,587	1.06
16	57288	2,297,131	791,544	1,353,296	1.81
17	57484	2,132,799	942,401	1,129,256	1.53
18	57486	861,749	457,026	364,617	0.51
19	57481	772,463	477,840	262,446	0.37
20	57479	885,030	501,082	347,819	0.52
21	57503	1,443,140	663,100	780,040	1.23
22	57483	1,005,350	595,893	353,170	0.59
23	5432	1,893,856	1,096,767	519,593	0.90
24	57162	1,222,736	450,128	741,481	1.50
25	57501	1,009,244	375,214	628,687	1.33
26	57522	1,006,429	491,839	-426,174	-0.94
27	55829	1,336,030	753,476	530,554	1.25
28	6212	915,494	334,591	580,903	1.59
29	56991	1,141,601	526,553	573,048	1.66
30	57397	680,665	400,597	280,068	0.93
31	55818	852,830	488,467	364,363	1.16
32	57437
33	5705	716,035	342,668	373,367	1.57
34	57343
35	57217
36	6692	343,366	173,407	129,882	1.01
37	6097	228,201	30,623	197,578	1.85
38	57578	7,689,335	2,241,132	5,448,203	1.91	Sears	185,624	31%
39	57126	4,010,970	1,045,222	2,950,728	1.35	Best Buy	45,778	17%
40	56885	3,176,046	512,898	2,663,148	1.23	Wal-Mart	153,207	41%
41	57127	3,702,432	964,823	2,723,745	1.45	Toys R Us	48,640	20%
42	57394	2,095,659	247,774	1,847,885	1.78	Albertsons	42,055	27%
43	52860	1,466,255	734,959	731,296	0.62	Toys R Us	49,160	31%
44	5327	1,990,237	667,686	1,322,551	1.38	Food Lion	45,000	20%
45	56679	61,939	30,207	31,732	0.04	Safeway	58,580	63%
46	56247	1,260,648	128,170	1,132,478	1.40	Bed Bath & Beyond	30,914	24%
47	57106	1,114,939	253,053	859,438	1.39	Albertson's (Ground Lease)	37,400	47%
48	56980	1,520,275	349,371	1,133,167	1.89	Venus Day Spa International	13,584	17%
49	6211					Linens N Things	32,000	56%
50	56740	1,202,807	280,127	922,680	1.55	Fry's Food & Drug	59,909	66%
51	57039	1,118,298	275,264	836,794	1.38	United Merchandising Corp	9,600	17%
52	5073	732,601	100,093	632,508	1.37	Tops Store #885	48,881	68%
53	56989	588,942	14,546	574,396	1.40	Sam's Club (Ground Lease)	132,697	100%
54	57321					Walgreens, Co	13,353	100%
55	57059	982,741	299,145	683,596	1.67	The Gap	8,600	19%
56	57122	924,909	263,955	646,329	1.90	Save Mart	34,020	51%
57	57259	685,906	171,227	493,263	1.30	Mi Piace	9,177	43%
58	57152	712,195	329,594	382,601	1.15	Goodwill Industries of Fort Worth	23,000	34%
59	57155	465,276	53,131	412,145	1.50	Publix Supermarket	39,795	37%
60	56938	578,037	60,230	511,577	1.58	China Wok	4,800	11%
61	57324					Walgreens, Co	10,465	100%
62	57417					Walgreens	14,490	100%
63	57323					Walgreens, Co	14,436	100%
64	56937	380,261	61,764	318,497	1.07	Fashion Bug	7,957	18%
65	57260					Walgreens	14,370	100%
66	57336					Winn-Dixie	44,876	100%
67	57419					CVS	10,880	100%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (continued)

[Continued from previous page, first two column(s) repeat]

					Second	Second			Third	Third
		Largest		Second	Largest	Largest		Third	Largest	Largest
		Tenant		Largest	Tenant	Tenant		Largest	Tenant	Tenant
		Lease	Second	Tenant	% of	Lease	Third	Tenant	% of	Lease
Se-		Expira-	Largest	Leased	Total	Expira-	Largest	Leased	Total	Expira-
quence	Loan Number	tion	Tenant	SF	SF	tion	Tenant	SF	SF	tion
1	57568
2	57566
3	57612
4	57567
5	57569
6	57465
7	57420
8	56698
9	57470
10	57418
11	52708
12	57485
13	57482
14	57525
15	57295
16	57288
17	57484
18	57486
19	57481
20	57479
21	57503
22	57483
23	5432
24	57162
25	57501
26	57522
27	55829
28	6212
29	56991
30	57397
31	55818
32	57437
33	5705
34	57343
35	57217
36	6692
37	6097
38	57578	7/31/2006	Mervyn's	77,337	13%	7/31/2006	Gart Sports	64,284	11%	2/1/2016
39	57126	1/31/2016	TJ Maxx	30,000	11%	4/30/2011	Borders Books	22,000	8%	1/31/2022
40	56885	1/31/2022	Garden Ridge	112,063	30%	9/27/2016	Gordman's	50,000	13%	1/31/2018
41	57127	1/31/2016	Linens N Things	34,000	14%	1/31/2011	Ross Stores	30,187	12%	1/31/2011
42	57394	2/28/2008	24 Hour Fitness	40,000	25%	7/31/2014	Tony Roma's	7,200	5%	6/30/2007
43	52860	1/31/2017	TJ Maxx	30,000	19%	10/31/2011	Michaels	23,676	15%	11/30/2011
44	5327	8/31/2016	AJ Wright	27,968	13%	9/30/2012	Marshalls	27,000	12%	1/31/2007
45	56679	12/1/2026	Parkway Wine & Spirits	5,600	6%	2/13/2012	Lady America Fitness	5,436	6%	10/27/2009
46	56247	1/31/2005	TJ Maxx	27,983	21%	8/31/2010	Old Navy	25,000	19%	1/31/2006
47	57106	6/30/2020	Leslie's Pools	6,000	7%	12/31/2005	Blockbuster Video	5,750	7%	5/31/2006
48	56980	11/30/2006	Cycle & Fitness	10,220	13%	12/31/2004	Dollar Star, Inc	6,600	8%	7/31/2007
49	6211	9/30/2012	Party City	12,070	21%	10/31/2012	Carter's	4,000	7%	11/30/2007
50	56740	3/31/2017	Hollywood Video	7,500	8%	10/27/2006	Wendy's	3,090	3%	12/31/2008
51	57039	1/31/2007	Dollar Tree Stores, Inc	8,089	14%	3/31/2005	The Salvation Army	6,463	12%	12/31/2006
52	5073	12/31/2021	Dollar Tree #2182	7,789	11%	6/30/2007	Blockbuster #39550	4,500	6%	4/30/2007
53	56989	5/30/2025
54	57321	3/31/2063
55	57059	7/1/2008	Casual Corner	6,000	13%	5/1/2008	Pfaltzgraff	4,800	11%	6/1/2004
56	57122	10/31/2012	Dollar Tree	5,000	7%	1/8/2008	McDonald's (Ground Lease)	5,000	7%	10/21/2007
57	57259	12/31/2008	Rekon Technologies	2,787	13%	5/31/2006	Illumination	2,543	12%	2/28/2009
58	57152	11/30/2012	Hollywood Video	6,000	9%	3/31/2007	Red Plum Buffet	3,100	5%	3/31/2005
59	57155	10/1/2005	Walgreens	13,000	12%	9/1/2025	Blockbuster Video	7,500	7%	6/1/2007
60	56938	9/30/2007	Cato Corp	4,160	9%	1/31/2007	San Felippe Inc. / Monterrey 42	4,000	9%	9/30/2007
61	57324	3/31/2063
62	57417	1/31/2023
63	57323	10/31/2022
64	56937	10/31/2006	Dollar Zone	6,000	13%	10/31/2006	Great Chinese Buffet	6,000	13%	9/30/2007
65	57260	5/31/2028
66	57336	6/30/2022
67	57419	1/31/2026

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Se-	Loan							Zip
quence	Number	Property Name	Loan Group	Property Address	County	City	State	Code
68	57154	CompUSA Retail Center	1	12125 and 12131 Jefferson Avenue	Newport News City	Newport News	VA	23602
69	56966	Wharton Square Plaza	1	1937-2101 Wharton Street	Allegheny	Pittsburgh	PA	15203
70	56959	Walgreens - Memphis (Summer & Perkins)	1	4625 Summer Avenue	Shelby	Memphis	TN	38122
71	57320	911 North Buffalo Building	1	911 North Buffalo	Clark	Las Vegas	NV	89128
72	57361	Walgreens - Austin, TX	1	3921 Parmer Lane	Travis	Austin	TX	78727
73	6164	Memorial Plaza	1	3226 - 3518 Kohler Memorial Drive	Sheboygan	Sheboygan	WI	53081
74	2510	Mountain Meadows Plaza	1	4213-4271 Tierra Rejada Road	Ventura	Moorpark	CA	93021
75	6146	Millcreek SC-DE Portfolio	1	4509-4577 Kirkwood Highway, 2367-2371 Limestone Road	New Castle	Wilmington	DE	19808
76	2221	Building 9 - Crossroads	1	2338-2356 South Bradley Road	Santa Barbara	Santa Maria	CA	93455
77	56953	North Ridge Market Place	1	135 Market Place Drive	Aiken	North Augusta	SC	29860
78	57395	Barnes & Noble	1	7900 Mentor Avenue	Lake	Mentor	OH	44060
79	57203	Horizon Place Shopping Center	1	205, 209, 213 South Stephanie Street	Clark	Henderson	NV	89012
80	56988	Centura Emporium	1	1351 East Kearns Boulevard	Summit	Park City	UT	84060
81	57150	Village Corners II Shopping Center	1	4679 Highway 121	Denton	The Colony	TX	75056
82	6537	Golden Ring Centre	1	6417, 6419, 6421 Petrie Way	Baltimore	Rosedale	MD	21237
83	6387	Kirkland Square	1	255 Central Way	King	Kirkland	WA	98033
84	57322	Walgreens - Dover, Toms River, NJ	1	2479 Church Road	Ocean	Toms River	NJ	08753
85	6948	Winn Dixie Jacksonville	1	815 Pelham Road South	Calhoun	Jacksonville	AL	36265
86	6275	Shops at Limestone-DE Portfolio	1	5325-5349 Limestone Road	New Castle	Wilmington	DE	19808
87	6277	Rockford Shops-DE Portfolio	1	1400-1420 North DuPont Street	New Castle	Wilmington	DE	19806
88.1	57365	Hines-Sumitomo Life Office Portfolio - 425 Lexington Avenue	1	425 Lexington Avenue	New York	New York	NY	10017
88.2	57365	Hines-Sumitomo Life Office Portfolio - 499 Park Avenue	1	499 Park Avenue	New York	New York	NY	10022
88.3	57365	Hines-Sumitomo Life Office Portfolio - 1200 19th Street	1	1200 19th Street, N.W	District of Columbia	Washington	DC	20036
88	57365	Hines-Sumitomo Life Office Portfolio (Roll-Up)	1	Various	Various	Various	Various	Various
89	57442	1328 Broadway	1	1328 Broadway	New York	New York	NY	10001
90	57327	The Colonnade Office Building	1	2333 Ponce de Leon Boulevard	Miami-Dade	Coral Gables	FL	33134
91	57296	4501 North Fairfax Office Building	1	4501 North Fairfax Drive	Arlington	Arlington	VA	22203
92	57189	KPMG Centre	1	717 North Harwood Street	Dallas	Dallas	TX	75201
93	57384	477 Madison Avenue	1	477 Madison Avenue	New York	New York	NY	10022
94	57379	The Brill Building	1	1619 Broadway	New York	New York	NY	10019
95	57229	48 West 48th Street	1	48 West 48th Street	New York	New York	NY	10036
96	57398	1101 Connecticut Avenue	1	1101 Connecticut Avenue	District of Columbia	Washington	DC	20036
97	57366	International Floral Design Center	1	2100 Stemmons Freeway	Dallas	Dallas	TX	75207
98	57135	29 East Madison Street - The Heyworth Building	1	29 East Madison Street	Cook	Chicago	IL	60602
99	57136	Coney Island Avenue Office	1	1090, 1100 and 1122 Coney Island Avenue	Kings	Brooklyn	NY	11230
100	56526	Coral Springs Trade Center	1	2800-2920 University Drive	Broward	Coral Springs	FL	33065
101	57232	Prosperity Medical Park - Building A	1	8505 Arlington Boulevard	Fairfax	Fairfax	VA	22031
102	57439	Trinity Centre IV	1	5875 Trinity Parkway	Fairfax	Centreville	VA	20120
103	57363	Escondido Medical Arts Center	1	225 East Second Avenue	San Diego	Escondido	CA	92025
104	53149	130 So. Jefferson Street	1	130 South Jefferson Street	Cook	Chicago	IL	60661
105	57093	Merrill Lynch Building	1	3775 Via Nona Marie	Monterey	Carmel	CA	93923
106	56327	Rancho Temecula Center	1	27713-25 Jefferson Avenue	Riverside	Temecula	CA	92590
107	6352	Fifth Avenue Office	1	3500 Fifth Avenue	San Diego	San Diego	CA	92103
108	6286	Northbrook Office Court	1	666 Dundee Road	Cook	Northbrook	IL	60062
109	57435	Mountain Center	1	33 Sicomac Road	Passaic	North Haledon	NJ	07508
110	6010	Harbor Place Professional Center	1	1107 West Marion Avenue	Charlotte	Punta Gorda	FL	33950
111	57430	Nestle Distribution Center - DeKalb, IL	1	800 Nestle Court	De Kalb	Dekalb	IL	60115
112	57428	Nestle Distribution Center - McDonough, GA	1	1 Nestle Court	Henry	McDonough	GA	30253
113	57208	Jones Apparel Group Distribution Warehouse	1	170 Butts Street	Mecklenburg	South Hill	VA	23970
114	57362	FedEx Freight Service Facility	1	3255-3425 Victor Street	Santa Clara	Santa Clara	CA	95054
115	57277	McGraw-Hill Distribution Building	1	7500 Chavenelle Drive	Dubuque	Dubuque	IA	52002
116	6015	Snap On Tools Building	1	4660 Diplomacy Road	Tarrant	Forth Worth	TX	76155
117	57312	Sterling Estates Manufactured Home Community	2	9300 West 79th Street	Cook	Justice	IL	60458
118	57455	Skyline Village Manufactured Home Community	1	7510 Concord Blvd	Dakota	Inver Grove Heights	MN	55076
119	57310	Gem Suburban MHP	1	4650 South Main Street	Winnebago	Rockford	IL	61102
120	57456	Madison Heights Estates Manufactured Home Community	2	26131 Dequindre Road	Oakland	Madison Heights	MI	48071
121	6349	Buckhead Farm MHC	2	2890 Hacienda Drive	Cumberland	Fayetteville	NC	28306
122	6365	Meadows MHC	1	1563 Lansing Road	Eaton	Charlotte	MI	48813
123	6642	Rustic Pines	1	17748 Rock Creek Road	Geauga	Thompson	OH	44086
124	6223	Ashbury Ridge MHC	1	47 Ashbury Ridge Drive	Morgan	Mooresville	IN	46158
125	6630	Victoria Village MHC	2	101 A Street	Contra Costa	Concord	CA	94520
126	6814	Palm Gardens MHC	1	3401 West Business Highway 83	Cameron	Harlingen	TX	78552
127	57258	StorageMart Facility #1510	1	115 Park Avenue	Eagle	Basalt	CO	81621
128	57251	StorageMart Facility #506	1	6401 Third Street, Stock Island	Monroe	Stock Island	FL	33040
129	57253	StorageMart Facility #711	1	3985 Atlanta Highway	Clarke	Bogart	GA	30622
130	57252	StorageMart Facility #516	1	1200 US Highway 1	Monroe	Big Coppitt Key	FL	33040
131	57254	StorageMart Facility #715	1	1891 N. Columbia Street	Baldwin	Milledgeville	GA	31061
132	57255	StorageMart Facility #1202	1	1515 Church Street	Calcasieu Parish	Lake Charles	LA	70601
		Sub-Total Crossed Loans
133	57245	StorageMart Facility #105	1	2407 Rangeline Street	Boone	Columbia	MO	65202
134	57249	StorageMart Facility #112	1	4000 S. Providence Road	Boone	Columbia	MO	65203
135	57257	StorageMart Facility #1302	1	750 Winchester Road	Fayette	Lexington	KY	40505

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

				Cut-off	Maturity			Admini-	Sub-
Se-	Loan	Property	Original	Date	Date	Loan	Mortgage	strative	Servicing
quence	Number	Type	Balance	Balance	Balance	Type	Rate	Fee Rate(i)	Fee Rate
68	57154	Retail	4,000,000	4,000,000	4,000,000	Interest Only	4.410%	0.121%	0.100%
69	56966	Retail	3,800,000	3,777,257	3,196,107	Balloon	5.650%	0.121%	0.100%
70	56959	Retail	3,350,000	3,333,964	2,826,796	Balloon	5.750%	0.121%	0.100%
71	57320	Retail	3,300,000	3,281,125	2,542,552	Balloon	5.750%	0.121%	0.100%
72	57361	Retail	3,300,000	3,268,594	368,435	Balloon	5.500%	0.121%	0.100%
73	6164	Retail	3,225,000	3,206,441	2,481,714	Balloon	5.714%	0.111%	0.090%
74	2510	Retail	3,200,000	3,164,820	2,864,343	Balloon	7.970%	0.071%	0.050%
75	6146	Retail	3,000,000	2,991,243	2,299,497	Balloon	5.600%	0.071%	0.050%
76	2221	Retail	3,004,000	2,972,301	2,552,454	Balloon	6.000%	0.071%	0.050%
77	56953	Retail	3,000,000	2,966,292	1,935,273	Balloon	5.420%	0.121%	0.100%
78	57395	Retail	2,802,000	2,797,450	2,416,697	Balloon	6.520%	0.121%	0.100%
79	57203	Retail	2,800,000	2,786,476	2,359,854	Balloon	5.710%	0.121%	0.100%
80	56988	Retail	2,550,000	2,534,593	2,320,305	Balloon	6.250%	0.091%	0.070%
81	57150	Retail	2,525,000	2,514,021	2,157,096	Balloon	6.170%	0.121%	0.100%
82	6537	Retail	2,500,000	2,492,908	1,927,313	Balloon	5.768%	0.061%	0.040%
83	6387	Retail	2,200,000	2,185,594	19,139	Fully Am	6.471%	0.071%	0.050%
84	57322	Retail	1,950,000	1,942,257	1,640,076	Balloon	5.650%	0.121%	0.100%
85	6948	Retail	1,925,000	1,920,963	1,282,201	Balloon	6.265%	0.121%	0.100%
86	6275	Retail	1,500,000	1,495,621	1,149,748	Balloon	5.600%	0.071%	0.050%
87	6277	Retail	1,100,000	1,096,789	843,149	Balloon	5.600%	0.071%	0.050%
88.1	57365	Office	98,415,722	98,415,722	98,415,722
88.2	57365	Office	42,273,621	42,273,621	42,273,621
88.3	57365	Office	19,310,658	19,310,658	19,310,658
88	57365	Office	160,000,000	160,000,000	160,000,000	Interest Only	4.775%	0.034%	0.013%
89	57442	Office	98,800,000	98,800,000	86,300,418	IO, Balloon	5.657%	0.071%	0.050%
90	57327	Office	38,000,000	38,000,000	33,721,555	IO, Balloon	5.530%	0.121%	0.100%
91	57296	Office	37,500,000	37,456,745	33,528,112	IO, Balloon	5.220%	0.121%	0.100%
92	57189	Office	35,000,000	34,812,545	31,931,176	Balloon	4.200%	0.071%	0.050%
93	57384	Office	30,000,000	29,931,941	24,722,984	Balloon	5.000%	0.121%	0.100%
94	57379	Office	28,000,000	28,000,000	25,315,849	IO, Balloon	4.900%	0.121%	0.100%
95	57229	Office	27,500,000	27,388,902	23,073,087	Balloon	5.570%	0.121%	0.100%
96	57398	Office	23,000,000	23,000,000	21,523,268	Hyper AM	4.630%	0.121%	0.100%
97	57366	Office	17,000,000	16,966,545	12,541,896	Balloon	5.450%	0.121%	0.100%
98	57135	Office	15,000,000	14,826,699	9,592,304	Balloon	5.200%	0.121%	0.100%
99	57136	Office	14,500,000	14,398,295	9,213,083	Balloon	5.040%	0.121%	0.100%
100	56526	Office	14,500,000	14,382,606	12,246,589	Balloon	5.800%	0.121%	0.100%
101	57232	Office	13,760,000	13,687,882	11,465,859	Balloon	5.340%	0.121%	0.100%
102	57439	Office	13,700,000	13,657,242	11,404,924	Balloon	5.310%	0.121%	0.100%
103	57363	Office	7,800,000	7,783,737	6,510,068	Balloon	5.400%	0.081%	0.060%
104	53149	Office	5,775,000	5,737,631	4,903,819	Balloon	5.950%	0.121%	0.100%
105	57093	Office	5,500,000	5,467,082	4,625,944	Balloon	5.650%	0.121%	0.100%
106	56327	Office	4,925,334	4,882,790	4,457,277	Balloon	6.000%	0.121%	0.100%
107	6352	Office	3,000,000	2,997,093	2,559,686	Balloon	6.141%	0.071%	0.050%
108	6286	Office	3,000,000	2,990,867	2,279,558	Balloon	5.350%	0.071%	0.050%
109	57435	Office	2,555,000	2,552,650	2,196,670	Balloon	6.410%	0.121%	0.100%
110	6010	Office	2,300,000	2,291,268	1,946,367	Balloon	5.855%	0.121%	0.100%
111	57430	Industrial	39,604,000	39,604,000	31,354,300	Balloon	5.940%	0.121%	0.100%
112	57428	Industrial	24,800,000	24,800,000	21,839,795	Balloon	5.940%	0.121%	0.100%
113	57208	Industrial	22,000,000	21,900,735	18,707,559	Hyper AM	6.010%	0.121%	0.100%
114	57362	Industrial	16,500,000	16,450,087	13,795,976	Balloon	5.450%	0.121%	0.100%
115	57277	Industrial	7,400,000	7,375,694	6,587,597	Balloon	4.890%	0.121%	0.100%
116	6015	Industrial	3,640,000	3,623,470	2,890,962	Balloon	5.300%	0.071%	0.050%
117	57312	Manufactured Housing Community	40,500,000	40,500,000	36,265,672	IO, Balloon	4.950%	0.121%	0.100%
118	57455	Manufactured Housing Community	16,082,000	16,082,000	14,189,132	IO, Balloon	5.730%	0.121%	0.100%
119	57310	Manufactured Housing Community	14,000,000	14,000,000	11,983,047	IO, Balloon	5.410%	0.121%	0.100%
120	57456	Manufactured Housing Community	10,154,000	10,154,000	8,958,864	IO, Balloon	5.730%	0.121%	0.100%
121	6349	Manufactured Housing Community	4,025,000	4,025,000	3,416,013	Balloon	5.949%	0.061%	0.040%
122	6365	Manufactured Housing Community	2,600,000	2,589,676	2,186,769	Balloon	5.650%	0.081%	0.060%
123	6642	Manufactured Housing Community	2,510,000	2,510,000	2,130,233	Balloon	5.949%	0.061%	0.040%
124	6223	Manufactured Housing Community	2,500,000	2,492,775	2,103,279	Balloon	5.652%	0.121%	0.100%
125	6630	Manufactured Housing Community	2,100,000	2,095,431	1,741,738	Balloon	5.200%	0.121%	0.100%
126	6814	Manufactured Housing Community	2,000,000	1,997,623	1,651,156	Balloon	5.058%	0.101%	0.080%
127	57258	Self Storage	4,313,000	4,285,594	3,854,233	Balloon	5.120%	0.121%	0.100%
128	57251	Self Storage	2,750,000	2,732,526	2,457,487	Balloon	5.120%	0.121%	0.100%
129	57253	Self Storage	1,820,000	1,808,435	1,626,409	Balloon	5.120%	0.121%	0.100%
130	57252	Self Storage	1,570,000	1,560,024	1,403,002	Balloon	5.120%	0.121%	0.100%
131	57254	Self Storage	1,295,000	1,286,771	1,157,253	Balloon	5.120%	0.121%	0.100%
132	57255	Self Storage	1,237,000	1,229,140	1,105,422	Balloon	5.120%	0.121%	0.100%

			12,985,000	12,902,491	11,603,805
133	57245	Self Storage	3,310,000	3,289,071	2,959,378	Balloon	5.150%	0.121%	0.100%
134	57249	Self Storage	2,310,000	2,295,394	2,065,306	Balloon	5.150%	0.121%	0.100%
135	57257	Self Storage	1,810,000	1,798,555	1,618,270	Balloon	5.150%	0.121%	0.100%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

							Original	Original			Remaining
		Net		First	Interest		Term to	Amortization	Interest		Term to
Se-	Loan	Mortgage	Note	Payment	Accrual	Monthly	Maturity	Term	Only	Seasoning	Maturity
quence	Number	Rate	Date	Date	Method	Payment	(months)	(months) (ii)	Period	(months)	(months)
68	57154	4.289%	3/31/2003	5/1/2003	ACT/360		84		84	6	78
69	56966	5.529%	3/10/2003	5/1/2003	ACT/360	21,935	120	360		6	114
70	56959	5.629%	4/2/2003	6/1/2003	ACT/360	19,550	120	360		5	115
71	57320	5.629%	5/30/2003	7/1/2003	ACT/360	20,761	120	300		4	116
72	57361	5.379%	6/4/2003	8/1/2003	ACT/360	25,882	180	192		3	177
73	6164	5.603%	5/15/2003	7/1/2003	ACT/360	20,219	120	300		4	116
74	2510	7.899%	3/22/2002	5/1/2002	ACT/360	23,414	120	360		18	102
75	6146	5.529%	7/17/2003	9/1/2003	ACT/360	18,602	120	300		2	118
76	2221	5.929%	10/1/2002	12/1/2002	ACT/360	18,011	120	360		11	109
77	56953	5.299%	4/7/2003	6/1/2003	ACT/360	20,501	120	240		5	115
78	57395	6.399%	7/31/2003	9/1/2003	ACT/360	17,747	120	360		2	118
79	57203	5.589%	4/29/2003	6/1/2003	ACT/360	16,269	120	360		5	115
80	56988	6.159%	2/26/2003	4/1/2003	ACT/360	15,701	84	360		7	77
81	57150	6.049%	4/23/2003	6/1/2003	ACT/360	15,416	120	360		5	115
82	6537	5.707%	7/16/2003	9/1/2003	ACT/360	15,755	120	300		2	118
83	6387	6.400%	7/29/2003	9/1/2003	ACT/360	19,245	180	180		2	178
84	57322	5.529%	5/30/2003	7/1/2003	ACT/360	11,256	120	360		4	116
85	6948	6.144%	8/7/2003	10/1/2003	ACT/360	14,087	120	240		1	119
86	6275	5.529%	7/17/2003	9/1/2003	ACT/360	9,301	120	300		2	118
87	6277	5.529%	7/17/2003	9/1/2003	ACT/360	6,821	120	300		2	118
88.1	57365
88.2	57365
88.3	57365
88	57365	4.741%	8/19/2003	10/1/2003	30/360		120		120	1	119
89	57442	5.585%	9/15/2003	11/1/2003	ACT/360	570,717	120	360	12		120
90	57327	5.409%	5/1/2003	6/1/2003	ACT/360	216,476	120	360	30	5	115
91	57296	5.099%	5/21/2003	7/1/2003	ACT/360	206,380	120	360	39	4	116
92	57189	4.129%	5/22/2003	7/1/2003	ACT/360	171,156	60	360		4	56
93	57384	4.879%	8/1/2003	9/1/2003	ACT/360	161,046	120	360		2	118
94	57379	4.779%	7/7/2003	9/1/2003	ACT/360	148,603	120	360	48	2	118
95	57229	5.449%	5/1/2003	7/1/2003	ACT/360	157,352	120	360		4	116
96	57398	4.509%	6/30/2003	8/1/2003	ACT/360	129,545	60	300	24	3	57
97	57366	5.329%	8/8/2003	10/1/2003	ACT/360	110,664	108	264		1	107
98	57135	5.079%	4/25/2003	6/1/2003	ACT/360	100,658	120	240		5	115
99	57136	4.919%	6/26/2003	8/1/2003	ACT/360	96,014	120	240		3	117
100	56526	5.679%	1/27/2003	3/1/2003	ACT/360	85,079	120	360		8	112
101	57232	5.219%	5/1/2003	6/1/2003	ACT/360	76,752	120	360		5	115
102	57439	5.189%	7/1/2003	8/1/2003	ACT/360	76,162	120	360		3	117
103	57363	5.319%	7/9/2003	9/1/2003	ACT/360	43,799	120	360		2	118
104	53149	5.829%	2/24/2003	4/1/2003	ACT/360	34,439	120	360		7	113
105	57093	5.529%	3/24/2003	5/1/2003	ACT/360	31,748	120	360		6	114
106	56327	5.879%	12/16/2002	2/1/2003	ACT/360	29,530	84	360		9	75
107	6352	6.070%	8/28/2003	10/1/2003	ACT/360	18,259	120	360		1	119
108	6286	5.279%	7/8/2003	9/1/2003	ACT/360	18,155	120	300		2	118
109	57435	6.289%	8/27/2003	10/1/2003	ACT/360	15,998	120	360		1	119
110	6010	5.734%	5/22/2003	7/1/2003	ACT/360	13,576	120	360		4	116
111	57430	5.819%	9/23/2003	11/1/2003	ACT/360	263,472	100	276			100
112	57428	5.819%	9/23/2003	11/1/2003	ACT/360	147,733	100	360			100
113	57208	5.889%	4/4/2003	6/1/2003	ACT/360	132,043	120	360		5	115
114	57362	5.329%	6/9/2003	8/1/2003	ACT/360	93,168	120	360		3	117
115	57277	4.769%	7/15/2003	9/1/2003	ACT/360	42,787	60	300		2	58
116	6015	5.229%	6/14/2003	8/1/2003	ACT/360	21,920	106	300		3	103
117	57312	4.829%	4/29/2003	6/1/2003	ACT/360	216,177	84	360	6	5	79
118	57455	5.609%	8/1/2003	9/1/2003	ACT/360	93,646	144	360	48	2	142
119	57310	5.289%	4/29/2003	6/1/2003	ACT/360	78,702	132	360	24	5	127
120	57456	5.609%	8/1/2003	9/1/2003	ACT/360	59,127	144	360	48	2	142
121	6349	5.888%	9/2/2003	11/1/2003	ACT/360	24,000	120	360			120
122	6365	5.569%	5/22/2003	7/1/2003	ACT/360	15,008	120	360		4	116
123	6642	5.888%	9/2/2003	11/1/2003	ACT/360	14,967	120	360			120
124	6223	5.531%	6/6/2003	8/1/2003	ACT/360	14,434	120	360		3	117
125	6630	5.079%	7/25/2003	9/1/2003	ACT/360	11,531	120	360		2	118
126	6814	4.957%	8/12/2003	10/1/2003	ACT/360	10,807	120	360		1	119
127	57258	4.999%	5/16/2003	7/1/2003	ACT/360	25,516	60	300		4	56
128	57251	4.999%	5/16/2003	7/1/2003	ACT/360	16,269	60	300		4	56
129	57253	4.999%	5/16/2003	7/1/2003	ACT/360	10,767	60	300		4	56
130	57252	4.999%	5/16/2003	7/1/2003	ACT/360	9,288	60	300		4	56
131	57254	4.999%	5/16/2003	7/1/2003	ACT/360	7,661	60	300		4	56
132	57255	4.999%	5/16/2003	7/1/2003	ACT/360	7,318	60	300		4	56
133	57245	5.029%	5/16/2003	7/1/2003	ACT/360	19,640	60	300		4	56
134	57249	5.029%	5/16/2003	7/1/2003	ACT/360	13,707	60	300		4	56
135	57257	5.029%	5/16/2003	7/1/2003	ACT/360	10,740	60	300		4	56

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

Se-	Loan	Maturity	Cross-Collateralized	Related	Lockout
quence	Number	Date	Loans	Loans	Expiration	Prepayment Penalty Description (months)	Yield Maintenance Type
68	57154	4/1/2010	No	Yes(BACM 03-2-E)	4/1/2006	LO(36)/GRTR1%PPMTorYM(45)/OPEN(3)	Int Diff (BEY) - B
69	56966	4/1/2013	No	No	2/1/2013	LO(118)/OPEN(2)/DEFEASANCE
70	56959	5/1/2013	No	No	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
71	57320	6/1/2013	No	No	4/1/2013	LO(118)/OPEN(2)/DEFEASANCE
72	57361	7/1/2018	No	No	5/1/2018	LO(178)/OPEN(2)/DEFEASANCE
73	6164	6/1/2013	No	No	2/28/2013	LO(116)/OPEN(4)/DEFEASANCE
74	2510	4/1/2012	No	No	12/31/2011	LO(116)/OPEN(4)/DEFEASANCE
75	6146	8/1/2013	No	Yes(BACM 03-2-R)	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
76	2221	11/1/2012	No	No	6/30/2012	LO(115)/OPEN(5)/DEFEASANCE
77	56953	5/1/2013	No	No	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
78	57395	8/1/2013	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
79	57203	5/1/2013	No	No	2/1/2013	LO(117)/OPEN(3)/DEFEASANCE
80	56988	3/1/2010	No	No	1/1/2010	LO(82)/OPEN(2)/DEFEASANCE
81	57150	5/1/2013	No	No	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
82	6537	8/1/2013	No	Yes(BACM 03-2-Q)	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
83	6387	8/1/2018	No	No	7/31/2007	LO(47)/GRTR1%PPMTorYM(129)/OPEN(4)	NPV (BEY)
84	57322	6/1/2013	No	Yes(BACM 03-2-H)	3/1/2013	LO(117)/OPEN(3)/DEFEASANCE
85	6948	9/1/2013	No	No	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
86	6275	8/1/2013	No	Yes(BACM 03-2-R)	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
87	6277	8/1/2013	No	Yes(BACM 03-2-R)	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
88.1	57365
88.2	57365
88.3	57365
88	57365	9/1/2013	No	No	9/1/2005	LO(24)/GRTR1%PPMTorYM(95)/OPEN(1)	Int Diff (BEY) - B
89	57442	10/1/2013	No	No	7/1/2013	LO(117)/OPEN(3)/DEFEASANCE
90	57327	5/1/2013	No	No	2/1/2013	LO(117)/OPEN(3)/DEFEASANCE
91	57296	6/1/2013	No	No	3/1/2013	LO(117)/OPEN(3)/DEFEASANCE
92	57189	6/1/2008	No	No	3/1/2008	LO(57)/OPEN(3)/DEFEASANCE
93	57384	8/1/2013	No	No	5/1/2013	LO(117)/OPEN(3)/DEFEASANCE
94	57379	8/1/2013	No	Yes(BACM 03-2-F)	5/1/2013	LO(117)/OPEN(3)/DEFEASANCE
95	57229	6/1/2013	No	No	4/1/2013	LO(118)/OPEN(2)/DEFEASANCE
96	57398	7/1/2008	No	No	4/1/2008	LO(57)/OPEN(3)/DEFEASANCE
97	57366	9/1/2012	No	No	8/31/2006	LO(35)/GRTR1%PPMTorYM(69)/OPEN(4)	Int Diff (BEY) - B
98	57135	5/1/2013	No	No	3/1/2013	LO(118)/OPEN(2)/DEFEASANCE
99	57136	7/1/2013	No	No	5/1/2013	LO(118)/OPEN(2)/DEFEASANCE
100	56526	2/1/2013	No	No	11/1/2012	LO(117)/OPEN(3)/DEFEASANCE
101	57232	5/1/2013	No	No	10/1/2012	LO(113)/OPEN(7)/DEFEASANCE
102	57439	7/1/2013	No	No	4/1/2013	LO(117)/OPEN(3)/DEFEASANCE
103	57363	8/1/2013	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
104	53149	3/1/2013	No	No	1/1/2013	LO(118)/OPEN(2)/DEFEASANCE
105	57093	4/1/2013	No	Yes(BACM 03-2-L)	2/1/2013	LO(118)/OPEN(2)/DEFEASANCE
106	56327	1/1/2010	No	No	10/1/2009	LO(81)/OPEN(3)/DEFEASANCE
107	6352	9/1/2013	No	No	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
108	6286	8/1/2013	No	No	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
109	57435	9/1/2013	No	No	7/1/2013	LO(118)/OPEN(2)/DEFEASANCE
110	6010	6/1/2013	No	No	2/28/2013	LO(116)/OPEN(4)/DEFEASANCE
111	57430	2/1/2012	No	Yes(BACM 03-2-P)	8/1/2011	LO(94)/OPEN(6)/DEFEASANCE
112	57428	2/1/2012	No	Yes(BACM 03-2-P)	8/1/2011	LO(94)/OPEN(6)/DEFEASANCE
113	57208	5/1/2013	No	No	2/1/2013	LO(117)/OPEN(3)/DEFEASANCE
114	57362	7/1/2013	No	No	5/1/2013	LO(118)/OPEN(2)/DEFEASANCE
115	57277	8/1/2008	No	No	5/1/2008	LO(57)/OPEN(3)/DEFEASANCE
116	6015	5/1/2012	No	No	1/31/2012	LO(102)/OPEN(4)/DEFEASANCE
117	57312	5/1/2010	No	Yes(BACM 03-2-C)	11/1/2009	LO(78)/OPEN(6)/DEFEASANCE
118	57455	8/1/2015	No	Yes(BACM 03-2-C)	8/1/2014	LO(132)/OPEN(12)/DEFEASANCE
119	57310	5/1/2014	No	Yes(BACM 03-2-C)	5/1/2013	LO(120)/OPEN(12)/DEFEASANCE
120	57456	8/1/2015	No	Yes(BACM 03-2-C)	8/1/2014	LO(132)/OPEN(12)/DEFEASANCE
121	6349	10/1/2013	No	Yes(BACM 03-2-S)	6/30/2013	LO(116)/OPEN(4)/DEFEASANCE
122	6365	6/1/2013	No	No	2/28/2013	LO(116)/OPEN(4)/DEFEASANCE
123	6642	10/1/2013	No	Yes(BACM 03-2-S)	6/30/2013	LO(116)/OPEN(4)/DEFEASANCE
124	6223	7/1/2013	No	Yes(BACM 03-2-T)	3/31/2013	LO(116)/OPEN(4)/DEFEASANCE
125	6630	8/1/2013	No	No	4/30/2013	LO(116)/OPEN(4)/DEFEASANCE
126	6814	9/1/2013	No	Yes(BACM 03-2-T)	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
127	57258	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
128	57251	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
129	57253	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
130	57252	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
131	57254	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
132	57255	6/1/2008	Yes(BACM 03-2-B)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
133	57245	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
134	57249	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
135	57257	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

										Loan
							Total			Balance
					Cut-off		Units/	Units/		Per
Se-	Loan		Appraisal	Appraisal	Date LTV	Year Built/	SF/	SF/	Net Rentable	Unit/SF/	Occupancy
quence	Number	Property Name	Value	Date	Ratio	Renovated	Pads	Pads	Area (SF)	Pad	Percent
68	57154	CompUSA Retail Center	7,300,000	3/4/2003	55%	1999	47,341	SF	47,341	84	100.0%
69	56966	Wharton Square Plaza	5,800,000	11/23/2002	65%	1984	59,900	SF	59,900	63	99.7%
70	56959	Walgreens - Memphis (Summer & Perkins)	4,150,000	11/12/2002	80%	2002	16,060	SF	16,060	208	100.0%
71	57320	911 North Buffalo Building	4,500,000	4/9/2003	73%	1996	25,679	SF	25,679	128	91.5%
72	57361	Walgreens - Austin, TX	4,770,000	5/10/2003	69%	2002	14,490	SF	14,490	226	100.0%
73	6164	Memorial Plaza	4,350,000	3/31/2003	74%	1966	80,760	SF	80,760	40	97.6%
74	2510	Mountain Meadows Plaza	4,300,000	2/6/2002	74%	1997/2001	18,000	SF	18,000	176	100.0%
75	6146	Millcreek SC-DE Portfolio	9,250,000	4/17/2003	32%	1959/1997	47,807	SF	47,807	63	100.0%
76	2221	Building 9 - Crossroads	4,700,000	8/29/2002	63%	2001	30,000	SF	30,000	99	80.0%
77	56953	North Ridge Market Place	4,350,000	12/2/2002	68%	1995	57,425	SF	57,425	52	97.4%
78	57395	Barnes & Noble	4,100,000	5/26/2003	68%	2002	23,300	SF	23,300	120	100.0%
79	57203	Horizon Place Shopping Center	4,030,000	4/7/2003	69%	2002	9,723	SF	9,723	287	100.0%
80	56988	Centura Emporium	3,440,000	1/13/2003	74%	1981/2001	19,897	SF	19,897	127	100.0%
81	57150	Village Corners II Shopping Center	3,450,000	4/1/2003	73%	2002	19,600	SF	19,600	128	100.0%
82	6537	Golden Ring Centre	3,700,000	7/16/2003	67%	2002	9,038	SF	9,038	276	100.0%
83	6387	Kirkland Square	6,130,000	1/23/2003	36%	1989	25,585	SF	25,585	85	84.3%
84	57322	Walgreens - Dover, Toms River, NJ	3,200,000	3/19/2003	61%	2002	15,120	SF	15,120	128	100.0%
85	6948	Winn Dixie Jacksonville	2,800,000	7/8/2003	69%	1993	44,984	SF	44,984	43	100.0%
86	6275	Shops at Limestone-DE Portfolio	5,100,000	4/17/2003	29%	1989	34,710	SF	34,710	43	100.0%
87	6277	Rockford Shops-DE Portfolio	3,650,000	4/17/2003	30%	1960/2000	18,544	SF	18,544	59	100.0%
88.1	57365	Hines-Sumitomo Life Office Portfolio - 425 Lexington Avenue	357,000,000	5/28/2003		1987	675,678	SF	675,678		99.8%
88.2	57365	Hines-Sumitomo Life Office Portfolio - 499 Park Avenue	157,100,000	5/28/2003		1981	280,404	SF	280,404		96.2%
88.3	57365	Hines-Sumitomo Life Office Portfolio - 1200 19th Street	69,700,000	5/27/2003		1964/1987	231,641	SF	231,641		99.6%
88	57365	Hines-Sumitomo Life Office Portfolio (Roll-Up)	583,800,000	Various	45%	Various	1,187,723	SF	1,187,723	223	98.9%
89	57442	1328 Broadway	200,000,000	8/12/2003	49%	1909/2001	351,750	SF	351,750	281	98.9%
90	57327	The Colonnade Office Building	53,500,000	4/10/2003	71%	1926/1989	208,039	SF	208,039	183	89.8%
91	57296	4501 North Fairfax Office Building	62,100,000	9/1/2003	60%	2002	191,967	SF	191,967	195	98.2%
92	57189	KPMG Centre	67,400,000	3/31/2003	52%	1980/2001	827,704	SF	827,704	42	83.6%
93	57384	477 Madison Avenue	56,300,000	5/21/2003	53%	1954	267,548	SF	267,548	112	85.2%
94	57379	The Brill Building	46,000,000	5/22/2003	61%	1931	154,880	SF	154,880	181	95.0%
95	57229	48 West 48th Street	35,500,000	3/19/2003	77%	1926	134,456	SF	134,456	204	98.9%
96	57398	1101 Connecticut Avenue	31,300,000	5/22/2003	73%	1975/1995	179,458	SF	179,458	128	99.5%
97	57366	International Floral Design Center	26,750,000	5/19/2003	63%	1957/1999	306,436	SF	306,436	55	98.6%
98	57135	29 East Madison Street - The Heyworth Building	29,000,000	1/30/2003	51%	1904/2000-2002	237,359	SF	237,359	62	86.5%
99	57136	Coney Island Avenue Office	18,700,000	2/20/2003	77%	1994	109,416	SF	109,416	132	97.5%
100	56526	Coral Springs Trade Center	18,200,000	8/14/2002	79%	1986/2000	112,826	SF	112,826	127	94.7%
101	57232	Prosperity Medical Park - Building A	19,700,000	3/21/2003	69%	2002	74,994	SF	74,994	183	78.9%
102	57439	Trinity Centre IV	18,500,000	6/10/2003	74%	2001	92,193	SF	92,193	148	81.0%
103	57363	Escondido Medical Arts Center	10,500,000	5/4/2003	74%	1993	49,469	SF	49,469	157	97.9%
104	53149	130 So. Jefferson Street	7,500,000	12/11/2002	77%	1883/2001	77,098	SF	77,098	74	92.8%
105	57093	Merrill Lynch Building	9,075,000	1/23/2003	60%	1988/1999	30,159	SF	30,159	181	100.0%
106	56327	Rancho Temecula Center	8,190,000	5/8/2002	60%	1980	70,009	SF	70,009	70	92.7%
107	6352	Fifth Avenue Office	5,150,000	6/30/2003	58%	1963/2001	32,560	SF	32,560	92	96.0%
108	6286	Northbrook Office Court	5,400,000	5/5/2003	55%	1979	54,620	SF	54,620	55	87.0%
109	57435	Mountain Center	3,900,000	6/19/2003	65%	1982/1984	28,017	SF	28,017	91	98.4%
110	6010	Harbor Place Professional Center	3,250,000	4/1/2003	71%	2001	19,600	SF	19,600	117	100.0%
111	57430	Nestle Distribution Center - DeKalb, IL	52,000,000	6/4/2003	76%	1993	865,866	SF	865,866	46	100.0%
112	57428	Nestle Distribution Center - McDonough, GA	31,000,000	6/2/2003	80%	1993	782,565	SF	782,565	32	100.0%
113	57208	Jones Apparel Group Distribution Warehouse	27,600,000	2/3/2003	79%	1998	630,000	SF	630,000	35	100.0%
114	57362	FedEx Freight Service Facility	22,500,000	8/1/2003	73%	1967	120,948	SF	120,948	136	100.0%
115	57277	McGraw-Hill Distribution Building	11,400,000	4/9/2003	65%	2002	330,988	SF	330,988	22	100.0%
116	6015	Snap On Tools Building	5,250,000	6/1/2003	69%	2002	43,200	SF	43,200	84	100.0%
117	57312	Sterling Estates Manufactured Home Community	52,800,000	8/1/2003	77%	1962/1993	806	Pads		50,248	95.6%
118	57455	Skyline Village Manufactured Home Community	20,500,000	6/23/2003	78%	1966/2000	392	Pads		41,026	98.0%
119	57310	Gem Suburban MHP	17,500,000	4/8/2003	80%	1941	384	Pads		36,458	95.6%
120	57456	Madison Heights Estates Manufactured Home Community	13,400,000	6/24/2003	76%	1960/2002	263	Pads		38,608	95.0%
121	6349	Buckhead Farm MHC	5,030,000	6/1/2003	80%	1995	295	Pads		13,644	95.6%
122	6365	Meadows MHC	3,400,000	4/14/2003	76%	1992	128	Pads		20,232	95.3%
123	6642	Rustic Pines	3,200,000	5/12/2003	78%	1957/2003	131	Pads		19,160	97.0%
124	6223	Ashbury Ridge MHC	3,350,000	4/1/2003	74%	1960s/2003	150	Pads		16,619	91.3%
125	6630	Victoria Village MHC	3,010,000	3/24/2003	70%	1963/2002	54	Pads		38,804	100.0%
126	6814	Palm Gardens MHC	2,750,000	6/9/2003	73%	1960/2001	174	Pads		11,481	100.0%
127	57258	StorageMart Facility #1510	5,450,000	3/17/2003	79%	1983/2003	554	Units	73,842	7,736	72.9%
128	57251	StorageMart Facility #506	3,760,000	3/24/2003	73%	1986	288	Units	29,120	9,488	78.5%
129	57253	StorageMart Facility #711	2,750,000	3/19/2003	66%	1987/2002	487	Units	57,630	3,713	65.7%
130	57252	StorageMart Facility #516	2,080,000	3/24/2003	75%	1983	185	Units	15,468	8,433	83.8%
131	57254	StorageMart Facility #715	1,715,000	3/20/2003	75%	1987	386	Units	51,650	3,334	77.5%
132	57255	StorageMart Facility #1202	1,650,000	3/20/2003	74%	1978	392	Units	65,270	3,136	74.7%

		Sub-Total Crossed Loans	17,405,000
133	57245	StorageMart Facility #105	4,410,000	3/24/2003	75%	1974/1991	420	Units	136,560	7,831	65.6%
134	57249	StorageMart Facility #112	3,060,000	3/24/2003	75%	1990/1999	431	Units	64,709	5,326	68.8%
135	57257	StorageMart Facility #1302	2,750,000	3/31/2003	65%	1985/2003	439	Units	55,550	4,097	74.2%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

								U/W
								Replacement
		Occupancy					U/W	Reserves	Most	Most	Most
Se-	Loan	As of	U/W	U/W	U/W	U/W	Replacement	Per Unit/	Recent	Recent	Recent
quence	Number	Date	Revenues	Expenses	Cash Flow	DSCR	Reserves	SF/ Pad	Statement Type	End Date	Revenues
68	57154	6/30/2003	755,869	176,476	543,083	2.26	6,948	0.15	Annualized Most Recent	6/30/2003	875,470
69	56966	6/6/2003	840,370	338,015	438,845	1.67	21,564	0.36	Annualized Most Recent	3/31/2003	903,820
70	56959	5/29/2003	349,103	7,143	341,960	1.46			Annualized Most Recent	3/31/2003	349,104
71	57320	5/1/2003	525,116	143,506	350,616	1.41	5,136	0.20	Annualized Most Recent	3/31/2003	519,392
72	57361	5/5/2003	357,000	7,140	349,135	1.12	725	0.05	Annualized Most Recent	2/28/2003	357,000
73	6164	5/10/2003	557,079	136,535	384,511	1.58	12,114	0.15	Annualized	2/28/2003	594,630
74	2510	6/30/2003	614,425	175,680	414,129	1.47	3,060	0.17	Annualized	6/30/2003	534,382
75	6146	7/16/2003	984,615	172,216	765,501	3.43	11,952	0.25	Annualized	5/31/2003	966,062
76	2221	7/1/2003	443,440	106,088	301,705	1.40	3,300	0.11	Annualized	6/30/2003	457,392
77	56953	8/1/2003	501,760	122,430	339,887	1.38	9,762	0.17	Annualized Most Recent	6/30/2003	537,172
78	57395	7/31/2003	397,487	118,639	266,302	1.25	2,388	0.10
79	57203	2/1/2003	395,555	79,384	305,642	1.57	1,458	0.15	Annualized Most Recent	3/31/2003	430,648
80	56988	5/9/2003	344,594	65,475	268,293	1.42	2,985	0.15	Annualized Most Recent	3/31/2003	386,036
81	57150	6/30/2003	404,783	108,243	267,453	1.45	2,548	0.13	Annualized Most Recent	6/30/2003	192,499
82	6537	7/16/2003	306,792	40,353	261,120	1.38	1,356	0.15	Annualized	2/28/2003	180,108
83	6387	5/14/2003	548,478	161,021	363,975	1.58	6,396	0.25	Annualized	4/30/2003	539,490
84	57322	5/30/2003	205,500	5,622	199,273	1.48	605	0.04
85	6948	7/22/2003	297,190	37,941	234,328	1.39	11,246	0.25
86	6275	7/16/2003	560,904	148,985	378,700	3.39	10,066	0.29	Annualized	5/31/2003	528,792
87	6277	7/16/2003	391,145	96,566	274,589	3.35	4,636	0.25	Annualized	5/31/2003	403,862
88.1	57365	6/1/2003
88.2	57365	4/30/2003
88.3	57365	7/21/2003
88	57365	Various	79,200,090	31,323,989	44,237,603	2.66	478,128	0.40	Annualized Most Recent	6/30/2003	76,003,508
89	57442	8/12/2003	19,505,171	5,656,599	13,210,821	1.93	70,398	0.20	Annualized Most Recent	7/31/2003	21,372,087
90	57327	6/30/2003	6,282,565	2,119,642	3,829,320	1.47	41,607	0.20	Annualized Most Recent	6/30/2003	5,846,736
91	57296	9/1/2003	6,142,007	1,989,433	3,818,309	1.54	21,116	0.11
92	57189	6/20/2003	11,472,894	6,303,691	3,938,559	1.92	165,541	0.20	Annualized Most Recent	6/20/2003	11,446,180
93	57384	6/30/2003	9,859,257	6,032,565	3,323,744	1.72	47,297	0.18	Annualized Most Recent	2/28/2003	10,000,188
94	57379	6/30/2003	6,911,285	3,565,925	3,109,353	1.74	40,626	0.26	Annualized Most Recent	3/31/2003	7,500,724
95	57229	8/22/2003	4,769,229	1,962,729	2,676,045	1.42	26,718	0.20	Annualized Most Recent	3/31/2003	4,719,404
96	57398	6/20/2003	6,113,180	3,561,228	2,127,693	1.37	34,938	0.19	Annualized Most Recent	5/31/2003	6,025,617
97	57366	3/31/2003	5,007,512	2,531,042	2,055,850	1.55	78,368	0.26	Annualized Most Recent	4/30/2003	4,585,848
98	57135	4/1/2003	4,321,338	1,942,457	2,043,494	1.69	65,274	0.28	Annualized Most Recent	5/31/2003	3,701,254
99	57136	6/4/2003	2,283,372	614,419	1,475,962	1.28	21,883	0.20	Annualized Most Recent	5/31/2003	2,808,770
100	56526	7/1/2003	2,229,507	612,158	1,476,390	1.45	16,924	0.15	Annualized Most Recent	6/30/2003	2,438,392
101	57232	9/5/2003	2,036,454	592,127	1,342,796	1.46	11,249	0.15	Annualized Most Recent	6/30/2003	1,464,150
102	57439	8/15/2003	2,188,193	737,332	1,274,220	1.39	13,829	0.15	Annualized Most Recent	3/31/2003	1,949,104
103	57363	6/1/2003	1,219,709	353,560	804,875	1.53	12,714	0.26	Annualized Most Recent	3/31/2003	1,384,048
104	53149	5/20/2003	1,349,136	622,553	591,039	1.43	28,288	0.37	Annualized Most Recent	6/30/2003	1,349,902
105	57093	5/28/2003	934,796	286,397	594,250	1.56	7,488	0.25	Annualized Most Recent	5/31/2003	915,427
106	56327	6/30/2003	857,314	249,187	501,152	1.41	43,406	0.62	Annualized Most Recent	6/30/2003	1,008,998
107	6352	8/1/2003	622,439	209,135	363,182	1.66	9,768	0.30	Annualized	5/31/2003	634,846
108	6286	7/10/2003	821,528	400,201	346,681	1.59	10,924	0.20	Annualized	5/31/2003	824,285
109	57435	7/9/2003	576,127	140,396	435,731	2.27
110	6010	6/2/2003	346,557	94,630	236,735	1.45	2,940	0.15	Annualized	3/31/2003	285,705
111	57430	9/23/2003	4,364,961	87,299	3,966,795	1.25	206,625	0.24
112	57428	9/23/2003	2,637,244	52,745	2,304,747	1.30	187,816	0.24
113	57208	4/4/2003	2,280,000	61,950	2,136,300	1.35	81,750	0.13
114	57362	7/7/2003	1,569,784	31,396	1,532,341	1.37	6,047	0.05	Annualized Most Recent	3/31/2003	1,748,720
115	57277	7/15/2003	1,520,927	557,965	946,413	1.84	16,549	0.05
116	6015	5/28/2003	648,168	233,145	378,692	1.44	4,320	0.10	Annualized	4/30/2003	584,759
117	57312	8/22/2003	5,324,122	1,669,900	3,613,922	1.39	40,300	50.00	Annualized Most Recent	6/30/2003	5,117,610
118	57455	5/1/2003	1,804,866	438,466	1,355,816	1.21	10,584	27.00	Annualized Most Recent	4/30/2003	1,822,263
119	57310	4/1/2003	1,613,317	369,875	1,224,242	1.30	19,200	50.00	Annualized Most Recent	3/31/2003	1,625,520
120	57456	6/30/2003	1,212,931	353,448	852,908	1.20	6,575	25.00	Annualized Most Recent	4/30/2003	1,202,202
121	6349	8/5/2003	598,985	200,620	383,615	1.33	14,750	50.00	Annualized	7/31/2003	576,670
122	6365	5/7/2003	440,371	185,349	248,622	1.38	6,400	50.00	Annualized	4/30/2003	440,948
123	6642	8/5/2003	418,668	171,349	240,769	1.34	6,550	50.00	Annualized	7/31/2003	412,869
124	6223	5/31/2003	430,375	162,369	260,506	1.50	7,500	50.00	Annualized	4/30/2003	429,100
125	6630	7/7/2003	401,119	182,076	216,343	1.56	2,700	50.00	Annualized	5/31/2003	408,884
126	6814	6/30/2003	494,665	258,444	224,221	1.73	12,000	68.97	Annualized	6/30/2003	569,480
127	57258	8/19/2003	678,806	173,655	494,075	1.61	11,076	19.99	Annualized Most Recent	3/31/2003	744,169
128	57251	5/12/2003	405,218	133,452	267,398	1.37	4,368	15.17	Annualized Most Recent	3/31/2003	376,836
129	57253	4/10/2003	294,628	108,762	177,244	1.37	8,622	17.70	Annualized Most Recent	3/31/2003	306,812
130	57252	5/12/2003	280,054	121,967	155,767	1.40	2,320	12.54	Annualized Most Recent	3/31/2003	284,536
131	57254	4/10/2003	284,468	103,767	172,989	1.88	7,712	19.98	Annualized Most Recent	3/31/2003	304,756
132	57255	9/8/2003	235,212	105,049	120,423	1.37	9,740	24.85	Annualized Most Recent	3/31/2003	252,292
133	57245	5/12/2003	568,239	182,043	364,165	1.55	22,031	52.45	Annualized Most Recent	3/31/2003	577,988
134	57249	5/12/2003	406,790	150,272	246,778	1.50	9,740	22.60	Annualized Most Recent	3/31/2003	426,000
135	57257	5/12/2003	332,592	148,048	176,210	1.37	8,334	18.98	Annualized Most Recent	3/31/2003	320,728

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

												Largest	Largest
								Full			Largest	Tenant	Tenant
		Most	Most	Most	Full	Full	Full	Year	Full		Tenant	% of	Lease
Se-	Loan	Recent	Recent	Recent	Year	Year	Year	Cash	Year		Leased	Total	Expira-
quence	Number	Expenses	Cash Flow	DSCR	End Date	Revenues	Expenses	Flow	DSCR	Largest Tenant	SF	SF	tion
68	57154	158,436	717,034	2.98						CompUSA	29,134	62%	6/30/2019
69	56966	173,908	676,812	2.57	12/31/2002	896,711	306,788	574,283	2.18	Fashion Bug	14,400	24%	1/31/2004
70	56959	10,084	339,020	1.45						Walgreens Co	16,030	100%	11/30/2077
71	57320	150,336	350,639	1.41	6/30/2002	524,763	124,196	388,613	1.56	Remax	5,454	21%	7/31/2006
72	57361	12,966	344,034	1.11	12/31/2002	231,282	34,428	196,854	0.63	Walgreens	14,490	100%	5/31/2022
73	6164	128,270	466,360	1.92	12/31/2002	558,229	108,798	449,431	1.85	Big Lots	37,615	47%	1/31/2007
74	2510	146,880	387,502	1.38	12/31/2002	501,262	129,376	371,886	1.32	Century 21	3,520	20%	10/31/2011
75	6146	64,505	901,558	4.04	12/31/2002	1,034,461	165,414	869,047	3.89	Catherine's	5,490	11%	2/28/2004
76	2221	111,248	346,144	1.60	12/31/2002	471,383	115,706	355,677	1.65	Fashion Bug, Inc. (Fashion Bug)	8,160	27%	3/31/2011
77	56953	80,656	456,516	1.86	12/31/2002	478,889	119,129	349,580	1.42	Winn Dixie	44,000	77%	2/1/2016
78	57395									Barnes & Noble	23,300	100%	7/31/2023
79	57203	76,132	354,516	1.82	12/31/2002	334,999	62,624	272,375	1.40	Blockbuster	4,220	43%	10/31/2011
80	56988	78,460	307,576	1.63	12/31/2002	372,045	64,877	307,168	1.63	Last Chantz Co., Inc	5,339	27%	11/30/2008
81	57150	-9,719	202,218	1.09						Cato Corporation	4,060	21%	1/31/2007
82	6537	8,220	171,888	0.91						McDonald's	3,319	37%	3/31/2023
83	6387	130,774	408,716	1.77	12/31/2002	632,384	165,420	464,964	2.01	Blockbuster Video	5,280	21%	10/31/2005
84	57322									Walgreens Eastern Co, Inc	15,120	100%	4/30/2022
85	6948				12/31/2002	263,732		263,732	1.56	Winn Dixie Stores	44,984	100%	12/9/2013
86	6275	57,782	471,010	4.22	12/31/2002	602,031	172,320	429,711	3.85	PNC Bank	7,415	21%	7/31/2008
87	6277	28,224	375,638	4.59	12/31/2002	455,052	95,103	359,949	4.40	Toscana	4,931	27%	2/28/2006
88.1	57365									Simpson Thacher & Bartlett	389,756	58%	10/31/2018
88.2	57365									Bloomberg L.P	144,293	51%	9/30/2004
88.3	57365									Piper Rudnick LLP	164,997	71%	9/30/2007
88	57365	31,229,604	44,773,904	2.70	12/31/2002	73,507,805	26,757,574	46,750,231	2.81
89	57442	5,805,161	15,566,926	2.27	12/31/2002	18,803,208	4,996,332	13,806,876	2.02	Publicis USA Holdings Inc	119,502	34%	8/31/2016
90	57327	1,882,784	3,963,952	1.53	12/31/2002	5,186,712	1,875,732	3,090,745	1.19	BAC Florida Bank	40,857	20%	4/30/2012
91	57296									Meristar H&R Operating Co LP	84,668	44%	2/28/2013
92	57189	6,567,138	4,879,042	2.38	12/31/2002	8,444,295	5,768,155	2,176,140	1.06	KPMG LLP	215,175	26%	3/31/2015
93	57384	5,614,122	4,207,956	2.18	12/31/2002	9,880,034	4,997,274	4,839,262	2.50	Yohalem Gillman & Company	29,050	11%	9/30/2009
94	57379	3,083,600	4,417,124	2.48	12/31/2002	6,957,709	3,157,661	3,800,048	2.13	Sound One Corp	74,170	48%	1/31/2010
95	57229	1,813,452	2,905,952	1.54	12/31/2002	4,642,100	1,642,567	2,972,815	1.57	Weber's 48th St. Corp	8,932	7%	4/30/2007
96	57398	3,300,284	2,725,333	1.75	12/31/2002	5,873,794	3,596,553	2,277,241	1.46	Kutak Rock LLP	25,773	14%	11/30/2008
97	57366	1,809,744	2,803,820	2.11	1/31/2003	5,152,893	2,351,356	2,484,162	1.87	Allstate Floral and Craft, Inc	14,137	5%	10/31/2003
98	57135	1,894,318	1,806,936	1.50	12/31/2002	3,385,778	1,747,829	1,522,585	1.26	MacCormac College	38,783	16%	4/30/2013
99	57136	700,274	2,108,496	1.83	12/31/2002	2,172,630	403,486	1,769,144	1.54	Grace Institute of Business	14,600	13%	8/31/2005
100	56526	673,674	1,650,664	1.62	12/31/2002	2,085,427	607,126	1,478,301	1.45	Anova Business Centers, Inc	21,000	19%	8/31/2006
101	57232	568,250	876,830	0.95	12/31/2002	816,177	454,168	355,602	0.39	Inova Health Care Services	12,074	16%	12/31/2011
102	57439	556,808	1,392,104	1.52	12/31/2002	1,843,753	611,038	1,232,715	1.35	Sparta Inc	46,462	50%	7/31/2008
103	57363	303,424	1,069,588	2.04	12/31/2002	1,355,612	317,601	1,016,663	1.93	Graybill Medical Group	31,123	63%	1/31/2006
104	53149	623,594	726,308	1.76	12/31/2002	1,229,578	696,679	532,899	1.29	LaPetite Academy, Inc	25,454	33%	2/28/2012
105	57093	350,478	564,949	1.48	12/31/2002	1,014,621	226,725	785,373	2.06	Merrill Lynch & Company Inc	10,533	35%	10/31/2010
106	56327	275,952	717,614	2.03	12/31/2002	928,631	292,093	586,308	1.65	BMW Management DBA The Sizzler	6,125	9%	11/4/2003
107	6352	181,905	452,940	2.07	12/31/2002	632,270	176,752	455,518	2.08	UCSD Rental Trans	5,808	18%	3/31/2007
108	6286	430,022	373,250	1.71	12/31/2002	886,552	375,389	431,213	1.98	Talent Associates	4,283	8%	9/14/2004
109	57435									Washington Mutual	4,366	16%	1/6/2007
110	6010	85,531	200,174	1.23	12/31/2002	174,826	45,975	128,851	0.79	Florida Healthcare Professionals	5,267	27%	8/12/2012
111	57430									Nestle Food Company	865,866	100%	12/31/2011
112	57428									Nestle Food Company	782,565	100%	12/31/2011
113	57208									Norton McNaughton of Squire, Inc	630,000	100%	4/30/2023
114	57362	127,092	1,301,628	1.16	12/31/2002	1,325,530	109,847	998,359	0.89	FedEx Freight West (FedEx guaranty)	120,948	100%	7/31/2023
115	57277									McGraw-Hill Companies, Inc	330,988	100%	6/30/2017
116	6015	177,779	406,981	1.55	12/31/2002	516,179	106,075	410,104	1.56	Snap-On Tools Company	43,200	100%	4/30/2012
117	57312	1,364,976	3,752,634	1.45	12/31/2002	4,974,166	1,537,513	3,436,653	1.32
118	57455	438,168	1,384,095	1.23	12/31/2002	1,705,444	444,983	1,260,461	1.12
119	57310	291,984	1,333,536	1.41	12/31/2002	1,549,031	336,535	1,212,496	1.28
120	57456	326,463	875,739	1.23	12/31/2002	1,125,483	350,852	774,631	1.09
121	6349	227,634	323,089	1.12	12/31/2002	496,082	183,049	307,352	1.07
122	6365	171,639	269,309	1.50	12/31/2002	441,954	166,480	269,474	1.50
123	6642	220,730	112,173	0.62	12/31/2002	345,883	157,532	178,718	1.00
124	6223	158,461	270,639	1.56	12/31/2002	412,376	168,108	244,268	1.41
125	6630	162,191	221,817	1.60	12/31/2002	356,877	162,780	194,098	1.40
126	6814	320,651	248,828	1.92	12/31/2002	487,829	258,441	229,388	1.77
127	57258	213,199	530,971	1.73	12/31/2002	692,502	154,038	538,464	1.76
128	57251	96,028	280,808	1.44	12/31/2002	400,156	94,925	305,231	1.56
129	57253	108,654	198,158	1.53	12/31/2002	299,132	88,760	210,372	1.63
130	57252	100,812	183,724	1.65	12/31/2002	281,340	91,739	189,601	1.70
131	57254	102,068	202,688	2.20	12/31/2002	302,987	103,902	199,085	2.17
132	57255	94,512	157,780	1.80	12/31/2002	244,401	100,785	143,616	1.64
133	57245	167,324	410,664	1.74	12/31/2002	594,903	159,178	435,725	1.85
134	57249	138,456	287,544	1.75	12/31/2002	401,372	122,714	278,658	1.69
135	57257	134,040	186,688	1.45	12/31/2002	351,525	118,346	233,179	1.81

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

				Second	Second			Third	Third
			Second	Largest	Largest		Third	Largest	Largest
			Largest	Tenant	Tenant		Largest	Tenant	Tenant
			Tenant	% of	Lease		Tenant	% of	Lease
Se-	Loan		Leased	Total	Expira-		Leased	Total	Expira-
quence	Number	Second Largest Tenant	SF	SF	tion	Third Largest Tenant	SF	SF	tion
68	57154	Cost Plus World Market	17,883	38%	1/31/2013	Navy Federal	324	1%	4/30/2009
69	56966	Rainbow Apparel	10,620	18%	1/31/2008	Advance Auto	7,540	13%	12/31/2003
70	56959
71	57320	Diversified Realty	3,584	14%	12/31/2003	Aspacio Dermatology	2,816	11%	6/30/2006
72	57361
73	6164	Office Max	23,500	29%	7/31/2012	Dunham's Discount Sport	17,670	22%	1/31/2007
74	2510	West Coast Pizza	2,100	12%	7/8/2007	California Cuisine (Sunset Terrace)	1,454	8%	1/31/2007
75	6146	Fast Signs	5,220	11%	10/31/2005	Blinds To Go	4,500	9%	5/31/2007
76	2221	Brown Group Retail (Famous Footwear)	7,080	24%	2/28/2006	Hyman Family LP (Susie's Deals)	4,680	16%	8/31/2007
77	56953	Movie Gallery	4,200	7%	10/14/2003	Subway	1,425	2%	7/21/2008
78	57395
79	57203	American Family Insurance	1,300	13%	8/31/2007	Dominos Pizza	1,202	12%	5/31/2007
80	56988	Park City KOK, Inc	3,884	20%	8/31/2005	Cralar, Inc.	3,793	19%	7/31/2006
81	57150	Shayan Cleaners	2,362	12%	9/30/2007	Lakeside Physical Therapy	2,100	11%	6/30/2007
82	6537	Provident Bank	3,319	37%	3/31/2022	Panda Express	2,400	27%	1/31/2018
83	6387	Market on Central	3,727	15%	12/31/2004	Lakewood Jewelers	2,134	8%	8/31/2006
84	57322
85	6948
86	6275	Mobile Com, Inc	5,930	17%	9/30/2005	Perry Anthony	3,600	10%	12/31/2005
87	6277	Gilpin Mortgage	4,734	26%	12/31/2010	Moore Bros	2,162	12%	5/31/2005
88.1	57365	Canadian Imperial Bank of Commerce	271,315	40%	10/31/2008	Fleet National Bank	3,756	1%	10/31/2013
88.2	57365	Dreier and Baritz LLP	32,893	12%	5/31/2011	Mercer Management	20,293	7%	9/30/2006
88.3	57365	Kelley Drye & Warren LLP	43,711	19%	9/30/2007	Sam & Harry's Restuarant	9,849	4%	1/31/2010
88	57365
89	57442	H&M	70,771	20%	1/31/2016	Mercy College	55,000	16%	5/14/2022
90	57327	Texaco Caribbean, Inc	33,697	16%	1/31/2012	AT&T Corp.	26,021	13%	12/31/2006
91	57296	GSA US Fish & Wildlife	74,708	39%	8/11/2012	Advance Resources Intl Inc	14,270	7%	1/31/2014
92	57189	Chase Bank	93,663	11%	3/31/2009	Southwestern Financial	75,241	9%	2/29/2008
93	57384	DeSola Group Inc	22,980	9%	11/30/2009	Financial Models Company, LTD	15,000	6%	2/28/2009
94	57379	Broadway Video	45,000	29%	12/31/2007	PS Broadway Holdings, Inc	15,000	10%	12/31/2012
95	57229	Asher Jewelry Manufacturing	5,100	4%	6/30/2007	Martin Flyer, Inc	4,425	3%	2/28/2006
96	57398	Schiff, Hardin & Waite	14,752	8%	12/31/2003	National Postal Mail Handlers Union	14,752	8%	6/30/2007
97	57366	Lincoln Imports, Ltd	13,922	5%	10/31/2003	Direct Export Company, Inc.	12,575	4%	3/31/2009
98	57135	Levycorp	13,811	6%	3/31/2006	Nonprofit Financial Center	8,565	4%	7/31/2011
99	57136	Midwood Lumber	9,170	8%	12/31/2005	Mosvideofilm	8,800	8%	2/28/2005
100	56526	Peking Tokyo Resturant	7,778	7%	12/31/2007	Coldwell Banker Real Estate Inc	6,797	6%	5/31/2006
101	57232	No. VA Oncology Group	9,078	12%	4/30/2014	No. VA Cardiology Associates	8,934	12%	3/31/2014
102	57439	Chicago Title	8,487	9%	8/31/2008	Western Union	6,066	7%	1/31/2007
103	57363	Kevin Metros, M.D	4,167	8%	6/30/2015	North City Opthalmology Medical Group, Inc.	2,833	6%	1/31/2010
104	53149	Evans, Loewenstein, Shimanovsky	15,378	20%	11/30/2012	Robert Modavi Winery	5,980	8%	8/31/2007
105	57093	Coldwell Banker	8,140	27%	7/14/2007	Old Republic Title Company	3,778	13%	12/31/2004
106	56327	Wingate Automotive Services	4,951	7%	11/30/2008	Birth Choice of Temecula, Inc	3,789	5%	11/30/2003
107	6352	Advanced Attorney Services	4,272	13%	9/30/2007	Harvey Wieseltier MD	2,998	9%	4/30/2004
108	6286	SFX Sports Group, Inc	4,271	8%	12/31/2007	FASC Incorporated	3,479	6%	2/28/2010
109	57435	Advent Christian	2,879	10%	9/30/2004	Kessler	2,685	10%	3/31/2004
110	6010	A. G. Edwards & Sons, Inc	3,888	20%	4/30/2011	Moore and Waksler, P.L.	3,779	19%	3/13/2008
111	57430
112	57428
113	57208
114	57362
115	57277
116	6015
117	57312
118	57455
119	57310
120	57456
121	6349
122	6365
123	6642
124	6223
125	6630
126	6814
127	57258
128	57251
129	57253
130	57252
131	57254
132	57255
133	57245
134	57249
135	57257

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Se-	Loan							Zip
quence	Number	Property Name	Loan Group	Property Address	County	City	State	Code
136	57256	StorageMart Facility #1301	1	1601 Twilight Trail	Franklin	Frankfort	KY	40601
137	57246	StorageMart Facility #106	1	2310 Paris Road	Boone	Columbia	MO	65202
138	57247	StorageMart Facility #107	1	2420 St. Mary's Boulevard	Cole	Jefferson City	MO	65109
139	57250	StorageMart Facility #113	1	3500 I-70 Drive, S.E	Boone	Columbia	MO	65201
140	57248	StorageMart Facility #108	1	1723 E. Florida	Green	Springfield	MO	65803
		Sub-Total Crossed Loans
141	57305	Budget Mini-Storage	1	18400 SW 57th Avenue	Miami-Dade	Hialeah (Miami)	FL	33015
142	6328	Olde Naples Self Storage South	1	275 Goodlette Road	Collier	Naples	FL	34102
143	57351	The Store Room (formerly Village Storage Center)	1	4401 Village Boulevard	Palm Beach	West Palm Beach	FL	33407
144	57281	Budget Self Storage	1	1350 North First Street	Dallas	Garland	TX	75040
145	6169	Fort Apache Self Storage	1	9345 West Flamingo Road	Clark	Las Vegas	NV	89147
146	57283	I-35 Self Storage - Denton	1	201 North I-35 East	Denton	Denton	TX	76205
147	6463	Shamrock Self Storage	1	2741 Meriam Lane	Wyandotte	Kansas City	KS	66105
148	57282	I-35 Self Storage - Lewisville	1	1236 Texas Street	Denton	Lewisville	TX	75057
149	57244	Hilton Garden Inn	1	11695 Medlock Bridge Road	Fulton	Duluth	GA	30097
150	53631	Hawthorn Suites Riverwalk-San Antonio, TX	1	830 North St. Mary's Street	Bexar	San Antonio	TX	78205

		Totals/Weighted Average		150 Loans

[Additional columns continue on next page]

(i)	Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

				Cut-off	Maturity			Admini-	Sub-
Se-	Loan	Property	Original	Date	Date	Loan	Mortgage	strative	Servicing
quence	Number	Type	Balance	Balance	Balance	Type	Rate	Fee Rate(i)	Fee Rate
136	57256	Self Storage	1,260,000	1,252,033	1,126,530	Balloon	5.150%	0.121%	0.100%
137	57246	Self Storage	1,100,000	1,093,045	983,479	Balloon	5.150%	0.121%	0.100%
138	57247	Self Storage	1,080,000	1,073,171	965,597	Balloon	5.150%	0.121%	0.100%
139	57250	Self Storage	965,000	958,898	862,779	Balloon	5.150%	0.121%	0.100%
140	57248	Self Storage	680,000	675,700	607,969	Balloon	5.150%	0.121%	0.100%

			12,515,000	12,435,868	11,189,309
141	57305	Self Storage	6,400,000	6,380,422	5,342,865	Balloon	5.400%	0.121%	0.100%
142	6328	Self Storage	6,200,000	6,193,070	5,172,279	Balloon	5.388%	0.071%	0.050%
143	57351	Self Storage	4,000,000	3,991,038	3,552,018	Balloon	5.060%	0.121%	0.100%
144	57281	Self Storage	3,500,000	3,485,646	2,930,281	Balloon	5.500%	0.121%	0.100%
145	6169	Self Storage	3,100,000	3,087,593	2,410,800	Balloon	6.018%	0.111%	0.090%
146	57283	Self Storage	2,200,000	2,190,977	1,841,891	Balloon	5.500%	0.121%	0.100%
147	6463	Self Storage	2,130,000	2,116,101	1,383,743	Balloon	5.600%	0.071%	0.050%
148	57282	Self Storage	2,000,000	1,991,798	1,674,447	Balloon	5.500%	0.121%	0.100%
149	57244	Hotel	6,850,000	6,822,374	4,562,586	Balloon	6.260%	0.121%	0.100%
150	53631	Hotel	6,500,000	6,422,144	5,861,005	Balloon	5.700%	0.121%	0.100%

			$1,683,481,601	$1,680,036,895	$1,449,923,678		5.376%	0.100%	0.079%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

							Original	Original			Remaining
		Net		First	Interest		Term to	Amortization	Interest		Term to
Se-	Loan	Mortgage	Note	Payment	Accrual	Monthly	Maturity	Term	Only	Seasoning	Maturity
quence	Number	Rate	Date	Date	Method	Payment	(months)	(months) (ii)	Period	(months)	(months)
136	57256	5.029%	5/16/2003	7/1/2003	ACT/360	7,476	60	300		4	56
137	57246	5.029%	5/16/2003	7/1/2003	ACT/360	6,527	60	300		4	56
138	57247	5.029%	5/16/2003	7/1/2003	ACT/360	6,408	60	300		4	56
139	57250	5.029%	5/16/2003	7/1/2003	ACT/360	5,726	60	300		4	56
140	57248	5.029%	5/16/2003	7/1/2003	ACT/360	4,035	60	300		4	56

141	57305	5.279%	6/6/2003	8/1/2003	ACT/360	35,938	120	360		3	117
142	6328	5.317%	8/11/2003	10/1/2003	ACT/360	34,768	120	360		1	119
143	57351	4.939%	7/10/2003	9/1/2003	ACT/360	21,620	84	360		2	82
144	57281	5.379%	5/27/2003	7/1/2003	ACT/360	19,873	120	360		4	116
145	6169	5.907%	6/5/2003	8/1/2003	ACT/360	20,007	120	300		3	117
146	57283	5.379%	5/27/2003	7/1/2003	ACT/360	12,491	120	360		4	116
147	6463	5.529%	6/9/2003	8/1/2003	ACT/360	14,773	120	240		3	117
148	57282	5.379%	5/27/2003	7/1/2003	ACT/360	11,356	120	360		4	116
149	57244	6.139%	7/15/2003	9/1/2003	ACT/360	50,109	120	240		2	118
150	53631	5.579%	1/16/2003	3/1/2003	ACT/360	40,696	60	300		8	52

		5.276%					114	347		3	111

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

Se-	Loan	Maturity	Cross-Collateralized	Related	Lockout
quence	Number	Date	Loans	Loans	Expiration	Prepayment Penalty Description (months)	Yield Maintenance Type
136	57256	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
137	57246	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
138	57247	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
139	57250	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE
140	57248	6/1/2008	Yes(BACM 03-2-A)	Yes(BACM 03-2-A)	2/29/2008	LO(56)/OPEN(4)/DEFEASANCE

141	57305	7/1/2013	No	No	5/1/2013	LO(118)/OPEN(2)/DEFEASANCE
142	6328	9/1/2013	No	No	5/31/2013	LO(116)/OPEN(4)/DEFEASANCE
143	57351	8/1/2010	No	No	6/1/2010	LO(82)/OPEN(2)/DEFEASANCE
144	57281	6/1/2013	No	Yes(BACM 03-2-I)	10/31/2005	LO(28)/GRTR1%PPMTorYM(90)/OPEN(2)	Int Diff (BEY) - B
145	6169	7/1/2013	No	No	3/31/2013	LO(116)/OPEN(4)/DEFEASANCE
146	57283	6/1/2013	No	Yes(BACM 03-2-I)	10/31/2005	LO(28)/GRTR1%PPMTorYM(90)/OPEN(2)	Int Diff (BEY) - B
147	6463	7/1/2013	No	No	3/31/2013	LO(116)/OPEN(4)/DEFEASANCE
148	57282	6/1/2013	No	Yes(BACM 03-2-I)	10/31/2005	LO(28)/GRTR1%PPMTorYM(90)/OPEN(2)	Int Diff (BEY) - B
149	57244	8/1/2013	No	No	6/1/2013	LO(118)/OPEN(2)/DEFEASANCE
150	53631	2/1/2008	No	No	7/31/2005	LO(29)/GRTR1%PPMTorYM(29)/OPEN(2)	Int Diff (BEY) - B

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

										Loan
							Total			Balance
					Cut-off		Units/	Units/		Per
Se-	Loan		Appraisal	Appraisal	Date LTV	Year Built/	SF/	SF/	Net Rentable	Unit/SF/	Occupancy
quence	Number	Property Name	Value	Date	Ratio	Renovated	Pads	Pads	Area (SF)	Pad	Percent
136	57256	StorageMart Facility #1301	1,650,000	3/31/2003	76%	1974	250	Units	36,900	5,008	82.4%
137	57246	StorageMart Facility #106	1,567,500	3/24/2003	70%	1982	300	Units	36,924	3,643	82.5%
138	57247	StorageMart Facility #107	1,440,000	3/24/2003	75%	1975	294	Units	34,360	3,650	77.6%
139	57250	StorageMart Facility #113	1,276,500	3/24/2003	75%	1993	194	Units	30,016	4,943	79.5%
140	57248	StorageMart Facility #108	870,000	3/24/2003	78%	1980	232	Units	32,834	2,913	86.6%

		Sub-Total Crossed Loans	17,024,000
141	57305	Budget Mini-Storage	9,700,000	3/31/2003	66%	2001	931	Units	78,145	6,853	88.2%
142	6328	Olde Naples Self Storage South	8,300,000	6/11/2003	75%	2000	652	Units	78,785	9,499	91.6%
143	57351	The Store Room (formerly Village Storage Center)	5,200,000	5/2/2003	77%	1996	676	Units	43,900	5,904	82.8%
144	57281	Budget Self Storage	4,670,000	4/4/2003	75%	1993	693	Units	70,400	5,030	80.3%
145	6169	Fort Apache Self Storage	4,230,000	1/23/2003	73%	2001	401	Units	68,265	7,700	96.8%
146	57283	I-35 Self Storage - Denton	2,950,000	4/3/2003	74%	1995	505	Units	71,126	4,339	93.1%
147	6463	Shamrock Self Storage	3,250,000	5/1/2003	65%	1979	708	Units	88,745	2,989	70.2%
148	57282	I-35 Self Storage - Lewisville	2,850,000	4/3/2003	70%	1996	459	Units	69,320	4,339	86.4%
149	57244	Hilton Garden Inn	10,000,000	6/11/2003	68%	1999	124	Rooms	69,119	55,019	56.7%
150	53631	Hawthorn Suites Riverwalk-San Antonio, TX	12,800,000	11/7/2002	50%	1998	149	Rooms	85,551	43,102	69.9%

		Totals/Weighted Average			68%

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

								U/W
								Replacement
		Occupancy					U/W	Reserves	Most	Most	Most
Se-	Loan	As of	U/W	U/W	U/W	U/W	Replacement	Per Unit/	Recent	Recent	Recent
quence	Number	Date	Revenues	Expenses	Cash Flow	DSCR	Reserves	SF/ Pad	Statement Type	End Date	Revenues
136	57256	5/12/2003	245,344	92,926	146,841	1.64	5,577	22.31 A	nnualized Most Recent	3/31/2003	245,536
137	57246	9/8/2003	198,429	85,355	106,975	1.37	6,099	20.33 A	nnualized Most Recent	3/31/2003	179,224
138	57247	5/12/2003	227,371	105,994	114,716	1.49	6,661	22.66 A	nnualized Most Recent	3/31/2003	243,908
139	57250	9/8/2003	180,479	82,200	93,777	1.36	4,502	23.21 A	nnualized Most Recent	3/31/2003	180,012
140	57248	5/13/2003	154,795	83,863	65,228	1.35	5,704	24.59 A	nnualized Most Recent	3/31/2003	150,708

141	57305	3/25/2003	1,101,765	466,783	623,344	1.45	11,638	12.50 A	nnualized Most Recent	4/30/2003	1,140,021
142	6328	6/10/2003	1,006,278	413,451	581,417	1.39	11,410	17.50	Annualized	6/30/2003	1,065,369
143	57351	8/1/2003	663,565	284,512	372,468	1.44	6,585	9.74 A	nnualized Most Recent	5/31/2003	675,386
144	57281	7/1/2003	550,216	234,589	305,217	1.28	10,410	15.02 A	nnualized Most Recent	6/30/2003	539,636
145	6169	6/5/2003	535,657	182,129	343,286	1.43	10,242	25.54	Annualized	4/30/2003	533,112
146	57283	6/30/2003	389,951	166,838	212,467	1.42	10,646	21.08 A	nnualized Most Recent	6/30/2003	409,604
147	6463	3/25/2003	513,915	235,938	258,861	1.46	19,116	27.00	Annualized	3/31/2003	537,148
148	57282	7/5/2003	390,943	177,889	202,656	1.49	10,398	22.65 A	nnualized Most Recent	6/30/2003	386,774
149	57244	5/31/2003	2,736,857	1,860,049	876,808	1.46	109,474	882.85 A	nnualized Most Recent	5/31/2003	2,639,714
150	53631	4/27/2003	3,818,932	2,465,394	1,200,781	2.46	152,757	1,025.21 A	nnualized Most Recent	4/27/2003	3,939,927

						1.59x

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

												Largest	Largest
								Full			Largest	Tenant	Tenant
		Most	Most	Most	Full	Full	Full	Year	Full		Tenant	% of	Lease
Se-	Loan	Recent	Recent	Recent	Year	Year	Year	Cash	Year		Leased	Total	Expira-
quence	Number	Expenses	Cash Flow	DSCR	End Date	Revenues	Expenses	Flow	DSCR	Largest Tenant	SF	SF	tion
136	57256	102,472	143,064	1.59	12/31/2002	256,846	73,243	183,603	2.05
137	57246	73,284	105,940	1.35	12/31/2002	224,049	72,939	151,110	1.93
138	57247	92,552	151,356	1.97	12/31/2002	241,271	93,323	147,948	1.92
139	57250	67,376	112,636	1.64	12/31/2002	190,655	64,050	126,605	1.84
140	57248	69,280	81,428	1.68	12/31/2002	168,362	73,093	95,269	1.97

141	57305	452,886	687,135	1.59	12/31/2002	1,049,587	445,589	600,068	1.39
142	6328	437,513	624,723	1.50	12/31/2002	902,881	392,492	505,835	1.21
143	57351	207,406	467,981	1.80	12/31/2002	649,122	463,789	185,333	0.71
144	57281	208,466	286,940	1.20	12/31/2002	612,300	218,122	394,178	1.65
145	6169	181,923	351,190	1.46	12/31/2002	388,461	193,111	195,350	0.81
146	57283	154,710	133,148	0.89	12/31/2002	389,019	149,609	239,410	1.60
147	6463	298,416	238,732	1.35	12/31/2002	523,767	219,844	303,923	1.71
148	57282	158,712	130,760	0.96	12/31/2002	393,446	157,073	236,373	1.73
149	57244	1,692,586	947,129	1.58	12/31/2002	2,789,780	1,679,344	1,110,436	1.85
150	53631	2,457,534	1,482,393	3.04	12/29/2002	3,979,051	2,422,370	1,556,681	3.19

[Additional columns continue on next page]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS (continued)

[Continued from previous page, first two column(s) repeat]

				Second	Second			Third	Third
			Second	Largest	Largest		Third	Largest	Largest
			Largest	Tenant	Tenant		Largest	Tenant	Tenant
			Tenant	% of	Lease		Tenant	% of	Lease
Se-	Loan		Leased	Total	Expira-		Leased	Total	Expira-
quence	Number	Second Largest Tenant	SF	SF	tion	Third Largest Tenant	SF	SF	tion
136	57256
137	57246
138	57247
139	57250
140	57248

141	57305
142	6328
143	57351
144	57281
145	6169
146	57283
147	6463
148	57282
149	57244
150	53631

PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS

BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Nov-03	Nov-04	Nov-05	Nov-06	Nov-07	Nov-08	Nov-09	Nov-10

Locked Out	100.00%	100.00%	88.29%	86.37%	85.93%	85.09%	82.05%	82.90%
Yield Maintenance	0.00%	0.00%	11.71%	13.63%	14.07%	14.91%	15.09%	17.10%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.86%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Total Balance as of the Commencement Date (in millions)	$1,678.98	$1,664.03	$1,645.45	$1,622.72	$1,598.51	$1,460.82	$1,435.73	$1,208.99

Percent of Mortgage Pool Balance	100.00%	99.11%	98.00%	96.65%	95.21%	87.01%	85.51%	72.01%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Nov-11	Nov-12	Nov-13	Nov-14	Nov-15	Nov-16	Nov-17	Nov-18

Locked Out	78.11%	79.45%	88.85%	77.52%	98.99%	99.31%	99.68%	0.00%
Yield Maintenance	17.36%	17.61%	0.46%	0.71%	1.01%	0.69%	0.32%	0.00%
Open	4.52%	2.94%	10.70%	21.77%	0.00%	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Total Balance as of the Commencement Date (in millions)	$1,182.46	$1,047.99	$205.99	$107.83	$57.55	$55.43	$53.17	$0.00

Percent of Mortgage Pool Balance	70.43%	62.42%	12.27%	6.42%	3.43%	3.30%	3.17%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (except that an ARD Loan will be repaid on its Anticipated Repayment Date), if any.

(2)	As of the Commencement Date.

(3)	Numbers may not total to 100% due to rounding.

MORTGAGE POOL PROPERTY TYPE(1)

			% of	Weighted		Weighted		Weighted
	Number of	Aggregate	Initial	Average	Min/Max	Average	Min/Max	Average
	Mortgaged	Cut-off Date	Pool	Underwriting	Underwriting	Cut-off Date	Cut-off Date	Mortgage
Property Type	Properties	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Rate

Office	25	$600,012,518	35.7%	1.92x	1.28x/2.66x	57.2%	45.3%/79.0%	5.154%
Multifamily	37	429,458,486	25.6	1.33x	1.20x/1.61x	76.8%	67.3%/84.1%	5.301%
Retail	50	372,345,879	22.2	1.52x	1.12x/3.43x	71.3%	29.3%/80.3%	5.690%
Anchored	30	294,973,324	17.6	1.50x	1.12x/2.26x	72.2%	47.9%/80.3%	5.630%
Shadow Anchored	11	51,255,642	3.1	1.48x	1.39x/1.67x	72.4%	63.2%/79.6%	5.891%
Unanchored	9	26,116,912	1.6	1.82x	1.25x/3.43x	59.1%	29.3%/73.7%	5.972%
Industrial	6	113,753,986	6.8	1.34x	1.25x/1.84x	76.2%	64.7%/80.0%	5.794%
Manufactured Housing	10	96,446,506	5.7	1.34x	1.20x/1.73x	77.2%	69.6%/80.0%	5.341%
Self Storage	22	54,775,003	3.3	1.45x	1.28x/1.88x	72.7%	65.1%/78.6%	5.308%
Hotel	2	13,244,518	0.8	1.94x	1.46x/2.46x	59.5%	50.2%/68.2%	5.988%

Total/Wtd Avg	152	$1,680,036,895	100.0%	1.59x	1.12x/3.43x	68.3%	29.3%/84.1%	5.376%

LOAN GROUP 1 PROPERTY TYPE(1)

			% of
			Initial	Weighted		Weighted		Weighted
	Number of	Aggregate	Loan	Average	Min/Max	Average	Min/Max	Average
	Mortgaged	Cut-off Date	Group 1	Underwriting	Underwriting	Cut-off Date	Cut-off Date	Mortgage
Property Type	Properties	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Rate

Office	25	$600,012,518	50.3%	1.92x	1.28x/2.66x	57.2%	45.3%/79.0%	5.154%
Retail	50	372,345,879	31.2	1.52x	1.12x/3.43x	71.3%	29.3%/80.3%	5.690%
Anchored	30	294,973,324	24.7	1.50x	1.12x/2.26x	72.2%	47.9%/80.3%	5.630%
Shadow Anchored	11	51,255,642	4.3	1.48x	1.39x/1.67x	72.4%	63.2%/79.6%	5.891%
Unanchored	9	26,116,912	2.2	1.82x	1.25x/3.43x	59.1%	29.3%/73.7%	5.972%
Industrial	6	113,753,986	9.5	1.34x	1.25x/1.84x	76.2%	64.7%/80.0%	5.794%
Self Storage	22	54,775,003	4.6	1.45x	1.28x/1.88x	72.7%	65.1%/78.6%	5.308%
Manufactured Housing	6	39,672,074	3.3	1.30x	1.21x/1.73x	78.3%	72.6%/80.0%	5.587%
Hotel	2	13,244,518	1.1	1.94x	1.46x/2.46x	59.5%	50.2%/68.2%	5.988%

Total/Wtd Avg	111	$1,193,803,978	100.0%	1.70x	1.12x/3.43x	64.9%	29.3%/80.3%	5.413%

LOAN GROUP 2 PROPERTY TYPE

			% of
			Initial	Weighted		Weighted		Weighted
	Number of	Aggregate	Loan	Average	Min/Max	Average	Min/Max	Average
	Mortgaged	Cut-off Date	Group 2	Underwriting	Underwriting	Cut-off Date	Cut-off Date	Mortgage
Property Type	Properties	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Rate

Multifamily	37	$429,458,486	88.3%	1.33x	1.20x/1.61x	76.8%	67.3%/84.1%	5.301%
Manufactured Housing	4	56,774,431	11.7	1.36x	1.20x/1.56x	76.5%	69.6%/80.0%	5.170%

Total/Wtd Avg	41	$486,232,917	100.0%	1.33x	1.20x/1.61x	76.8%	67.3%/84.1%	5.285%

(1)	The Hines Sumitomo Mortgage Loan’s Cut-off Date Balance is allocated based upon amounts set forth in the Hines Sumitomo Mortgage Loan documents. Such amounts are set forth in this Annex A.

MORTGAGE POOL CUT-OFF DATE BALANCES

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Balances	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

$675,700 — $999,999	2	$1,634,599	0.1%	1.36	x	76.2%	5.150%
$1,000,000 — $1,999,999	17	26,855,762	1.6	1.64	x	67.2%	5.426%
$2,000,000 — $2,999,999	21	54,095,638	3.2	1.60	x	65.7%	5.788%
$3,000,000 — $3,999,999	15	51,708,335	3.1	1.40	x	74.9%	5.782%
$4,000,000 — $4,999,999	18	80,329,905	4.8	1.55	x	70.2%	5.499%
$5,000,000 — $7,499,999	16	100,948,272	6.0	1.51	x	71.1%	5.497%
$7,500,000 — $9,999,999	9	76,081,396	4.5	1.40	x	75.8%	5.621%
$10,000,000 — $14,999,999	20	253,880,468	15.1	1.38	x	75.7%	5.389%
$15,000,000 — $19,999,999	10	171,212,974	10.2	1.32	x	75.6%	5.288%
$20,000,000 — $29,999,999	11	272,368,038	16.2	1.40	x	72.9%	5.475%
$30,000,000 — $160,000,000	11	590,921,508	35.2	1.91	x	58.9%	5.206%

Total/Wtd Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 CUT-OFF DATE BALANCES

			% of
			Initial	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Loan	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Group 1	Underwriting		Cut-off Date	Mortgage
Balances	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

$675,700 — $999,999	2	$1,634,599	0.1%	1.36	x	76.2%	5.150%
$1,000,000 — $1,999,999	14	21,546,226	1.8	1.72	x	65.1%	5.364%
$2,000,000 — $2,999,999	20	52,000,206	4.4	1.60	x	65.5%	5.812%
$3,000,000 — $3,999,999	11	37,509,020	3.1	1.44	x	72.9%	5.732%
$4,000,000 — $4,999,999	15	66,624,888	5.6	1.58	x	68.3%	5.501%
$5,000,000 — $7,499,999	11	67,619,567	5.7	1.59	x	68.1%	5.670%
$7,500,000 — $9,999,999	6	49,099,182	4.1	1.45	x	74.2%	5.764%
$10,000,000 — $14,999,999	10	134,647,515	11.3	1.40	x	74.1%	5.763%
$15,000,000 — $19,999,999	4	65,544,852	5.5	1.41	x	71.9%	5.409%
$20,000,000 — $29,999,999	7	182,156,415	15.3	1.49	x	71.1%	5.362%
$30,000,000 — $160,000,000	9	515,421,508	43.2	1.97	x	56.9%	5.201%

Total/Wtd Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 CUT-OFF DATE BALANCES

			% of
			Initial	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Loan	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Group 2	Underwriting		Cut-off Date	Mortgage
Balances	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

$1,571,751 — $1,999,999	3	$5,309,537	1.1%	1.32	x	75.5%	5.674%
$2,000,000 — $2,999,999	1	2,095,431	0.4	1.56	x	69.6%	5.200%
$3,000,000 — $3,999,999	4	14,199,315	2.9	1.28	x	80.2%	5.914%
$4,000,000 — $4,999,999	3	13,705,017	2.8	1.39	x	79.3%	5.494%
$5,000,000 — $7,499,999	5	33,328,705	6.9	1.36	x	77.2%	5.145%
$7,500,000 — $9,999,999	3	26,982,214	5.5	1.29	x	78.5%	5.363%
$10,000,000 — $14,999,999	10	119,232,953	24.5	1.37	x	77.5%	4.967%
$15,000,000 — $19,999,999	6	105,668,122	21.7	1.26	x	78.0%	5.214%
$20,000,000 — $29,999,999	4	90,211,624	18.6	1.24	x	76.6%	5.702%
$30,000,000 — $40,500,000	2	75,500,000	15.5	1.49	x	72.3%	5.242%

Total/Wtd Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION(1)

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
	Mortgaged	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Property Location	Properties	Balance	Balance	DSCR		LTV Ratio	Rate

New York	8	$344,282,458	20.5%	2.12	x	52.6%	5.156%
Texas	18	234,386,235	14.0	1.46	x	71.5%	5.451%
Illinois	7	125,813,615	7.5	1.38	x	73.6%	5.433%
California	19	111,094,194	6.6	1.46	x	69.7%	5.600%
Virginia	6	103,490,748	6.2	1.48	x	69.5%	5.526%
Florida	12	102,572,680	6.1	1.44	x	72.7%	5.686%
Arizona	6	72,795,951	4.3	1.24	x	77.6%	5.409%
Utah	4	66,866,085	4.0	1.73	x	62.5%	4.958%
Missouri	9	66,322,279	3.9	1.34	x	77.7%	5.321%
District of Columbia	2	42,310,658	2.5	1.96	x	60.6%	4.696%
Georgia	5	40,255,437	2.4	1.38	x	76.6%	5.826%
Iowa	4	39,109,897	2.3	1.43	x	76.9%	5.305%
Maryland	2	37,492,908	2.2	1.58	x	67.3%	5.593%
Nevada	4	32,115,194	1.9	1.28	x	70.5%	5.808%
North Carolina	4	30,845,213	1.8	1.36	x	79.1%	5.309%
Ohio	5	26,743,215	1.6	1.44	x	77.7%	5.479%
Michigan	4	25,556,080	1.5	1.35	x	75.1%	5.716%
South Carolina	3	20,565,123	1.2	1.41	x	78.3%	4.939%
Rhode Island	2	17,398,369	1.0	1.35	x	76.1%	4.986%
Minnesota	1	16,082,000	1.0	1.21	x	78.4%	5.730%
West Virginia	1	16,000,000	1.0	1.28	x	82.5%	4.920%
Colorado	2	15,785,594	0.9	1.36	x	75.9%	5.885%
New Hampshire	1	12,557,913	0.7	1.55	x	79.0%	4.240%
Wyoming	1	11,160,000	0.7	1.49	x	80.0%	4.920%
Washington	3	10,715,196	0.6	1.47	x	64.3%	5.810%
Oklahoma	1	9,600,000	0.6	1.22	x	80.0%	5.200%
Kentucky	3	7,750,589	0.5	1.42	x	74.9%	5.041%
Pennsylvania	2	7,521,771	0.4	1.43	x	74.6%	6.317%
Delaware	3	5,583,653	0.3	3.40	x	31.1%	5.600%
Alabama	2	5,410,494	0.3	1.44	x	74.4%	5.772%
Mississippi	1	4,980,017	0.3	1.43	x	79.7%	5.620%
New Jersey	2	4,494,907	0.3	1.93	x	63.4%	6.082%
Tennessee	1	3,333,964	0.2	1.46	x	80.3%	5.750%
Wisconsin	1	3,206,441	0.2	1.58	x	73.7%	5.714%
Indiana	1	2,492,775	0.1	1.50	x	74.4%	5.652%
Kansas	1	2,116,101	0.1	1.46	x	65.1%	5.600%
Louisiana	1	1,229,140	0.1	1.37	x	74.5%	5.120%

Total Wtd/Avg	152	$1,680,036,895	100.0%	1.59	x	68.3%	5.368%

(1)	States in which the respective Mortgaged Properties are located. The Hines Sumitomo Mortgage Loan’s Cut-off Date Balance is allocated based upon amounts set forth in the Hines Sumitomo Mortgage Loan documents. Such amounts are set forth in this Annex A.

•	The Mortgaged Properties are located throughout 36 states and the District of Columbia.

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION(1)

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
	Mortgaged	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Property Location	Properties	Balance	Balance	DSCR		LTV Ratio	Rate

New York	8	$344,282,458	28.8%	2.12	x	52.6%	5.156%
Texas	13	140,851,275	11.8	1.60	x	67.5%	5.220%
Virginia	6	103,490,748	8.7	1.48	x	69.5%	5.526%
Florida	11	98,892,680	8.3	1.45	x	72.5%	5.687%
California	14	86,030,906	7.2	1.45	x	69.1%	5.774%
Illinois	6	85,313,615	7.1	1.38	x	72.1%	5.662%
Utah	3	63,580,814	5.3	1.76	x	61.7%	4.936%
District of Columbia	2	42,310,658	3.5	1.96	x	60.6%	4.696%
Missouri	7	39,625,279	3.3	1.40	x	78.7%	5.669%
Georgia	4	34,717,580	2.9	1.36	x	76.8%	5.930%
Iowa	2	18,069,897	1.5	1.56	x	73.3%	5.754%
Ohio	4	16,263,215	1.4	1.39	x	76.2%	5.839%
Minnesota	1	16,082,000	1.3	1.21	x	78.4%	5.730%
Colorado	2	15,785,594	1.3	1.36	x	75.9%	5.885%
Michigan	3	15,402,080	1.3	1.45	x	74.6%	5.706%
Washington	3	10,715,196	0.9	1.47	x	64.3%	5.810%
Nevada	3	9,155,194	0.8	1.46	x	71.8%	5.828%
Arizona	1	8,007,215	0.7	1.47	x	79.3%	6.250%
Delaware	3	5,583,653	0.5	3.40	x	31.1%	5.600%
North Carolina	1	4,524,213	0.4	1.43	x	74.2%	5.900%
New Jersey	2	4,494,907	0.4	1.93	x	63.4%	6.082%
Rhode Island	1	4,038,369	0.3	1.83	x	66.2%	5.500%
Pennsylvania	1	3,777,257	0.3	1.67	x	65.1%	5.650%
Tennessee	1	3,333,964	0.3	1.46	x	80.3%	5.750%
Wisconsin	1	3,206,441	0.3	1.58	x	73.7%	5.714%
Kentucky	2	3,050,589	0.3	1.48	x	69.7%	5.150%
South Carolina	1	2,966,292	0.2	1.38	x	68.2%	5.420%
Maryland	1	2,492,908	0.2	1.38	x	67.4%	5.768%
Indiana	1	2,492,775	0.2	1.50	x	74.4%	5.652%
Kansas	1	2,116,101	0.2	1.46	x	65.1%	5.600%
Alabama	1	1,920,963	0.2	1.39	x	68.6%	6.265%
Louisiana	1	1,229,140	0.1	1.37	x	74.5%	5.120%

Total Wtd/Avg	111	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

(1)	States in which the respective Mortgaged Properties are located. The Hines Sumitomo Mortgage Loan’s Cut-off Date Balance is allocated based upon amounts set forth in the Hines Sumitomo Mortgage Loan documents. Such amounts are set forth in this Annex A.

•	The Mortgaged Properties are located throughout 31 states and the District of Columbia.

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION(1)

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
	Mortgaged	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Property Location	Properties	Balance	Balance	DSCR		LTV Ratio	Rate

Texas	5	$93,534,959	19.2%	1.24	x	77.5%	5.799%
Arizona	5	64,788,737	13.3	1.21	x	77.4%	5.305%
Illinois	1	40,500,000	8.3	1.39	x	76.7%	4.950%
Maryland	1	35,000,000	7.2	1.59	x	67.3%	5.580%
Missouri	2	26,697,000	5.5	1.26	x	76.3%	4.805%
North Carolina	3	26,321,000	5.4	1.34	x	80.0%	5.208%
California	5	25,063,288	5.2	1.52	x	71.7%	5.003%
Nevada	1	22,960,000	4.7	1.20	x	70.0%	5.800%
Iowa	2	21,040,000	4.3	1.33	x	80.0%	4.920%
South Carolina	2	17,598,831	3.6	1.41	x	80.0%	4.858%
West Virginia	1	16,000,000	3.3	1.28	x	82.5%	4.920%
Rhode Island	1	13,360,000	2.7	1.20	x	79.1%	4.830%
New Hampshire	1	12,557,913	2.6	1.55	x	79.0%	4.240%
Wyoming	1	11,160,000	2.3	1.49	x	80.0%	4.920%
Ohio	1	10,480,000	2.2	1.52	x	80.0%	4.920%
Michigan	1	10,154,000	2.1	1.20	x	75.8%	5.730%
Oklahoma	1	9,600,000	2.0	1.22	x	80.0%	5.200%
Georgia	1	5,537,857	1.1	1.54	x	75.3%	5.173%
Mississippi	1	4,980,017	1.0	1.43	x	79.7%	5.620%
Kentucky	1	4,700,000	1.0	1.39	x	78.3%	4.970%
Pennsylvania	1	3,744,514	0.8	1.20	x	84.1%	6.990%
Florida	1	3,680,000	0.8	1.21	x	80.0%	5.670%
Alabama	1	3,489,531	0.7	1.47	x	77.5%	5.500%
Utah	1	3,285,271	0.7	1.27	x	78.8%	5.400%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

(1)	States in which the respective Mortgaged Properties are located.

•	The Mortgaged Properties are located throughout 24 states.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Range of	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Underwritten DSCR(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

1.12x — 1.19x	3	$25,354,230	1.5%	1.19	x	74.3%	6.190%
1.20x — 1.24x	16	203,026,954	12.1	1.21	x	77.0%	5.394%
1.25x — 1.29x	12	167,545,167	10.0	1.27	x	77.5%	5.715%
1.30x — 1.34x	10	92,429,665	5.5	1.32	x	78.8%	5.740%
1.35x — 1.39x	25	232,905,737	13.9	1.38	x	75.9%	5.335%
1.40x — 1.49x	41	298,295,853	17.8	1.45	x	74.6%	5.651%
1.50x — 1.59x	19	182,024,087	10.8	1.55	x	68.3%	5.296%
1.60x — 1.69x	6	39,109,716	2.3	1.65	x	62.5%	5.152%
1.70x — 1.79x	3	59,929,563	3.6	1.73	x	57.4%	4.955%
1.80x — 1.89x	5	62,669,930	3.7	1.85	x	59.2%	4.945%
1.90x — 1.99x	2	133,612,545	8.0	1.93	x	50.0%	5.277%
2.00x — 2.99x	5	177,549,794	10.6	2.63	x	46.1%	4.815%
3.00x — 3.43x	3	5,583,653	0.3	3.40	x	31.1%	5.600%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Range of	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Underwritten DSCR(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

1.12x — 1.19x	1	$3,268,594	0.3%	1.12	x	68.5%	5.500%
1.20x — 1.24x	2	20,156,282	1.7	1.21	x	76.9%	5.764%
1.25x — 1.29x	8	105,462,896	8.8	1.27	x	76.5%	5.898%
1.30x — 1.34x	5	57,633,715	4.8	1.32	x	78.7%	5.968%
1.35x — 1.39x	21	166,026,906	13.9	1.38	x	75.1%	5.499%
1.40x — 1.49x	35	258,418,537	21.6	1.44	x	74.0%	5.731%
1.50x — 1.59x	14	116,352,886	9.7	1.54	x	66.0%	5.365%
1.60x — 1.69x	5	27,138,676	2.3	1.67	x	59.3%	5.352%
1.70x — 1.79x	3	59,929,563	5.0	1.73	x	57.4%	4.955%
1.80x — 1.89x	5	62,669,930	5.2	1.85	x	59.2%	4.945%
1.90x — 1.99x	2	133,612,545	11.2	1.93	x	50.0%	5.277%
2.00x — 2.99x	5	177,549,794	14.9	2.63	x	46.1%	4.815%
3.00x — 3.43x	3	5,583,653	0.5	3.40	x	31.1%	5.600%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Range of	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Underwritten DSCR(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

1.19x	2	$22,085,636	4.5%	1.20	x	75.2%	6.292%
1.20x — 1.24x	14	182,870,672	37.6	1.21	x	77.0%	5.353%
1.25x — 1.29x	4	62,082,271	12.8	1.28	x	79.2%	5.403%
1.30x — 1.34x	5	34,795,950	7.2	1.33	x	78.8%	5.361%
1.35x — 1.39x	4	66,878,831	13.8	1.39	x	77.9%	4.925%
1.40x — 1.49x	6	39,877,316	8.2	1.46	x	78.4%	5.132%
1.50x — 1.59x	5	65,671,201	13.5	1.57	x	72.3%	5.172%
1.60x — 1.61x	1	11,971,040	2.5	1.61	x	69.6%	4.700%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

29.3% — 29.9%	1	$1,495,621	0.1%	3.39	x	29.3%	5.600%
30.0% — 49.9%	6	269,648,626	16.1	2.39	x	46.6%	5.118%
50.0% — 59.9%	9	145,864,078	8.7	1.84	x	54.0%	4.858%
60.0% — 64.9%	8	105,149,719	6.3	1.63	x	61.4%	5.214%
65.0% — 69.9%	25	136,390,693	8.1	1.51	x	67.7%	5.563%
70.0% — 74.9%	39	296,192,899	17.6	1.38	x	73.0%	5.573%
75.0% — 79.9%	45	521,995,781	31.1	1.34	x	77.9%	5.531%
80.0% — 84.1%	17	203,299,478	12.1	1.33	x	80.3%	5.361%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

29.3% — 29.9%	1	$1,495,621	0.1%	3.39	x	29.3%	5.600%
30.0% — 49.9%	6	269,648,626	22.6	2.39	x	46.6%	5.118%
50.0% — 59.9%	9	145,864,078	12.2	1.84	x	54.0%	4.858%
60.0% — 64.9%	8	105,149,719	8.8	1.63	x	61.4%	5.214%
65.0% — 69.9%	21	85,752,470	7.2	1.47	x	67.5%	5.687%
70.0% — 74.9%	34	227,273,546	19.0	1.42	x	73.1%	5.514%
75.0% — 79.9%	26	286,245,952	24.0	1.37	x	77.9%	5.789%
80.0% — 80.3%	4	72,373,964	6.1	1.34	x	80.0%	5.783%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Cut-off Date	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

67.3% — 69.9%	4	$50,638,223	10.4%	1.59	x	68.0%	5.352%
70.0% — 74.9%	5	68,919,352	14.2	1.24	x	72.5%	5.770%
75.0% — 79.9%	9	235,749,828	48.5	1.30	x	77.8%	5.216%
80.0% — 84.1%	13	130,925,514	26.9	1.33	x	80.5%	5.128%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Maturity Date	Mortgage	Cut-off Date	Pool	Underwriting		Maturity Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Fully Amortizing	1	$2,185,594	0.1%	1.58	x	0.3%	6.471%
7.7% — 24.9%	4	8,852,248	0.5	2.56	x	17.9%	5.563%
25.0% — 49.9%	17	439,621,140	26.2	2.09	x	44.8%	5.127%
50.0% — 59.9%	36	278,385,378	16.6	1.58	x	55.0%	5.329%
60.0% — 64.9%	34	341,702,233	20.3	1.38	x	62.8%	5.601%
65.0% — 69.9%	48	466,642,281	27.8	1.37	x	67.7%	5.468%
70.0% — 74.4%	10	142,648,021	8.5	1.27	x	72.5%	5.365%

Total Wtd/Avg(a)	150	$1,680,036,895	100.0%	1.59	x	58.7%	5.376%

(a)	Excludes the mortgage loan that is fully amortizing.

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Maturity Date	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Maturity Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Fully Amortizing	1	$2,185,594	0.2%	1.58	x	0.3%	6.471%
7.7% — 24.9%	4	8,852,248	0.7	2.56	x	17.9%	5.563%
25.0% — 49.9%	16	404,621,140	33.9	2.14	x	44.5%	5.088%
50.0% — 59.9%	31	232,771,155	19.5	1.62	x	54.4%	5.312%
60.0% — 64.9%	26	269,519,081	22.6	1.40	x	62.6%	5.639%
65.0% — 69.9%	29	246,769,166	20.7	1.38	x	67.6%	5.730%
70.0% — 70.7%	2	29,085,594	2.4	1.35	x	70.5%	5.819%

Total Wtd/Avg(a)	109	$1,193,803,978	100.0%	1.70	x	55.8%	5.413%

(a)	Excludes the mortgage loan that is fully amortizing.

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Maturity Date	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Maturity Date	Mortgage
LTV Ratio(s)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

48.3% — 49.9%	1	$35,000,000	7.2%	1.59	x	48.3%	5.580%
50.0% — 59.9%	5	45,614,223	9.4	1.34	x	58.1%	5.412%
60.0% — 64.9%	8	72,183,152	14.8	1.27	x	63.2%	5.459%
65.0% — 69.9%	19	219,873,116	45.2	1.35	x	67.8%	5.174%
70.0% — 74.4%	8	113,562,427	23.4	1.25	x	73.0%	5.249%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	66.0%	5.285%

MORTGAGE POOL MORTGAGE RATES

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Mortgage	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Rates	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

4.200% — 4.499%	4	$55,945,457	3.3%	1.88	x	57.7%	4.241%
4.500% — 4.749%	3	54,768,040	3.3	1.39	x	73.7%	4.664%
4.750% — 4.999%	16	411,246,149	24.5	1.95	x	62.0%	4.848%
5.000% — 5.249%	26	175,596,225	10.5	1.52	x	66.2%	5.122%
5.250% — 5.499%	20	191,287,060	11.4	1.35	x	73.9%	5.362%
5.500% — 5.749%	37	413,563,296	24.6	1.59	x	67.0%	5.615%
5.750% — 5.999%	19	191,957,840	11.4	1.33	x	76.0%	5.870%
6.000% — 6.249%	11	85,673,885	5.1	1.32	x	73.7%	6.078%
6.250% — 6.499%	10	75,579,713	4.5	1.42	x	75.4%	6.343%
6.500% — 7.970%	4	24,419,229	1.5	1.30	x	77.7%	6.995%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 MORTGAGE RATES

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Mortgage	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Rates	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

4.200% — 4.499%	3	$43,387,545	3.6%	1.98	x	51.5%	4.242%
4.500% — 4.749%	1	23,000,000	1.9	1.37	x	73.5%	4.630%
4.750% — 4.999%	4	240,375,694	20.1	2.38	x	49.9%	4.805%
5.000% — 5.249%	21	143,986,920	12.1	1.56	x	64.0%	5.108%
5.250% — 5.499%	13	116,414,038	9.8	1.44	x	71.6%	5.398%
5.500% — 5.749%	30	330,810,699	27.7	1.64	x	65.4%	5.611%
5.750% — 5.999%	17	164,972,840	13.8	1.35	x	76.7%	5.878%
6.000% — 6.249%	8	57,601,813	4.8	1.36	x	73.4%	6.056%
6.250% — 6.499%	9	52,579,713	4.4	1.47	x	73.7%	6.335%
6.500% — 7.970%	3	20,674,715	1.7	1.31	x	76.5%	6.996%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 MORTGAGE RATES

			% of	Weighted		Weighted	Weighted
Range of	Number of	Aggregate	Initial	Average		Average	Average
Mortgage	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Rates	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

4.240% — 4.499%	1	$12,557,913	2.6%	1.55	x	79.0%	4.240%
4.500% — 4.749%	2	31,768,040	6.5	1.40	x	73.9%	4.688%
4.750% — 4.999%	12	170,870,455	35.1	1.35	x	79.1%	4.910%
5.000% — 5.249%	5	31,609,305	6.5	1.36	x	76.3%	5.187%
5.250% — 5.499%	7	74,873,022	15.4	1.22	x	77.5%	5.305%
5.500% — 5.749%	7	82,752,597	17.0	1.40	x	73.6%	5.632%
5.750% — 5.999%	2	26,985,000	5.5	1.22	x	71.5%	5.822%
6.000% — 6.249%	3	28,072,072	5.8	1.24	x	74.2%	6.123%
6.250% — 6.499%	1	23,000,000	4.7	1.29	x	79.3%	6.360%
6.500% — 6.990%	1	3,744,514	0.8	1.20	x	84.1%	6.990%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

			% of	Weighted		Weighted	Weighted
Original Term	Number of	Aggregate	Initial	Average		Average	Average
To Maturity	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

60 — 83	20	$122,866,654	7.3%	1.64	x	66.8%	4.666%
84 — 99	14	221,380,421	13.2	1.43	x	71.8%	5.107%
100 — 120	98	1,094,109,349	65.1	1.67	x	65.8%	5.484%
121 — 179	12	167,136,000	9.9	1.34	x	79.5%	5.339%
180	6	74,544,471	4.4	1.43	x	71.5%	5.845%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

			% of	Weighted		Weighted	Weighted
Original Term	Number of	Aggregate	Initial	Average		Average	Average
To Maturity	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

60 — 83	18	$96,948,742	8.1%	1.71	x	63.5%	4.698%
84 — 99	6	64,983,421	5.4	1.83	x	58.3%	4.938%
100 — 120	78	950,521,344	79.6	1.72	x	64.4%	5.486%
121 — 179	4	71,822,000	6.0	1.30	x	78.8%	5.780%
180	3	9,528,471	0.8	1.27	x	62.0%	5.894%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

			% of	Weighted		Weighted	Weighted
Original Term	Number of	Aggregate	Initial	Average		Average	Average
To Maturity	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

60 — 83	2	$25,917,913	5.3%	1.37	x	79.0%	4.544%
84 — 99	8	156,397,000	32.2	1.27	x	77.5%	5.177%
100 — 120	20	143,588,005	29.5	1.31	x	75.1%	5.471%
121 — 179	8	95,314,000	19.6	1.37	x	80.0%	5.006%
180	3	65,016,000	13.4	1.45	x	72.9%	5.838%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)

Original			% of	Weighted		Weighted	Weighted
Amortization	Number of	Aggregate	Initial	Average		Average	Average
Term	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Interest Only	3	$168,575,000	10.0%	2.64	x	45.6%	4.757%
180 — 239	2	5,454,189	0.3	1.31	x	55.4%	5.889%
240 — 299	9	103,695,550	6.2	1.39	x	69.3%	5.633%
300 — 359	36	190,356,634	11.3	1.48	x	72.3%	5.432%
360	100	1,211,955,522	72.1	1.48	x	70.8%	5.429%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)

Original			% of	Weighted		Weighted	Weighted
Amortization	Number of	Aggregate	Initial	Average		Average	Average
Term	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Interest Only	3	$168,575,000	14.1%	2.64	x	45.6%	4.757%
180 — 239	2	5,454,189	0.5	1.31	x	55.4%	5.889%
240 — 299	9	103,695,550	8.7	1.39	x	69.3%	5.633%
300 — 359	31	138,789,896	11.6	1.56	x	70.8%	5.435%
360	64	777,289,343	65.1	1.56	x	67.5%	5.519%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)

Original			% of	Weighted		Weighted	Weighted
Amortization	Number of	Aggregate	Initial	Average		Average	Average
Term	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

300 — 359	5	$51,566,738	10.6%	1.25	x	76.5%	5.426%
360	36	434,666,180	89.4	1.34	x	76.8%	5.269%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of
Remaining			% of	Weighted		Weighted	Weighted
Terms to	Number of	Aggregate	Initial	Average		Average	Average
Maturity	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

52 — 59	20	$122,866,654	7.3%	1.64	x	66.8%	4.666%
60 — 79	5	56,492,383	3.4	1.52	x	71.2%	5.017%
80 — 99	10	168,632,552	10.0	1.40	x	72.3%	5.179%
100 — 109	9	134,878,905	8.0	1.32	x	74.9%	6.073%
110 — 119	82	816,610,930	48.6	1.72	x	65.9%	5.348%
120 — 139	16	279,775,000	16.7	1.55	x	68.2%	5.466%
140 — 159	2	26,236,000	1.6	1.20	x	77.4%	5.730%
160 — 180	6	74,544,471	4.4	1.43	x	71.5%	5.845%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of
Remaining			% of	Weighted		Weighted	Weighted
Terms to	Number of	Aggregate	Initial	Average		Average	Average
Maturity	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

52 — 59	18	$96,948,742	8.1%	1.71	x	63.5%	4.698%
60 — 79	4	15,992,383	1.3	1.85	x	57.3%	5.187%
80 — 99	2	48,991,038	4.1	1.83	x	58.6%	4.857%
100 — 109	8	116,537,783	9.8	1.34	x	75.1%	6.061%
110 — 119	68	732,673,561	61.4	1.76	x	64.7%	5.369%
120 — 139	5	157,050,000	13.2	1.71	x	60.4%	5.710%
140 — 159	1	16,082,000	1.3	1.21	x	78.4%	5.730%
160 — 178	3	9,528,471	0.8	1.27	x	62.0%	5.894%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of
Remaining			% of	Weighted		Weighted	Weighted
Terms to	Number of	Aggregate	Initial	Average		Average	Average
Maturity	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

56 — 59	2	$25,917,913	5.3%	1.37	x	79.0%	4.544%
60 — 79	1	40,500,000	8.3	1.39	x	76.7%	4.950%
80 — 99	8	119,641,514	24.6	1.23	x	78.0%	5.311%
100 — 109	1	18,341,122	3.8	1.20	x	73.4%	6.150%
110 — 119	14	83,937,369	17.3	1.38	x	76.0%	5.160%
120 — 139	11	122,725,000	25.2	1.34	x	78.2%	5.154%
140 — 159	1	10,154,000	2.1	1.20	x	75.8%	5.730%
160 — 180	3	65,016,000	13.4	1.45	x	72.9%	5.838%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining			% of	Weighted		Weighted	Weighted
Stated	Number of	Aggregate	Initial	Average		Average	Average
Amortization	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Terms (months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Interest Only	3	$168,575,000	10.0%	2.64	x	45.6%	4.757%
178 — 224	2	5,454,189	0.3	1.31	x	55.4%	5.889%
225 — 249	7	47,125,006	2.8	1.45	x	65.6%	5.440%
250 — 274	1	16,966,545	1.0	1.55	x	63.4%	5.450%
275 — 299	31	128,439,167	7.6	1.54	x	70.0%	5.641%
300 — 324	4	51,484,467	3.1	1.29	x	75.0%	5.358%
325 — 349	6	81,580,768	4.9	1.34	x	77.9%	5.897%
350 — 360	96	1,180,411,754	70.3	1.49	x	70.6%	5.394%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining			% of	Weighted		Weighted	Weighted
Stated	Number of	Aggregate	Initial	Average		Average	Average
Amortization	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Terms (months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

Interest Only	3	$168,575,000	14.1%	2.64	x	45.6%	4.757%
178 — 224	2	5,454,189	0.5	1.31	x	55.4%	5.889%
225 — 249	7	47,125,006	3.9	1.45	x	65.6%	5.440%
250 — 274	1	16,966,545	1.4	1.55	x	63.4%	5.450%
275 — 299	30	125,153,896	10.5	1.54	x	69.8%	5.647%
300 — 324	1	23,000,000	1.9	1.37	x	73.5%	4.630%
325 — 349	5	61,783,768	5.2	1.36	x	78.4%	6.287%
350 — 360	60	745,745,574	62.5	1.57	x	67.1%	5.468%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining			% of	Weighted		Weighted	Weighted
Stated	Number of	Aggregate	Initial	Average		Average	Average
Amortization	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Terms (months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

297 — 299	1	$3,285,271	0.7%	1.27	x	78.8%	5.400%
300 — 324	3	28,484,467	5.9	1.23	x	76.3%	5.946%
325 — 349	1	19,797,000	4.1	1.27	x	76.4%	4.681%
350 — 360	36	434,666,180	89.4	1.34	x	76.8%	5.269%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL SEASONING

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Seasoning	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

0 — 12	148	$1,673,127,561	99.6%	1.59	x	68.3%	5.367%
13 — 24	2	6,909,334	0.4	1.33	x	79.3%	7.439%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 SEASONING

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Seasoning	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

0 — 12	108	$1,190,639,157	99.7%	1.70	x	64.8%	5.406%
13 — 18	1	3,164,820	0.3	1.47	x	73.6%	7.970%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 SEASONING

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Seasoning	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
(months)	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

0 — 12	40	$482,488,403	99.2%	1.33	x	76.7%	5.272%
13 — 24	1	3,744,514	0.8	1.20	x	84.1%	6.990%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off-Date	Pool	Underwriting		Cut-off Date	Mortgage
Origination	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2001	1	$3,744,514	0.2%	1.20	x	84.1%	6.990%
2002	8	74,274,895	4.4	1.31	x	74.8%	6.398%
2003	141	1,602,017,486	95.4	1.61	x	68.0%	5.325%

Total Wtd/Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off-Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Origination	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2002	7	$55,933,773	4.7%	1.35	x	75.3%	6.480%
2003	102	1,137,870,205	95.3	1.72	x	64.4%	5.360%

Total Wtd/Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off-Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Origination	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2001	1	$3,744,514	0.8%	1.20	x	84.1%	6.990%
2002	1	18,341,122	3.8	1.20	x	73.4%	6.150%
2003	39	464,147,281	95.5	1.34	x	76.8%	5.237%

Total Wtd/Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off Date	Pool	Underwriting		Cut-off Date	Mortgage
Maturity	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2008	20	$122,866,654	7.3%	1.64	x	66.8%	4.666%
2010	14	221,380,421	13.2	1.43	x	71.8%	5.107%
2011	1	3,744,514	0.2	1.20	x	84.1%	6.990%
2012	10	142,886,120	8.5	1.33	x	75.1%	6.083%
2013	88	958,978,715	57.1	1.72	x	64.5%	5.397%
2014	8	99,160,000	5.9	1.38	x	80.4%	4.989%
2015	3	56,476,000	3.4	1.29	x	78.8%	5.784%
2018	6	74,544,471	4.4	1.43	x	71.5%	5.845%

Total/Wtd Avg	150	$1,680,036,895	100.0%	1.59	x	68.3%	5.376%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off Date	Loan Group 1	Underwriting		Cut-off Date	Mortgage
Maturity	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2008	18	$96,948,742	8.1%	1.71	x	63.5%	4.698%
2010	6	64,983,421	5.4	1.83	x	58.3%	4.938%
2012	9	124,544,998	10.4	1.35	x	75.4%	6.073%
2013	70	837,476,346	70.2	1.77	x	62.9%	5.408%
2014	1	14,000,000	1.2	1.30	x	80.0%	5.410%
2015	2	46,322,000	3.9	1.31	x	79.5%	5.795%
2018	3	9,528,471	0.8	1.27	x	62.0%	5.894%

Total/Wtd Avg	109	$1,193,803,978	100.0%	1.70	x	64.9%	5.413%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

			% of	Weighted		Weighted	Weighted
	Number of	Aggregate	Initial	Average		Average	Average
Year of	Mortgage	Cut-off Date	Loan Group 2	Underwriting		Cut-off Date	Mortgage
Maturity	Loans	Balance	Balance	DSCR		LTV Ratio	Rate

2008	2	$25,917,913	5.3%	1.37	x	79.0%	4.544%
2010	8	156,397,000	32.2	1.27	x	77.5%	5.177%
2011	1	3,744,514	0.8	1.20	x	84.1%	6.990%
2012	1	18,341,122	3.8	1.20	x	73.4%	6.150%
2013	18	121,502,369	25.0	1.33	x	75.1%	5.322%
2014	7	85,160,000	17.5	1.39	x	80.5%	4.920%
2015	1	10,154,000	2.1	1.20	x	75.8%	5.730%
2018	3	65,016,000	13.4	1.45	x	72.9%	5.838%

Total/Wtd Avg	41	$486,232,917	100.0%	1.33	x	76.8%	5.285%

Annex B
Capital Improvement, Replacement Reserve and Escrow Accounts

				Initial Deposit	Initial	Annual		Initial	Annual
				to Capital	Deposit to	Deposit to	Tax and	Deposit to	Deposit to
	Loan		Property	Improvement	Replacement	Replacement	Insurance	TI/LC	TI/LC
Sequence	Number	Property Name	Type	Reserves	Reserves	Reserves	Escrow	Escrow	Escrow
1	57568	Harrison Park Apartments	Multifamily	$8,363		$90,000	Yes
2	57566	Suntree Village Apartments	Multifamily	37,666		105,996	Yes
3	57612	Cypress Creek Apartments	Multifamily	163,331	$366,000	209,004	Tax Only
4	57567	Bear Canyon Apartments	Multifamily	4,025		59,496	Yes
5	57569	La Reserve Villas	Multifamily	9,358		60,000	Yes
6	57465	Regal Parc Apartments	Multifamily	37,500		140,250	Yes
7	57420	Villas on Guadalupe	Multifamily			52,500	Yes
8	56698	Silver Creek Apartments	Multifamily			85,428	Yes
9	57470	The Quarters at CityPlace	Multifamily			63,196	Yes
10	57418	WildOak Apartments	Multifamily			87,000	Yes
11	52708	UDR Portfolio - Escalante Apartments I & II	Multifamily	69,518	135,000	213,300	Tax Only
12	57485	Sterling University Ridge	Multifamily			54,600	Tax Only
13	57482	Sterling University Manor	Multifamily			54,600	Tax Only
14	57525	Parkview Apartments	Multifamily			60,132	Yes
15	57295	Woodland Heights	Multifamily	59,625		67,440	Yes
16	57288	Creekwood Apartments - Phase I	Multifamily	101,500		90,466	Yes
17	57484	Sterling University Plains	Multifamily			46,800	Tax Only
18	57486	Sterling University Riverside	Multifamily			46,800	Tax Only
19	57481	Sterling University Lodge	Multifamily			39,000	Tax Only
20	57479	Sterling University Enclave	Multifamily			39,000	Tax Only
21	57503	Pebble Creek Apartments	Multifamily			48,000	Yes
22	57483	Sterling University Mills	Multifamily			39,000	Tax Only
23	5432	Desert Tree Apartments	Multifamily	11,250	9,271	111,250	Yes
24	57162	Woodbend Apartments	Multifamily	70,500		33,600	Yes
25	57501	Deerbrook Apartments	Multifamily			38,004	Yes
26	57522	Courtyard Apartments	Multifamily		80,000	68,820	Yes
27	55829	Harbour Landing Apartments	Multifamily	120,118		55,952	Tax Only
28	6212	Mitchells Park Apartments	Multifamily	6,188		30,500	Yes
29	56991	Village at Crossgates Apartments	Multifamily	101,500		60,060	Yes
30	57397	Burgundy Hills Apartments	Multifamily		53,000		Yes
31	55818	Governours Place Apartments	Multifamily	2,315	20,877	39,000	Yes
32	57437	Fountain Place Apartments	Multifamily			13,776	Yes
33	5705	Cedar Creek Apartments	Multifamily	13,281		31,750	Yes
34	57343	Pages Place Apartments	Multifamily			10,803	Yes
35	57217	Berendo Villa Apartments	Multifamily			4,500	Yes
36	6692	Palm Court Apartments	Multifamily	1,500		15,860	Yes
37	6097	Union Avenue Apartments	Multifamily	625		3,600	Yes
38	57578	Newgate Mall	Retail				No
39	57126	Forum I at Olympia Parkway	Retail		57,830		Tax Only
40	56885	Gravois Bluffs East (Phase III)	Retail				No
41	57127	Forum II at Olympia Parkway	Retail		82,600		Tax Only
42	57394	Parkway Village Shopping Center	Retail			14,188	Yes		$316,404
43	52860	The Commons at Royal Palm	Retail	6,250		11,066	Tax Only	$489,300

[Additional columns continue on next page]

Annex B
Capital Improvement, Replacement Reserve and Escrow Accounts (continued)

				Initial Deposit	Initial	Annual		Initial	Annual
				to Capital	Deposit to	Deposit to	Tax and	Deposit to	Deposit to
	Loan		Property	Improvement	Replacement	Replacement	Insurance	TI/LC	TI/LC
Sequence	Number	Property Name	Type	Reserves	Reserves	Reserves	Escrow	Escrow	Escrow
44	5327	Merchants Walk Shopping Center	Retail	80,163		33,120	Yes		92,880
45	56679	Castle Pines Marketplace	Retail	11,438		14,012	Yes
46	56247	Northridge Shopping Center	Retail			19,680	Yes		51,960
47	57106	Arden Plaza Shopping Center	Retail	101,250		144,756	Yes
48	56980	Newberry Square Shopping Center	Retail			19,676	Yes
49	6211	Country Aire Plaza	Retail			5,910	Yes		25,768
50	56740	Main Street Plaza	Retail			21,774	Yes
51	57039	Pajaro Hills Shopping Center	Retail	136,687	33,250	15,084	Yes
52	5073	Heritage Tops-Madison	Retail			7,212	Yes		21,648
53	56989	Sam's Club - Corona	Retail				No
54	57321	Walgreens - Van Nuys, CA	Retail	2,700			No
55	57059	French Mountain Commons	Retail			6,843	Yes	30,000
56	57122	The Lakes Shopping Center	Retail			44,474	Tax Only
57	57259	The Exchange Block Building	Retail	55,250		10,572	Yes		36,000
58	57152	Cooper Street Commons	Retail	22,563		13,517	Yes		22,800
59	57155	Goldenrod Groves Shopping Center	Retail				No
60	56938	Westside Village Shopping Center	Retail			4,500	Yes
61	57324	Walgreens - Seattle, WA	Retail	23,794			No
62	57417	Walgreens - Waterford, MI	Retail			2,898	No
63	57323	Walgreens - Lakewood, CA	Retail	3,613			No
64	56937	Cambridge Crossing Shopping Center	Retail			4,532	Yes
65	57260	Walgreens - South Everett, WA	Retail				No
66	57336	Winn Dixie - Winter Garden, FL	Retail			4,474	Tax Only
67	57419	CVS - Pawtucket, RI	Retail			1,632	No
68	57154	CompUSA Retail Center	Retail				No
69	56966	Wharton Square Plaza	Retail	22,500		21,564	Yes
70	56959	Walgreens - Memphis (Summer & Perkins)	Retail				No
71	57320	911 North Buffalo Building	Retail	1,875		4,368	Yes
72	57361	Walgreens - Austin, TX	Retail				No
73	6164	Memorial Plaza	Retail	26,813	37,000	12,120	Yes		30,696
74	2510	Mountain Meadows Plaza	Retail			3,060	Yes		18,324
75	6146	Millcreek SC-DE Portfolio	Retail				Yes
76	2221	Building 9 - Crossroads	Retail			3,300	Yes		32,347
77	56953	North Ridge Market Place	Retail	16,000		9,762	Yes	22,000	15,000
78	57395	Barnes & Noble	Retail				No
79	57203	Horizon Place Shopping Center	Retail			1,464	Yes		10,368
80	56988	Centura Emporium	Retail			2,988	Yes	15,000	15,000
81	57150	Village Corners II Shopping Center	Retail			2,548	Yes	20,000	8,400
82	6537	Golden Ring Centre	Retail				Real Estate Taxes Only
83	6387	Kirkland Square	Retail				Yes
84	57322	Walgreens - Dover, Toms River, NJ	Retail				No
85	6948	Winn Dixie Jacksonville	Retail	26,000			Yes		14,400
86	6275	Shops at Limestone-DE Portfolio	Retail				Yes

[Additional columns continue on next page]

Annex B
Capital Improvement, Replacement Reserve and Escrow Accounts (continued)

				Initial Deposit	Initial	Annual		Initial	Annual
				to Capital	Deposit to	Deposit to	Tax and	Deposit to	Deposit to
	Loan		Property	Improvement	Replacement	Replacement	Insurance	TI/LC	TI/LC
Sequence	Number	Property Name	Type	Reserves	Reserves	Reserves	Escrow	Escrow	Escrow
87	6277	Rockford Shops-DE Portfolio	Retail				Yes
88	57365	Hines-Sumitomo Life Office Portfolio (Roll-Up)	Office		24,903	298,836	Tax Only	99,611	1,195,332
89	57442	1328 Broadway	Office	25,563		17,604	Tax Only
90	57327	The Colonnade Office Building	Office	35,175		69,936	Yes		125,004
91	57296	4501 North Fairfax Office Building	Office			21,116	Yes	3,776,512
92	57189	KPMG Centre	Office				Tax Only
93	57384	477 Madison Avenue	Office				Tax Only
94	57379	The Brill Building	Office	25,000	40,000		Tax Only
95	57229	48 West 48th Street	Office	21,500	26,724		Yes
96	57398	1101 Connecticut Avenue	Office			17,349	Yes		300,000
97	57366	International Floral Design Center	Office				No
98	57135	29 East Madison Street - The Heyworth Building	Office			71,208	Tax Only
99	57136	Coney Island Avenue Office	Office			8,913	Yes
100	56526	Coral Springs Trade Center	Office			14,667	Tax Only
101	57232	Prosperity Medical Park - Building A	Office			7,499	Tax Only	94,313
102	57439	Trinity Centre IV	Office			7,380	Yes
103	57363	Escondido Medical Arts Center	Office			12,714	Yes
104	53149	130 So. Jefferson Street	Office			28,284	Yes		104,280
105	57093	Merrill Lynch Building	Office			10,093	Yes
106	56327	Rancho Temecula Center	Office	25,000		43,404	Tax Only	120,000
107	6352	Fifth Avenue Office	Office		15,000	9,769	Yes		40,354
108	6286	Northbrook Office Court	Office				Yes	67,000
109	57435	Mountain Center	Office	3,750		9,804	Yes
110	6010	Harbor Place Professional Center	Office			2,940	Yes
111	57430	Nestle Distribution Center - DeKalb, IL	Industrial				No
112	57428	Nestle Distribution Center - McDonough, GA	Industrial				No
113	57208	Jones Apparel Group Distribution Warehouse	Industrial				No
114	57362	FedEx Freight Service Facility	Industrial				No
115	57277	McGraw-Hill Distribution Building	Industrial				No
116	6015	Snap On Tools Building	Industrial			4,320	Yes		48,113
117	57312	Sterling Estates Manufactured Home Community	Manufactured Housing Community	24,250		24,960	Yes
118	57455	Skyline Village Manufactured Home Community	Manufactured Housing Community	39,273		15,680	Yes
119	57310	Gem Suburban MHP	Manufactured Housing Community	9,660		15,360	Yes
120	57456	Madison Heights Estates Manufactured Home Community	Manufactured Housing Community	16,330		3,419	Yes
121	6349	Buckhead Farm MHC	Manufactured Housing Community			14,750	Yes
122	6365	Meadows MHC	Manufactured Housing Community	8,750		6,400	Yes
123	6642	Rustic Pines	Manufactured Housing Community	6,250		6,550	Yes
124	6223	Ashbury Ridge MHC	Manufactured Housing Community		25,000	12,000	Yes
125	6630	Victoria Village MHC	Manufactured Housing Community			2,700	Yes
126	6814	Palm Gardens MHC	Manufactured Housing Community	1,125		12,000	Yes
127	57258	StorageMart Facility #1510	Self Storage	241,500	13,250	11,076	Tax Only
128	57251	StorageMart Facility #506	Self Storage	65,550		4,368	Tax Only
129	57253	StorageMart Facility #711	Self Storage	11,500		8,622	Tax Only

[Additional columns continue on next page]

Annex B
Capital Improvement, Replacement Reserve and Escrow Accounts (continued)

				Initial Deposit	Initial	Annual		Initial	Annual
				to Capital	Deposit to	Deposit to	Tax and	Deposit to	Deposit to
	Loan		Property	Improvement	Replacement	Replacement	Insurance	TI/LC	TI/LC
Sequence	Number	Property Name	Type	Reserves	Reserves	Reserves	Escrow	Escrow	Escrow
130	57252	StorageMart Facility #516	Self Storage			2,320	Tax Only
131	57254	StorageMart Facility #715	Self Storage	37,950		7,712	Tax Only
132	57255	StorageMart Facility #1202	Self Storage	5,750		9,740	Tax Only
133	57245	StorageMart Facility #105	Self Storage	97,750		22,031	Tax Only
134	57249	StorageMart Facility #112	Self Storage	8,510		9,740	Tax Only
135	57257	StorageMart Facility #1302	Self Storage	188,025		8,334	Tax Only
136	57256	StorageMart Facility #1301	Self Storage	80,500		5,577	Tax Only
137	57246	StorageMart Facility #106	Self Storage	2,875		6,099	Tax Only
138	57247	StorageMart Facility #107	Self Storage	140,300		6,661	Tax Only
139	57250	StorageMart Facility #113	Self Storage	4,025		4,502	Tax Only
140	57248	StorageMart Facility #108	Self Storage	103,500		5,704	Tax Only
141	57305	Budget Mini-Storage	Self Storage			9,496	Yes
142	6328	Olde Naples Self Storage South	Self Storage		24,181		Yes
143	57351	The Store Room (formerly Village Storage Center)	Self Storage			5,353	Yes
144	57281	Budget Self Storage	Self Storage			10,416	Yes
145	6169	Fort Apache Self Storage	Self Storage			10,240	Yes
146	57283	I-35 Self Storage - Denton	Self Storage			10,644	Yes
147	6463	Shamrock Self Storage	Self Storage	64,500		19,119	Yes
148	57282	I-35 Self Storage - Lewisville	Self Storage			10,404	Yes
149	57244	Hilton Garden Inn	Hotel			109,754	Yes
150	53631	Hawthorn Suites Riverwalk-San Antonio, TX	Hotel			25,992	Yes

		Totals		$2,648,919	$1,043,886	$3,824,138		$4,733,737	$2,525,079

Annex B
Multifamily Schedule

				Utilities Tenant	Studio		1 Bedroom		2 Bedroom		3 Bedroom		4 Bedroom
	Loan		Cut-Off	Pays/Payment	# of	Avg	# of	Avg	# of	Avg	# of	Avg	# of	Avg
Sequence	Number	Property Name	Balance	of Util.	Units	Rent	Units	Rent	Units	Rent	Units	Rent	Units	Rent	Elevators
1	57568	Harrison Park Apartments	$18,550,000	Electric, Water			88	$589	208	$695	64	$840			No
2	57566	Suntree Village Apartments	17,700,000	Electric, Water			192	494	231	632	1	800			No

		Sub-Total Crossed Loans	36,250,000
3	57612	Cypress Creek Apartments	35,000,000	Electric, Gas			380	764	190	923	190	1,011			No
4	57567	Bear Canyon Apartments	14,550,000	Electric, Water			72	647	118	785	48	951			No
5	57569	La Reserve Villas	12,200,000	Electric, Gas, Water			64	627	148	709	28	882			No

		Sub-Total Crossed Loans	26,750,000
6	57465	Regal Parc Apartments	23,500,000	Electric, Gas	5	$496	175	528	292	712	89	870			No
7	57420	Villas on Guadalupe	23,000,000	Electric, Water	7	905	21	1,116	100	1,809	12	2,449	10	$3,176	No
8	56698	Silver Creek Apartments	22,960,000	Electric, Gas			120	760	224	938	32	1,159			No
9	57470	The Quarters at CityPlace	20,751,624	Electric, Water	2	840	148	1,062	56	1,517	38	1,903			Yes
10	57418	WildOak Apartments	19,797,000	Electric, Gas, Water			128	651	196	795	24	1,000			No
11	52708	UDR Portfolio - Escalante Apartments I & II	18,341,122	Electric, Water			322	565	192	814	26	1,110			No
12	57485	Sterling University Ridge	16,000,000	Electric, Gas							28	1,155	140	1,440	No
13	57482	Sterling University Manor	15,280,000	Electric, Water							72	1,065	96	1,338	No
14	57525	Parkview Apartments	13,360,000	Electric	14	555	80	710	102	855	15	1,026			No
15	57295	Woodland Heights	12,557,913	Electric	6	584	51	761	182	877	1	1,100			No
16	57288	Creekwood Apartments - Phase I	11,971,040	Electric	12	915	90	1,000	72	1,294					Yes
17	57484	Sterling University Plains	11,600,000	Electric, Gas, Water							36	1,065	108	1,336	No
18	57486	Sterling University Riverside	11,200,000	Electric, Water					48	830			96	1,340	No
19	57481	Sterling University Lodge	11,160,000	Electric, Gas, Water			1	480					120	1,246	No
20	57479	Sterling University Enclave	10,480,000	Electric									120	1,304	No
21	57503	Pebble Creek Apartments	9,600,000	Electric, Gas, Water					144	655	48	754			No
22	57483	Sterling University Mills	9,440,000	Electric, Gas, Water									120	1,330	No
23	5432	Desert Tree Apartments	7,942,214	Electric, Gas	144	372	295	405	4	175	1	775			No
24	57162	Woodbend Apartments	7,476,017	Electric, Gas			48	740	72	957					No
25	57501	Deerbrook Apartments	7,016,000	Electric, Gas, Water	6	428	6	529	134	572	6	767			No
26	57522	Courtyard Apartments	6,900,000	Electric, Gas, Water			144	400	104	455					No
27	55829	Harbour Landing Apartments	6,398,831	Electric, Water			32	481	120	574	56	654			No
28	6212	Mitchells Park Apartments	5,537,857	Electric, Gas, Water			24	518	80	628	18	796			No
29	56991	Village at Crossgates Apartments	4,980,017	Electric, Gas, Water, Heat			60	535	84	613	24	713			No
30	57397	Burgundy Hills Apartments	4,700,000	Electric, Gas, Water			34	610	52	691	12	919			No
31	55818	Governours Place Apartments	3,744,514	Electric, Water			26	556	88	625	16	679			No
32	57437	Fountain Place Apartments	3,680,000	Electric, Gas, Water			33	673	32	856					No
33	5705	Cedar Creek Apartments	3,489,531	Electric	21	410	66	471	40	565					No
34	57343	Pages Place Apartments	3,285,271	Electric, Gas					19	850	20	950			No
35	57217	Berendo Villa Apartments	1,949,049	Electric, Gas	9	624	17	794	4	961					Yes
36	6692	Palm Court Apartments	1,788,737	Electric	4	414	8	494	40	583					No
37	6097	Union Avenue Apartments	1,571,751	Electric, Gas, Water					8	1,628	4	1,819			No

		Total Multifamily Loans	$429,458,486

ANNEX C (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Bank of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @ www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 DISTRIBUTION DATE STATEMENT Table of Contents STATEMENT SECTIONS PAGE(s) Certificate Distribution Detail 2 Certificate Factor Detail 3 Reconciliation Detail 4 Other Required Information 5 Cash Reconciliation 6 Ratings Detail 7 Current Mortgage Loan and Property Stratification Tables 8-10 Mortgage Loan Detail 11 Principal Prepayment Detail 12 Historical Detail 13 Delinquency Loan Detail 14 Specialty Serviced Loan Detail 15-16 Modified Loan Loan 17 Liquidated Loan Detail 18 Depositor Master Servicer Special Servicer Banc of America Commercial Mortgage Inc. 214 North Tryon Street Charlotte, NC 28255 Contact: David Gertner Phone Number: (704) 388-3621 Bank of America, N.A. 555 South Flower Street 6th Floor Los Angeles, CA 90071 Contact: Anita Roglich Phone Number: (213) 345-7357 Midland Loan Services, Inc. 10851 Mastin Street, Bldg. 82 Suite 700 Overland Park, KS 66210 Contact: Brad Hauger Phone Number: (913) 253-9000 This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 1 of 18 C-1

Certificate Distribution Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level(1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
		0.000000	0.00	0.00	0.00	0.00	0.00	0.00

C-2

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

Page 2 of 18

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Certificate Distribution Detail Class/Component A-1 CUSIP Pass-Through Rate 0.000000% Original Balance 0.00 Beginning Balance 0.00 Principal Distribution 0.00 Interest Distribution 0.00 Prepayment Premium 0.00 Realized Loss/Additional Trust Fund Expenses 0.00 Total Distribution 0.00 Ending Balance 0.00 Current Subordination Level (1) 0.00 Totals 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Class CUSIP Pass-Through Rate 0.000000 Oringinal Notional Amount 0.00 Beginning Notional Amount 0.00 Interest Distribution 0.00 Prepayment Premium 0.00 Total Distribution 0.00 Ending Notional Amount 0.00 (1) Calculated by taking (A) the sum of the ending certifcate balance of all classes less (B) the sum of (i) the ending blanace of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A). Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 2 of 18 C-2

Certificate Factor Detail

Class\ Component	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
		0.00000000	0.00000000	0.00000000	0.00000000

Copyright 2003, Wells Fargo Bank Minnesota, N.A.

Page 3 of 18

C-3

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Certificate Factor Detail Realized Loss/Beginning Principal Interest Prepayment Additional Trust Ending Class/Component CUSIP Balance Distribution Distribution Premium Fund Expenses Balance A-1 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 0.00000000 Beginning Ending Notional Interest Prepayment Notional Class CUSIP Amount Distribution Premium Amount 0.00000000 0.00000000 0.00000000 0.00000000 Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 3 of 18 C-3

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CITSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Reconciliation Detail Advance Summary Master Servicing Fee Summary P & I Advances Outstanding 0.00 Current Period Accrued Master Servicing Fees 0.00 Servicing Advances Outstanding 0.00 Less Master Servicing Fees on Delinquent Payments 0.00 Reimbursements for Internet or P&I 0.00 Less Reductions to Master Servicing Fees 0.00 Advances Paid from general collections Plus Master Servicing Fees on Delinquent Payments Received 0.00 Reimbursements for interest on Servicing 0.00 Plus Adjustments for Prior Master Servicing Calculation 0.00 Advances paid from general collections Total Master Servicing Fees Collected Class Accrued Certificate Interest Net Aggregate Prepayment Interest Shortfall Distributable Certificate Interest Distributable Certificate Interest Adjustment Additional Trust Fund Expenses Interest Distribution Remaining Unpaid Distributable Certificate Interest A-1 0.00 0.00 0.00 0.00 0.00 0.00 0.00[WW] Total 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 4 of 18 C-4

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Other Required Information Available Distribution Amount(1) 0.00 Principal Distribution Amount 0.00 (a) Principal portion of Monthly Payments and any Assumed Monthly Payments 0.00 (b) Principal Prepayments 0.00 (c) Collection of Principal on a Balloon Loan after its stated Maturity Date 0.00 (d) Liquidation Proceeds and Insurance Proceeds received on a Mortgage Loan 0.00 (e) Liquidation Proceeds, Insurance Proceeds, or REO Revenues received on an REO 0.00 Plus the excess of the prior Principal Distribution Amount over the principal paid to the Sequential Pay Certificates 0.00 Aggregate Number of Outstanding Loans 0.00 Aggregate Stated Principal Balance of the Mortgage Pool before 0.00 Aggregate Stated Principal Balance of the Mortgage Pool after distribution 0.00 Total Master Servicing and Special Servicing Fee paid 0.00 Master Servicing Fee paid 0.00 Special Servicing Fee paid 0.00 Trustee Fee paid 0.00 Interest Reserve Deposit 0.00 Interest Reserve Withdrawal 0.00 Additional Trust Fund Expenses 0.00 (i) Fees paid to Special Servicer 0.00 (ii) Interest on Advances 0.00 (iii) Other Expenses of the Trust 0.00 Appraisal Reduction Amount Appraisal Cumulative Most Recent Loan Reduction ASER App. Red. Number Effected Amount Date Total (1) The Available Distribution Amount includes any Prepayment Premiums. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 5 of 18 C-5

(WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass- Through Certificates Series 2003-2 For Additional Information please contact CTS Link Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Cash Reconciliation Detail Total Funds Collected Interest: Interest paid or advanced 0.00 Interest reductions due to Non-Recoverability Determinations 0.00 Interest Adjustments 0.00 Deferred Interest 0.00 Net Prepayment Interest Shortfall 0.00 Net Prepayment Interest Excess 0.00 Extension Interest 0.00 Interest Reserve Withdrawal 0.00 Total Interest Collected 0.00 Principal: Scheduled Principal 0.00 Unscheduled Principal 0.00 Principal Prepayments 0.00 Collection of Principal after Maturity Date 0.00 Recoveries from Liquidation and Insurance Proceeds 0.00 Excess of Prior Principal Amounts paid 0.00 Curtailments 0.00 Negative Amortization 0.00 Principal Adjustments 0.00 Total Principal Collected 0.00 Other: Prepayment Penalties/Yield Maintenance 0.00 Prepayment Fees 0.00 Borrower Option Extension Fees 0.00 Equity Payments Received 0.00 Net Swap Counterparty Payments Received 0.00 Total Other Collected 0.00 Total Funds Collected 0.00 Total Funds Distributed Fees: Master Servicing Fee 0.00 Trustee Fee 0.00 Certificate Administration Fee 0.00 Insurer Fee 0.00 Miscellaneous Fee 0.00 Total Fees 0.00 Additional Trust Fund Expenses: Reimbursement for Interest on Advances 0.00 ASER Amount 0.00 Special Servicing Fee 0.00 Reduction of funds due to Non-Recoverability 0.00 Rating Agency Expenses 0.00 Attorney Fees & Expenses 0.00 Bankruptcy Expense 0.00 Taxes Imposed on Trust Fund 0.00 Non-Recoverable Advances 0.00 Other Expenses 0.00 Total Additional Trust Fund Expenses Interest Reserve Deposit Payments to Certificateholders & Others: Interest Distribution 0.00 Principal Distribution 0.00 Prepayment Penalties/Yield Maintenance 0.00 Borrower Option Extension Fees 0.00 Equity Payments Paid 0.00 Net Swap Counterparty Payments Paid 0.00 Total Payments to Certificateholders & Others Total Funds Distributed Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 6 of 18 C-6

Banc of America Commercial Mortgage Inc. Commercial Mortgage pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Ratings Detail Class CUSIP Original Ratings Fitch Moody's S & P Current Ratings (1) Fitch Moody's S & P A-1 NR - Designates that the class was not rated by the above agency at the time of original issuance. X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance. N/A - Data not available this period. 1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies. Fitch, Inc. One State Street Plaza New York, New York 10004 (212) 908-0500 Moody's Investors Service 99 Church Street New York, New York 10007 (212) 553-0300 Standard & Poor's Rating Services 55 Water Street New York, New York 10041 (212) 438-2430 Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 7 of 18 C-7

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Current Mortgage Loan and Property Stratification Tables Scheduled Balance Scheduled Balance # of Loans Scheduled Balance % of Agg. Balance WAM (2) WAC Weighted Avg DSCR (1) Totals State (3) State # of Props. Scheduled Balance % of Agg Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals See footnotes on last page of this section. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 8 of 18 C-8

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Current Mortgage Loan and Property Stratification Tables Debt Service Coverage Ratio Debt Service Coverage Ratio # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Property Type (3) Property Type # of Props. Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Note Rate Note Rate # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Seasoning Seasoning # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals See footnotes on last page of this section. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 9 of 18 C-9

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Current Mortgage Loan and Property Stratification Tables Anticipated Remaining Term (ARD and Balloon Loans) Anticipated Remaining Term (2) # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Remaining Stated Term (Fully Amortizing Loans) Remaining Stated Term # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Remaining Amortization Term (ARD and Balloon Loans) Remaining Amortization Term # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals Age of Most Financial Information Age of Most Recent Financial Information # of loans Scheduled Balance % of Agg. Bal. WAM (2) WAC Weighted Avg DSCR (1) Totals (1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation. (2) Anticipated Remaining Term and WAM are each calculated based up on the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date. (3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 10 of 18 C-10

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Mortgage Loan Detail Loan Number ODCR Property Type (1) City State Interest Payment Principal Payment Gross Coupon Anticipated Repayment Date Maturity Date Neg. Amort (Y/N) Beginning Scheduled Balance Ending Scheduled Balance Paid Thru Date Appraisal Reduction Date Appraisal Reduction Amount Res. Strat. (2) Mod. Code (3) Totals (1) Property Type Code MF - Multi-Family RT - Retail HC - Health Care IN - Industrial WH - Warehouse MH - Mobile Home Park OF - Office MU - Mixed Use LO - Lodging SS - Self Storage OT - Other (2) Resolution Strategy Code 1 - Modification 2 - Foreclosure 3 - Bankruptcy 4 - Extension 5 - Note Sale 6 - DPO 7 - REO 8 - Resolved 9 - Pending Return to Master Servicer 10 - Deed in Lieu Of Foreclosure 11 - Full Payoff 12 - Reps and Warranties 13 - Other or TBD (3) Modification Code 1 - Maturity Date Extension 2 - Authorization Change 3 - Principal Write-Off 4 - Combination Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 11 of 18 C-11

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Principal Prepayment Detail Loan Number Offering Document Cross-Reference Principal Prepayment Amount Payoff Amount Curtailment Amount Prepayment Penalties Percentage Premium Yield Maintenance Charge Totals Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 12 of 18 C-12

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Historical Detail Delinquencies Distribution Date 30-59 Days # Balance 60-89 Days # Balance 90 Days or More # Balance Foreclosure # Balance REO # Balance Modifications # Balance Prepayments Curtailments # Balance Payoff # Balance Rate and Maturities Next Weighted Avg. Coupon Remit WAM Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories. Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 13 of 18 C-13

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Delinquency Loan Detail Loan Number Offering Document Cross-Reference # of Months Delinq. Paid Through Date Current P & I Advances Outstanding P & I Advances Status of Mortgage Loan (1) Resolution Strategy Code (2) Servicing Transfer Date Foreclosure Date Current Servicing Advances Outstanding Servicing Advances Bankruptcy Date REO Date Totals (1) Status of Mortgage Loan A - Payments Not Received But Still in Grace Period B - Late Payment But Less Than 1 Month Delinquent 0 - Current 1 - One Month Delinquent 2 - Two Months Delinquent 3 - Three Or More Months Delinquent 4 - Assumed Scheduled Payment (Performing Matured Loan) 7 - Foreclosure 9 - Reo (2) Resolution Strategy Code 1 - Modification 2 - Foreclosure 3 - Bankruptcy 4 - Extension 5 - Note Sale 6 - DPO 7 - REO 8 - Resolved 9 - Pending Return to Master Servicer 10 - Deed in Lieu Of Master Servicer 11 - Full Payoff 12 - Reps and Warranties 13 - Other or TBD Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 14 of 18 C-14

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Specialty Serviced Loan Detail - Part 1 Distribution Date Loan Number Offering Document Cross-Reference Servicing Transfer Date Resolution Strategy Code (1) Scheduled Balance Property Type (2) State Interest Rate Actual Balance Net Operating Income NOI Date DSCR Note Date Maturity Date Remaining Amortization Term (1) Resolution Strategy Code 1 - Modification 2 - Foreclosure 3 - Bankruptcy 4 - Extension 5 - Note Sale 6 - DPO 7 - REO 8 - Resolved 9 - Pending Return to Master Servicer 10 - Deed in Lieu Of Foreclosure 11 - Full Payoff 12 - Reps and Warranties 13 - Other or TBD (2) Property Type Code MF - Multi-Family RT - Retail HC - Health Care IN - Industrial WH - Warehouse MH - Mobile Home Park OF - Office MU - Mixed Use LO - Lodging SS - Self Storage OT - Other Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 15 of 18 C-15

[WELLS FARGO LOGO] Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Specially Serviced Loan Detail - Part 2 Distribution Date Loan Number Offering Document Cross-Reference Resolution Strategy Code (1) Site Inspection Date Phase 1 Date Appraisal Date Appraisal Value Other REO Property Revenue Comment (1) Resolution Strategy Code 1 - Modification 2 - Foreclosure 3 - Bankruptcy 4 - Extension 5 - Note Sale 6 - DPO - REO - Resolved - Pending Return to Master Servicer 10 - Deed in Lieu of Foreclosure 11 - Full Payoff 12 - Reps and Warranties 13 - Other or TBD Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 16 of 18 C-16

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Modified Loan Detail Loan Number Offering Document Cross-Reference Pre-Modification Balance Modification Date Modification Description Totals Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 17 of 18 C-17

Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2003-2 (WELLS FARGO LOGO) Wells Fargo Bank Minnesota, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951 For Additional Information please contact CTSLink Customer Service (301) 815-6600 Reports Available on the World Wide Web @www.ctslink.com/cmbs Payment Date: 12/11/2003 Record Date: 11/28/2003 Liquidated Loan Detail Loan Number Final Recovery Determination Date Offering Document Cross-Reference Appraisal Date Appraisal Value Actual Balance Gross Proceeds Gross Proceeds as a % of Actual Balance Aggregate Liquidation Expenses* Net Liquidation Proceeds Net Proceeds as a % of Actual Balance Realized Loss Repurchased by Seller (Y/N) Current Total Cumulative Total *Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.). Copyright 2003, Wells Fargo Bank Minnesota, N.A. Page 18 of 18 C-18

ANNEX D

CLASS XP REFERENCE RATE SCHEDULE

Interest		Class XP	Interest		Class XP
Accrual	Distribution	Reference	Accrual	Distribution	Reference
Period	Date	Rate	Period	Date	Rate

1	12/1/2003	5.24570%	43	6/1/2007	5.40410%
2	1/1/2004	5.40650%	44	7/1/2007	5.24390%
3	2/1/2004	5.24560%	45	8/1/2007	5.40400%
4	3/1/2004	5.24570%	46	9/1/2007	5.40390%
5	4/1/2004	5.40630%	47	10/1/2007	5.24390%
6	5/1/2004	5.24550%	48	11/1/2007	5.40380%
7	6/1/2004	5.40620%	49	12/1/2007	5.24380%
8	7/1/2004	5.24550%	50	1/1/2008	5.40370%
9	8/1/2004	5.40610%	51	2/1/2008	5.24260%
10	9/1/2004	5.40610%	52	3/1/2008	5.24280%
11	10/1/2004	5.24530%	53	4/1/2008	5.40230%
12	11/1/2004	5.40590%	54	5/1/2008	5.24240%
13	12/1/2004	5.24520%	55	6/1/2008	5.40210%
14	1/1/2005	5.24510%	56	7/1/2008	5.27920%
15	2/1/2005	5.24490%	57	8/1/2008	5.45100%
16	3/1/2005	5.24540%	58	9/1/2008	5.45340%
17	4/1/2005	5.40520%	59	10/1/2008	5.29820%
18	5/1/2005	5.24450%	60	11/1/2008	5.45840%
19	6/1/2005	5.40480%	61	12/1/2008	5.29800%
20	7/1/2005	5.24430%	62	1/1/2009	5.29790%
21	8/1/2005	5.40450%	63	2/1/2009	5.29790%
22	9/1/2005	5.40380%	64	3/1/2009	5.29850%
23	10/1/2005	5.24340%	65	4/1/2009	5.45780%
24	11/1/2005	5.40500%	66	5/1/2009	5.29760%
25	12/1/2005	5.24450%	67	6/1/2009	5.45760%
26	1/1/2006	5.24450%	68	7/1/2009	5.29740%
27	2/1/2006	5.24440%	69	8/1/2009	5.45740%
28	3/1/2006	5.24500%	70	9/1/2009	5.45720%
29	4/1/2006	5.40470%	71	10/1/2009	5.29710%
30	5/1/2006	5.24430%	72	11/1/2009	5.45700%
31	6/1/2006	5.40460%	73	12/1/2009	5.29520%
32	7/1/2006	5.24430%	74	1/1/2010	5.29680%
33	8/1/2006	5.40460%	75	2/1/2010	5.29500%
34	9/1/2006	5.40450%	76	3/1/2010	5.29630%
35	10/1/2006	5.24420%	77	4/1/2010	5.45310%
36	11/1/2006	5.40440%	78	5/1/2010	5.29960%
37	12/1/2006	5.24420%	79	6/1/2010	5.47240%
38	1/1/2007	5.24410%	80	7/1/2010	5.31260%
39	2/1/2007	5.24410%	81	8/1/2010	5.47210%
40	3/1/2007	5.24470%	82	9/1/2010	5.48360%
41	4/1/2007	5.40420%	83	10/1/2010	5.32520%
42	5/1/2007	5.24400%	84	11/1/2010	5.50360%

D-1

Annex E-1

AMORTIZATION SCHEDULE

OF THE WALGREENS — WATERFORD, MI MORTGAGE LOAN

Period	Date	Balance	Interest	Principal	Servicing Fee

1	7/1/2003	4,380,666.29	20,109.38	6,833.71	118.34
2	8/1/2003	4,374,470.52	20,747.32	6,195.77	118.34
3	9/1/2003	4,368,245.41	20,717.98	6,225.11	118.34
4	10/1/2003	4,361,323.44	20,021.12	6,921.97	118.34
5	11/1/2003	4,355,036.06	20,655.71	6,287.38	118.34
6	12/1/2003	4,348,053.55	19,960.58	6,982.51	118.34
7	1/1/2004	4,341,703.32	20,592.86	6,350.23	118.34
8	2/1/2004	4,335,323.02	20,562.79	6,380.30	118.34
9	3/1/2004	4,327,587.82	19,207.89	7,735.20	118.34
10	4/1/2004	4,321,140.67	20,495.94	6,447.15	118.34
11	5/1/2004	4,314,002.81	19,805.23	7,137.86	118.34
12	6/1/2004	4,307,491.32	20,431.60	6,511.49	118.34
13	7/1/2004	4,300,290.90	19,742.67	7,200.42	118.34
14	8/1/2004	4,293,714.47	20,366.66	6,576.43	118.34
15	9/1/2004	4,287,106.89	20,335.51	6,607.58	118.34
16	10/1/2004	4,279,813.04	19,649.24	7,293.85	118.34
17	11/1/2004	4,273,139.62	20,269.67	6,673.42	118.34
18	12/1/2004	4,265,781.75	19,585.22	7,357.87	118.34
19	1/1/2005	4,259,041.88	20,203.22	6,739.87	118.34
20	2/1/2005	4,252,270.09	20,171.30	6,771.79	118.34
21	3/1/2005	4,243,517.27	18,190.27	8,752.82	118.34
22	4/1/2005	4,236,671.95	20,097.77	6,845.32	118.34
23	5/1/2005	4,229,146.94	19,418.08	7,525.01	118.34
24	6/1/2005	4,222,233.56	20,029.71	6,913.38	118.34
25	7/1/2005	4,214,642.37	19,351.90	7,591.19	118.34
26	8/1/2005	4,207,660.29	19,961.01	6,982.08	118.34
27	9/1/2005	4,200,645.15	19,927.95	7,015.14	118.34
28	10/1/2005	4,192,955.02	19,252.96	7,690.13	118.34
29	11/1/2005	4,185,870.23	19,858.30	7,084.79	118.34
30	12/1/2005	4,178,112.38	19,185.24	7,757.85	118.34
31	1/1/2006	4,170,957.29	19,788.00	7,155.09	118.34
32	2/1/2006	4,163,768.32	19,754.12	7,188.97	118.34
33	3/1/2006	4,154,636.91	17,811.68	9,131.41	118.34
34	4/1/2006	4,147,370.64	19,676.82	7,266.27	118.34
35	5/1/2006	4,139,436.33	19,008.78	7,934.31	118.34
36	6/1/2006	4,132,098.07	19,604.83	7,338.26	118.34
37	7/1/2006	4,124,093.76	18,938.78	8,004.31	118.34
38	8/1/2006	4,116,682.84	19,532.17	7,410.92	118.34
39	9/1/2006	4,109,236.82	19,497.07	7,446.02	118.34
40	10/1/2006	4,101,127.73	18,834.00	8,109.09	118.34

E-1-1

Period	Date	Balance	Interest	Principal	Servicing Fee

41	11/1/2006	4,093,608.04	19,423.40	7,519.69	118.34
42	12/1/2006	4,085,427.32	18,762.37	8,180.72	118.34
43	1/1/2007	4,077,833.27	19,349.04	7,594.05	118.34
44	2/1/2007	4,070,203.25	19,313.07	7,630.02	118.34
45	3/1/2007	4,060,671.59	17,411.43	9,531.66	118.34
46	4/1/2007	4,052,960.29	19,231.79	7,711.30	118.34
47	5/1/2007	4,044,593.27	18,576.07	8,367.02	118.34
48	6/1/2007	4,036,805.82	19,155.64	7,787.45	118.34
49	7/1/2007	4,028,364.76	18,502.03	8,441.06	118.34
50	8/1/2007	4,020,500.45	19,078.78	7,864.31	118.34
51	9/1/2007	4,012,598.90	19,041.54	7,901.55	118.34
52	10/1/2007	4,004,046.89	18,391.08	8,552.01	118.34
53	11/1/2007	3,996,067.41	18,963.61	7,979.48	118.34
54	12/1/2007	3,987,439.63	18,315.31	8,627.78	118.34
55	1/1/2008	3,979,381.50	18,884.96	8,058.13	118.34
56	2/1/2008	3,971,285.20	18,846.79	8,096.30	118.34
57	3/1/2008	3,961,937.11	17,595.00	9,348.09	118.34
58	4/1/2008	3,953,758.19	18,764.17	8,178.92	118.34
59	5/1/2008	3,944,936.49	18,121.39	8,821.70	118.34
60	6/1/2008	3,936,677.06	18,683.66	8,259.43	118.34
61	7/1/2008	3,927,777.07	18,043.10	8,899.99	118.34
62	8/1/2008	3,919,436.37	18,602.39	8,340.70	118.34
63	9/1/2008	3,911,056.17	18,562.89	8,380.20	118.34
64	10/1/2008	3,902,038.75	17,925.67	9,017.42	118.34
65	11/1/2008	3,893,576.15	18,480.49	8,462.60	118.34
66	12/1/2008	3,884,478.62	17,845.56	9,097.53	118.34
67	1/1/2009	3,875,932.85	18,397.32	8,545.77	118.34
68	2/1/2009	3,867,346.61	18,356.85	8,586.24	118.34
69	3/1/2009	3,856,947.17	16,543.65	10,399.44	118.34
70	4/1/2009	3,848,271.01	18,266.93	8,676.16	118.34
71	5/1/2009	3,838,965.83	17,637.91	9,305.18	118.34
72	6/1/2009	3,830,204.51	18,181.77	8,761.32	118.34
73	7/1/2009	3,820,816.52	17,555.10	9,387.99	118.34
74	8/1/2009	3,811,969.24	18,095.81	8,847.28	118.34
75	9/1/2009	3,803,080.06	18,053.91	8,889.18	118.34
76	10/1/2009	3,793,567.75	17,430.78	9,512.31	118.34
77	11/1/2009	3,784,591.42	17,966.76	8,976.33	118.34
78	12/1/2009	3,774,994.37	17,346.04	9,597.05	118.34
79	1/1/2010	3,765,930.07	17,878.79	9,064.30	118.34
80	2/1/2010	3,756,822.84	17,835.86	9,107.23	118.34
81	3/1/2010	3,745,950.60	16,070.85	10,872.24	118.34
82	4/1/2010	3,736,748.75	17,741.24	9,201.85	118.34
83	5/1/2010	3,726,932.43	17,126.77	9,816.32	118.34
84	6/1/2010	3,717,640.51	17,651.17	9,291.92	118.34

E-1-2

Period	Date	Balance	Interest	Principal	Servicing Fee

85	7/1/2010	3,707,736.61	17,039.19	9,903.90	118.34
86	8/1/2010	3,698,353.77	17,560.25	9,382.84	118.34
87	9/1/2010	3,688,926.49	17,515.81	9,427.28	118.34
88	10/1/2010	3,678,890.98	16,907.58	10,035.51	118.34
89	11/1/2010	3,669,371.53	17,423.64	9,519.45	118.34
90	12/1/2010	3,659,246.39	16,817.95	10,125.14	118.34
91	1/1/2011	3,649,633.90	17,330.60	9,612.49	118.34
92	2/1/2011	3,639,975.88	17,285.07	9,658.02	118.34
93	3/1/2011	3,628,603.80	15,571.01	11,372.08	118.34
94	4/1/2011	3,618,846.18	17,185.47	9,757.62	118.34
95	5/1/2011	3,608,489.47	16,586.38	10,356.71	118.34
96	6/1/2011	3,598,636.59	17,090.21	9,852.88	118.34
97	7/1/2011	3,588,187.25	16,493.75	10,449.34	118.34
98	8/1/2011	3,578,238.21	16,994.05	9,949.04	118.34
99	9/1/2011	3,568,242.05	16,946.93	9,996.16	118.34
100	10/1/2011	3,557,653.40	16,354.44	10,588.65	118.34
101	11/1/2011	3,547,559.75	16,849.44	10,093.65	118.34
102	12/1/2011	3,536,876.31	16,259.65	10,683.44	118.34
103	1/1/2012	3,526,684.26	16,751.04	10,192.05	118.34
104	2/1/2012	3,516,443.94	16,702.77	10,240.32	118.34
105	3/1/2012	3,505,080.65	15,579.80	11,363.29	118.34
106	4/1/2012	3,494,738.01	16,600.45	10,342.64	118.34
107	5/1/2012	3,483,812.47	16,017.55	10,925.54	118.34
108	6/1/2012	3,473,369.10	16,499.72	10,443.37	118.34
109	7/1/2012	3,462,345.62	15,919.61	11,023.48	118.34
110	8/1/2012	3,451,800.58	16,398.05	10,545.04	118.34
111	9/1/2012	3,441,205.60	16,348.11	10,594.98	118.34
112	10/1/2012	3,430,034.70	15,772.19	11,170.90	118.34
113	11/1/2012	3,419,336.64	16,245.03	10,698.06	118.34
114	12/1/2012	3,408,065.51	15,671.96	11,271.13	118.34
115	1/1/2013	3,397,263.40	16,140.98	10,802.11	118.34
116	2/1/2013	3,386,410.13	16,089.82	10,853.27	118.34
117	3/1/2013	3,373,953.35	14,486.31	12,456.78	118.34
118	4/1/2013	3,362,989.68	15,979.42	10,963.67	118.34
119	5/1/2013	3,351,460.29	15,413.70	11,529.39	118.34
120	6/1/2013	0.00	15,872.89	3,351,460.29	118.34

E-1-3

Annex E-2

AMORTIZATION SCHEDULE

OF THE CVS — PAWTUCKET, RI MORTGAGE LOAN

Period	Date	Balance	Interest	Principal	Servicing Fee

1	7/1/2003	4,050,561.58	18,585.42	4,438.42	132.90
2	8/1/2003	4,046,721.65	19,183.91	3,839.93	132.90
3	9/1/2003	4,042,863.53	19,165.72	3,858.12	132.90
4	10/1/2003	4,038,369.48	18,529.79	4,494.05	132.90
5	11/1/2003	4,034,471.81	19,126.17	3,897.67	132.90
6	12/1/2003	4,029,939.30	18,491.33	4,532.51	132.90
7	1/1/2004	4,026,001.70	19,086.24	3,937.60	132.90
8	2/1/2004	4,022,045.45	19,067.59	3,956.25	132.90
9	3/1/2004	4,016,841.51	17,819.90	5,203.94	132.90
10	4/1/2004	4,012,841.88	19,024.21	3,999.63	132.90
11	5/1/2004	4,008,210.23	18,392.19	4,631.65	132.90
12	6/1/2004	4,004,169.72	18,983.33	4,040.51	132.90
13	7/1/2004	3,999,498.32	18,352.44	4,671.40	132.90
14	8/1/2004	3,995,416.55	18,942.07	4,081.77	132.90
15	9/1/2004	3,991,315.45	18,922.74	4,101.10	132.90
16	10/1/2004	3,986,585.14	18,293.53	4,730.31	132.90
17	11/1/2004	3,982,442.21	18,880.91	4,142.93	132.90
18	12/1/2004	3,977,671.23	18,252.86	4,770.98	132.90
19	1/1/2005	3,973,486.08	18,838.69	4,185.15	132.90
20	2/1/2005	3,969,281.11	18,818.87	4,204.97	132.90
21	3/1/2005	3,963,236.97	16,979.70	6,044.14	132.90
22	4/1/2005	3,958,983.46	18,770.33	4,253.51	132.90
23	5/1/2005	3,954,104.96	18,145.34	4,878.50	132.90
24	6/1/2005	3,949,808.20	18,727.08	4,296.76	132.90
25	7/1/2005	3,944,887.65	18,103.29	4,920.55	132.90
26	8/1/2005	3,940,547.24	18,683.43	4,340.41	132.90
27	9/1/2005	3,936,186.27	18,662.87	4,360.97	132.90
28	10/1/2005	3,931,203.28	18,040.85	4,982.99	132.90
29	11/1/2005	3,926,798.06	18,618.62	4,405.22	132.90
30	12/1/2005	3,921,772.04	17,997.82	5,026.02	132.90
31	1/1/2006	3,917,322.15	18,573.95	4,449.89	132.90
32	2/1/2006	3,912,851.18	18,552.87	4,470.97	132.90
33	3/1/2006	3,906,565.65	16,738.31	6,285.53	132.90
34	4/1/2006	3,902,043.74	18,501.93	4,521.91	132.90
35	5/1/2006	3,896,904.27	17,884.37	5,139.47	132.90
36	6/1/2006	3,892,336.60	18,456.17	4,567.67	132.90
37	7/1/2006	3,887,152.64	17,839.88	5,183.96	132.90
38	8/1/2006	3,882,538.79	18,409.99	4,613.85	132.90
39	9/1/2006	3,877,903.09	18,388.14	4,635.70	132.90
40	10/1/2006	3,872,652.97	17,773.72	5,250.12	132.90

E-2-1

Period	Date	Balance	Interest	Principal	Servicing Fee

41	11/1/2006	3,867,970.44	18,341.31	4,682.53	132.90
42	12/1/2006	3,862,674.80	17,728.20	5,295.64	132.90
43	1/1/2007	3,857,945.02	18,294.06	4,729.78	132.90
44	2/1/2007	3,853,192.84	18,271.66	4,752.18	132.90
45	3/1/2007	3,846,652.10	16,483.10	6,540.74	132.90
46	4/1/2007	3,841,846.43	18,218.17	4,805.67	132.90
47	5/1/2007	3,836,431.05	17,608.46	5,415.38	132.90
48	6/1/2007	3,831,576.97	18,169.76	4,854.08	132.90
49	7/1/2007	3,826,114.52	17,561.39	5,462.45	132.90
50	8/1/2007	3,821,211.58	18,120.90	4,902.94	132.90
51	9/1/2007	3,816,285.42	18,097.68	4,926.16	132.90
52	10/1/2007	3,810,752.89	17,491.31	5,532.53	132.90
53	11/1/2007	3,805,777.20	18,048.15	4,975.69	132.90
54	12/1/2007	3,800,196.51	17,443.15	5,580.69	132.90
55	1/1/2008	3,795,170.82	17,998.15	5,025.69	132.90
56	2/1/2008	3,790,121.33	17,974.35	5,049.49	132.90
57	3/1/2008	3,783,889.83	16,792.34	6,231.50	132.90
58	4/1/2008	3,778,786.91	17,920.92	5,102.92	132.90
59	5/1/2008	3,773,082.51	17,319.44	5,704.40	132.90
60	6/1/2008	3,767,928.41	17,869.74	5,154.10	132.90
61	7/1/2008	3,762,174.24	17,269.67	5,754.17	132.90
62	8/1/2008	3,756,968.48	17,818.08	5,205.76	132.90
63	9/1/2008	3,751,738.06	17,793.42	5,230.42	132.90
64	10/1/2008	3,745,909.69	17,195.47	5,828.37	132.90
65	11/1/2008	3,740,626.89	17,741.04	5,282.80	132.90
66	12/1/2008	3,734,747.59	17,144.54	5,879.30	132.90
67	1/1/2009	3,729,411.93	17,688.18	5,335.66	132.90
68	2/1/2009	3,724,051.00	17,662.91	5,360.93	132.90
69	3/1/2009	3,716,957.82	15,930.66	7,093.18	132.90
70	4/1/2009	3,711,537.91	17,603.93	5,419.91	132.90
71	5/1/2009	3,705,525.29	17,011.22	6,012.62	132.90
72	6/1/2009	3,700,051.23	17,549.78	5,474.06	132.90
73	7/1/2009	3,693,985.96	16,958.57	6,065.27	132.90
74	8/1/2009	3,688,457.25	17,495.13	5,528.71	132.90
75	9/1/2009	3,682,902.35	17,468.94	5,554.90	132.90
76	10/1/2009	3,676,758.48	16,879.97	6,143.87	132.90
77	11/1/2009	3,671,148.18	17,413.54	5,610.30	132.90
78	12/1/2009	3,664,950.44	16,826.10	6,197.74	132.90
79	1/1/2010	3,659,284.21	17,357.61	5,666.23	132.90
80	2/1/2010	3,653,591.15	17,330.78	5,693.06	132.90
81	3/1/2010	3,646,196.56	15,629.25	7,394.59	132.90
82	4/1/2010	3,640,441.51	17,268.79	5,755.05	132.90
83	5/1/2010	3,634,103.03	16,685.36	6,338.48	132.90

E-2-2

Period	Date	Balance	Interest	Principal	Servicing Fee

84	6/1/2010	3,628,290.71	17,211.52	5,812.32	132.90
85	7/1/2010	3,621,896.54	16,629.67	6,394.17	132.90
86	8/1/2010	3,616,026.40	17,153.70	5,870.14	132.90
87	9/1/2010	3,610,128.46	17,125.90	5,897.94	132.90
88	10/1/2010	3,603,651.04	16,546.42	6,477.42	132.90
89	11/1/2010	3,597,694.49	17,067.29	5,956.55	132.90
90	12/1/2010	3,591,160.08	16,489.43	6,534.41	132.90
91	1/1/2011	3,585,144.37	17,008.13	6,015.71	132.90
92	2/1/2011	3,579,100.17	16,979.64	6,044.20	132.90
93	3/1/2011	3,571,386.93	15,310.60	7,713.24	132.90
94	4/1/2011	3,565,277.58	16,914.49	6,109.35	132.90
95	5/1/2011	3,558,594.60	16,340.86	6,682.98	132.90
96	6/1/2011	3,552,424.66	16,853.90	6,169.94	132.90
97	7/1/2011	3,545,682.77	16,281.95	6,741.89	132.90
98	8/1/2011	3,539,451.68	16,792.75	6,231.09	132.90
99	9/1/2011	3,533,191.08	16,763.24	6,260.60	132.90
100	10/1/2011	3,526,361.03	16,193.79	6,830.05	132.90
101	11/1/2011	3,520,038.43	16,701.24	6,322.60	132.90
102	12/1/2011	3,513,148.10	16,133.51	6,890.33	132.90
103	1/1/2012	3,506,762.92	16,638.66	6,385.18	132.90
104	2/1/2012	3,500,347.50	16,608.42	6,415.42	132.90
105	3/1/2012	3,492,832.14	15,508.48	7,515.36	132.90
106	4/1/2012	3,486,350.74	16,542.44	6,481.40	132.90
107	5/1/2012	3,479,306.01	15,979.11	7,044.73	132.90
108	6/1/2012	3,472,760.55	16,478.38	6,545.46	132.90
109	7/1/2012	3,465,653.53	15,916.82	7,107.02	132.90
110	8/1/2012	3,459,043.41	16,413.72	6,610.12	132.90
111	9/1/2012	3,452,401.98	16,382.41	6,641.43	132.90
112	10/1/2012	3,445,201.65	15,823.51	7,200.33	132.90
113	11/1/2012	3,438,494.67	16,316.86	6,706.98	132.90
114	12/1/2012	3,431,230.60	15,759.77	7,264.07	132.90
115	1/1/2013	3,424,457.45	16,250.69	6,773.15	132.90
116	2/1/2013	3,417,652.22	16,218.61	6,805.23	132.90
117	3/1/2013	3,409,248.34	14,619.96	8,403.88	132.90
118	4/1/2013	3,402,371.08	16,146.58	6,877.26	132.90
119	5/1/2013	3,394,941.44	15,594.20	7,429.64	132.90
120	6/1/2013	0.00	16,078.82	3,394,941.44	132.90

E-2-3

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.	The Trust —

• may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and

• will own —

  • multifamily and commercial mortgage loans;

  • mortgage-backed securities; and

  • other property described in the accompanying prospectus supplement.

The Certificates —

• will represent interests in the trust and will be paid only from the trust assets;

• provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

• may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.; and

• will not be listed on any securities exchange.

The Certificateholders —

• will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

November 13, 2003

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following locations:

•	SEC Public Reference Section

450 Fifth Street, N.W.
Room 1204
Washington, D.C. 20549

•	SEC Midwest Regional Offices

Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois 60661-2511

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

See also the sections captioned “Available Information” and “Incorporation of Certain Information by Reference” appearing at the end of this prospectus.

TABLE OF CONTENTS

Page

SUMMARY OF PROSPECTUS	5
RISK FACTORS	10
The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates	10
The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets	10
Credit Support is Limited and May Not Be Sufficient to Prevent Loss on Your Certificates	11
Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates, and the Rate and Timing of those Prepayments May Be Highly Unpredictable	11
Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment	12
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates	13
Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans	13
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	16
PROSPECTUS SUPPLEMENT	16
CAPITALIZED TERMS USED IN THIS PROSPECTUS	17
DESCRIPTION OF THE TRUST FUNDS	18
General	18
Mortgage Loans	18
MBS	22
Certificate Accounts	23
Credit Support	23
Cash Flow Agreements	23
YIELD AND MATURITY CONSIDERATIONS	23
General	23
Pass-Through Rate	23
Payment Delays	24
Certain Shortfalls in Collections of Interest	24
Yield and Prepayment Considerations	24
Weighted Average Life and Maturity	26
Other Factors Affecting Yield, Weighted Average Life and Maturity	26
THE DEPOSITOR	28
DESCRIPTION OF THE CERTIFICATES	28
General	28
Distributions	29
Distributions of Interest on the Certificates	30
Distributions of Principal of the Certificates	31
Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations	31

Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, “you” refers to a prospective investor in certificates, and “we” refers to the depositor, Banc of America Commercial Mortgage Inc. A “Glossary” appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on —

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may —

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that —

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are “stripped principal certificates” entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are “stripped interest certificates” entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates —

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include —

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•	certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either —

•	“regular interests” and “residual interests” in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review “Certain Federal Income Tax Consequences” in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See “Legal Investment” in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

      In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates.

      The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

      Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

      The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

      The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

      We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

      The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including —

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.
      The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

      Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

      Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

Credit Support is Limited and May Not Be Sufficient to Prevent Loss on Your Certificates.

      The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

      A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

      The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

      If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

      The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates, and the Rate and Timing of those Prepayments May Be Highly Unpredictable.

      As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

      We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

      The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

      A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as “call risk.”

      A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as “extension risk.”

      As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

      As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment.

      A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

      You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates.

      Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that —

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

      Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

      The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.

      Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

      If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

      Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

      Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

      In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

      Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

      If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that —

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, “guaranteeing” the performance of the other borrowers.

      Although the borrower making such “guarantee” will be receiving “guarantees” from each of the other borrowers in return, we cannot assure you that such exchanged “guarantees” would be found to constitute fair consideration or be of reasonably equivalent value.

      The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

      Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by —

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

      Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

      As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

      The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

      The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

      Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool.

      If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

      To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain —

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the “regular interests” and “residual interests” in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the “Glossary” attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

      The primary assets of each trust fund will consist of mortgage assets which will include —

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

      We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

      We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “— Mortgage Loans”, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

      General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of —

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

      These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

      If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear —

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

      If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on —

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow),

•	or upon a selection from or interpolation of the values derived from such methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors — Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans — General” and “— Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans — Increased Risk of Default Associated With Balloon Payments”.

      Payment Provisions of the Mortgage Loans. All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may —

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans — Default Interest and Limitations on Prepayments” in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

      If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

      If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

      MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

      Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the offered certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available —

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements”; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See “The Pooling and Servicing Agreements — Certificate Account”.

Credit Support

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors — Credit Support Limitations” and “Description of Credit Support”.

Cash Flow Agreements

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

YIELD AND MATURITY CONSIDERATIONS

General

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See “Risk Factors — Effect of Prepayments on Average Life of Certificates”. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

      The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

      A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

      In general, the notional amount of a class of Stripped Interest Certificates will either —

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation —

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

      In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

      The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

      Negative amortization may occur in respect of an adjustable rate mortgage loan that —

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

      Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See “— Yield and Prepayment Considerations” above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from —

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

THE DEPOSITOR

      We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

      Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE CERTIFICATES

General

      Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

      If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

Distributions

      Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

      Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest”, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors — Effect of Prepayments on Average Life of Certificates” and “— Effect of Prepayments on Yield of Certificates” and “Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest”.

Distributions of Principal of the Certificates

      Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See “Description of Credit Support”.

Advances in Respect of Delinquencies

      If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

      On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

      In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

      Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, “— Book-Entry Registration and Definitive Certificates” below.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See “The Pooling and Servicing Agreements — Amendment”. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See “The Pooling and Servicing Agreements — Events of Default”, “— Rights Upon Event of Default” and “— Resignation and Removal of the Trustee”.

Termination

      The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

      Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

      Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “certificateholders” under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

      The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.

Assignment of Mortgage Loans; Repurchases

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

      In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee

(or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

      The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

      Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example —

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

      It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

      Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

      The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of —

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

      If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support”.

      A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.”

      Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

      In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

      Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See “— Certificate Account” and “— Servicing Compensation and Payment of Expenses”.

Certificate Account

      General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement —

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under “— Assignment of Mortgage Loans; Repurchases” and “— Representations and Warranties; Repurchases”, all proceeds of the purchase of any defaulted mortgage loan as described under “— Realization Upon Defaulted Mortgage Loans”, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates — Termination”;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “— Hazard Insurance Policies”;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

      Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes —

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgaged loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “— Realization Upon Defaulted Mortgage Loans”;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “— Certain Matters Regarding the Trustee”;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes”;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

      The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable “Servicing Standard” as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will —

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

      Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment, —

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable “servicing standard”, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

      If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s “one action” rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans — Environmental Considerations”.

      A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

      Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

      Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance Provisions”.

Servicing Compensation and Payment of Expenses

      Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components —

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

      Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

      In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as to Compliance

      Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer’s servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

      Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

      Unless otherwise specified in the related prospectus supplement, copies of the annual accountants’ statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

      Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

      Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

      Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

      Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

      Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation —

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

      If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

      If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “— Resignation and Removal of the Trustee” below.

      No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

      Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

      The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

      Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

      The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

      Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of —

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See “Risk Factors — Credit Support Limitations”.

Subordinate Certificates

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning to Mortgage Loans

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

      If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Credit Support with respect to MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds — Mortgage Loans”. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying an MBS.

General

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute “cash collateral” and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See “— Bankruptcy Laws”.

      In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

      In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors — Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans — Limited Recourse Nature of the Mortgage Loans”.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

      Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of “cash collateral” as noted previously in the Section entitled “— Leases and Rents”, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

      Pursuant to the federal doctrine of “substantive consolidation” or to the (predominantly state law) doctrine of “piercing the corporate veil”, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

      For each mortgagor that is described as a “special purpose entity”, “single purpose entity” or “bankruptcy remote entity” in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

      CERCLA. CERCLA, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so-called “secured creditor exemption.”

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      In addition, the definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

      To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “The Pooling and Servicing Agreements — Realization Upon Defaulted Mortgage Loans”.

      If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

      Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

      If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

      The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Subordinate Financing

      The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

      Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers’ and Sailors’ Civil Relief Act of 1940

      Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

      Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/ or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

      In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

      While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, N.A. or another bank or (iii) any other obligation of Bank of America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as “capital assets” within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See “State and Other Tax Consequences”. Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

      The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “Certificateholder” or a “holder” are to the beneficial owner of a certificate.

      The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See “Description of the Trust Funds — Cash Flow Agreements”.

      Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

      Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading “Certain Federal Income Tax Consequences — REMICs,” and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a

REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be “qualified mortgages” for a REMIC within the meaning of Section 860G(a)(3) of the Code and “permitted assets” for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. Certain REMIC Regular Certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to

REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than “qualified stated interest”. “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under “Variable Rate REMIC Regular Certificates,” at a qualified variable rate.

      If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “— Taxation of Owners of

REMIC Regular Certificates — Market Discount” below for a description of such election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each “accrual period”, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price”, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “— Original Issue Discount” with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

      Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See “— Taxation of Owners of REMIC Regular Certificates — Premium” below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount” above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See “— Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses”.

      A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount”. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See “— Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount”, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) described in that section will not apply.

      If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount”.

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “— Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “— Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “— Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see “— Taxation of Owners of REMIC Residual Certificates — General” above.

      Regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

      If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the

REMIC Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

      Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “— Foreign Investors in REMIC Certificates” below.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax”. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

      In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer:

(1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “— Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

      Under tax legislation enacted in 2001, the limitations on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under “— Taxation of Owners of REMIC Residual Certificates — Basis Rules, Net Losses and Distributions”. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes. Investors that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under “— Taxation of Owners of REMIC Regular Certificates — Market Discount” and “— Premium”.

      REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

      Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions”. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

      REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize “net income from foreclosure property” subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

      Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

      If an “electing large partnership” holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      For these purposes, a “disqualified organization” means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the

Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an “electing large partnership” means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

      Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the “tax matters person” with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

      As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount”.

      Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

      Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

      Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

Grantor Trust Funds

      Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading “Certain Federal Income Tax Consequences — Grantor Trust Funds,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code and “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “— Taxation of Owners of Grantor Trust Fractional Interest Certificates — Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than “qualified stated interest”, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See “— Taxation of Owners of Grantor Trust Fractional Interest Certificates — If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest”. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see “— Sales of Grantor Trust Certificates” below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

      Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “— REMICs — Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

      Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in

“— Taxation of Owners of Grantor Trust Fractional Interest Certificates — If Stripped Bond Rules Do Not Apply” and “— Market Discount” below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of “stated redemption price,” see “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial “teaser,” or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “— Grantor Trust Reporting” below.

      Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount”, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “— Taxation of Owners of REMIC Regular Interests — Market Discount” above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “— REMICs — Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

      Further, under the rules described above in “— REMICs — Taxation of Owners of REMIC Regular Certificates — Market Discount”, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

      It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “— REMICs — Taxation of Owners of REMIC Regular Certificates — Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “— Taxation of Owners of Grantor Trust Fractional Interest Certificates — If Stripped Bond Rules Apply”, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

      The OID Regulations do not apply to “stripped coupons”, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “— Possible Application of Proposed Contingent Payment Rules” below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “— Taxation of Owners of Grantor Trust Fractional Interest Certificates — If Stripped Bond Rules Apply” above.

      As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

      Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

      Investors that recognize a loss on a sale or exchange of a Grantor Trust Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

      Backup Withholding. In general, the rules described above in “— REMICs — Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in “— REMICs — Foreign Investors in REMIC Certificates” above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.” These regulations are proposed to be effective beginning January 1, 2004.

STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (“Plans”), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

      A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and certain employee benefit plans not subject to ERISA) is not “significant”, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

      The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate”, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” Ginnie Mae, Freddie Mac, Farmer Mae and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

      The DOL has granted to certain underwriters administrative exemptions, each an “Exemption”, for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

      Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

      Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences — REMICs — Taxation of Owners of REMIC Residual Certificates — Excess Inclusions”.

LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those Classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities”, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

      The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

      The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

      In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

      The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft LLP. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

      The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

      No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

      The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See “Description of the Certificates — Reports to Certificateholders” and “— Book-Entry Registration and Definitive Certificates”.

      The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

      “401(c) Regulations” means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

      “Accrued Certificate Interest” means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

      “Accrual Certificates” means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

      “ADA” means the Americans with Disabilities Act of 1990, as amended.

      “Available Distribution Amount” means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

      “Bankruptcy Code” means the U.S. Bankruptcy Code.

      “CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      “Certificate Account” means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

      “Certificate Balance” means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

      “Certificate Owner” means the actual purchaser of a book-entry certificate.

      “Closing Date” means date of the initial issuance of the certificates of a given series.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commercial Property” means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

      “Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

      “Companion Class” means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

      “Controlled Amortization Class” means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

      “CPR” means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

      “Cut-off Date” means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

      “Debt Service Coverage Ratio” means at any given time for a mortgage loan the ratio of —

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

      “Determination Date” means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

      “Direct Participant” means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

      “Distribution Date” means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

      “DOL” means the United States Department of Labor.

      “DTC” means The Depository Trust Company.

      “Due Date” means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

      “Due Period” means a specified time period (generally corresponding in length to the period between Distribution Dates).

      “Equity Participation” means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Excess Funds” means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent —

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fannie Mae” means Federal National Mortgage Association.

      “Freddie Mac” means Federal Home Loan Mortgage Corporation.

      “Garn Act” means the Garn-St Germain Depository Institutions Act of 1982.

      “Ginnie Mae” means Governmental National Mortgage Association.

      “Grantor Trust Certificates” means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

      “Grantor Trust Fractional Interest Certificate” means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

      “Grantor Trust Fund” means that portion of the trust fund as to which no REMIC election has been made.

      “Grantor Trust Strip Certificate” means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

      “Indirect Participant” means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

      “Insurance and Condemnation Proceeds” means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

      “IRS” means the Internal Revenue Service.

      “Issue Premium” means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

      “Liquidation Proceeds” means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

      “Lock-out Period” means the period in which prepayments are prohibited under a mortgage loan.

      “Loan-to-Value Ratio” means for a mortgage loan the ratio (expressed as a percentage) of —

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

      “MBS” means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

      “Mortgage Asset Seller” means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

      “Mortgage Rate” means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

      “Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

      “Net Operating Income” means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than —

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

      “NCUA” means the National Credit Union Administration.

      “Notional Amount” means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either —

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

      “OCC” means the Office of the Comptroller of the Currency.

      “OID Regulations” means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

      “OTS” means the Office of Thrift Supervision.

      “Parties in Interest” means “parties in interest” as defined in ERISA and “disqualified person” as defined in the Code.

      “Percentage Interest” means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

      “Permitted Investments” means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

      “Plan” means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

      “Plan Asset Regulations” means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

      “Pooling and Servicing Agreement” means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

      “Prepayment Assumption” means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

      “Prepayment Interest Shortfall” means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

      “Prepayment Premium” means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

      “PTCE 95-60” means Prohibited Transaction Class Exemption 95-60.

      “Purchase Price” means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

      “Record Date” means last business day of the month preceding the month in which the applicable Distribution Date occurs.

      “Relief Act” means the Soldiers’ and Sailors’ Relief Act of 1940, as amended.

      “REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

      “REMIC Certificates” means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

      “REMIC Provisions” means Sections 860A through 860G of the Code.

      “REMIC Regular Certificates” means certificates evidencing or constituting ownership of “regular interests” in the trust fund or a designated portion of the trust under the REMIC Provisions.

      “REMIC Regulations” means the Treasury Department regulations issued under the REMIC Provisions.

      “REMIC Residual Certificateholder” means the holder of a REMIC Residual Certificate.

      “REMIC Residual Certificates” means certificates evidencing or constituting ownership of “residual interests” in the trust or a designated portion of the trust under the REMIC Provisions.

      “REO Properties” means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

      “RICO” means the Racketeer Influenced and Corrupt Organizations statute.

      “Senior Certificates” means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

      “SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      “SPA” means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

      “Stripped Interest Certificate” means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

      “Stripped Principal Certificate” means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

      “Subordinate Certificates” means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

      “Tiered REMIC” means designated portions of the trust fund treated as two or more REMICs.

      “Treasury Department” means the United States Treasury Department.

      “UCC” means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

      “U.S. Person” means —

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which —

1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

2. one or more United States persons have the authority to control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

      “Voting Rights” means the voting rights evidenced by each series of certificates.

      “Warranting Party” means a party that makes certain representations and warranties regarding the mortgage loans.

NOTES CONCERNING INFORMATION

PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

      This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is “BACM2003 2.xls” The file “BACM2003 2.xls” is a Microsoft Excel1 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

      Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, “click” on the worksheet labeled “ANNEX A.”

1 Microsoft Excel is a registered trademark of Microsoft Corporation.

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL FEBRUARY 18, 2004.

$1,039,712,553

(Approximate)

Banc of America

Commercial Mortgage Inc.
Depositor

Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E

Banc of America

Commercial Mortgage Inc.

Commercial Mortgage

Pass-Through Certificates
Series 2003-2

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Bear, Stearns & Co. Inc.
Deutsche Bank Securities
Goldman, Sachs & Co.
Wachovia Securities

November 13, 2003